PARTICIPATION AGREEMENT

                         Dated as of March 30, 1998

                                    among


                      CORRECTIONAL SERVICES CORPORATION,
                 as the Construction Agent and as the Lessee,

                 THE VARIOUS PARTIES HERETO FROM TIME TO TIME,
                            as the Guarantors

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                     not individually, except as expressly
                stated herein, but solely as the Owner Trustee
                           under the CSC Trust 1997-1,


 THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES HERETO FROM
                          TIME TO TIME, as the Holders,


 THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES HERETO FROM
                          TIME TO TIME, as the Lenders,

                                       and


                                NATIONSBANK, N.A.,
                         as the Agent for the Lenders
                     and respecting the Security Documents,
                 as the Agent for the Lenders and the Holders,
                       to the extent of their interests

                                TABLE OF CONTENTS

SECTION 1.  THE LOANS.

SECTION 2.  HOLDER ADVANCES.

SECTION 3.  SUMMARY OF TRANSACTIONS.
            3.1. Operative Agreements.
            3.2. Property Purchase.
            3.3. Construction of Improvements; Commencement of Basic Rent.
            3.4. Land Acquisition.

SECTION 4.  THE CLOSINGS.
            4.1. Initial Closing Date.
            4.2. Initial Closing Date; Property Closing Dates; Acquisition
                 Advances; Construction Advances.

SECTION 5.  FUNDING OF ADVANCES; CONDITIONS PRECEDENT; REPORTING REQUIREMENTS
            ON COMPLETION DATE;  THE LESSEE'S DELIVERY OF NOTICES;
            RESTRICTIONS ON LIENS.
            5.1. General.
            5.2. Procedures for Funding.
            5.3. Conditions Precedent for  the Lessor, the Agent, the Lenders
                 and the Holders Relating to the Initial Closing Date and the Advance of Funds for the Acquisition of a Property.
            5.4. Conditions Precedent for the Lessor, the Agent, the Lenders and
                 the Holders Relating to the Advance of Funds after the Acquisition Advance.
            5.5. Additional Reporting and Delivery Requirements on Completion
                 Date and on Construction Period Termination Date.
            5.6. The Construction Agent Delivery of Construction Budget
                 Modifications.
            5.7. Restrictions on Liens.
            5.8. Joinder Agreement Requirements.

SECTION 6.  REPRESENTATIONS AND WARRANTIES.
            6.1. Representations and Warranties of the Borrower.
            6.2. Representations and Warranties of Each Credit Party.

SECTION 6A. GUARANTY
            6A.1. Guaranty of Payment and Performance.
            6A.2. Obligations Unconditional.
            6A.3. Modifications.
            6A.4. Waiver of Rights.
            6A.5. Reinstatement.
            6A.6. Remedies.
            6A.7. Limitation of Guaranty.
            6A.8. Payment of Amounts to the Agent.
            6A.9. Release of Guarantors.

SECTION 7. PAYMENT OF CERTAIN EXPENSES.
            7.1. Transaction Expenses.
            7.2. Brokers' Fees.
            7.3. Certain Fees and Expenses.
            7.4. Unused Fee.

SECTION 8.  OTHER COVENANTS AND AGREEMENTS.
            8.1. Cooperation with the Construction Agent or the Lessee.
            8.2. Covenants of the Owner Trustee and the Holders.
            8.3. Credit Party Covenants, Consent and Acknowledgment.
            8.4. Sharing of Certain Payments.
            8.5. Grant of Easements, etc.
            8.6. Appointment by the Agent, the Lenders, the Holders and the
                 Owner Trustee.
            8.7. Collection and Allocation of Payments and Other Amounts.
            8.8. Release of Properties, etc.

SECTION 9.  CREDIT AGREEMENT AND TRUST AGREEMENT.
            9.1. The Construction Agent's and the Lessee's Credit Agreement
                 Rights.
            9.2. The Construction Agent's and the Lessee's Trust Agreement
                 Rights.

SECTION 10.  TRANSFER OF INTEREST.
             10.1. Restrictions on Transfer.
             10.2. Effect of Transfer.

SECTION 11.  INDEMNIFICATION.
             11.1. General Indemnity.
             11.2. General Tax Indemnity.
             11.3 Increased Costs, Illegality, etc.
             11.4 Funding/Contribution Indemnity.

SECTION 12.  MISCELLANEOUS.
             12.1. Survival of Agreements.
             12.2. Notices.
             12.3. Counterparts.
             12.4. Terminations, Amendments, Waivers, Etc.; Unanimous Vote
                   Matters.
             12.5. Headings, etc.
             12.6. Parties in Interest.
             12.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY
                   TRIAL; VENUE.
             12.8. Severability.
             12.9. Liability Limited.
             12.10. Rights of the Credit Parties.
             12.11. Further Assurances.
             12.12. Calculations under Operative Agreements.
             12.13. Confidentiality.
             12.14. Financial Reporting/Tax Characterization.
             12.15. Set-off.

                          PARTICIPATION AGREEMENT


	THIS PARTICIPATION AGREEMENT dated as of March 30, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Agreement") is by and among CORRECTIONAL SERVICES CORPORATION, a Delaware corporation (the "Lessee" or the "Construction Agent"); the various parties hereto from time to time as guarantors (subject to the definition of Guarantors in Appendix A hereto, individually, a "Guarantor" and collectively, the "Guarantors"); FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually (in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as the Owner Trustee under the CSC Trust 1997-1 (the
"Owner Trustee", the "Borrower" or the "Lessor"); the various banks and other lending institutions which are parties hereto from time to time as lenders (subject to the definition of Lenders in Appendix A hereto, individually, a "Lender" and collectively, the "Lenders"); NATIONSBANK, N.A., a national banking association, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (in such capacity, the "Agent");
the various banks and other lending institutions which are parties hereto from time to time as holders of certificates issued with respect to the CSC Trust 1997-1 (subject to the definition of Holders in Appendix A hereto, individually, a "Holder" and collectively, the "Holders"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

	In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                             SECTION 1.  THE LOANS.

	Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Lenders have agreed to make Loans to the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Commitments of the Lenders in order for the Lessor to acquire the Properties and certain Improvements, to develop and construct certain Improvements in accordance with the Agency Agreement and the terms and provisions hereof and for the other purposes described herein, and in consideration of the receipt of proceeds of the Loans, the Lessor will issue the Notes. The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to Section 5 of this Agreement and Section 2 of the Credit Agreement, the Loans will be made to the Lessor from time to time at the request of the Construction Agent in consideration for the Construction Agent agreeing for the benefit of the Lessor, pursuant to the Agency Agreement, to acquire the Properties, to acquire the Equipment, to construct certain Improvements and to cause the Lessee to lease the Properties, each in accordance with the Agency Agreement and the other Operative Agreements. The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by the Collateral.

                           SECTION 2.  HOLDER ADVANCES.

	Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each date Advances are requested to be made in accordance with Section 5 hereof, each Holder shall make a Holder Advance on a pro rata basis to the Lessor with respect to the CSC Trust 1997-1 based on its Holder Commitment in an amount in immediately available funds such that the aggregate of all Holder Advances on such date shall be three percent (3%) of the amount of the Requested Funds on such date; provided, that no Holder shall be obligated for any Holder Advance in excess of its pro rata share of such Holder Advance, and the aggregate amount of Holder Advances shall be up to the aggregate amount of the Holder Commitments for such Holder. No prepayment or any other payment with respect to any Advance shall be permitted such that the Holder Advance with respect to such Advance is less than three percent (3%) of the outstanding amount of such Advance, except in connection with termination or expiration of the Term or in connection with the exercise of remedies relating to the occurrence of a Lease Event of Default. The representations, warranties, covenants and agreements of the Holders herein and in the other Operative Agreements are several, and not joint or joint and several.

                       SECTION 3.  SUMMARY OF TRANSACTIONS.

	3.1.	Operative Agreements.

	On the date hereof, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, each applicable Ground Lease, the Agency Agreement, the Credit Agreement, the Notes, the Trust Agreement, the Certificates, the Security Agreement, each applicable Mortgage Instrument and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

	3.2.	Property Purchase.

	Subject to Section 3.4 and subject to the other terms and conditions of this Agreement, on each Property Closing Date (a) the Holders will each make a Holder Advance in accordance with Sections 2 and 5 of this Agreement and the terms and provisions of the Trust Agreement, (b) the Lenders will each make Loans in accordance with Sections 1 and 5 of this Agreement and the terms and provisions of the Credit Agreement, (c) the Lessor will purchase and acquire good and marketable title to or ground lease pursuant to a Ground Lease, the applicable Property, each to be within an Approved State, identified by the Construction Agent, in each case pursuant to a Deed, Bill of Sale or Ground Lease, as the case may be, and grant the Agent a lien on such Property by execution of the required Security Documents, (d) the Agent, the Lessee and the Lessor shall execute and deliver a Lease Supplement relating to such Property and (e) the Basic Term shall commence with respect to such Property.

	3.3.	Construction of Improvements; Commencement of Basic Rent.

	Construction Advances will be made with respect to particular Improvements to be constructed and with respect to ongoing Work regarding the Equipment and construction of particular Improvements, in each case, pursuant to the terms and conditions of this Agreement and the Agency Agreement. The Construction Agent will act as a construction agent on behalf of the Lessor respecting the Work regarding the Equipment, the construction of such Improvements and the expenditures of the Construction Advances related to the foregoing. The Construction Agent shall promptly notify the Lessor upon Completion of the Improvements and the Lessee shall commence to pay Basic Rent as of the Rent Commencement Date. It is understood and the Construction Agent agrees that none of the proceeds of any Loan or Holder Advance shall be used for the acquisition of computer or medical equipment.


	3.4.	Land Acquisition.

		(a)	Pursuant to Section 3.2, Lessor may purchase and acquire (or ground lease, if applicable) any Property that constitutes Land only
(and does not otherwise meet the requirements of a Permitted Facility), provided the maximum aggregate Property Cost with respect to Properties owned or ground leased by Lessor at any point in time that constitute
Land purchased and acquired (or ground leased) pursuant to this Section
(and that do not otherwise satisfy the requirements of a Permitted
Facility) shall not exceed ten percent (10%) of the sum of the Holder
Commitments and the Lender Commitments.

		(b)	The Lenders and the Holders shall not be obligated to make
any Construction Advance with respect to any Property purchased or acquired (or ground leased) pursuant to this Section 3.4 subsequent to the Property Closing Date for such Property unless (as of the date of such Construction Advance) (i) all of the conditions set forth in
Section 5.3 (including without limitation Sections 5.3(d), (r), (s) and
(t)) shall have been fully satisfied with respect to such Property
(unless the satisfaction of any such condition is otherwise waived in writing in accordance with the provisions of this Agreement), (ii) all of the conditions set forth in Section 5.4 shall have been satisfied with respect to such Property (unless the satisfaction of any such condition is waived in writing in accordance with the provisions of this Agreement), (iii) all of the representations and warranties set forth in
Section 6.2 (including without limitation Sections 6.2(m) and (n)) shall be true and correct, and (iv) no Default or Event of Default under any of the Operative Agreements shall have occurred and be continuing.


                           SECTION 4.  THE CLOSINGS.

	4.1.	Initial Closing Date.

	All documents and instruments required to be delivered on the Initial Closing Date shall be delivered at the offices of Moore & Van Allen, PLLC, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

	4.2.	Initial Closing Date; Property Closing Dates; Acquisition
Advances; Construction Advances.

	The Construction Agent shall deliver to the Agent a requisition (a "Requisition"), in the form attached hereto as Exhibit A or in such other form as is satisfactory to the Agent, in its reasonable discretion, in connection with (a) the Transaction Expenses and other fees, expenses and disbursements payable, pursuant to Section 7.1, by the Lessor and (b) each Acquisition Advance pursuant to Section 5.3 and (c) each Construction Advance pursuant to Section 5.4.

              SECTION 5.  FUNDING OF ADVANCES; CONDITIONS PRECEDENT;
                     REPORTING REQUIREMENTS ON COMPLETION DATE;
             THE LESSEE'S DELIVERY OF NOTICES; RESTRICTIONS ON LIENS.

	5.1.	General.

		(a)	To the extent funds have been advanced to the Lessor as
Loans by the Lenders and to the Lessor as Holder Advances by the Holders, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) at the direction of the Construction Agent to acquire the Properties in accordance with the terms of this Agreement, the Agency
Agreement and the other Operative Agreements, (ii) to make Advances to the Construction Agent to permit the acquisition, testing, engineering, installation, development, construction, modification, design, and renovation, as applicable, of the Properties (or components thereof) in accordance with the terms of the Agency Agreement and the other
Operative Agreements, and (iii) to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Sections
7.1(a) and 7.1(b).

	(b)	In lieu of the payment of interest on the Loans and Holder
Yield on the Holder Advances on any Scheduled Interest Payment Date with respect to any Property during the period prior to the Rent Commencement Date with respect to such Property, (i) each Lender's Loan shall automatically be increased by the amount of interest accrued and unpaid on such Loan for such period (except to the extent that at any time such increase would cause such Lender's Loan to exceed such Lender's
Available Commitment, in which case the Lessee shall pay such excess amount to such Lender in immediately available funds on the date such Lender's Available Commitment was exceeded), and (ii) each Holder's
Holder Advance shall automatically be increased by the amount of Holder Yield accrued and unpaid on such Holder Advance for such period (except to the extent that at any time such increase would cause the Holder Advance of such Holder to exceed such Holder's Available Holder Commitment, in which case the Lessee shall pay such excess amount to such Holder in immediately available funds on the date the Available Holder Commitment of such Holder was exceeded). Such increases in a Lender's Loan and a Holder's Holder Advance shall occur without any disbursement of funds by any Person.

	5.2.	Procedures for Funding.

		(a)	The Construction Agent shall designate the date for Advances hereunder in accordance with the terms and provisions hereof; provided, however, it is understood and agreed that no more than two (2) Advances
(excluding any conversions or continuations) may be requested during any calendar month provided, further, each such Advance shall include all disbursements made on a given day, and may relate to one or more
Properties .  Not less than (i) three (3) Business Days prior to the date that the first Advance is requested hereunder and (ii) three (3)
Business Days prior to the date on which any subsequent Acquisition
Advance or Construction Advance is to be made, the Construction Agent shall deliver to the Agent, (A) with respect to the date that the first
Advance is requested hereunder and each subsequent Acquisition Advance, a Requisition as described in Section 4.2 hereof (including without limitation a legal description of the Land (in the case of a Requisition for an Acquisition Advance for the acquisition of such Land), if any, a schedule of the Improvements, if any, and a schedule of the Equipment, if any, acquired or to be acquired on such date, and a schedule of the
Work, if any, to be performed, each of the foregoing in a form reasonably acceptable to the Agent) and (B) with respect to each
Construction Advance, a Requisition identifying (among other things) the
Property to which such Construction Advance relates.

		(b)	Each Requisition shall:  (i) be irrevocable, (ii) request
funds in an amount that is not in excess of the total aggregate of the Available Commitments plus the Available Holder Commitments at such time, and (iii) request that the Holders make Holder Advances and that the Lenders make Loans to the Lessor for the payment of Transaction
Expenses, Property Acquisition Costs (in the case of an Acquisition
Advance) or other Property Costs (in the case of a Construction Advance) that have previously been incurred or are to be incurred on the date of such Advance to the extent such were not subject to a prior Requisition, in each case as specified in the Requisition.

		(c)	Subject to the satisfaction of the conditions precedent set
forth in Sections 5.3 or 5.4, as applicable, on each Property Closing
Date or the date on which the Construction Advance is to be made, as applicable, (i) the Lenders shall make Loans based on their respective
Lender Commitments to the Lessor in an aggregate amount equal to ninety-
seven percent (97%) of the Requested Funds specified in any Requisition
(ratably between the Tranche A Lenders and the Tranche B Lenders with the Tranche A Lenders funding eighty-eight percent (88%) of the
Requested Funds and the Tranche B Lenders funding nine percent (9%) of the Requested Funds), up to an aggregate principal amount equal to the aggregate of the Available Commitments, (ii) the Holders shall make
Holder Advances based on then respective Holder Commitments in an aggregate amount equal to three percent (3%) of the balance of the
Requested Funds specified in such Requisition, up to the aggregate advanced amount equal to the aggregate of the Available Holder
Commitments; and (iii) the total amount of such Loans and Holder
Advances made on such date shall (x) be used by the Lessor to pay
Property Costs and/or Transaction Expenses within three (3) Business
Days of the receipt by the Lessor of such Advance or (y) be advanced by the Lessor on the date of such Advance to the Construction Agent or the
Lessee to pay Property Costs, as applicable.  Notwithstanding that the
Operative Agreements state that Advances shall be directed to the
Lessor, each Advance shall in fact be directed to the Agent (for the benefit of the Lessor) and applied by the Agent (for the benefit of the
Lessor) pursuant to the requirements imposed on the Lessor under the
Operative Agreements.

		(d)	With respect to an Advance obtained by the Lessor to pay for
Property Costs and/or Transaction Expenses and not expended by the
Lessor for such purpose on the date of such Advance, such amounts shall be held by the Lessor (or the Agent on behalf of the Lessor) until the applicable closing date or, if such closing date does not occur within three (3) Business Days of the date of the Lessor's receipt of such
Advance, shall be applied regarding the applicable Advance to repay the
Lenders and the Holders and, subject to the terms hereof, and of the
Credit Agreement and the Trust Agreement, shall remain available for future Advances.  Any such amounts held by the Lessor (or the Agent on behalf of the Lessor) shall be subject to the lien of the Security
Agreement.

		(e)	All Operative Agreements which are to be delivered to the
Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such items (except for Notes, Certificates and chattel paper originals, with respect to which in each case there shall be only one original) shall be delivered with originals sufficient for the Lessor, the Agent, each Lender and each Holder. All other items which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such other items shall be held by the Agent. To the extent any such other items are requested in writing from time to time by the Lessor, any Lender or any Holder, the Agent shall provide a copy of such item to the party requesting it.

		(f)	Notwithstanding the completion of any closing under this
Agreement pursuant to Sections 5.3 or 5.4, each condition precedent waived in connection with any such closing may be subsequently enforced by the Agent, unless such condition has been expressly and irrevocably waived in writing by the Agent.


	5.3.	Conditions Precedent for  the Lessor, the Agent, the Lenders and
the Holders Relating to the Initial Closing Date and the Advance of Funds for the Acquisition of a Property.

	The obligations (i) on the Initial Closing Date of the Lessor, the Agent, the Lenders and the Holders to enter into the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Initial Closing Date (it being agreed however that the Lessor, the Agent, the Lenders and the Holders may elect, in their discretion, to execute and deliver the applicable Operative Agreements to which such Person is a party on the Initial Closing Date subject to satisfaction of the conditions set forth in subclause (x) below), (ii) on the Initial Closing Date of the Holders to make Holder Advances, and of the Lenders to make Loans in order to pay Transaction Expenses payable by the Lessor under Section 7.1(a) of this Agreement and
(iii) on a Property Closing Date for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses payable by the Lessor under
Section 7.1(b) of this Agreement and to acquire or ground lease a Property (an "Acquisition Advance"), in each case (with regard to the foregoing Sections 5.3(i), (ii) and (iii)) are subject to the satisfaction or waiver of the following conditions precedent on or prior to the Initial Closing Date or the applicable Property Closing Date, as the case may be (To the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable discretion. Notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.3 which are required to be performed by such party.):

		(a)	the correctness of the representations and warranties of the parties to this Agreement contained herein, in each of the other
Operative Agreements and each certificate delivered pursuant to any
Operative Agreement (including without limitation the Incorporated
Representations and Warranties) on each such date;

		(b)	the performance by the parties to this Agreement of their
respective agreements contained herein and in the other Operative
Agreements to be performed by them on or prior to each such date;

		(c)	the Agent shall have received a fully executed counterpart
copy of the Requisition, appropriately completed;

		(d)	title to each such Property shall conform to the
representations and warranties set forth in Section 6.2(l) hereof and (except with respect to the acquisition of Land pursuant to Section 3.4 as of the Property Closing Date only) each such Property shall be accepted by the Agent, in its sole reasonable discretion, as a Permitted Facility;

		(e)	the Construction Agent shall have delivered to the Agent a
good standing certificate for the Construction Agent in the state where each such Property is located, the Deed with respect to the Land and existing Improvements (if any), a copy of the Ground Lease (if any), and a copy of the Bill of Sale with respect to the Equipment (if any), respecting such of the foregoing as are being acquired or ground leased on each such date with the proceeds of the Loans and Holder Advances or which have been previously acquired or ground leased with the proceeds of the Loans and Holder Advances and such Land, existing Improvements
(if any) and Equipment (if any) shall be located in an Approved State;

		(f)	there shall not be or exist any Default or Event of Default
under any of the Operative Agreements and no Default or Event of Default
under any of the Operative Agreements will have occurred after giving effect to the Advance requested by each such Requisition;

		(g)	the Construction Agent shall have delivered to the Agent
title insurance commitments to issue policies respecting each such Property in favor of the Lessor and the Agent from a title insurance company reasonably acceptable to the Agent, with such title exceptions thereto as are reasonably acceptable to the Agent;

		(h)	the Construction Agent shall have delivered to the Agent an
environmental site assessment respecting each such Property prepared by an independent recognized professional reasonably acceptable to the
Agent;

		(i)	the Construction Agent shall have delivered to the Agent a
survey (with a flood hazard certification) respecting each such Property prepared by an independent recognized professional reasonably acceptable to the Agent;

	(j)	unless such an opinion has previously been delivered with
respect to a particular state, the Construction Agent shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as Exhibit B or in such other form as is reasonably acceptable to the Agent with respect to local law real property issues respecting the state in which each such Property is located addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel located in the state where each such Property is located, prepared by counsel reasonably acceptable to the Agent;

		(k)	the Agent shall be satisfied that the acquisition, ground
leasing and/or holding of each such Property and the execution of the Mortgage Instrument and the other Security Documents will not result in a Material Adverse Effect under or with respect to the Operative
Agreements;

		(l)	the Construction Agent shall have delivered to the Agent
copies of invoices for, or other reasonably satisfactory evidence of, the various Transaction Expenses referenced in Sections 7.1(a) or 7.1(b) of this Agreement, as appropriate;

		(m)	the Construction Agent shall have caused to be delivered to
the Agent a Mortgage Instrument (in such form as is reasonably acceptable to the Agent, with revisions as necessary to conform to applicable state law), Lessor Financing Statements and Lender Financing
Statements respecting each such Property, all fully executed and in recordable form;

		(n)	the Lessee shall have delivered to the Agent with respect to each such Property a Lease Supplement and a memorandum (or short form lease) regarding the Lease and such Lease Supplement (such memorandum or short form lease to be in the form attached to the Lease as Exhibit B or in such other form as is reasonably acceptable to the Agent, with modifications as necessary to conform to applicable state law, and in form suitable for recording);

		(o)	with respect to each Acquisition Advance, the sum of the
Available Commitment plus the Available Holder Commitment (after deducting the Unfunded Amount, if any, and after giving effect to the Acquisition Advance) will be sufficient to pay all amounts payable therefrom;

		(p)	if any such Property is subject to a Ground Lease, the
Construction Agent shall have caused a lease memorandum (or short form lease) to be delivered to the Agent for such Ground Lease;

		(q)	counsel (reasonably acceptable to the Agent) for the ground
lessor of each such Property subject to a Ground Lease shall have issued to the Lessor, the Agent, the Lenders and the Holders, its opinion;

		(r)	except with respect to the acquisition of Land pursuant to
Section 3.4 as of the Property Closing Date for such Land only, the Construction Agent shall have delivered to the Agent a preliminary
Construction Budget for each such Property, if applicable;

		(s)	except with respect to the acquisition of Land pursuant to
Section 3.4 as of the Property Closing Date for such Land only, the Construction Agent shall have provided evidence to the Agent of insurance with respect to each such Property as provided in the Lease;

		(t)	the Construction Agent shall have caused an Appraisal
regarding each such Property to be provided to the Agent from an appraiser selected by the Agent indicating an appraised value for such Property equal to at least 90% of the Budgeted Total Property Cost (or the cost of the Land to be acquired pursuant to Section 3.4 as of the Property Closing Date for such Land only) for such Property and otherwise in form and substance satisfactory to the Agent;

		(u)	the Construction Agent shall cause (i) Uniform Commercial
Code lien searches, tax lien searches and judgment lien searches regarding the Lessee to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as determined by the Agent by a nationally recognized search company acceptable to the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner reasonably satisfactory to the Agent;

		(v)	all taxes, fees and other charges in connection with the
execution, delivery, recording, filing and registration of the Operative Agreements and/or documents related thereto shall have been paid or provisions for such payment shall have been made to the reasonable satisfaction of the Agent;

		(w)	in the opinion of the Agent and its respective counsel, the
transactions contemplated by the Operative Agreements do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any
adverse regulatory prohibitions, constraints, penalties or fines;

		(x)	each of the Operative Agreements to be entered into on such
date shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, and the Agent shall have received a fully executed copy of each of the Operative
Agreements;

		(y)	since the date of the most recent audited financial
statements (as delivered pursuant to the requirements of the Lessee
Credit Agreement) of the Lessee, there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements;

		(z)	as of the Initial Closing Date only, the Agent shall have
received an Officer's Certificate, dated as of the Initial Closing Date, of the Lessee in the form attached hereto as Exhibit C or in such other form as is reasonably acceptable to the Agent stating that (i) each and every representation and warranty of each Credit Party contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which any Credit Party is a party is in full force and effect with respect to it; and (iv) each Credit Party has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

		(aa)	as of the Initial Closing Date only, the Agent shall have
received (i) a certificate of the Secretary or an Assistant Secretary of each Credit Party, dated as of the Initial Closing Date, in the form attached hereto as Exhibit D or in such other form as is reasonably acceptable to the Agent attaching and certifying as to (1) the resolutions of the Board of Directors of such Credit Party duly authorizing the execution, delivery and performance by such Credit Party of each of the Operative Agreements to which it is or will be a party,
(2) the articles of incorporation of such Credit Party certified as of a recent date by the Secretary of State of its state of incorporation and its by-laws and (3) the incumbency and signature of persons authorized to execute and deliver on behalf of such Credit Party the Operative
Agreements to which it is or will be a party and (ii) a good standing certificate (or local equivalent) from the respective states where such Credit Party is incorporated and where the principal place of business of such Credit Party is located as to its good standing in each such state;

		(bb)	as of the Initial Closing Date only, the Agent shall have
received an Officer's Certificate of the Lessor dated as of the Initial
Closing Date in the form attached hereto as Exhibit E or in such other form as is reasonably acceptable to the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date, (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it and
(iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

		(cc)	as of the Initial Closing Date only, the Agent shall have
received (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Trust Company in the form attached hereto as Exhibit F or in such other form as is reasonably acceptable to the Agent, attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party, (B) its articles of association or other equivalent charter documents and its by-laws, as the case may be, certified as of a recent date by an appropriate officer of the Trust Company and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the Office of the Comptroller of the Currency;

		(dd)	as of the Initial Closing Date only, counsel for the Lessor
reasonably acceptable to the Agent shall have issued to the Lessee, the
Holders, the Lenders and the Agent its opinion in the form attached hereto as Exhibit G or in such other form as is reasonably acceptable to the Agent; and

		(ee)	as of the Initial Closing Date only, the Construction Agent
shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as Exhibit H or in such other form as is reasonably acceptable to the Agent, addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel reasonably acceptable to the Agent.

		(ff)	as of the Initial Closing Date only, the Agent shall have
received all documents and agreements required by Section 5.1 of the Lessee Credit Agreement and all of the conditions to the initial advance under the Lessee Credit Agreement have been satisfied, unless the receipt of any such document or agreement or the satisfaction of such conditions has been expressly waived in writing by the Agent; provided, however, that any such waiver shall not relieve Lessee or any other
Person from Lessee's or such other Person's obligation to provide any such document or agreement promptly after the Initial Closing Date.

	5.4.	Conditions Precedent for the Lessor, the Agent, the Lenders and
the Holders Relating to the Advance of Funds after the Acquisition
Advance.

	The obligations of the Holders to make Holder Advances, and the Lenders to make Loans in connection with all requests for Advances subsequent to the acquisition of a Property (and to pay the Transaction Expenses payable by the Lessor under Section 7.1 of this Agreement in connection therewith) are subject to the satisfaction or waiver of the following conditions precedent
(To the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable discretion. Notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.4 which are required to be performed by such party.):

		(a)	the correctness on such date of the representations and
warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement (including without limitation the Incorporated Representations and Warranties);

		(b)	the performance by the parties to this Agreement of their
respective agreements contained herein and in the other Operative
Agreements to be performed by them on or prior to each such date;

		(c)	the Agent shall have received a fully executed counterpart
of the Requisition, appropriately completed;

		(d)	based upon the applicable Construction Budget which shall
satisfy the requirements of this Agreement, the Available Commitments and the Available Holder Commitment (after deducting the Unfunded
Amount) will be sufficient to complete the Improvements;

		(e)	there shall not have occurred and be continuing any Default
or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Construction Advance requested by the applicable Requisition;

		(f)	the title insurance policy delivered in connection with the
requirements of Section 5.3(g) shall provide for (or shall be endorsed to provide for) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction Budget referred to in subparagraph (d) above and there shall be no title change or exception objectionable to the Agent;

		(g)	the Construction Agent shall have delivered to the Agent
copies of the Plans and Specifications for the applicable Improvements;

		(h)	the Construction Agent shall have delivered to the Agent
copies of invoices for, or other reasonably satisfactory evidence of, any Transaction Expenses referenced in Section 7.1(b) that are to be paid with the Advance;

		(i)	the Construction Agent shall have delivered, or caused to be delivered to the Agent, copies of invoices, Bills of Sale or other documents reasonably acceptable to the Agent, in each case with regard to any Equipment or other components of such Property then being acquired with the proceeds of the Loans and Holder Advances and naming the Lessor as purchaser and transferee;

		(j)	all taxes, fees and other charges in connection with the
execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the reasonable satisfaction of the Agent;

		(k)	since the date of the most recent audited financial
statements of CSC, there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements; and

		(l)	in the reasonable opinion of the Agent and its counsel, the
transactions contemplated by the Operative Agreements do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any
adverse regulatory prohibitions, constraints, penalties or fines.

	5.5.	Additional Reporting and Delivery Requirements on Completion Date
and on Construction Period Termination Date.

	On or prior to the Completion Date for each Property, the Construction Agent shall deliver to the Agent an Officer's Certificate in the form attached hereto as Exhibit I or in such other form as is acceptable to the Agent specifying (a) the address for such Property, (b) the Completion Date for such Property, (c) the aggregate Property Cost for such Property, (d) detailed, itemized documentation supporting the asserted Property Cost figures and (e) that all representations and warranties of the Construction Agent and Lessee in each of the Operative Agreements and each certificate delivered pursuant thereto (including without limitation the Incorporated Representations and Warranties) are true and correct as of the Completion Date. The Agent shall have the right to reasonably contest the information contained in such Officer's Certificate. Furthermore, on or prior to the Completion Date for each Property, the Construction Agent shall deliver or cause to be delivered to the Agent (unless previously delivered to the Agent) originals of the following, each of which shall be in form and substance acceptable to the Agent, in its reasonable discretion: (w) a title insurance endorsement regarding the title insurance policy delivered in connection with the requirements of Section 5.3(g), but only to the extent such endorsement is necessary to provide for insurance in an amount at least equal to the maximum total Property Cost and, if endorsed, the endorsement shall not include a title change or exception objectionable to the Agent; (x) an as-built survey for such Property, (y) insurance certificates respecting such Property as required hereunder and under the Lease Agreement, and (z) if requested by the Agent, amendments to the Lessor Financing Statements executed by the appropriate parties. In addition, on the Completion Date for such Property the Construction Agent covenants and agrees that the recording fees, documentary stamp taxes or similar amounts required to be paid in connection with the related Mortgage Instrument shall be or have been paid in an amount required by applicable law, subject, however, to the obligations of the Lenders and the Holders to fund such costs to the extent required pursuant to
Section 7.1.

	5.6.	The Construction Agent Delivery of Construction Budget
Modifications.

	The Construction Agent covenants and agrees to deliver to the Agent each month notification of any modification to any Construction Budget regarding any Property if such modification increases the total cost to construct such Property; provided no Construction Budget may be increased unless (a) the title insurance policies referenced in Section 5.3(g) are also modified or endorsed, if necessary, to provide for insurance in an amount that satisfies the requirements of Section 5.4(f) of this Agreement and (b) after giving effect to any such amendment, the Construction Budget remains in compliance with the requirements of Section 5.4(d) of this Agreement.

	5.7.	Restrictions on Liens.

	On each Property Closing Date, the Construction Agent shall cause each Property acquired by the Lessor on such date to be free and clear of all Liens except those referenced in Sections 6.2(r)(i) and 6.2(r)(ii). On each date a Property is either sold to a third party in accordance with the terms of the Operative Agreements or, pursuant to Section 22.1(a) of the Lease Agreement, retained by the Lessor, the Lessee shall cause such Property to be free and clear of all Liens (other than Lessor Liens and such other Liens that are expressly set forth as title exceptions on the title commitment issued under
Section 5.3(g) with respect to such Property, to the extent such title commitment has been approved by the Agent).

	5.8.	Joinder Agreement Requirements.

	CSC shall (i) promptly notify the Agent of the formation or acquisition subsequent to the Initial Closing Date of any new Domestic Subsidiary, and promptly cause each such new Domestic Subsidiary to become a Guarantor by execution of a Joinder Agreement in the form of Exhibit K, (ii) deliver with the Joinder Agreement, supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as the Agent may reasonably request, and (iii) deliver all other documents and agreements with respect to such new Domestic Subsidiary as required by Section
7.11 of the Lessee Credit Agreement.

                  SECTION 6.  REPRESENTATIONS AND WARRANTIES.

	6.1.	Representations and Warranties of the Borrower.

	Effective as of the Initial Closing Date and the date of each Advance, the Trust Company in its individual capacity and as the Borrower, as indicated, represents and warrants to each of the other parties hereto as follows, provided, that the representations in the following paragraphs (h),
(j) and (k) are made solely in its capacity as the Borrower:

		(a)	It is a national banking association and is duly organized
and validly existing and in good standing under the laws of the United
States of America and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) has the corporate and trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative Agreements to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such Closing Date in connection with or as contemplated by each such Operative Agreement to which the Trust Company or the Owner
Trustee, as the case may be, is or will be a party;

		(b)	The execution, delivery and performance of each Operative
Agreement to which it is or will be a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any Legal Requirement relating to its banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or (iv) does or will require any Governmental Action by any Governmental Authority regulating its banking or trust powers;

		(c)	The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Holders, each other Operative
Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party have been, or on or before such Closing
Date will be, duly executed and delivered by the Trust Company or the
Owner Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which the Trust Company or the Owner
Trustee, as the case may be, is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Trust Company or the Owner Trustee, as the case may be, in accordance with the terms thereof;

		(d)	There is no action or proceeding pending or, to its
knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

		(e)	It has not assigned or transferred any of its right, title
or interest in or under the Lease, the Agency Agreement or its interest in any Property or any portion thereof, except in accordance with the Operative Agreements;

		(f)	No Default of Event of Default under the Operative
Agreements attributable to it has occurred and is continuing;

		(g)	Except as otherwise contemplated in the Operative
Agreements, the proceeds of the Loans and Holder Advances shall not be applied by the Owner Trustee for any purpose other than the purchase and/or lease of the Properties, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of Transaction Expenses, in each case which accrue prior to the Rent Commencement Date with respect to a particular Property and in each case in accordance with the Agency Agreement;

		(h)	Neither the Owner Trustee nor any Person authorized by the
Owner Trustee to act on its behalf has offered or sold any interest in the Trust Estate or the Notes, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Trust Estate or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

		(i)	The Owner Trustee's principal place of business, chief
executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 79 South Main Street, Salt Lake City, Utah 84111;

		(j)	The Owner Trustee is not engaged principally in, and does
not have as one (1) of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans or the Holder Advances will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal
Reserve System of the United States;

		(k)	The Owner Trustee is not an "investment company" or a
company controlled by an "investment company" within the meaning of the Investment Company Act;

		(l)	Each Property is free and clear of all Lessor Liens
attributable to the Owner Trustee in its individual capacity; and

		(m)	The Owner Trustee, in its trust capacity, is a party to no
documents, instruments or agreements other than the Operative Agreements to which it is a party and any other documents delivered by the Owner
Trustee in connection with the Operative Agreements.

	6.2.	Representations and Warranties of Each Credit Party.

	Effective as of the Initial Closing Date, the date of each Advance and the Rent Commencement Date, the Construction Agent and the Lessee represent and warrant to each of the other parties hereto that:

		(a)	The Incorporated Representations and Warranties are true and correct (unless such relate solely to an earlier point in time) and the
Lessee has delivered to the Agent the financial statements and other reports referred to in Section 7.1 and Section 7.2 of the Lessee Credit
Agreement;

		(b)	The execution and delivery by each Credit Party of this
Agreement and the other applicable Operative Agreements as of such date and the performance by each Credit Party of its respective obligations under this Agreement and the other applicable Operative Agreements are within the corporate powers of each Credit Party, have been duly authorized by all necessary corporate action on the part of each Credit
Party (including without limitation any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not and will not (i) violate any Legal Requirement which is binding on any Credit Party or any of their Subsidiaries, (ii) contravene or conflict with, or result in a breach of, any provision of the Articles of Incorporation, By-Laws or other organizational documents of any Credit Party or any of their Subsidiaries or of any agreement, indenture, instrument or other document which is binding on any Credit Party or any of their Subsidiaries, unless the contravention of, or conflict with, or breach thereof shall have or could reasonably be expected to have a Material
Adverse Effect, or (iii) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of any Credit Party or any of their Subsidiaries;

		(c)	This Agreement and the other applicable Operative Agreements executed prior to and as of such date by any Credit Party, constitute the legal, valid and binding obligation of such Credit Party, as applicable, enforceable against such Credit Party, as applicable, in accordance with their terms except as enforceability may be limited by applicable bankruptcy and insolvency moratoria or other similar laws affecting creditors rights generally, or by general principles of equity.  Each Credit Party has executed the various Operative Agreements required to be executed by such Credit Party as of such date;

		(d)	Except as described in Exhibit J, there are no material
actions, suits or proceedings pending or, to the knowledge of any Credit
Party, threatened against any Credit Party in any court or before any Governmental Authority (nor shall any order, judgment or decree have been issued or, to the knowledge of any Credit Party, proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the full performance of any Operative Agreement or any transaction contemplated thereby) that (i) concern any Property or any Credit Party's interest therein, (ii) question the validity or enforceability of any Operative Agreement or any transaction described in the Operative Agreements or (iii) shall have or could reasonably be expected to have a Material Adverse Effect;

		(e)	No Governmental Action by any Governmental Authority or
other authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person; (1) pursuant to any Legal Requirement, or (2) pursuant to any contract, indenture, instrument or agreement (the failure of which to obtain in the case of clause (2) should not or could not reasonably be expected to have a Material
Adverse Effect) is required to have been obtained on the part of any Credit Party to authorize or is required in connection with (i) the execution, delivery or performance of any Operative Agreement, (ii) the legality, validity, binding effect or enforceability of any Operative Agreement, (iii) the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of any Property except for those which may appropriately be obtained at a later date or (iv) any Advance, in each case, except those which have been obtained and are in full force and effect;

		(f)	Upon the execution and delivery of each Lease Supplement to
the Lease, (i) the Lessee will have unconditionally accepted the
Property subject to the Lease Supplement and will have a valid and subsisting leasehold interest in such Property, subject only to the
Permitted Liens, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

		(g)	Except as otherwise contemplated by the Operative
Agreements, the Construction Agent shall not use the proceeds of any Holder Advance or Loan for any purpose other than the purchase and/or lease of the Properties, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of Transaction Expenses, in each case which accrue prior to the Rent Commencement Date with respect to a particular Property;

		(h)	All information heretofore or contemporaneously herewith
furnished by each Credit Party or their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of each Credit Party or their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading;

		(i)	The principal place of business, chief executive office and
office of the Construction Agent and the Lessee where the documents, accounts and records relating to the transactions contemplated by this
Agreement and each other Operative Agreement are kept are located at
1819 Main Street, Suite 1000, Sarasota, FL  34236.  The states of incorporation/formation and principal place of business of each
Guarantor are as set forth on Schedule 6.14 of the Lessee Credit
Agreement.

		(j)	The representations and warranties of each Credit Party set
forth in any of the Operative Agreements are true and correct in all material respects on and as of the date of such Advance as if made on and as of such date.  Each Credit Party is in all material respects in compliance with its obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative
Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable
Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement.  No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on the date of such Advance;

		(k)	As of each Property Closing Date, the date of each
subsequent Advance and the Rent Commencement Date only, each Property then being financed consists of (i) unimproved Land or (ii) Land and existing Improvements thereon which Improvements are either suitable for occupancy at the time of acquisition or ground leasing or will be renovated and/or modified in accordance with the terms of this Agreement. Each Property then being financed is located at the location set forth on the applicable Requisition, each of which is in one (1) of the Approved States;

		(l)	As of each Property Closing Date, the date of each
subsequent Advance and the Rent Commencement Date only, the Lessor has good and marketable fee simple title to each Property, or, if any Property is the subject of a Ground Lease, the Lessor will have a valid ground leasehold interest enforceable against the ground lessor of such Property in accordance with the terms of such Ground Lease, subject only to (i) such Liens referenced in Sections 6.2(r)(i) and 6.2(r)(ii) on the applicable Property Closing Date and (ii) subject to Section 5.7, Permitted Liens after the applicable Property Closing Date;

		(m)	As of each Property Closing Date, the date of each
subsequent Advance and the Rent Commencement Date only, no portion of any Property (other than a Property purchased or acquired (or ground leased) pursuant to Section 3.4 as of the Property Closing Date for such Property only) is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

		(n)	As of each Property Closing Date, the date of each
subsequent Advance and the Rent Commencement Date only, each Property (other than a Property purchased or acquired (or ground leased) pursuant to Section 3.4 as of the Property Closing Date for such Property only) complies with all Insurance Requirements and all standards of Lessee with respect to similar properties owned by Lessee;

		(o)	As of each Property Closing Date, the date of each
subsequent Advance and the Rent Commencement Date only, each Property complies with all Legal Requirements as of such date (including without limitation all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect;

		(p)	As of each Property Closing Date, the date of each
subsequent Advance and the Rent Commencement Date only, all utility services and facilities necessary for the construction and operation of the Improvements and the installation and operation of the Equipment regarding each Property (including without limitation gas, electrical, water and sewage services and facilities) are available at the applicable Land or will be constructed prior to the Completion Date for such Property;

		(q)	As of each Property Closing Date, the date of each
subsequent Advance and the Rent Commencement Date only, acquisition, installation and testing of the Equipment (if any) and construction of the Improvements (if any) to such date shall have been performed in a good and workmanlike manner, substantially in accordance with the applicable Plans and Specifications;

		(r)	(i)	The Security Documents create, as security for the
Obligations (as such term is defined in the Security Agreement), valid and enforceable security interests in, and Liens on, all of the Collateral, in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent. Upon recordation of the Mortgage
Instrument in the real estate recording office in the applicable
Approved State identified by the Construction Agent or the Lessee, the Lien created by the Mortgage Instrument in the real property described therein shall be a perfected first priority mortgage Lien on such real property in favor of the Agent subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable
Property, to the extent such title commitment has been approved by the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements. To the extent that the security interests in the portion of the Collateral comprised of personal property can be perfected by filing in the filing offices in the applicable Approved States or elsewhere identified by the Construction Agent or the Lessee, upon filing of the Lender Financing
Statements in such filing offices, the security interests created by the Security Agreement shall be perfected first priority security interests in such personal property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements;

		(ii)	The Lease Agreement creates, as security for the obligations of the Lessee under the Lease Agreement, valid and enforceable security interests in, and Liens on, each Property leased thereunder, in favor of the Lessor, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent.  Upon recordation of the memorandum of the Lease Agreement and the memorandum of a Ground Lease (or, in either case, a short form lease containing adequate conveyance language) in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee, the Lien created by the Lease
Agreement in the real property described therein shall be a perfected first priority mortgage Lien on such real property in favor of the
Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements.  To the extent that the security interests in the portion of any Property comprised of personal property can be perfected by the filing in the filing offices in the applicable Approved State or elsewhere identified by the
Construction Agent or the Lessee upon filing of the Lessor Financing
Statements in such filing offices, a security interest created by the
Lease Agreement shall be perfected first priority security interests in such personal property in favor of the Lessor, which rights pursuant to the Lessor Financing Statements are assigned to the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements;

		(s)	The Plans and Specifications for each Property will be
prepared prior to the commencement of construction in accordance with all applicable Legal Requirements (including without limitation all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect. Upon completion of the Improvements for each Property in accordance with the applicable Plans and Specifications, such Improvements will be within any building restriction lines and will not encroach in any manner onto any adjoining land (except as permitted by express written easements, which have been approved by the Agent);

		(t)	As of the Rent Commencement Date only, each Property shall
be improved in accordance with the applicable Plans and Specifications in a good and workmanlike manner and shall be operational; and

		(u)	As of each Property Closing Date only, each Property has
been acquired or ground leased pursuant to a Ground Lease at a price that is not in excess of fair market value or fair market rental value, as the case may be.


                              SECTION 6A.  GUARANTY

	6A.1.	Guaranty of Payment and Performance.

	Subject to Section 6A.7, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Financing Party the prompt payment and performance of the Company Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) or when such is otherwise to be performed. This Section 6A is a guaranty of payment and performance and not of collection and is a continuing guaranty and shall apply to all Company Obligations whenever arising. All rights granted to the Financing Parties under this Section 6A shall be subject to the provisions of
Section 8.2(h) and 8.6.

	6A.2.	Obligations Unconditional.

	Each Guarantor agrees that the obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Operative Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Company
Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of this Section 6A.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that this Section 6A may be enforced by the Financing Parties without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes, the Certificates or any other of the Operative Agreements or any collateral, if any, hereafter securing the Company Obligations or otherwise and each Guarantor hereby waives the right to require the Financing Parties to proceed against the Construction Agent, the Lessee or any other Person (including without limitation a co-guarantor) or to require the Financing Parties to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it hereby waives any and all right of subrogation, indemnity, reimbursement or contribution against the Lessee and the Construction Agent or any other Guarantor of the Company Obligations for amounts paid under this Section 6A until such time as the Loans, Holder Advances, accrued but unpaid interest, accrued but unpaid Holder Yield and all other amounts owing under the Operative Agreements have been paid in full. Without limiting the generality of the waiver provisions of this Section 6A, each Guarantor hereby waives any rights to require the Financing Parties to proceed against the Construction Agent, the Lessee or any co-guarantor or to require Lessor to pursue any other remedy or enforce any other right. Each Guarantor further agrees that nothing contained herein shall prevent the Financing Parties from suing on, consistent with Section 12.7, any Operative Agreement or foreclosing any security interest in or Lien on any collateral, if any, securing the Company Obligations or from exercising any other rights available to it under any Operative Agreement, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances; provided that any amounts due under this Section 6A which are paid to or for the benefit of any Financing Party shall reduce the Company Obligations by a corresponding amount (unless required to be rescinded at a later date). Except as finally adjudicated by a court of competent jurisdiction, neither any Guarantor's obligations under this Section 6A nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Construction Agent or the Lessee or by reason of the bankruptcy or insolvency of the Construction Agent or the Lessee. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by any Financing Party upon this Section 6A or acceptance of this
Section 6A. The Company Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Section 6A. All dealings between the Construction Agent, the Lessee and any of the Guarantors, on the one hand, and the Financing Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Section 6A.

	6A.3.	Modifications.

	Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Company Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) no Financing Party shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Company Obligations or the properties subject thereto; (c) the time or place of payment of the Company Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Construction Agent, the Lessee and any other party liable for payment under the Operative Agreements may be granted indulgences generally; (e) any of the provisions of the Notes, the Certificates or any of the other Operative Agreements may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Construction Agent, the Lessee or any other party liable for the payment of the Company Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Company Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

	6A.4.	Waiver of Rights.

	Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Section 6A by any Financing Party and of all extensions of credit or other Advances to the Construction Agent and the Lessee by the Lenders pursuant to the terms of the Operative Agreements; (b) presentment and demand for payment or performance of any of the Company Obligations; (c) protest and notice of dishonor or of default with respect to the Company Obligations or with respect to any security therefor; (d) notice of any Financing Party obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Company Obligations, or any Financing Party's subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which such Guarantor might otherwise be entitled.

	6A.5.	Reinstatement.

	The obligations of the Guarantors under this Section 6A shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Company Obligations is rescinded or must be otherwise restored by any holder of any of the Company Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Financing Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by any Financing Party in connection with such rescission or restoration, including without limitation any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

	6A.6.	Remedies.

	The Guarantors agree that, as between the Guarantors, on the one hand, and each Financing Party, on the other hand, the Company Obligations may be declared to be forthwith due and payable as provided in the applicable provisions of the Operative Agreements (and shall be deemed to have become automatically due and payable in the circumstances provided therein) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Company Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Company Obligations being deemed to have become automatically due and payable), such Company Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors in accordance with the applicable provisions of the Operative Agreements.

	6A.7.	Limitation of Guaranty.

	Notwithstanding any provision to the contrary contained herein or in any of the other Operative Agreements, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including without limitation because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including without limitation the Bankruptcy Code).

	6A.8.	Payment of Amounts to the Agent.

	Each Financing Party hereby instructs each Guarantor, and each Guarantor hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released any and all Rent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof.

	6A.9.	Release of Guarantors.

	Each Financing Party hereby agrees that the Agent shall be permitted to release any Guarantor from its guaranty obligations under this Section 6A without the consent of any other Financing Party if the release is granted in connection with a disposition by the applicable Credit Party of all the shares of stock or partnership or other equity interest in such Guarantor and such disposition is permitted pursuant to the applicable provisions of the Operative Agreements and the Lessee Credit Agreement.


                    SECTION 7. PAYMENT OF CERTAIN EXPENSES.

	7.1.	Transaction Expenses.

		(a)	The Lessor agrees on the Initial Closing Date, to pay, or
cause to be paid, all Transaction Expenses arising from the Initial
Closing Date; provided, however, the Lessor shall pay such amounts described in this Section 7.1(a) only if (i) such amounts are properly described in a Requisition delivered on or before the Initial Closing
Date, and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On the Initial Closing Date after delivery and receipt of the Requisition referenced in Section 4.2(a) hereof and satisfaction of the other conditions precedent for such date, the Holders shall make
Holder Advances and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses referenced in this Section 7.1(a). The
Lessee agrees to timely pay all amounts referred to in this Section
7.1(a) to the extent not paid by the Lessor.

		(b)	Assuming no Default or Event of Default shall have occurred
and be continuing (or if such Default or Event of Default has been waived in writing by the Agent and by the Lessor) and only for the period prior to the Rent Commencement Date, the Lessor agrees on each
Property Closing Date, on the date of any Construction Advance and on the Completion Date to pay, or cause to be paid, all Transaction
Expenses in connection with the transactions contemplated by the
Operative Agreements and billed in connection with such Property Closing
Date, such Advance or such Completion Date, and all Transaction Expenses which have not been previously paid; provided, however, the Lessor shall pay such amounts described in this Section 7.1(b) only if (i) such amounts are properly described in a Requisition delivered on the applicable date and (ii) funds are made available by the Lenders and the
Holders in connection with such Requisition in an amount sufficient to allow such payment.  On each Property Closing Date, on the date of any
Construction Advance or any Completion Date, after delivery of the applicable Requisition and satisfaction of the other conditions precedent for such date, the Holders shall make a Holder Advance and the
Lenders shall make Loans to the Lessor to pay for the Transaction
Expenses referenced in this Section 7.1(b).  The Lessee agrees to timely pay all amounts referred to in this Section 7.1(b) to the extent not paid by the Lessor.

	7.2.	Brokers' Fees.

	The Lessee agrees to pay or cause to be paid any and all brokers' fees, if any, including without limitation any interest and penalties thereon, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements.

	7.3.	Certain Fees and Expenses.

	The Lessee agrees to pay or cause to be paid (a) the initial and annual Owner Trustee's fee and all reasonable out-of-pocket costs of the Owner
Trustee and any co-trustees (including without limitation reasonable counsel fees and out-of-pocket costs) or any successor owner trustee and/or co-trustee, for acting as the owner trustee under the Trust Agreement, (b) all reasonable out-of-pocket costs incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in entering into any Lease Supplement and any future amendments, modifications, supplements, restatements and/or replacements with respect to any of the Operative Agreements, whether or not such Lease Supplement, amendments, modifications, supplements, restatements and/or replacements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor, (c) all reasonable out-of-pocket costs incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in connection with any exercise of remedies under any Operative Agreement or any purchase of any Property by the Credit Parties or any third party and (d) all reasonable out-of-pocket costs incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in connection with any transfer or conveyance of any Property, whether or not such transfer or conveyance is ultimately accomplished.

	7.4.	Unused Fee.

	During the Commitment Period, the Lessee agrees to pay or to cause to be paid to the Agent for the account of (a) the Lenders, respectively, an unused fee (the "Lender Unused Fee") equal to the product of the average daily Available Commitment of each Lender during the Commitment Period multiplied by a rate of one-half of one percent (.50%) per annum and (b) the Holders, respectively, an unused fee (the "Holder Unused Fee") equal to the product of the average daily Available Holder Commitment of each Holder during the Commitment Period multiplied by a rate of one-half of one percent (.50%) per annum. Such Unused Fees shall begin to accrue on the Initial Closing Date, and shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed and shall be payable quarterly in arrears on the date of the initial Advance hereunder and thereafter on each Unused Fee Payment Date. If all or a portion of any such Unused Fee shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee on demand, at a rate per annum equal to the ABR (or in the case of Holder Yield, the ABR plus the Applicable Percentage for Eurodollar Holder Advances) plus two percent (2%) from the date of such non-payment until such amount is paid in full (as well as before judgment).

                  SECTION 8.  OTHER COVENANTS AND AGREEMENTS.

	8.1.	Cooperation with the Construction Agent or the Lessee.

	The Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent shall, at the expense of and to the extent reasonably requested by the Construction Agent or the Lessee (but without assuming additional liabilities on account thereof and only to the extent such is acceptable to the Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent in their reasonable discretion), cooperate with the Construction Agent or the Lessee in connection with the Construction Agent or the Lessee satisfying its covenant obligations contained in the Operative Agreements including without limitation at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto).

	8.2.	Covenants of the Owner Trustee and the Holders.

	Each of the Owner Trustee and the Holders hereby agrees that so long as this Agreement is in effect:

		(a)	Neither the Owner Trustee (in its trust capacity or in its
individual capacity) nor any Holder will create or permit to exist at any time, and each of them will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties attributable to it;
provided, however, that the Owner Trustee and the Holders shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not materially and adversely affect the rights of the Lessee under the Lease and the other Operative
Agreements or involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not materially interfere with the use or disposition of, any Property or title thereto or any interest therein or the payment of Rent;

		(b)	Without prejudice to any right under the Trust Agreement of
the Owner Trustee to resign (subject to the requirement set forth in the
Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders'
rights under the Trust Agreement to remove the institution acting as the
Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement and by the Lessee as provided in (c) below), each of the Owner Trustee and the Holders hereby agrees with the Lessee and the
Agent (i) not to terminate or revoke the trust created by the Trust
Agreement except as permitted by Article VIII of the Trust Agreement,
(ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and (iii) to comply with all of the terms of the Trust
Agreement, the nonperformance of which would adversely affect such party;

		(c)	The Owner Trustee or any successor may resign or be removed
by the Holders as the Owner Trustee, a successor Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust
Agreement, only in accordance with the provisions of Article IX of the
Trust Agreement and, with respect to such appointment, with the consent of the Lessee (so long as there shall be no Lease Event of Default that shall have occurred and be continuing), which consent shall not be unreasonably withheld or delayed;

		(d)	The Owner Trustee, in its capacity as the Owner Trustee
under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any Indebtedness, or enter into any business or other activity or enter into any contracts or agreements, other than pursuant to or under the Operative Agreements;

		(e)	The Holders will not instruct the Owner Trustee to take any
action in violation of the terms of any Operative Agreement;

		(f)	Neither any Holder nor the Owner Trustee shall (i) commence
any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and neither any Holder nor the Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

		(g)	The Owner Trustee shall give prompt notice to the Lessee,
the Holders and the Agent if the Owner Trustee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 79 South Main Street, Salt Lake City, Utah 84111, or if it shall change its name; and

		(h)	The Owner Trustee shall take or refrain from taking such
actions and grant or refrain from granting such approvals with respect to the Operative Agreements and/or relating to any Property in each case as directed in writing by the Agent (until such time as the Loans are paid in full, and then by the Majority Holders) or, in connection with Sections 8.5 and 9.2 hereof, the Lessee; provided, however, that notwithstanding the foregoing provisions of this subparagraph (h) the Owner Trustee, the Agent, the Lenders and the Holders each acknowledge, covenant and agree that neither the Owner Trustee nor the Agent shall act or refrain from acting, regarding each Unanimous Vote Matter, until such party has received the approval of each Lender and each Holder affected by such matter.

	8.3.	Credit Party Covenants, Consent and Acknowledgment.

		(a)	Each Credit Party acknowledges and agrees that the Owner
Trustee, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the various personal property, fixtures and real property described therein in favor of the Agent. Each Credit Party hereby irrevocably consents to the creation, perfection and maintenance of such Liens. Each Credit Party shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties in connection with their covenants herein or in the other Operative Agreements and shall from time to time duly execute and deliver any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request.

		(b)	The Lessor hereby instructs each Credit Party, and each
Credit Party hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released (i) any and all Rent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative
Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof, (ii) all rights of the Lessor under the Lease shall be exercised by the Agent and
(iii) each Credit Party shall cause all notices, certificates, financial statements, communications and other information which are delivered, or are required to be delivered, to the Lessor, to also to be delivered at the same time to the Agent.

		(c)	No Credit Party shall consent to or permit any amendment,
supplement or other modification of the terms or provisions of any Operative Agreement except in accordance with Section 12.4 of this Agreement.

		(d)	The Lessee hereby covenants and agrees to cause an Appraisal or reappraisal (in form and substance satisfactory to the Agent and from an appraiser selected by the Agent) to be issued respecting any Property as requested by the Agent (i) at each and every time as such shall be required to satisfy any regulatory requirements imposed on the Agent, the Lessor, the Trust Company, any Lender and/or any Holder and (ii)
after the occurrence of an Event of Default.

		(e)	The Lessee hereby covenants and agrees that, except for
amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Operative Agreements by any Person to the Agent, any Lender, any Holder or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee. Without limitation, such obligations of the Lessee shall include without limitation arrangement fees, administrative fees, participation fees, commitment fees, unused fees, prepayment penalties, indemnities, trustee fees and Transaction Expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

		(f)	At any time the Lessor or the Agent is entitled under the
Operative Agreements to possession of a Property or any component thereof, each of the Construction Agent and the Lessee hereby covenants and agrees, at its own cost and expense, to assemble (in the case of personal property) and make the same available to the Agent (on behalf of the Lessor).

		(g)	The Lessee hereby covenants and agrees that Equipment
respecting any individual parcel of Property shall at no time constitute in excess of fifteen percent (15%) of the aggregate Advances respecting such parcel of Property funded at such time under the Operative
Agreements.

		(h)	The Lessee hereby covenants and agrees that as of Completion
(i) the Property Cost for each individual parcel of the Property shall be no less than $3,000,000 and (ii) each parcel of the Property shall be a Permitted Facility.

		(i)	The Lessee hereby covenants and agrees that it shall give
prompt notice to the Agent if the Lessee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at Sarasota, Florida or if it shall change its name.

	(j)	[intentionally omitted]

	(k)	The Lessee shall furnish concurrently to the Agent each of
the documents, notices and agreements required to be furnished to the Lenders under the Lessee Credit Agreement, including without limitation those documents required to be delivered pursuant to Section 7.1,
Section 7.2 and Section 7.3 thereof.

		(l)	The Lessee hereby covenants and agrees that the rights of
the Lessee under this Agreement and the Lease shall not impair or in any way diminish the obligations of the Construction Agent and/or the rights of the Lessor under the Agency Agreement.

		(m)	Each Credit Party shall promptly notify the Agent, or cause
the Agent to be promptly notified, upon such Credit Party gaining knowledge of the occurrence of any Default or Event of Default which is continuing at such time.  In any event, such notice shall be provided to the Agent within ten (10) days of when a Responsible Officer of such
Credit Party gains such knowledge.

		(n)	Until all of the obligations under the Operative Agreements
have been finally and indefeasibly paid and satisfied in full and the
Commitments and the Holder Commitments terminated unless consent has been obtained from the Majority Secured Parties, each Credit Party will:

		(i)	except as permitted by the express provisions of the
Lessee Credit Agreement, preserve and maintain its separate legal existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or similar entity, as the case may be) and authorized to do business in each jurisdiction in which the failure to do so qualify would have a Material Adverse Effect;

		(ii)	pay and perform all obligations of the Credit Parties
under the Operative Agreements and pay and perform (A) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (B) all other indebtedness, obligations and liabilities in accordance with customary trade practices, which (in the case of each of (A) and (B)) if not paid would have a Material Adverse Effect; provided that any Credit Party may contest any item described in this
Section 8.3(n)(ii) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP;

		(iii)	to the extent failure to do so would have a Material
Adverse Effect, observe and remain in compliance with all applicable Laws and maintain in full force and effect all Governmental Actions, in each case applicable to the conduct of its business; keep in full force and effect all licenses, certifications or accreditations necessary for any Facility to carry on its business; and not permit the termination of any insurance reimbursement program available to any Facility; and

		(iv)	provided that the Agent, the Lenders and the Holders
use reasonable efforts to minimize disruption to the business of such Credit Party permit representatives of the Agent or any Lender or Holder, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including without limitation management letters prepared by independent accountants; and discuss with its principal officers, and its independent accounts, its business, assets, liabilities, financial condition, results of operations and business prospects.

	8.4.	Sharing of Certain Payments.

	Except for Excepted Payments, the parties hereto acknowledge and agree that all payments due and owing by any Credit Party to the Lessor under the Lease or any of the other Operative Agreements shall be made by such Credit Party directly to the Agent as more particularly provided in Section 8.3 hereof. The Lessor, the Holders, the Agent, the Lenders and the Credit
Parties acknowledge the terms of Section 8.7 of this Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree, that all such payments and amounts are to be allocated as provided in Section 8.7 of this Agreement.

	8.5.	Grant of Easements, etc.

	The Agent, the Lenders and the Holders hereby agree that, so long as no Event of Default shall have occurred and be continuing, the Owner Trustee shall, from time to time at the request of the Lessee (and with the prior consent of the Agent), in connection with the transactions contemplated by the Agency Agreement, the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to any Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of any Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development, construction, testing or operation of any Property, including without limitation reciprocal easement agreements, construction contracts, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the agreements referred to in this Section 8.5 shall be of the type normally executed by the Lessee or other Persons operating businesses similar to that of Lessee and that are similarly situated to Lessee in the ordinary course of such business and shall be on commercially reasonable terms so as not to diminish the value of any Property in any material respect.

	8.6.	Appointment by the Agent, the Lenders, the Holders and the Owner
Trustee.

	The Holders hereby appoint the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Security Documents to secure the Holder Amount. The Lenders and the Holders acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Lenders and the Holders as directed from time to time by the Majority Secured Parties or, pursuant to Sections 8.2(h) and 12.4, all of the Lenders and the Holders, as the case may be; provided, in all cases, the Agent shall allocate payments and other amounts received in accordance with Section 8.7. The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Owner Trustee (as determined by the Agent, in its reasonable discretion), to receive notices under the Operative Agreements on behalf of the Owner Trustee and (subject to Sections 8.5 and 9.2) to take such other action under the Operative Agreements on behalf of the Owner Trustee as the Agent shall determine in its reasonable discretion from time to time. The Agent hereby accepts such appointments. For purposes hereof, the provisions of Section 7 of the Credit Agreement, together with such other terms and provisions of the Credit Agreement and the other Operative Agreements as required for the full interpretation and operation of Section 7 of the Credit Agreement are hereby incorporated by reference as if restated herein for the mutual benefit of the Agent and each Holder as if each Holder were a Lender thereunder. Outstanding Holder Advances and outstanding Loans shall each be taken into account for purposes of determining Majority Secured Parties. Further, the Agent shall be entitled to take such action on behalf of the Owner Trustee as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto. The parties hereto hereby agree to the provisions contained in this Section 8.6. Any appointment of a successor agent under Section 7.9 of the Credit Agreement shall also be effective as an appointment of a successor agent for purposes of this Section 8.6.

	8.7.	Collection and Allocation of Payments and Other Amounts.

		(a)	Each Credit Party agreed pursuant to the terms of this
Agreement to pay to (i) the Agent any and all Rent (excluding Excepted Payments) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person and (ii) each Person as appropriate the Excepted Payments. Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this Section 8.7, such amounts received from any Credit Party and all other payments, receipts and other consideration of any kind whatsoever received by the Agent pursuant to the Security Agreement or otherwise received by the Agent, the Holders or any of the Lenders in connection with the Collateral, the Security Documents or any of the other Operative Agreements. Ratable distributions among the Lenders and the Holders under this Section 8.7 shall be made based on (in the case of the Lenders) the ratio of the outstanding Loans to the aggregate
Property Cost and (in the case of the Holders) the ratio of the outstanding Holder Advances to the aggregate Property Cost. Ratable distributions among the Tranche A Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche A Lender's
Commitment for Tranche A Loans to the aggregate of all the Tranche A
Lenders' Commitments for Tranche A Loans. Ratable distributions among the Tranche B Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche B Lender's Commitment for Tranche B
Loans to the aggregate of all the Tranche B Lenders' Commitments for Tranche B Loans. Ratable distributions among the Lenders (in situations where the Tranche A Lenders are not differentiated from the Tranche B
Lenders) shall be made based on the ratio of the individual Lender's Commitment to the aggregate of all the Lenders' Commitments. Ratable distributions among the Holders under this Section 8.7 shall be based on the ratio of the individual Holder's Holder Commitment to the aggregate of all the Holders' Holder Commitments. To the extent any item of Collateral secures both the amounts outstanding under the Lessee Credit Agreement and the obligations evidenced by the Notes and/or the Certificates, then the Majority Secured Parties shall have the right to determine the allocation of any proceeds of such Collateral among such secured indebtedness.

		(b)	Payments and other amounts received by the Agent from time
to time in accordance with the terms of subparagraph (a) shall be applied and allocated as follows:

		(i)	Any such payment or amount identified as or deemed to
be Basic Rent shall be applied and allocated by the Agent first, ratably to the Lenders and the Holders for application and allocation to the payment of interest on the Loans and thereafter the principal of the Loans which is due and payable on such date and to the payment of accrued Holder Yield with respect to the Holder Advances and thereafter the portion of the Holder Advances which is due on such date; and second, if no Default or Event of Default is in effect, any excess shall be paid to such Person or Persons as the Lessee may designate; provided, that if a Default or Event of Default is in effect, such excess (if any) shall instead be held by the Agent until the earlier of (I) the first date thereafter on which no Default or Event of Default shall be in effect (in which case such payments or returns shall then be made to such other Person or Persons as the Lessee may designate) and (II) the Maturity Date or the Expiration Date, as the case may be (or, if earlier, the date of any Acceleration), in which case such amounts shall be applied and allocated in the manner contemplated by Section 8.7(b)(iv).

		(ii)	If on any date the Agent or the Lessor shall receive
any amount in respect of (A) any Casualty or Condemnation pursuant to Sections 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), or (B) the Termination Value in connection with the delivery of a Termination Notice pursuant to
Article XVI of the Lease, or (C) the Termination Value in connection with the exercise of the Purchase Option under Section
20.1 of the Lease or the exercise of the option of the Lessor to transfer the Properties to the Lessee pursuant to Section 20.3 of the Lease, or (D) any payment required to be made or elected to be made by the Construction Agent to the Lessor pursuant to the terms of the Agency Agreement, then in each case, the Lessor shall be required to pay such amount received (1) if no Acceleration has occurred, to prepay the principal balance of the Loans and the Holder Advances, on a pro rata basis, a portion of such amount to be distributed to the Lenders and the Holders or (2) if an Acceleration has occurred, to apply and allocate the proceeds respecting Sections 8.7(b)(ii)(A) through 8.7(b)(ii)(D) in accordance with Section 8.7(b)(iii) hereof.

		(iii)	Subject to Section 8.7(c), an amount equal to any
payment identified as proceeds of the sale or other disposition
(or lease upon the exercise of remedies) of the Properties or any portion thereof, whether pursuant to Article XXII of the Lease or the exercise of remedies under the Security Documents or otherwise, the execution of remedies set forth in the Lease and any payment in respect of excess wear and tear pursuant to Section
22.3 of the Lease (whether such payment relates to a period before or after the Construction Period Termination Date) shall be applied and allocated by the Agent first, ratably to the payment of the principal and interest of the Tranche B Loans then outstanding, second, ratably to the payment to the Holders of the outstanding principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder
Advances, third, to the extent such amount exceeds the maximum amount to be returned pursuant to the foregoing provisions of this paragraph (iii), ratably to the payment of the principal and interest of the Tranche A Loans then outstanding, fourth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche B Loans, fifth, to any and all other amounts owing under the Operative Agreements to the Holders, sixth, to any and all other amounts owing under the Operative
Agreements to the Lenders under the Tranche A Loans, and seventh, to the extent moneys remain after application and allocation pursuant to clauses first through sixth above, to the Owner
Trustee for application and allocation to any and all other amounts owing to the Holders or the Owner Trustee and as the Holders shall determine; provided, where no Event of Default shall exist and be continuing and a prepayment is made for any reason with respect to less than the full amount of the outstanding principal amount of the Loans and the outstanding Holder Advances, the proceeds shall be applied and allocated ratably to the Lenders and to the Holders.

		(iv)	Subject to Section 8.7(c), an amount equal to (A) any
such payment identified as a payment pursuant to Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee
Amount (and any such lesser amount as may be required by Section
22.1(b) of the Lease) in respect of the Properties (B) any other amount payable upon any exercise of remedies after the occurrence of an Event of Default not covered by Sections 8.7(b)(i) or 8.7(b)(iii) above (including without limitation any amount received in connection with an Acceleration which does not represent proceeds from the sale or liquidation of the Properties)
(C) any other amount payable by any Guarantor pursuant to Section
6A and (D) any amount received with respect to the Collateral which secures both the Lessee Credit Agreement and any other obligations under the Operative Agreements, shall be applied and allocated by the Agent first, ratably, to the payment of the principal and interest balance of Tranche A Loans then outstanding, second, ratably to the payment of the principal and interest balance of the Tranche B Loans then outstanding, third, ratably to the payment of the principal balance of all Holder
Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, fourth, to the payment of any other amounts owing to the Lenders hereunder or under any of the other
Operative Agreement, and fifth, to the extent moneys remain after application and allocation pursuant to clauses first through fourth above, to the Owner Trustee for application and allocation to Holder Advances and Holder Yield and any other amounts owing to the Holders or the Owner Trustee as the Holders shall determine.

		(v)	An amount equal to any such payment identified as
Supplemental Rent shall be applied and allocated by the Agent to the payment of any amounts then owing to the Agent, the Lenders, the Holders and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 8.7(b)) as shall be determined by the Agent in its reasonable discretion; provided, however, that Supplemental Rent received upon the exercise of remedies after the occurrence and continuance of an Event of Default in lieu of or in substitution of the Maximum Residual
Guarantee Amount or as a partial payment thereon shall be applied and allocated as set forth in Section 8.7(b)(iv).

		(vi)	The Agent in its reasonable judgment shall identify
the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

		(c)	Upon the termination of the Commitments and the payment in
full of the Loans and all other amounts owing by the Owner Trustee hereunder or under any Credit Document and the payment in full of all amounts owing to the Holders and the Owner Trustee under the Trust
Agreement, any moneys remaining with the Agent shall be returned to the Owner Trustee or such other Person or Persons as the Holders may designate for application and allocation to any and all other amounts owing under the Operative Agreements to the Holders or the Owner Trustee and as the Holders shall determine. In the event of an Acceleration it is agreed that, prior to the application and allocation of amounts received by the Agent in the order described in Section 8.7(b) above, any such amounts shall first be applied and allocated to the payment of
(i) any and all sums advanced by the Agent in order to preserve the Collateral or to preserve its Lien thereon, (ii) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys' fees and expenses and court costs and (iii) any and all other amounts reasonably owed to the Agent under or in connection with the transactions contemplated by the Operative
Agreements (including without limitation any accrued and unpaid administration fees).

	8.8.	Release of Properties, etc.

	If the Lessee shall at any time purchase any Property pursuant to the Lease, or the Construction Agent shall purchase any Property pursuant to the Agency Agreement, or if any Property shall be sold in accordance with Article XXII of the Lease, then, upon satisfaction by the Owner Trustee of its obligation to prepay the Loans, Holder Advances and all other amounts owing to the Lenders and the Holders under the Operative Agreements, the Agent is hereby authorized and directed to release such Properties from the Liens created by the Security Documents to the extent of its interest therein. In addition, upon the termination of the Commitments and the Holder Commitments and the payment in full of the Loans, the Holder Advances and all other amounts owing by the Owner Trustee and the Lessee hereunder or under any other Operative Agreement the Agent is hereby authorized and directed to release all of the Properties from the Liens created by the Security Documents to the extent of its interest therein. Upon request of the Owner Trustee or the Lessee following any such release, the Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Owner Trustee and the Lessee such documents as the Owner Trustee or the Lessee shall reasonably request to evidence such release.

                  SECTION 9.  CREDIT AGREEMENT AND TRUST AGREEMENT.

	9.1.	The Construction Agent's and the Lessee's Credit Agreement Rights.

	Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Lenders, the Holders, the Credit Parties and the Owner Trustee hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:

		(a)	the right to designate an account to which amounts funded
under the Operative Agreements shall be credited pursuant to Section
2.3(a) of the Credit Agreement;

		(b)	the right to terminate or reduce the Commitments pursuant to
Section 2.5(a) of the Credit Agreement;

		(c)	the right to exercise the conversion and continuation
options pursuant to Section 2.7 of the Credit Agreement;

		(d)	the right to receive any notice and any certificate, in each case issued pursuant to Section 2.11(a) of the Credit Agreement;

		(e)	the right to replace any Lender pursuant to Section 2.11(b)
of the Credit Agreement;

		(f)	the right to approve any successor agent pursuant to Section
7.9 of the Credit Agreement; and

		(g)	the right to consent to any assignment by a Lender to which
the Lessor has the right to consent pursuant to Section 9.8 of the
Credit Agreement.

	9.2.	The Construction Agent's and the Lessee's Trust Agreement Rights.

	Notwithstanding anything to the contrary contained in the Trust Agreement, the Credit Parties, the Owner Trustee and the Holders hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:

		(a)	the right to exercise the conversion and continuation
options pursuant to Section 3.8 of the Trust Agreement;

		(b)	the right to receive any notice and any certificate, in each case issued pursuant to Section 3.9(a) of the Trust Agreement;

		(c)	the right to replace any Holder pursuant to Section 3.9(b)
of the Trust Agreement;

		(d)	the right to exercise the removal options contained in
Section 3.9 of the Trust Agreement; and

		(e)	no removal of the Owner Trustee and appointment of a
successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee.

                          SECTION 10.  TRANSFER OF INTEREST.

	10.1.	Restrictions on Transfer.

	Each Lender may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with Sections 9.7 and 9.8 of the Credit Agreement; provided, at such time each participant, assignee or transferee must obtain the same ratable interest in Tranche A Loans, Tranche B Loans and the Lessee Credit Agreement. The Holders may, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate or the Trust Agreement with the prior written consent of the Agent and the Lessee (which consent shall not be unreasonably withheld or delayed) and in accordance with the terms of
Section 11.8(b) of the Trust Agreement. The Owner Trustee may, subject to the rights of the Lessee under the Lease and the other Operative Agreements and to the Lien of the applicable Security Documents but only with the prior written consent of the Agent (which consent may be withheld by the Agent in its sole discretion) and (provided, no Default or Event of Default has occurred and is continuing) with the consent of the Lessee, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to any Property, the Lease, the Trust Agreement and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to a Property or any interest in a Property as provided in the Trust Agreement and the Lease. The provisions of the immediately preceding sentence shall not apply to the obligations of the Owner Trustee to transfer Property to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for such Property in accordance with the terms and conditions of the Lease. No Credit Party may assign any of the Operative Agreements or any of their respective rights or obligations thereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and the Lessor.

	10.2.	Effect of Transfer.

	From and after any transfer effected in accordance with this Section 10, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor shall remain liable hereunder and under such other documents to the extent that the transferee shall not have assumed the obligations of the transferor thereunder. Upon any transfer by the Owner Trustee, a Holder or a Lender as above provided, any such transferee shall assume the obligations of the Owner Trustee, the Holder or the Lender, as the case may be, and shall be deemed an "Owner Trustee", "Holder", or "Lender", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this Section 10, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including without limitation rights to indemnification under any such document.

                            SECTION 11.  INDEMNIFICATION.

	11.1.	General Indemnity.

	Whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, operation, maintenance repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of any Property or any part thereof, including without limitation the acquisition, holding or disposition of any interest in the Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defects in any Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any property or the environment relating to the Property, the Lease, the Agency Agreement or the Indemnity Provider;
(d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; and (g) personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort, to the extent permitted by Law.

	If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes the Indemnity Provider from contesting such Claim, but only to the extent of such actual preclusion.

	If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including without limitation by pursuit of appeals) (provided, however, that (A) at the Indemnity Provider's reasonable request, the Indemnified Person shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim (and notwithstanding the provisions of the foregoing subsection (A)), the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict of interest between such Indemnified Person and the Indemnity Provider)) by, in the sole discretion of the Person conducting and controlling the response to such Claim (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

	The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section 11.1 by way of indemnification or advance for the payment of an amount regarding such Claim.

	Notwithstanding the foregoing provisions of this Section 11.1, an Indemnified Person shall not be required to take any action and the Indemnity Provider shall not be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person promptly after demand and on an After Tax Basis all reasonable out-of-pocket costs that such Indemnified Person actually incurs in connection with such Claim, including without limitation all reasonable legal, accounting and investigatory fees and disbursements and, if the Indemnified Person has informed the Indemnity Provider that it intends to contest such Claim (whether or not the control of the contest is then assumed by the Indemnity Provider), the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity Provider may be liable to pay an indemnity under this Section 11.1) exceeds $25,000 (or such lesser amount as may be subsequently agreed between the Indemnity Provider and the Indemnified Person), (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person) prior to the date such payment is due,
(E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent counsel selected by the Indemnified Person and reasonably satisfactory to the Indemnity Provider stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Event of Default shall have occurred and be continuing.
In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 11.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnified Person and reasonably acceptable to the Indemnity Provided stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest. In no event shall the Indemnity Provider be permitted to adjust or settle any Claim without the consent of the Indemnified Person to the extent any such adjustment or settlement involves, or is reasonably likely to involve, any performance by or adverse admission by or with respect to the Indemnified Person.

	11.2.	General Tax Indemnity.

		(a)	The Indemnity Provider shall pay and assume liability for,
and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative
Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

		(b)	Notwithstanding anything to the contrary in Section 11.2(a)
hereof, the following shall be excluded from the indemnity required by
Section 11.2(a):

			(i)	Taxes (other than Taxes that are, or are in the nature
of, sales, use, rental, value added, transfer or property taxes)
that are imposed on a Indemnified Person (other than the Lessor, the Owner Trustee and the Trust except to the extent of fees and compensation paid to the Trust Company for acting as Owner Trustee under the Operative Agreements) by the United States federal government that are based on or measured by the net income or capital (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i)
shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

		(ii)	Taxes (other than Taxes that are, or are in the nature
of, sales, use, rental, value added, transfer or property taxes) that are imposed on any Indemnified Person (other than the Lessor, the Owner Trustee and the Trust except to the extent of fees and compensation paid to the Trust Company for acting as Owner Trustee under the Operative Agreements) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income or capital
(including without limitation taxes based on capital gains and minimum taxes) of such Person; provided that such Taxes shall not be excluded under this subparagraph (ii) to the extent such Taxes would have been imposed had the location, possession or use of any Property in, the location or the operation of the Lessee in, or the Lessee's making payments under the Operative Agreements from, the jurisdiction imposing such Taxes been the sole connection between such Indemnified Person and the jurisdiction imposing such Taxes; provided, further, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax
Basis if such payment is otherwise required to be so made;

			(iii)	any Tax to the extent it relates to any act, event or
omission that occurs after the termination of the Lease and
redelivery or sale of the Property in accordance with the terms of the Lease (but not any Tax that relates to such termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale); and

			(iv)	any Taxes which are imposed on an Indemnified Person
as a result of the gross negligence or willful misconduct of such
Indemnified Person itself, as determined by a court of competent jurisdiction, but not Taxes imposed as a result of ordinary
negligence of such Indemnified Person;

	(c)	(i)	Subject to the terms of Section 11.2(f), the Indemnity
Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

			(ii)	In the case of Impositions for which no contest is
conducted pursuant to Section 11.2(f) and which the Indemnity
Provider pays directly to the taxing authorities, the Indemnity
Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand
(including without limitation the computation of the amount payable), accompanied by receipts or other reasonable evidence of such demand. In the case of Impositions for which a contest is conducted pursuant to Section 11.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 11.2(f).

			(iii)	At the Indemnity Provider's request, the amount of any
indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity
Provider and the Indemnified Person.  The reasonable fees and out-
of-pocket costs of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of fifteen percent (15%) or more of the payment as computed by the
Indemnified Person, in which case such fee shall be paid by the
Indemnified Person.

		(d)	The Indemnity Provider shall be responsible for preparing
and filing any real and personal property or ad valorem tax returns in respect of each Property and any other tax returns required for the Owner Trustee respecting the transactions described in the Operative
Agreements. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to prepare and file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in the Indemnity
Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a). Such Indemnified Person shall, upon the Indemnity Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person (and not otherwise in the possession of the Indemnity Provider) with respect to each Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

		(e)	As between the Indemnity Provider on one hand, and each
Financing Party on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless each Financing Party (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes or similar levies, imposts, charges, fees, deductions or withholdings
(but excluding withholding or similar taxes due for employees of each Financing Party) (collectively, "Withholdings") imposed in respect of the interest payable on the Notes, Holder Yield payable on the Certificates or with respect to any other payments under the Operative Agreements (all such payments being referred to herein as "Exempt
Payments" to be made without deduction, withholding or set off) (and, if any Financing Party receives a demand for such payment from any taxing authority or a Withholding is otherwise required with respect to any Exempt Payment, the Indemnity Provider shall discharge such demand on behalf of such Financing Party); provided, however, that the obligation of the Indemnity Provider under this Section 11.2(e) shall not apply to:

	(i)	Withholdings on any Exempt Payment to any Financing
Party which is a non-U.S. Person unless such Financing Party is, on the date hereof (or on the date it becomes a Financing Party hereunder) and on the date of any change in the principal place of business or the lending office of such Financing Party, entitled to submit a Form 1001 (relating to such Financing Party and entitling it to a complete exemption from Withholding on such Exempt Payment) or Form 4224 or is otherwise subject to exemption from Withholding with respect to such Exempt Payment (except where the failure of the exemption results from a change in the principal place of business of the Lessee; provided if a failure of exemption for any Financing Party results from a change in the principal place of business or lending office of any other Financing Party, then such other Financing Party shall be liable for any Withholding or indemnity with respect thereto), or

	(ii)	Any U.S. Taxes imposed solely by reason of the failure
by a non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United
States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 11.2(e), (A) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "Form 4224" shall mean Form 4224(R) (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates). Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

	If a Financing Party or an Affiliate with whom such Financing Party files a consolidated tax return (or equivalent) subsequently receives the benefit in any country of a tax credit or an allowance resulting from U.S. Taxes with respect to which it has received a payment of an additional amount under this Section 11.2(e), such Financing Party will pay to the Indemnity Provider such part of that benefit as in the opinion of such Financing Party will leave it (after such payment) in a position no more and no less favorable than it would have been in if no additional payment had been required to be paid, provided always that (i) such Financing Party will be the sole judge of the amount of any such benefit and of the date on which it is received,
(ii) such Financing Party will have the absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and (iii) such Financing Party will not be obliged to disclose to the Indemnity Provider any information regarding its tax affairs or tax computations.

	Each non-U.S. Person that shall become a Financing Party after the date hereof shall, upon the effectiveness of the related transfer or otherwise upon becoming a Financing Party hereunder, be required to provide all of the forms and statements referenced above or other evidences of exemption from Withholdings.

		(f)	If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person
(including without limitation a written notice of such proceeding), for any Impositions, the provisions in Section 11.1 relating to notification and rights to contest shall apply; provided, however, that the Indemnity
Provider shall have the right to conduct and control such contest only if such contest involves a Tax other than a Tax on net income of the
Indemnified Person and can be pursued independently from any other proceeding involving a Tax liability of such Indemnified Person.

	11.3	Increased Costs, Illegality, etc.

		(a)	If, due to either (i) the introduction of or any change in
or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request hereafter adopted, promulgated or made by any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the actual cost to any Financing Party of agreeing to make or making, funding or maintaining
Advances under the Operative Agreements, then the Lessee shall from time to time, promptly after demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement and 3.9 of the Trust Agreement, as the case may be), pay to the Agent for the account of such Financing Party additional amounts sufficient to compensate such Financing Party for such increased actual cost. A certificate describing in reasonable detail the amount of such increased cost and stating the legal basis for such cost, submitted to the Lessee and the Agent by such Financing Party, shall be conclusive and binding for all purposes, absent manifest legal or factual error.

		(b)	If any Financing Party determines that compliance with any
law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law, but in each case promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Financing Party or any corporation controlling such Financing
Party and that the amount of such capital is increased by or based upon the existence of such Financing Party's commitment to make Advances under the Operative Agreements or upon the Advances, then, promptly after demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement and 3.9 of the Trust Agreement), the Lessee shall pay to the Agent for the account of such Financing Party, from time to time as specified by such Financing Party, additional amounts sufficient to compensate such Financing Party or such corporation in the light of such circumstances for the actual costs resulting therefrom, to the extent that such Financing Party reasonably determines such increase in capital to be allocable to the existence of such Financing Party's commitment to make such Advances. A certificate describing in reasonable detail such amounts and stating the legal basis for such costs submitted to the Lessee and the Agent by such Financing Party shall be conclusive and binding for all purposes, absent manifest legal or factual error.

		(c)	Without limiting the effect of the foregoing, the Lessee
shall pay to each Financing Party on the last day of the Interest Period therefor so long as such Financing Party is maintaining reserves against "Eurocurrency liabilities" under Regulation D an additional amount
(determined by such Financing Party and notified to the Lessee through the Agent) equal to the product of the following for each Eurodollar
Loan or Eurodollar Holder Advance, as the case may be, for each day during such Interest Period:

		(i)	the principal amount of such Eurodollar Loan or
Eurodollar Holder Advance, as the case may be, outstanding on such day; and

		(ii)	the remainder of (x) a fraction the numerator of which
is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, for such Interest Period as provided in the Credit Agreement or the Trust Agreement, as the case may be (less the Applicable
Percentage), and the denominator of which is one (1) minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Financing Party on such day minus
(y) such numerator; and

		(iii)	1/360.

		(d)	Without affecting its rights under Sections 11.3(a), 11.3(b)
or 11.3(c) or any other provision of any Operative Agreement, each
Financing Party agrees that if there is any increase in any actual cost to or reduction in any amount receivable by such Financing Party with respect to which the Lessee would be obligated to compensate such
Financing Party pursuant to Sections 11.3(a) or 11.3(b), such Financing
Party shall use reasonable efforts to select an alternative office for
Advances which would not result in any such increase in any cost to or reduction in any amount receivable by such Financing Party; provided, however, that no Financing Party shall be obligated to select an alternative office for Advances if such Financing Party determines that
(i) as a result of such selection such Financing Party would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or materially inconsistent with the interests of such Financing Party.

		(e)	With reference to the obligations of the Lessee set forth in
Sections 11.3(a) through 11.3(d), the Lessee shall not have any obligation to pay to any Financing Party amounts owing under such
Sections for any period which is more than one (1) year prior to the date upon which the request for payment therefor is delivered to the
Lessee.

		(f)	Notwithstanding any other provision of this Agreement, if
any Financing Party shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Financing Party to perform its obligations hereunder to make or maintain Eurodollar Loans or Eurodollar Holder
Advances, as the case may be, then (i) each Eurodollar Loan or Eurodollar Holder Advance, as the case may be, will automatically, at the earlier of the end of the Interest Period for such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, or the date required by law, convert into an ABR Loan or an ABR Holder Advance, as the case may be, and (iii) the obligation of the Financing Parties to make, convert or continue Eurodollar Loans or Eurodollar Holder Advances, as the case may be, shall be suspended until the Agent shall notify the Lessee that such Financing Party has determined that the circumstances causing such suspension no longer exist.

	11.4	Funding/Contribution Indemnity.

	Subject to the provisions of Section 2.11(a) of the Credit Agreement and 3.9(a) of the Trust Agreement, as the case may be, the Lessee agrees to indemnify each Financing Party and to hold each Financing Party harmless from any actual cost which such Financing Party may sustain or incur as a consequence of (a) any default in connection with the drawing of funds for any Advance, (b) any default in making any prepayment after a notice thereof has been given in accordance with the provisions of the Operative Agreements or
(c) the making of a voluntary or involuntary prepayment of Eurodollar Loans or Eurodollar Holder Advances, as the case may be, on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (x) the amount of interest or Holder Yield, as the case may be, which would have accrued on the amount so prepaid, or not so borrowed, accepted, converted or continued for the period from the date of such prepayment or of such failure to borrow, accept, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, accept, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable Eurodollar Rate plus the Applicable Percentage for such Loan or Holder
Advance, as the case may be, for such Interest Period over (y) the amount of interest (as determined by such Financing Party in its reasonable discretion) which would have accrued to such Financing Party on such amount by (i) (in the case of the Lenders) reemploying such funds in loans of the same type and amount during the period from the date of prepayment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) and (ii) (in the case of the Holders) placing such amount on deposit for a comparable period with leading banks in the relevant interest rate market. This covenant shall survive the termination of the Operative Agreements and the payment of all other amounts payable hereunder.


                            SECTION 12.  MISCELLANEOUS.

	12.1.	Survival of Agreements.

	The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Property to the Owner Trustee, the acquisition of any Property (or any of its components), the construction of any Improvements, the Completion of any Property, any disposition of any interest of the Owner Trustee in any Property or any interest of the Holders in the Trust Estate, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

	12.2.	Notices.

	All notices required or permitted to be given under any Operative Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

		If to the Construction Agent or the Lessee, to such entity at the following address:

			Correctional Services Corporation
			1819 Main Street, Suite 1000
			Sarasota, FL  34236
			Attention:  Chief Financial Officer
			Telephone:  (941) 953-9199
			Telecopy:  (941) 953-9198

 		with a copy to:

			Correctional Services Corporation
			1819 Main Street, Suite 1000
			Sarasota, FL  34236
			Attention:  General Counsel
			Telephone:  (941) 953-9199
			Telecopy:  (941) 953-9198

		If to the Owner Trustee, to it at the following address:

			First Security Bank, National Association
			79 South Main Street
			Salt Lake City, Utah 84111
			Attention:  Val T. Orton,
	  Vice President
			Telephone:  (801) 246-5300
			Telecopy:  (801) 246-5053

		If to the Holders, to each such Holder at the address set forth for such Holder on Schedule I of the Trust Agreement.

		If to the Agent, to it at the following address:

			NationsBank, N.A.
			101 N. Tryon Street
			Independence Center, 15th Floor
			NC1-001-15-04
			Charlotte, North Carolina  28255
			Attn:  Agency Services
			Telephone: (704) 388-2374
			Telecopy:   (704) 388-9923

 		with a copy to:

			NationsBank, N.A.
			400 North Ashley
			PO Box 31590
			Tampa, FL 33631-3590
			Attn: Joseph Caballero
			Telephone: (813) 224-5975
			Telecopy:   (813) 224-3944

		If to any Lender, to it at the address set forth for such Lender in Schedule 1.1 of the Credit Agreement.

		From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

	12.3.	Counterparts.

	This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

	12.4.	Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters.

	Each Operative Agreement may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by, subject to
Article VIII of the Trust Agreement regarding termination of the Trust Agreement, the Majority Secured Parties and each Credit Party (to the extent such Credit Party is a party to such Operative Agreement); provided, to the extent no Default or Event of Default shall have occurred and be continuing, the Majority Secured Parties shall not amend, supplement, waive or modify any provision of any Operative Agreement in such a manner as to adversely affect the rights of a Credit Party without the prior written consent (not to be unreasonably withheld or delayed) of such Credit Party. In addition, (a) the Unanimous Vote Matters shall require the consent of each Lender and each Holder affected by such matter and (b) any provision of any Operative Agreement incorporated by reference or otherwise referenced in a second Operative Agreement shall remain, respecting such second Operative Agreement, in its original form without regard to any such termination, amendment, supplement, waiver or modification in the first Operative Agreement except if such has been agreed to by an instrument in writing signed by, subject to
Article VIII of the Trust Agreement regarding termination of the Trust Agreement, the Majority Secured Parties and the Lessee and/or the Construction Agent (to the extent such Credit Party is a party to such Operative Agreement).

	Notwithstanding the foregoing, no such termination, amendment, supplement, waiver or modification shall, without the consent of the Agent and, to the extent affected thereby, each Lender and each Holder (collectively, the "Unanimous Vote Matters") (i) reduce the amount of any Note or any Certificate, extend the scheduled date of maturity of any Note, extend the scheduled Expiration Date, extend any payment date of any Note or Certificate, reduce the stated rate of interest payable on any Note, reduce the stated Holder Yield payable on any Certificate (other than as a result of waiving the applicability of any post-default increase in interest rates or Holder Yields), modify the priority of any Lien in favor of the Agent under any Security Document, subordinate any obligation owed to any Lender or Holder, reduce any Lender Unused Fees or any Holder Unused Fees payable under this Participation Agreement, extend the scheduled date of payment of any Lender Unused Fees or any Holder Unused Fees or increase the amount or extend the expiration date of any Lender's Commitment or the Holder Commitment of any Holder, or (ii) terminate, amend, supplement, waive or modify any provision of this Section 12.4 or reduce the percentages specified in the definitions of Majority Lenders, Majority Holders or Majority Secured Parties, or consent to the assignment or transfer by the Owner Trustee of any of its rights and obligations under any Credit Document or release a material portion of the Collateral (except in accordance with Section 8.8) or release any Credit Party from its obligations under any Operative Agreement or otherwise alter any payment obligations of any Credit Party to the Lessor or any Financing Party under the Operative Agreements, or (iii) terminate, amend, supplement, waive or modify any provision of Section 7 of the Credit Agreement (which shall also require the consent of the Agent), or (iv) permit Advances for Work in excess of the Construction Budget if, as a result of such Advances, the sum of all Advances made or to be made under the Construction Budgets with respect to all of the Properties will exceed the sum of the Holder Commitments and the Lender Commitments; provided, however, that the Majority Secured Parties may permit Advances for Work in excess of a particular Construction Budget so long as the sum of all Advances made or to be made under the aggregate of the Construction Budgets for all of the Properties (including the amount by which an Advance with respect to any Property will exceed the Construction Budget for such Property) does not exceed the sum of the Holder Commitments and the Lender Commitments, or (v) eliminate the automatic option under Section 5.3(b) of the Agency Agreement requiring that the Construction Agent pay certain liquidated damages in exchange for the conveyance of a Property to the Construction Agent. Any such termination, amendment, supplement, waiver or modification shall apply equally to each of the Lenders and the Holders and shall be binding upon all the parties to this Agreement. In the case of any waiver, each party to this Agreement shall be restored to its former position and rights under the Operative Agreements existing prior to the event or condition waived, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

	If at a time when the conditions precedent set forth in the Operative Agreements to any Loan are, in the opinion of the Majority Lenders, satisfied, any Lender shall fail to fulfill its obligations to make such Loan (any such Lender, a "Defaulting Lender") then, for so long as such failure shall continue, the Defaulting Lender shall (unless the Lessee and the Majority Lenders, determined as if the Defaulting Lender were not a "Lender", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Loans, shall not be treated as a "Lender" when performing the computation of Majority Lenders or Majority Secured Parties, and shall have no rights under this Section 12.4; provided that any action taken pursuant to the second paragraph of this Section 12.4 shall not be effective as against the Defaulting Lender unless it otherwise consents.

	If at a time when the conditions precedent set forth in the Operative Agreements to any Holder Advance are, in the opinion of the Majority Holders, satisfied, any Holder shall fail to fulfill its obligations to make such Holder Advance (any such Holder, a "Defaulting Holder") then, for so long as such failure shall continue, the Defaulting Holder shall (unless the Lessee and the Majority Holders, determined as if the Defaulting Holder were not a "Holder", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Holder Advances, shall not be treated as a "Holder" when performing the computation of Majority Holders or Majority Secured Parties, and shall have no rights under this Section 12.4; provided that any action taken pursuant to the second paragraph of this
Section 12.4 shall not be effective as against the Defaulting Holder unless it otherwise consents.

	12.5.	Headings, etc.

	The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

	12.6.	Parties in Interest.

	Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

	12.7.	GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL;
VENUE.

		(a)	THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES
HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.  Any legal action or proceeding with respect to this Agreement or any other Operative
Agreement may be brought in the courts of the State of Florida in
Sarasota County or of the United States for the Middle District of
Florida, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts.  Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 12.2, such service to become effective three (3) days after such mailing.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

		(b)	EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY,
TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN
ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER
OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

		(c)	To the fullest extent permitted by law, each of the parties
to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this
Agreement or any other Operative Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

	12.8.	Severability.

	Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

	12.9.	Liability Limited.

		(a)	The Lenders, the Agent, the Credit Parties, the Owner
Trustee and the Holders each acknowledge and agree that the Owner
Trustee is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement and to the extent otherwise provided in Section 6.1 of this Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that the Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Agreements.

		(b)	Anything to the contrary contained in this Agreement, the
Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements. The Lenders, the Holders and the Agent agree that, in the event any remedies under any Operative
Agreement are pursued, neither the Lenders, the Holders nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Trust Estate (excluding Excepted Payments) and the Credit Parties (with respect to the Credit Parties' obligations under the Operative
Agreements); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate (excluding Excepted Payments) in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other
Operative Agreement. Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes and/or the Certificates arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): active waste knowingly committed by any Exculpated Person with respect to any Property, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person; (iii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (A) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (B) except for Excepted Payments, any deposits or any escrows or amounts owed by the Construction Agent under the Agency Agreement held by the Lessor or
(C) except for Excepted Payments, any rent or other income received by the Lessor from the any Credit Party that is not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee's interest in the Properties or the Agent's rights and powers to obtain a judgment against the Lessor or any Credit Party (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of the Lessor's interest in the Trust Estate (excluding Excepted
Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses (ii) and (iii) of this Section 12.9(b)).

	12.10.	Rights of the Credit Parties.

	If at any time all obligations (i) of the Owner Trustee under and in accordance with the Credit Agreement, the Security Documents and the other Operative Agreements and (ii) of the Credit Parties under the Operative Agreements have in each case been satisfied or discharged in full, then the Credit Parties shall be entitled to (a) terminate the Lease and the guaranty obligations under Section 6A and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to any of the Properties. Upon the termination of the Lease and the guaranty obligations under Section 6A pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee all of its right, title and interest free and clear of the Lien of the Lease, the Lien of the Security Documents and all Lessor Liens in and to any Properties then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

	12.11.	Further Assurances.

	The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including without limitation the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including without limitation any action specified in the preceding sentence), or (if the Owner Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement. In addition, in connection with the sale or other disposition of any Property or any portion thereof, the Lessee agrees to execute such instruments of conveyance as may be reasonably required in connection therewith.

	12.12.	Calculations under Operative Agreements.

	The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Owner Trustee shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error.

	12.13.	Confidentiality.

	Each Financing Party severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to any Credit Party or any of its Subsidiaries which is provided to it by any Credit Party or any of its Subsidiaries. Each Financing Party must promptly notify the Credit Party in writing if any non-public information is disclosed. In addition, each Financing Party shall keep confidential, and shall not intentionally disclose such information to any Person except:

		(a)	to the extent such information is public when received by
such Person or becomes public thereafter due to the act or omission of any party other than such Person;

		(b)	to the extent such information is independently obtained
from a source other than any Credit Party or any of its Subsidiaries and such information from such source is not, to such Person's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;

		(c)	to counsel, auditors or accountants retained by any such
Person or any Affiliates of any such Person (if such Affiliates are permitted to receive such information pursuant to clause (f) or (g) below), provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including examiners of any Financing Party or any Affiliate thereof in the course of examinations of such Persons;

		(d)	in connection with any litigation or the enforcement or
preservation of the rights of any Financing Party under the Operative Agreements; however, the party disclosing such confidential information shall use its best efforts to obtain a confidentiality agreement;

		(e)	to the extent required by any applicable statute, rule or
regulation or court order (including without limitation, by way of subpoena) or pursuant to the request of any regulatory or Governmental
Authority having jurisdiction over any such Person; provided, however, that such Person shall endeavor (if not otherwise prohibited by Law) to notify the Lessee prior to any disclosure made pursuant to this clause
(e), except that no such Person shall be subject to any liability whatsoever for any failure to so notify the Lessee;

		(f)	any Financing Party may disclose such information to another
Financing Party or to any Affiliate of a Financing Party that directly or indirectly controls such Financing Party, except as otherwise prohibited by Law;

		(g)	any Financing Party may disclose such information to an
Affiliate of any Financing Party to the extent required in connection with the transactions contemplated hereby or to the extent such Affiliate is involved in, or provides advice or assistance to such Person with respect to, such transactions (provided, in each case that such Affiliate has agreed in writing to maintain confidentiality as if it were such Financing Party (as the case may be)); or

		(h)	after notice to the Credit Parties, to the extent disclosure to any other financial institution or other Person is appropriate in connection with any proposed or actual (i) assignment or grant of a participation by any of the Lenders of interests in the Credit Agreement or any Note to such other financial institution (who will in turn be required by the Agent to agree in writing to maintain confidentiality as if it were a Lender originally party to this Agreement) or (ii)
assignment by any Holder of interests in the Trust Agreement to another
Person (who will in turn be required by the transferring Holder to agree in writing to maintain confidentiality as if it were a Holder originally party to this Agreement).

	Subject to the terms of Sections 12.13(a), (b), (d) and (e) under the terms of any one or more of which circumstances disclosure shall be permitted, each Financing Party severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to the financing structure described in the unrecorded Operative Agreements.

	12.14.	Financial Reporting/Tax Characterization.

	Lessee agrees to obtain advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in the Operative Agreements. Lessee further agrees that Lessee shall not rely upon any statement of any Financing Party or any of their respective Affiliates and/or Subsidiaries regarding any such financial reporting treatment and/or tax characterization.

	12.15.	Set-off.

In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders, the Holders, their respective Affiliates and any assignee or participant of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements are hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other Person, any such notice being hereby expressly waived to the extent permitted by applicable Law, to set-off and to appropriate and to apply any and all deposits (general, demand, time and, to the extent permitted by applicable Law, special deposits, including without limitation indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, the Holders, their respective Affiliates or any assignee or participant of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements to or for the credit or the account of any Credit Party against and on account of the obligations of any Credit Party under the Operative Agreements irrespective of whether or not (a) the Lenders or the Holders shall have made any demand under any Operative Agreement or (b) the Agent shall have declared any or all of the obligations of any Credit Party under the Operative Agreements to be due and payable and although such obligations shall be contingent or unmatured.


[signature pages follow]

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


CORRECTIONAL SERVICES CORPORATION, as the
Construction Agent, as the Lessee and as a Tranche A Guarantor

By:  Ira Cotler
Title:   EVP/CFO


ESMOR NEW JERSEY, INC., as a Guarantor

By:   Ira Cotler
Title:  Attorney-in-Fact


CSC MANAGEMENT DE PUERTO RICO, INC., as a
Guarantor

By:  Ira Cotler
Title:  CFO


FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner Trustee under the CSC Trust 1997-1

By:  Val T. Orton
Title:  VP


NATIONSBANK, N.A., as a Holder, as a Lender and as the Agent

By:   James E. Harder, Jr.
Title: Sr. VP


BANQUE PARIBAS, as Lender

By:  Duane Helkowski
Title:  VP


By:  David I. Canavan
Title:  Director


SOUTH TRUST BANK, NATIONAL
ASSOCIATION, as Lender and Holder

By:  Steven W. Davis
Title:  VP


SUMMIT BANK, as Lender

By:  Lisa Cohen
Title:  VP


------------------------------------------------------------------------------


                               LEASE AGREEMENT

                         Dated as of March 30, 1998

                                   between

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                              not individually,
                      but solely as the Owner Trustee
                       under the CSC Trust 1997-1,
                                  as Lessor

                                     and

                     CORRECTIONAL SERVICES CORPORATION,
                                as Lessee


This Lease Agreement is subject to a security interest in favor of NationsBank, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent") under a Security Agreement dated as of March
30, 1998, between First Security Bank, National Association, not individually, but solely as the Owner Trustee under the CSC Trust 1997-1 and the Agent, as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof. This Lease Agreement has been executed in several counterparts. To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Agreement may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Agent on the signature page hereof.


                                 TABLE OF CONTENTS

ARTICLE I
1.1 Definitions.
1.2 Interpretation.

ARTICLE II
2.1 Property.
2.2 Lease Term.
2.3 Title.
2.4 Lease Supplements.

ARTICLE III
3.1 Rent.
3.2 Payment of Basic Rent.
3.3 Supplemental Rent.
3.4 Performance on a Non-Business Day.
3.5 Rent Payment Provisions.

ARTICLE IV
4.1 Taxes; Utility Charges.

ARTICLE V
5.1 Quiet Enjoyment.

ARTICLE VI
6.1 Net Lease.
6.2 No Termination or Abatement.

ARTICLE VII
7.1 Ownership of the Properties.

ARTICLE VIII
8.1 Condition of the Properties.
8.2 Possession and Use of the Properties.
8.3 Integrated Properties.

ARTICLE IX
9.1 Compliance With Legal Requirements, Insurance Requirements and Manufacturer's Specifications and Standards.

ARTICLE X
10.1 Maintenance and Repair; Return.
10.2 Environmental Inspection.

ARTICLE XI
11.1 Modifications.

ARTICLE XII
12.1 Warranty of Title.

ARTICLE XIII
13.1 Permitted Contests Other Than in Respect of Indemnities.
13.2 Impositions, Utility Charges, Other Matters; Compliance with Legal Requirements.

ARTICLE XIV
14.1 Public Liability and Workers' Compensation Insurance.
14.2 Permanent Hazard and Other Insurance.
14.3 Coverage.

ARTICLE XV
15.1 Casualty and Condemnation.
15.2 Environmental Matters.
15.3 Notice of Environmental Matters.

ARTICLE XVI
16.1 Termination Upon Certain Events.
16.2 Procedures.

ARTICLE XVII
17.1 Lease Events of Default.
17.2 Surrender of Possession.
17.3 Reletting.
17.4 Damages.
17.5 Power of Sale.
17.6 Final Liquidated Damages.
17.7 Environmental Costs.
17.8 Waiver of Certain Rights.
17.9 Assignment of Rights Under Contracts.
17.10 Remedies Cumulative.

ARTICLE XVIII
18.1 Lessor's Right to Cure Lessee's Lease Defaults.

ARTICLE XIX
19.1 Provisions Relating to Lessee's Exercise of its Purchase Option.
19.2 No Purchase or Termination With Respect to Less than All of a
Property.

ARTICLE XX
20.1 Purchase Option or Sale Option-General Provisions.
20.2 Lessee Purchase Option.
20.3 Third Party Sale Option.

ARTICLE XXI
21.1 [Intentionally Omitted].

ARTICLE XXII
22.1 Sale Procedure.
22.2 Application of Proceeds of Sale.
22.3 Indemnity for Excessive Wear.
22.4 Appraisal Procedure.
22.5  Certain Obligations Continue.

ARTICLE XXIII
23.1 Holding Over.

ARTICLE XXIV
24.1 Risk of Loss.

ARTICLE XXV
25.1 Assignment.
25.2 Subleases.

ARTICLE XXVI
26.1 No Waiver.

ARTICLE XXVII
27.1 Acceptance of Surrender.
27.2 No Merger of Title.

ARTICLE XXVIII
28.1 Incorporation of Covenants.

ARTICLE XXIX
29.1 Notices.

ARTICLE XXX
30.1 Miscellaneous.
30.2 Amendments and Modifications.
30.3 Successors and Assigns.
30.4 Headings and Table of Contents.
30.5 Counterparts.

30.6 GOVERNING LAW.
30.7 Calculation of Rent.
30.8 Memoranda of Lease and Lease Supplements.
30.9 Allocations between the Lenders and the Holders.
30.10 Limitations on Recourse.
30.11 WAIVERS OF JURY TRIAL.
30.12 Exercise of Lessor Rights.
30.13 SUBMISSION TO JURISDICTION; VENUE.
30.14 USURY SAVINGS PROVISION.


                                 LEASE AGREEMENT


	THIS LEASE AGREEMENT dated as of March 30, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Lease") is between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, having its principal office at 79 South Main Street, Salt Lake City, Utah 84111, not individually, but solely as the Owner Trustee under the CSC Trust 1997-1, as lessor (the "Lessor"), and CORRECTIONAL SERVICES CORPORATION, a Delaware corporation, having its principal place of business at 1819 Main Street, Suite 1000, Sarasota, FL 34236, as lessee (the "Lessee").

                               W I T N E S S E T H:

	A.	WHEREAS, subject to the terms and conditions of the Participation
Agreement and the Agency Agreement, Lessor will (i) purchase or ground lease various parcels of real property, some of which will (or may) have existing Improvements thereon, from one (1) or more third parties designated by Lessee and (ii) fund the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties by the Construction Agent; and

	B.	WHEREAS, the Basic Term shall commence with respect to each
Property upon the Property Closing Date with respect thereto; provided, Basic Rent with respect thereto shall not be payable until the applicable Rent Commencement Date; and

	C.	WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, each Property;

	NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

	1.1	Definitions.

		For purposes of this Lease, capitalized terms used in this Lease and not otherwise defined herein shall have the meanings assigned to them in Appendix A to that certain Participation Agreement dated as of March 30, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the "Participation Agreement") among Lessee, Lessor, the various Parties thereto from time to time as the Guarantors, the various banks and other lending institutions which are parties thereto from time to time, as the Holders, the various banks and other lending institutions which are parties thereto from time to time, as the Lenders, and NationsBank, N.A., as agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests. Unless otherwise indicated, references in this Lease to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Lease.

	1.2	Interpretation.

		The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Lease.


                                   ARTICLE II

	2.1	Property.

		Subject to the terms and conditions hereinafter set forth and contained in the respective Lease Supplement relating to each Property, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, each Property.

	2.2	Lease Term.

		The basic term of this Lease with respect to each Property (the "Basic Term") shall begin upon the Property Closing Date for such Property
(in each case the "Basic Term Commencement Date") and shall end on the third annual anniversary of the Initial Closing Date (the "Basic Term Expiration Date"), unless the Basic Term is earlier terminated or the term of this Lease is renewed (as described below) in accordance with the provisions of this Lease. Notwithstanding the foregoing, Lessee shall not be obligated to pay Basic Rent until the Rent Commencement Date with respect to such Property.

		To the extent no Default or Event of Default has occurred and is continuing, and if Lessee has not provided written notice to Lessor at least one hundred twenty (120) days prior to the first day of the applicable Renewal Term of its determination to exercise its purchase option or sale option under
Article XX hereof, the term of this Lease for each Property shall be automatically extended for up to two (2) additional terms each of one (1) year's duration from the Basic Term Expiration Date (each, a "Renewal
Term"); provided, that the expiration date for the final Renewal Term for each Property shall not be later than the fifth annual anniversary of the Initial Closing Date, unless such later expiration date has been expressly agreed to, at the request of Lessee, in writing by each of Lessor, the Agent, the Lenders and the Holders in their sole discretion.

	2.3	Title.

		Each Property is leased to Lessee without any representation or warranty, express or implied, by Lessor (except as to the absence of Lessor Liens) and subject to the rights of parties in possession (if any), the existing state of title (including without limitation the Permitted Liens) and all applicable Legal Requirements. Lessee shall in no event have any recourse against Lessor for any defect in Lessor's title to any Property or any interest of Lessee therein other than for Lessor Liens.

	2.4	Lease Supplements.

	On or prior to each Basic Term Commencement Date, Lessee and Lessor shall each execute and deliver a Lease Supplement for the Property to be leased effective as of such Basic Term Commencement Date in substantially the form of Exhibit A hereto.


                                  ARTICLE III

	3.1	Rent.

		(a)	Lessee shall pay Basic Rent in arrears on each Payment Date, and on any date on which this Lease shall terminate with respect to any or all Properties during the Term; provided, however, with respect to each individual Property Lessee shall have no obligation to pay Basic
Rent with respect to such Property until the Rent Commencement Date with respect to such Property (notwithstanding that Basic Rent for such
Property shall accrue from and including the Scheduled Interest Payment
Date immediately preceding such Rent Commencement Date).

		(b)	Basic Rent shall be due and payable in lawful money of the
United States and shall be paid by wire transfer of immediately available funds on the due date therefor (or within the applicable grace period) to such account or accounts at such bank or banks as Lessor shall from time to time direct.

		(c)	Lessee's inability or failure to take possession of all or
any portion of any Property when delivered by Lessor, whether or not attributable to any act or omission of Lessor, the Construction Agent, Lessee or any other Person or for any other reason whatsoever, shall not delay or otherwise affect Lessee's obligation to pay Rent for such Property in accordance with the terms of this Lease.

		(d)	Lessee shall make all payments of Rent prior to 2:00 p.m.,
Charlotte, North Carolina time, on the applicable date for payment of such amount.

	3.2	Payment of Basic Rent.

		Basic Rent shall be paid absolutely net to Lessor or its designee, so that this Lease shall yield to Lessor the full amount thereof, without setoff, deduction or reduction.

	3.3	Supplemental Rent.

		Lessee shall pay to the Person entitled thereto any and all Supplemental Rent when and as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent within five (5) days after the same is due, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. All such payments of Supplemental Rent shall be in the full amount thereof, without setoff, deduction or reduction. Lessee shall pay to the appropriate Person, as Supplemental Rent due and owing to such Person, among other things, on demand, to the extent permitted by applicable Legal Requirements, (a) any and all payment obligations (except for amounts payable as Basic Rent) owing from time to time under the Operative Agreements by any Person to the Agent, any Lender, any Holder or any other Person and (b) interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due (subject to the applicable grace period) for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the appropriate Person (subject to any applicable grace period) for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. It shall be an additional Supplemental Rent obligation of Lessee to pay to the appropriate Person all rent and other amounts when such become due and owing from time to time under each Ground Lease and without the necessity of any notice from Lessor with regard thereto. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

	3.4	Performance on a Non-Business Day.

		If any Basic Rent is required hereunder on a day that is not a Business Day, then such Basic Rent shall be due on the corresponding Scheduled Interest Payment Date or the date any amounts specified in Schedule 2 to the Participation Agreement are due, as the case may be. If any Supplemental Rent is required hereunder on a day that is not a Business Day, then such Supplemental Rent shall be due on the next succeeding Business Day.

	3.5	Rent Payment Provisions.

		To the extent permitted by Applicable Law, Lessee shall make payment of all Basic Rent and Supplemental Rent when due (subject to the applicable grace periods) regardless of whether any of the Operative Agreements pursuant to which same is calculated and is owing shall have been rejected, avoided or disavowed in any bankruptcy or insolvency proceeding involving any of the parties to any of the Operative Agreements. Such provisions of such Operative Agreements and their related definitions are incorporated herein by reference and shall survive any termination, amendment or rejection of any such Operative Agreements.


                                  ARTICLE IV

	4.1	Taxes; Utility Charges.

		Lessee shall pay or cause to be paid all Impositions (other than those for which Lessee is not responsible pursuant to Section 11.2(b) of the Participation Agreement) with respect to the Properties and/or the use, occupancy, operation, repair, access, maintenance or operation thereof and all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents, utilities and operating expenses of any kind or type used in or on any Property and related real property during the Term.
Upon Lessor's reasonable request, Lessee shall provide from time to time
Lessor with evidence of all such payments referenced in the foregoing sentence. Lessee shall be entitled to receive any credit or refund with respect to any Imposition or utility charge paid by Lessee. Unless an Event of Default shall have occurred and be continuing, the amount of any credit or refund received by Lessor on account of any Imposition or utility charge paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for Impositions or utilities imposed with respect to any Property for a period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, and each party shall pay or reimburse the other for such party's pro rata share thereof.


                                   ARTICLE V

	5.1	Quiet Enjoyment.

		Subject to the rights of Lessor contained in Sections 17.2, 17.3 and 20.3 and the other terms of this Lease and the other Operative Agreements and so long as no Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy each Property for the applicable Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor (other than Lessee) with respect to any matters arising from and after the applicable Basic Term Commencement Date.


                                      ARTICLE VI

	6.1	Net Lease.

		This Lease shall constitute a net lease, and the obligations of Lessee hereunder are absolute and unconditional. Lessee shall pay all operating expenses arising out of the use, operation and/or occupancy of each Property. Any present or future law to the contrary notwithstanding (to the extent the parties hereto may legally waive the applicability of such law), this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) for any reason whatsoever, including without limitation by reason of: (a) any damage to or destruction of any Property or any part thereof; (b) any taking of any Property or any part thereof or interest therein by Condemnation or otherwise; (c) any prohibition, limitation, restriction or prevention of Lessee's use, occupancy or enjoyment of any Property or any part thereof, or any interference with such use, occupancy or enjoyment by any Person or for any other reason; (d) any title defect, Lien or any matter affecting title to any Property; (e) any eviction by paramount title or otherwise; (f) any default by Lessor hereunder; (g) any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding relating to or affecting the Agent, any Lender, Lessor, Lessee, any Holder or any Governmental Authority; (h) the impossibility or illegality of performance by Lessor, Lessee or both; (i) any action of any Governmental Authority or any other Person; (j) Lessee's acquisition of ownership of all or part of any Property; (k) breach of any warranty or representation with respect to any Property or any Operative Agreement; (l) any defect in the condition, quality or fitness for use of any Property or any part thereof; or
(m) any other cause or circumstance whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of Lessee hereunder shall be covenants, agreements and obligations that are separate and independent from any obligations of Lessor hereunder and shall continue unaffected unless such covenants, agreements and obligations shall have been modified or terminated in accordance with an express provision of this Lease. Lessor and Lessee acknowledge and agree that the provisions of this Section
6.1 have been specifically reviewed and subjected to negotiation.

	6.2	No Termination or Abatement.

		Lessee shall remain obligated under this Lease in accordance with its terms and, to the extent permitted by applicable law, agrees that it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting any Person or any Governmental Authority, or any action with respect to this Lease or any Operative Agreement which may be taken by any trustee, receiver or liquidator of any Person or any Governmental Authority or by any court with respect to any Person, or any Governmental Authority. To the extent permitted by applicable law, Lessee hereby waives all right (a) to terminate or surrender this Lease (except as permitted under the terms of the Operative Agreements) or (b) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute (to the extent Lessee may legally waive the application of such applicable law) or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.


                                 ARTICLE VII

	7.1	Ownership of the Properties.

		(a)	Lessor and Lessee intend that for federal and all state and
local income tax purposes, bankruptcy purposes, regulatory purposes, commercial law and real estate purposes and all other purposes (other than for accounting purposes) (A) this Lease will be treated as a financing arrangement and (B) Lessee will be treated as the owner of the
Properties and will be entitled to all tax benefits ordinarily available to owners of property similar to the Properties for such tax purposes.
Notwithstanding the foregoing, neither party hereto has made, or shall be deemed to have made, any representation or warranty as to the availability of any of the foregoing treatments under applicable accounting rules, tax, bankruptcy, regulatory, commercial or real estate law or under any other set of rules.  Lessee shall claim the cost recovery deductions associated with each Property, and Lessor shall not, to the extent not prohibited by Law, take on its tax return a position inconsistent with Lessee's claim of such deductions.

		(b)	For all purposes described in Section 7.1(a), Lessor and
Lessee intend this Lease to constitute a finance lease and not a true lease. Lessor and Lessee further intend and agree that, for the purpose of securing Lessee's obligations hereunder, (i) this Lease shall be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code respecting each of the Properties and all proceeds (including without limitation insurance proceeds thereof) to the extent such is personal property and an irrevocable grant and conveyance of a lien and mortgage on each of the Properties and all proceeds (including without limitation insurance proceeds thereof) to the extent such is real property; (ii) the acquisition of title (or to the extent applicable, a leasehold interest pursuant to a Ground Lease) in each Property referenced in Article II shall be deemed to be a grant by Lessee to Lessor of, and Lessee hereby grants to Lessor, a lien on and security interest, mortgage lien and deed of trust in all of Lessee's right, title and interest in and to each Property and all proceeds (including without limitation insurance proceeds thereof) of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property, and an assignment of all rents, profits and income produced by each Property;
and (iii) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such lien, security interest, mortgage lien and deed of trust under applicable law.
Lessor and Lessee shall promptly take such actions as may be necessary or advisable in either party's opinion (including without limitation the filing of Uniform Commercial Code Financing Statements, Uniform
Commercial Code Fixture Filings and memoranda (or short forms) of this Lease and the various Lease Supplements) to ensure that the lien, security interest, lien, mortgage lien and deed of trust in each Property and the other items referenced above will be deemed to be a perfected lien, security interest, mortgage lien and deed of trust of first priority under applicable law and will be maintained as such throughout the Term subject only to Permitted Liens.


                                 ARTICLE VIII

	8.1	Condition of the Properties.

		LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING EACH PROPERTY "AS-IS WHERE-IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR (EXCEPT THAT LESSOR SHALL KEEP EACH PROPERTY FREE AND CLEAR OF LESSOR LIENS) AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE,
(B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF (IF ANY), (C) ANY STATE OF FACTS REGARDING ITS PHYSICAL CONDITION OR WHICH AN ACCURATE SURVEY MIGHT SHOW,
(D) ALL APPLICABLE LEGAL REQUIREMENTS AND (E) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF AND/OR THE DATE OF THE APPLICABLE LEASE SUPPLEMENT. NEITHER LESSOR NOR THE AGENT NOR ANY LENDER NOR ANY HOLDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED), EXCEPT THAT LESSOR SHALL KEEP EACH PROPERTY FREE AND CLEAR OF LESSOR LIENS, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF), AND NEITHER LESSOR NOR THE AGENT NOR ANY LENDER NOR ANY HOLDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREON OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT. LESSEE HAS OR PRIOR TO THE BASIC TERM COMMENCEMENT DATE WILL HAVE BEEN AFFORDED FULL OPPORTUNITY TO INSPECT EACH PROPERTY AND THE IMPROVEMENTS THEREON (IF ANY), IS OR WILL BE (INSOFAR AS LESSOR, THE AGENT, EACH LENDER AND EACH HOLDER ARE CONCERNED) SATISFIED WITH THE RESULTS OF ITS INSPECTIONS AND IS ENTERING INTO THIS LEASE SOLELY ON THE BASIS OF THE RESULTS OF ITS OWN INSPECTIONS, AND ALL RISKS INCIDENT TO THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, AS BETWEEN LESSOR, THE AGENT, THE LENDERS AND THE HOLDERS, ON THE ONE HAND, AND LESSEE, ON THE OTHER HAND, ARE
TO BE BORNE BY LESSEE.

	8.2	Possession and Use of the Properties.

		(a)	At all times during the Term with respect to each Property,
such Property shall be a Permitted Facility and shall be used by Lessee in the ordinary course of its business.  Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Properties as contemplated by this Lease.  Lessee shall not commit or permit any waste of the Properties or any part thereof.

		(b)	The address stated in Section 29.1 of this Lease is the
principal place of business and chief executive office of Lessee (as such terms are used in Section 9-103(3) of the Uniform Commercial Code of any applicable jurisdiction), and Lessee will provide Lessor with prior written notice of any change of location of its principal place of business or chief executive office. Regarding a particular Property, each Lease Supplement correctly identifies the initial location of the related Equipment (if any) and Improvements (if any) and contains an accurate legal description for the related parcel of Land or a copy of the Ground Lease (if any). The Equipment and Improvements respecting each particular Property will be located only at the location identified in the applicable Lease Supplement.

		(c)	Lessee will not attach or incorporate any item of  Equipment to or in any other item of equipment or personal property or to or in any real property in a manner that could give rise to the assertion of any Lien on such item of Equipment by reason of such attachment or the assertion of a claim that such item of Equipment has become a fixture and is subject to a Lien in favor of a third party that is prior to the
Liens thereon created by the Operative Agreements, except for Permitted
Liens and Lessor Liens.

		(d)	On the Basic Term Commencement Date for each Property,
Lessor and Lessee shall execute a Lease Supplement in regard to such Property which shall contain an Equipment Schedule that has a complete description of all items of Equipment which are then a part of the Property, an Improvement Schedule that has a complete description of each Improvement which is then a part of the Property and a legal description of the Land to be leased hereunder (or in the case of any Property subject to a Ground Lease to be subleased hereunder) as of such date. Each Property subject to a Ground Lease shall be deemed to be ground subleased from Lessor to Lessee as of the Basic Term Commencement
Date, and such ground sublease shall be in effect until this Lease is terminated or expires, in each case in accordance with the terms and provisions hereof. Lessee shall satisfy and perform all obligations imposed on Lessor under each Ground Lease. Simultaneously with the execution and delivery of each Lease Supplement, such Equipment, Improvements, Land, ground subleasehold interest, all additional
Equipment and Improvements which are financed under the Operative
Agreements after the Basic Term Commencement Date and the remainder of such Property shall be deemed to have been accepted by Lessee for all purposes of this Lease and to be subject to this Lease.

		(e)	At all times during the Term with respect to each Property,
Lessee will comply with all obligations under and (to the extent no
Event of Default exists and provided that such exercise will not impair the value, utility or remaining useful life of such Property) shall be permitted to exercise all rights and remedies under, all operation and easement agreements and related or similar agreements applicable to such
Property.

	8.3	Integrated Properties.

		On the Rent Commencement Date for each Property, such Property and the applicable property subject to a Ground Lease shall constitute (and for the duration of the Term shall continue to constitute) all of the equipment, facilities, rights, other personal property and other real property necessary or appropriate to operate, utilize, maintain and control a Permitted Facility in a commercially reasonable manner.


                                      ARTICLE IX

	9.1	Compliance With Legal Requirements, Insurance Requirements and
Manufacturer's Specifications and Standards.

		Subject to the terms of Article XIII relating to permitted contests, Lessee, at its sole cost and expense, shall (a) comply with all applicable Legal Requirements (including without limitation all Environmental
Laws), all Insurance Requirements relating to the Properties and all manufacturer's specifications and standards, including without limitation the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in any Property or interfere with the use and enjoyment of any Property, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties, unless the failure to procure, maintain and comply with such items identified in subparagraphs (a) and (b), individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect. Lessor agrees to take such actions as may be reasonably requested by Lessee in connection with the compliance by Lessee of its obligations under this Section 9.1.


                                    ARTICLE X

	10.1	Maintenance and Repair; Return.

		(a)	Lessee, at its sole cost and expense, shall maintain each
Property in good condition, repair and working order (ordinary wear and tear excepted) and in the repair and condition as when originally delivered to Lessor and make all necessary repairs thereto and replacements thereof, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by
Section 9.1 and on a basis consistent with the operation and maintenance of properties or equipment comparable in type and function to the applicable Property, such that such Property is capable of being immediately utilized in the same manner as originally intended and in compliance with standard industry practice subject, however, to the provisions of Article XV with respect to Casualty and Condemnation.

		(b)	Lessee shall not use or locate any component of any Property outside of any Approved State.  Lessee shall not move or relocate any component of any Property beyond the boundaries of the Land (comprising part of such Property) described in the applicable Lease Supplement, except for the temporary removal of Equipment and other personal property for repair or replacement.

		(c)	If any component of any Property becomes worn out, lost,
destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Lessee, at its own expense, will within a reasonable time replace such component with a replacement component which is free and clear of all Liens (other than Permitted Liens and Lessor Liens) and has a value, utility and useful life at least equal to the component replaced (assuming the component replaced had been maintained and repaired in accordance with the requirements of this Lease). All components which are added to any Property shall immediately become the property of (and title thereto shall vest in) Lessor and shall be deemed incorporated in such Property and subject to the terms of this Lease as if originally leased hereunder.

		(d)	Upon reasonable advance notice, Lessor and its agents shall
have the right to inspect each Property and all maintenance records with respect thereto at any reasonable time during normal business hours but shall not, in the absence of an Event of Default, materially disrupt the business of Lessee.

		(e)	Lessee shall cause to be delivered to Lessor (at Lessee's
sole expense) one or more additional Appraisals (or reappraisals of Property) as Lessor may request if any one of Lessor, the Agent, the Trust Company, any Lender or any Holder is required pursuant to any applicable Legal Requirement to obtain such Appraisals (or reappraisals) and, if requested by Lessor, upon the occurrence of any Event of Default.

		(f)	Lessor shall under no circumstances be required to build any improvements or install any equipment on any Property, make any repairs, replacements, alterations or renewals of any nature or description to any Property, make any expenditure whatsoever in connection with this
Lease or maintain any Property in any way.  Lessor shall not be required to maintain, repair or rebuild all or any part of any Property, and
Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of any Property, or (ii) make repairs at the expense of Lessor pursuant to any Legal Requirement, Insurance
Requirement, contract, agreement, covenant, condition or restriction at any time in effect.

		(g)	Lessee shall, upon the expiration or earlier termination of
this Lease with respect to a Property, if Lessee shall not have exercised its Purchase Option with respect to such Property and purchased such Property, surrender such Property (i) pursuant to the exercise of the applicable remedies upon the occurrence of a Lease Event of Default, to Lessor or (ii) pursuant to the second paragraph of
Section 22.1(a) hereof, to Lessor or the third party purchaser, as the case may be, subject to Lessee's obligations under this Lease (including without limitation the obligations of Lessee at the time of such surrender under Sections 9.1, 10.1(a) through (f), 10.2, 11.1, 12.1,
22.1 and 23.1).

	10.2	Environmental Inspection.

		If Lessee has not given notice of exercise of its Purchase Option on the Expiration Date pursuant to Section 20.1 or for whatever reason Lessee does not purchase a Property in accordance with the terms of this Lease, then not more than one hundred twenty (120) days nor less than sixty (60) days prior to the Expiration Date, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment recently prepared
(no more than thirty (30) days prior to the date of delivery) by an independent recognized professional reasonably acceptable to Lessor, and in form, scope and content reasonably satisfactory to Lessor.


                                    ARTICLE XI

	11.1	Modifications.

		(a)	Lessee at its sole cost and expense, at any time and from
time to time without the consent of Lessor may make modifications, alterations, renovations, improvements and additions to any Property or any part thereof and substitutions and replacements therefor
(collectively, "Modifications"), and Lessee shall make any and all Modifications required to be made pursuant to all Legal Requirements, Insurance Requirements and manufacturer's specifications and standards;
provided, that: (i) no Modification shall materially impair the value, utility or useful life of any Property from that which existed immediately prior to such Modification; (ii) each Modification shall be done expeditiously and in a good and workmanlike manner; (iii) no Modification shall adversely affect the structural integrity of any Property; (iv) to the extent required by Section 14.2(a), Lessee shall maintain or be the beneficiary of builders' risk insurance at all times when a Modification is in progress; (v) subject to the terms of Article
XIII relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens (other than Permitted Liens and Lessor
Liens) arising with respect to any Modification; (vi) each Modification shall comply with the requirements of this Lease (including without limitation Sections 8.2 and 10.1); and (vii) no Improvement shall be demolished or otherwise rendered unfit for use unless Lessee shall finance the proposed replacement Modification outside of this lease facility; provided, further, Lessee shall not make any Modification
(unless required by any Legal Requirement) to the extent any such Modification, individually or in the aggregate, shall have or could reasonably be expected to have a Material Adverse Effect. All
Modifications shall immediately and without further action upon their incorporation into the applicable Property (1) become property of Lessor, (2) be subject to this Lease and (3) be titled in the name of Lessor. Lessee shall not remove or attempt to remove any Modification from any Property. Each Ground Lease for a Property shall expressly provide for the provisions of the foregoing sentence. Lessee, at its own cost and expense, will pay for the repairs of any damage to any Property caused by the removal or attempted removal of any Modification.

		(b)	The construction process provided for in the Agency
Agreement is acknowledged by Lessor to be consistent with and in compliance with the terms and provisions of this Article XI.


                                    ARTICLE XII

	12.1	Warranty of Title.

		(a)	Lessee hereby acknowledges and shall cause title in each
Property (including without limitation all Equipment, all Improvements, all replacement components to each Property and all Modifications) immediately and without further action to vest in and become the property of Lessor and to be subject to the terms of this Lease
(provided, respecting each Property subject to a Ground Lease, Lessor's interest therein is acknowledged to be a leasehold interest pursuant to such Ground Lease) from and after the date hereof or such date of incorporation into any Property. Lessee agrees that, subject to the terms of Article XIII relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon any Property, any component thereof or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by Lessor, the Agent or any Holder pursuant to any Operative Agreement, other than Permitted Liens and Lessor Liens. Lessee shall promptly notify Lessor in the event it receives actual knowledge that a Lien other than a Permitted Lien or Lessor Lien has occurred with respect to a Property, the Rent or any other such amounts, and Lessee represents and warrants to, and covenants with, Lessor that the Liens in favor of Lessor created by the Operative Agreements are (and until the financing parties under the Operative Agreements have been paid in full shall remain) first priority perfected Liens subject only to Permitted Liens and Lessor Liens. At all times subsequent to the Basic Term
Commencement Date respecting a Property, Lessee shall (i) cause a valid, perfected, first priority Lien on each applicable Property to be in place in favor of the Agent (for the benefit of the Lenders and the Holders) subject only to Permitted Liens and Lessor Liens and (ii) file, or cause to be filed, all necessary documents under the applicable real property law and Article 9 of the Uniform Commercial Code to perfect such title and Liens.

		(b)	Nothing contained in this Lease shall be construed as
constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Property or any part thereof. NOTICE
IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY
LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR
TO ANYONE HOLDING A PROPERTY OR ANY PART THEREOF THROUGH OR UNDER
LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR,
SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR
IN AND TO ANY PROPERTY.


                               ARTICLE XIII

	13.1	Permitted Contests Other Than in Respect of Indemnities.

		Except to the extent otherwise provided for in Section 11 of the Participation Agreement, Lessee, on its own or on Lessor's behalf but at Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Legal
Requirement, Imposition or utility charge payable pursuant to Section 4.1 or any Lien, attachment, levy, encumbrance or encroachment, and Lessor agrees not to pay, settle or otherwise compromise any such item, provided, that (a) the commencement and continuation of such proceedings shall suspend the collection of any such contested amount from, and suspend the enforcement thereof against, the applicable Properties, Lessor, each Holder, the Agent and each Lender; (b) there shall not be imposed a Lien (other than Permitted Liens and Lessor Liens) on any Property and no part of any Property nor any Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or material civil liability on Lessor, any Holder, the Agent or any Lender for failure to comply therewith; and (d) in the event that, at any time, there shall be a material risk of extending the application of such item beyond the end of the Term, then Lessee shall deliver to Lessor an Officer's Certificate certifying as to the matters set forth in clauses
(a), (b) and (c) of this Section 13.1. Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by Lessee, shall join as a party therein at Lessee's sole cost and expense.

	13.2	Impositions, Utility Charges, Other Matters; Compliance with Legal
Requirements.

		Except with respect to Impositions, Legal Requirements, utility charges and such other matters referenced in Section 13.1 which are the subject of ongoing proceedings contesting the same in a manner consistent with the requirements of Section 13.1, Lessee shall cause (a) all Impositions, utility charges and such other matters to be timely paid, settled or compromised, as appropriate, with respect to each Property and (b) each Property to comply with all applicable Legal Requirements in accordance with
Section 9.1 hereof.


                                   ARTICLE XIV

	14.1	Public Liability and Workers' Compensation Insurance.

		During the Term for each Property, Lessee shall procure and carry, at Lessee's sole cost and expense, commercial general liability and umbrella liability insurance for claims for injuries or death sustained by persons or damage to property while on such Property or respecting the Equipment and such other public liability coverages as are then customarily carried by similarly situated companies conducting business similar to that conducted by Lessee.
Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by Lessee with respect to similar properties and equipment that it owns and are then carried by similarly situated companies conducting business similar to that conducted by Lessee, and in no event shall have a minimum combined single limit per occurrence coverage (i) for commercial general liability of less than $5,000,000 and (ii) for umbrella liability of less than $25,000,000. The policies shall name Lessee as the insured and shall be endorsed to name Lessor, the Holders, the Agent and the Lenders as additional insureds. The policies shall also specifically provide that such policies shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which Lessor, any Holder, the Agent or any Lender may have in force. In the operation of the Properties, Lessee shall comply with applicable workers' compensation laws and protect Lessor, each Holder, the Agent and each Lender against any liability under such laws.

	14.2	Permanent Hazard and Other Insurance.

		(a)	During the Term for each Property, Lessee shall keep such
Property insured against all risk of physical loss or damage by fire and other risks and shall maintain builders' risk insurance during construction of any Improvements or Modifications in each case in amounts no less than the Termination Value from time to time and on terms that (i) are no less favorable than insurance covering other similar properties owned by Lessee and (ii) are then carried by similarly situated companies conducting business similar to that conducted by Lessee. The policies shall name Lessee as the insured and shall be endorsed to name Lessor, the Holders and the Agent (on behalf of the Lenders and the Holders) as a named additional insured and loss payee, to the extent of their respective interests; provided, so long as no Event of Default exists, any loss payable under the insurance policies required by this Section for losses up to $1,000,000 will be paid to Lessee.

		(b)	If, during the Term with respect to a Property the area in
which such Property is located is designated a "flood-prone" area pursuant to the Flood Disaster Protection Act of 1973, or any amendments or supplements thereto or is in a zone designated A or V, then Lessee shall comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. In addition, Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Legal Requirement, concerning flood insurance to the extent that it applies to any such Property. During the Term, Lessee shall, in the operation and use of each Property, maintain workers' compensation insurance consistent with that carried by similarly situated companies conducting business similar to that conducted by Lessee and containing minimum liability limits of no less than $100,000. In the operation of each Property, Lessee shall comply with workers' compensation laws applicable to Lessee, and protect
Lessor, each Holder, the Agent and each Lender against any liability under such laws.

	14.3	Coverage.

		(a)	As of the date of this Lease and annually thereafter during
the Term, Lessee shall furnish the Agent (on behalf of Lessor and the other beneficiaries of such insurance coverage) with certificates prepared by the insurers or insurance broker of Lessee showing the insurance required under Sections 14.1 and 14.2 to be in effect, naming
(to the extent of their respective interests) Lessor, the Holders, the
Agent and the Lenders as additional insureds and loss payees and evidencing the other requirements of this Article XIV.  All such insurance shall be at the cost and expense of Lessee and provided by nationally recognized, financially sound insurance companies having an A or better rating by A.M. Best's Key Rating Guide. Lessee shall cause such certificates to include a provision for thirty (30) days' advance written notice by the insurer to the Agent (on behalf of Lessor and the other beneficiaries of such insurance coverage) in the event of cancellation or material alteration of such insurance.  If an Event of
Default has occurred and is continuing and the Agent (on behalf of
Lessor and the other beneficiaries of such insurance coverage) so requests, Lessee shall deliver to the Agent (on behalf of Lessor and the other beneficiaries of such insurance coverage) copies of all insurance policies required by Sections 14.1 and 14.2.

		(b)	Lessee agrees that the insurance policy or policies required by Sections 14.1, 14.2(a) and 14.2(b) shall include an appropriate clause pursuant to which any such policy shall provide that it will not be invalidated should Lessee or any Contractor, as the case may be, waive, at any time, any or all rights of recovery against any party for losses covered by such policy or due to any breach of warranty, fraud, action, inaction or misrepresentation by Lessee or any Person acting on behalf of Lessee.  Lessee hereby waives any and all such rights against
Lessor, the Holders, the Agent and the Lenders to the extent of payments made to any such Person under any such policy.

		(c)	Neither Lessor nor Lessee shall carry separate insurance
concurrent in kind or form or contributing in the event of loss with any insurance required under this Article XIV, except that Lessor may carry separate liability insurance at Lessor's sole cost so long as (i)
Lessee's insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee's policy and (ii) each such insurance policy will not cause Lessee's insurance required under this Article XIV to be subject to a coinsurance exception of any kind.

		(d)	Lessee shall pay as they become due all premiums for the
insurance required by Section 14.1 and Section 14.2, shall renew or replace each policy prior to the expiration date thereof or otherwise maintain the coverage required by such Sections without any lapse in coverage.


                                   ARTICLE XV

	15.1	Casualty and Condemnation.

		(a)	Subject to the provisions of the Agency Agreement and this
Article XV and Article XVI (in the event Lessee delivers, or is obligated to deliver or is deemed to have delivered, a Termination
Notice), and prior to the occurrence and continuation of a Default or an Event of Default, Lessee shall be entitled to receive (and Lessor hereby irrevocably assigns to Lessee all of Lessor's right, title and interest
in) any condemnation proceeds, award, compensation or insurance proceeds under Sections 14.2(a) or 14.2(b) hereof to which Lessee or Lessor may become entitled by reason of their respective interests in a Property
(i) if all or a portion of such Property is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to such Property or any part thereof is the subject of a Condemnation; provided, however, if a Default or an Event of Default shall have occurred and be continuing or if such award, compensation or insurance proceeds shall exceed $1,000,000, then such award, compensation or insurance proceeds shall be paid directly to Lessor or, if received by Lessee, shall be held in trust for Lessor, and shall be paid over by Lessee to Lessor and held in accordance with the terms of this Article XV. All amounts held by Lessor hereunder on account of any award, compensation or insurance proceeds either paid directly to Lessor or turned over to Lessor shall be held as security for the performance of Lessee's obligations hereunder and under the other Operative Agreements.

		(b)	Lessee may appear in any proceeding or action to negotiate,
prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof.  At Lessee's reasonable request, and at
Lessee's sole cost and expense, Lessor and the Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment.
Lessor and Lessee agree that this Lease shall control the rights of
Lessor and Lessee in and to any such award, compensation or insurance payment.

		(c)	If Lessee shall receive notice of a Casualty or a
Condemnation of a Property or any interest therein where damage to the affected Property is estimated to equal or exceed twenty-five percent (25%) of the Property Cost of such Property, Lessee shall give notice thereof to Lessor promptly after Lessee's receipt of such notice. In the event such a Casualty or Condemnation occurs (regardless of whether Lessee gives notice thereof), then Lessee shall be deemed to have delivered a Termination Notice to Lessor and the provisions of Sections
16.1 and 16.2 shall apply.

		(d)	In the event of a Casualty or a Condemnation (regardless of
whether notice thereof must be given pursuant to paragraph (c)), this
Lease shall terminate with respect to the applicable Property in accordance with Section 16.1 if Lessee, within thirty (30) days after such occurrence, delivers to Lessor a notice to such effect.

		(e)	If pursuant to this Section 15.1 this Lease shall continue
in full force and effect following a Casualty or Condemnation with respect to the affected Property, Lessee shall, at its sole cost and expense and using, if available, the proceeds of any award, compensation or insurance with respect to such Casualty or Condemnation (including without limitation any such award, compensation or insurance which has been received by Lessor or the Agent and which should be turned over to Lessee pursuant to the terms of the Operative Agreements, and if not available or sufficient, using its own funds), promptly and diligently repair any damage to the applicable Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 10.1 and 11.1, using the as-built Plans and Specifications or manufacturer's specifications for the applicable Improvements, Equipment or other components of the applicable Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the applicable
Property and all applicable Legal Requirements), so as to restore the applicable Property to the same or a greater remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied). In such event, title to the applicable Property shall remain with Lessor.

		(f)	In no event shall a Casualty or Condemnation affect Lessee's obligations to pay Rent pursuant to Article III.

		(g)	Notwithstanding anything to the contrary set forth in
Section 15.1(a) or Section 15.1(e), if during the Term with respect to a Property a Casualty occurs with respect to such Property or Lessee receives notice of a Condemnation with respect to such Property, and following such Casualty or Condemnation, the applicable Property cannot reasonably be restored, repaired or replaced on or before the day one hundred eighty (180) days prior to the Expiration Date or the date nine
(9) months after the occurrence of such Casualty or Condemnation (if such Casualty or Condemnation occurs during the Term) to the same or a greater remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied) or on or before such day such Property is not in fact so restored, repaired or replaced, then Lessee shall be required to exercise its Purchase Option for such Property on the next Payment Date (notwithstanding the limits on such exercise contained in Section 20.2) and pay Lessor the Termination Value for such Property (less any proceeds of insurance with respect of such Property then held by Lessor on an indefeasible basis and without any obligation to pay any such proceeds to Lessee and/or the Construction Agent); provided, if any Default or Event of Default has occurred and is continuing, Lessee shall also promptly (and in any event within five (5) days) pay Lessor any award, compensation or insurance proceeds received on account of any Casualty or Condemnation with respect to any Property; provided, further, that if no Default or Event of Default has occurred and is continuing, any Excess Proceeds shall be paid to Lessee. If a Default or an Event of Default has occurred and is continuing and any Loans, Holder Advances or other amounts are owing with respect thereto, then any Excess Proceeds (to the extent of any such Loans, Holder Advances or other amounts owing with respect thereto) shall be paid to Lessor, held as security for the performance of Lessee's obligations hereunder and under the other Operative Agreements and applied to such obligations upon the exercise of remedies in connection with the occurrence of an Event of Default, with the remainder of such Excess Proceeds in excess of such Loans, Holder Advances and other amounts owing with respect thereto being distributed to the Lessee.

	15.2	Environmental Matters.

		Promptly upon Lessee's actual knowledge of the presence of Hazardous Substances in any portion of any Property or Properties in concentrations and conditions that constitute an Environmental Violation and which, in the reasonable opinion of Lessee, the cost to undertake any legally required response, clean up, remedial or other action will or might result in a cost to Lessee of more than $50,000, Lessee shall notify Lessor in writing of such condition. In the event of any Environmental Violation (regardless of whether notice thereof must be given), Lessee shall, not later than thirty
(30) days after Lessee has actual knowledge of such Environmental Violation, either deliver to Lessor a Termination Notice with respect to the applicable Property or Properties pursuant to Section 16.1, if applicable, or, at Lessee's sole cost and expense, promptly and diligently undertake and complete any response, clean up, remedial or other action (including without limitation the pursuit by Lessee of appropriate action against any off-site or third party source for contamination) necessary to remove, cleanup or remediate the Environmental Violation in accordance with all Environmental Laws. Any such undertaking shall be timely completed in accordance with prudent industry standards. If Lessee does not deliver a Termination Notice with respect to such Property pursuant to Section 16.1, Lessee shall, upon completion of remedial action by Lessee, cause to be prepared by a reputable environmental consultant acceptable to Lessor a report describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in full compliance with applicable Environmental Law. Not less than sixty (60) days prior to any time that Lessee elects to cease operations with respect to any Property or to remarket any Property pursuant to Section 20.1 hereof or any other provision of any Operative Agreement, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment respecting such Property recently prepared (no more than thirty (30) days prior to the date of delivery) by an independent recognized professional acceptable to Lessor in its reasonable discretion and in form, scope and content satisfactory to Lessor in its reasonable discretion. Notwithstanding any other provision of any Operative Agreement, if Lessee fails to comply with the foregoing obligation regarding the Phase I environmental site assessment, Lessee shall be obligated to purchase such Property for its Termination Value and shall not be permitted to exercise (and Lessor shall have no obligation to honor any such exercise) any rights under any Operative Agreement regarding a sale of such Property to a Person other than Lessee or any Affiliate of Lessee.

	15.3	Notice of Environmental Matters.

		Promptly, but in any event within five (5) Business Days from the date Lessee has actual knowledge thereof, Lessee shall provide to Lessor written notice of any pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with any Property or Properties which could reasonably be expected to result in a cost to Lessee of more than $50,000. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee's proposed response thereto. In addition, Lessee shall provide to Lessor, within five
(5) Business Days of receipt, copies of all material written communications with any Governmental Authority relating to any Environmental Law in connection with any Property. Lessee shall also promptly provide such detailed reports of any such material environmental claims as may reasonably be requested by Lessor.


                                  ARTICLE XVI

	16.1	Termination Upon Certain Events.

		If Lessee has delivered, or is deemed to have delivered, written notice of a termination of this Lease with respect to the applicable Property to Lessor in the form described in Section 16.2(a) (a "Termination Notice") pursuant to the provisions of this Lease, then (a) following the applicable Casualty or Condemnation, this Lease shall terminate with respect to the affected Property on the applicable Termination Date or (b) due to the occurrence of an Environmental Violation, this Lease shall terminate with respect to the affected Property.

	16.2	Procedures.

		(a)	A Termination Notice shall contain:  (i) notice of
termination of this Lease with respect to the affected Property on a Payment Date not more than sixty (60) days after Lessor's receipt of such Termination Notice (the "Termination Date"); and (ii) a binding and irrevocable agreement of Lessee to pay the Termination Value for the applicable Property and purchase such Property on such Termination Date.

		(b)	On each Termination Date, Lessee shall pay to Lessor the
Termination Value for the applicable Property, and Lessor shall convey such Property or the remaining portion thereof, if any, to Lessee (or
Lessee's designee), all in accordance with Section 20.2.


                                ARTICLE XVII

	17.1	Lease Events of Default.

		If any one (1) or more of the following events (each a "Lease Event of Default") shall occur:

		(a)	Lessee shall fail to make payment of (i) any Basic Rent
(except as set forth in clause (ii)) within five (5) days after the same has become due and payable or (ii) any Termination Value, on the date any such payment is due and payable, or any payment of Basic Rent or Supplemental Rent due on the due date of any such payment of Termination
Value, or (iii) any amount due on the Expiration Date on such date;

		(b)	Lessee shall fail to make payment of any Supplemental Rent
(other than Supplemental Rent referred to in Section 17.1(a)(ii)) or any other Credit Party shall fail to make any payment of any amount under any Operative Agreement which has become due and payable within five (5) days after receipt of notice that such payment is due;

		(c)	Lessee shall fail to maintain insurance as required by
Article XIV of this Lease or to deliver any requisite annual certificate with respect thereto within ten (10) days of the date such certificate is due under the terms hereof;

		(d)	(i) Lessee shall fail to observe or perform any term,
covenant, obligation or condition of Lessee under this Lease (including without limitation the Incorporated Covenants) or any other Operative Agreement to which Lessee is a party other than those set forth in Sections 17.1(a), (b) or (c) hereof, or Lessee shall fail to pay, or cause to be paid, any Imposition or shall fail to observe any Legal Requirement regarding any Property (to the extent the failure to observe such Legal Requirement, individually or in the aggregate, shall or could reasonably be expected to have a Material Adverse Effect), or any other Credit Party shall fail to observe or perform any term, covenant, obligation or condition of such Credit Party under any Operative
Agreement other than those set forth in Section 17.1(b) hereof and such failure shall continue for thirty (30) days (or with respect to the Incorporated Covenants, the grace period, if any, applicable thereto) after notice thereof to the Lessee or such Credit Party, or (ii) any representation or warranty made by Lessee or any other Credit Party set forth in this Lease (including without limitation the Incorporated Representation and Warranties) or in any other Operative Agreement or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material way when made;

		(e)	An Agency Agreement Event of Default shall have occurred and be continuing and such Event of Default shall not have been waived in writing;

		(f)	Any Bankruptcy Event shall occur with respect to the Lessee
or any Subsidiary of the Lessee;

		(g)	With respect to any Indebtedness (other than Indebtedness
outstanding under the Lessee Credit Agreement or any of the Operative
Agreements) in excess of $250,000 in the aggregate for the Lessee and its Subsidiaries taken as a whole, (A) (1) the Lessee or any Subsidiary of the Lessee shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof;

		(h)	The Lessee or any Subsidiary of the Lessee shall fail within
30 days of the date due and payable to pay, bond or otherwise discharge any judgment, settlement or order for the payment of money which judgment, settlement or order, when aggregated with all other such judgments, settlements or orders due and unpaid at such time, exceeds
$250,000 and which is not stayed on appeal (or for which no motion for stay is pending) or is not otherwise being executed;

		(i)	Any of the following events or conditions, if such event or
condition could reasonably be expected to have a Material Adverse
Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Lessee, any Subsidiary of the Lessee or any
ERISA Affiliate in favor of the PBGC or a Pension Plan; (2) an ERISA
Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in
(i) the termination of such Plan for purposes of Title IV of ERISA, or
(ii) the Lessee, any Subsidiary of the Lessee or any ERISA Affiliate
incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan;
or (4) any prohibited transaction (within the meaning of Section 406 of
ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Lessee, any Subsidiary of the Lessee or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Lessee, any Subsidiary of the
Lessee or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability;

		(j)	There shall occur a Change of Control;

		(k)	Any Lessee Credit Agreement Event of Default shall have
occurred and be continuing and shall not have been waived;

		(l)	Any Operative Agreement shall cease to be in full force and
effect in any material respect; or

		(m)	Except as to any Credit Party which is released in
connection with the Operative Agreements, the guaranty given by any Guarantor under the Participation Agreement or any material provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty;

then, in any such event, Lessor may, in addition to the other rights and remedies provided for in this Article XVII and in Section 18.1, terminate this Lease by giving Lessee five (5) days notice of such termination, and this Lease shall terminate, and all rights of Lessee under this Lease shall cease. Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent all reasonable costs and expenses incurred by or on behalf of Lessor, including without limitation reasonable fees and expenses of counsel, as a result of any Lease Event of Default hereunder.

	17.2	Surrender of Possession.

		If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section
17.1, Lessee shall, upon thirty (30) days written notice, surrender to Lessor possession of the Properties. Lessor may enter upon and repossess the Properties by such means as are available at law or in equity, and may remove Lessee and all other Persons and any and all personal property and Lessee's equipment and personalty and severable Modifications from the Properties.
Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with applicable Law. If a Lease Event of Default shall have occurred and be continuing, upon the written demand of Lessor, Lessee shall return the Properties promptly to Lessor, in the manner and condition required by, and otherwise in accordance with the provisions of,
Section 22.1(c) hereof.

	17.3	Reletting.

		If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section
17.1, Lessor may, but shall be under no obligation to, relet any or all of the Properties, for the account of Lessee or otherwise, for such term or terms
(which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting. Lessor shall not be liable to Lessee for any failure to relet any Property or for any failure to collect any rent due upon such reletting.

	17.4	Damages.

		Neither (a) the termination of this Lease as to all or any of the Properties pursuant to Section 17.1; (b) the repossession of all or any of the Properties; nor (c) the failure of Lessor to relet all or any of the Properties, the reletting of all or any portion thereof, nor the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Lease Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 17.1, Lessee shall forthwith pay to Lessor all Rent and other sums due and payable hereunder to and including without limitation the date of such termination. Thereafter, on the days on which the Basic Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to Section 17.1 and until the end of the Term hereof or what would have been the Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Basic Rent and Supplemental Rent that are payable under this Lease or would have been payable by Lessee hereunder if this Lease had not been terminated pursuant to Section 17.1, less the net proceeds, if any, which are actually received by Lessor with respect to the period in question of any reletting of any Property or any portion thereof; provided, that Lessee's obligation to make payments of Basic Rent and Supplemental Rent under this Section 17.4 shall continue only so long as Lessor shall not have received the amounts specified in Section 17.6. In calculating the amount of such net proceeds from reletting, there shall be deducted all of Lessor's, any Holder's, the Agent's and any Lender's reasonable expenses in connection therewith, including without limitation repossession costs, brokerage or sales commissions, fees and expenses for counsel and any necessary repair or alteration costs and expenses incurred in preparation for such reletting. To the extent Lessor receives any damages pursuant to this Section 17.4, such amounts shall be regarded as amounts paid on account of Rent. Lessee specifically acknowledges and agrees that its obligations under this Section
17.4 shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.

	17.5	Power of Sale.

		Without limiting any other remedies set forth in this Lease, in the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust or other secured financing as is the intent of the parties, then Lessor and Lessee agree that Lessee has granted, pursuant to Section 7.1(b) hereof and each Lease Supplement, a Lien against the Properties WITH POWER OF SALE, and that, upon the occurrence and during the continuance of any Lease Event of Default, Lessor shall have the power and authority, to the extent provided by law, after prior notice and lapse of such time as may be required by law, to foreclose its interest (or cause such interest to be foreclosed) in all or any part of the Properties.

	17.6	Final Liquidated Damages.

		If a Lease Event of Default shall have occurred and be continuing, whether or not this Lease shall have been terminated pursuant to Section 17.1 and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4, Lessor shall have the right to recover, by demand to Lessee and at Lessor's election, and Lessee shall pay to Lessor, as and for final liquidated damages, but exclusive of the indemnities payable under
Section 11 of the Participation Agreement, and in lieu of all current liquidated damages under Section 17.4 hereof beyond the date of such demand
(it being agreed that it would be impossible accurately to determine actual damages) the Termination Value. Upon payment of the amount specified pursuant to the first sentence of this Section 17.6, Lessee shall be entitled to receive from Lessor, either at Lessee's request or upon Lessor's election, in either case at Lessee's cost, an assignment of Lessor's entire right, title and interest in and to the Properties, Improvements, Fixtures, Modifications, Equipment and all components thereof, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of this Lease (including without limitation the release of any memoranda of Lease and/or the Lease Supplement recorded in connection therewith) and any Lessor Liens. The Properties shall be conveyed to Lessee "AS-IS, WHERE-IS" and in their then present physical condition. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law; provided, however, Lessee shall not be entitled to receive an assignment of Lessor's interest in the Properties, the Improvements, Fixtures, Modifications, Equipment or the components thereof unless Lessee shall have paid in full the Termination Value. Lessee specifically acknowledges and agrees that its obligations under this Section
17.6 shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.

	17.7	Environmental Costs.

		If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section
17.1, Lessee shall pay directly to any third party (or at Lessor's election, reimburse Lessor) for the cost of any environmental testing and/or remediation work undertaken respecting any Property, as such testing or work is deemed appropriate in the reasonable judgment of Lessor. Lessee shall pay all amounts referenced in the immediately preceding sentence within ten (10) days of any written request by Lessor for such payment accompanied by any invoice or bill pertaining thereto. The provisions of this Section 17.7 shall not limit the obligations of Lessee under any Operative Agreement regarding indemnification obligations, environmental testing, remediation and/or work.

	17.8	Waiver of Certain Rights.

		If this Lease shall be terminated pursuant to Section 17.1, Lessee waives, to the fullest extent permitted by Law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or possession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt;
and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Article XVII.

	17.9	Assignment of Rights Under Contracts.

		If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section
17.1, Lessee shall, to the extent permitted by Law or, as to use and operation, by agreement with any Tribunal, upon Lessor's demand immediately assign, transfer and set over to Lessor as additional collateral security all of Lessee's right, title and interest in and to each agreement executed by Lessee in connection with the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties (including without limitation all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Properties or any of them.

	17.10	Remedies Cumulative.

		The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise, including without limitation any mortgage foreclosure remedies.


                                ARTICLE XVIII

	18.1	Lessor's Right to Cure Lessee's Lease Defaults.

		Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including without limitation the failure by Lessee to maintain the insurance required by Article XIV, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, in connection with any such remedy, enter upon any Property, and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of any lessee. All reasonable out-of-pocket costs and expenses so incurred (including without limitation fees and reasonable expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand accompanied by a reasonably detailed statement of such amounts demanded.


                                      ARTICLE XIX

	19.1	Provisions Relating to Lessee's Exercise of its Purchase Option.

		Subject to Section 19.2, in connection with any termination of this Lease with respect to any Property pursuant to the terms of Section 16.2, or in connection with Lessee's exercise of its Purchase Option, upon the date on which this Lease is to terminate with respect to any Property, and upon tender by Lessee of the amounts set forth in Sections 16.2(b) or 20.2, as applicable, Lessor shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense an assignment (by deed or other appropriate instrument) of Lessor's entire interest in such Property, in each case in recordable form and otherwise in conformity with local custom and free and clear of any Lessor Liens but without any other warranties (of title or otherwise) from Lessor. Such Property shall be conveyed to Lessee "AS-IS, "WHERE-IS" and in then present physical condition.

	19.2	No Purchase or Termination With Respect to Less than All of a
Property.

	Lessee shall not be entitled to exercise its Purchase Option or the Sale Option separately with respect to a portion of any Property consisting of Land, Equipment, Improvements and/or any interest pursuant to a Ground Lease but shall be required to exercise its Purchase Option or the Sale Option with respect to an entire Property.


ARTICLE XX

	20.1	Purchase Option or Sale Option-General Provisions.

		Not less than one hundred twenty (120) days (respecting the sale option) and not less than forty-five (45) days (respecting the Purchase
Option) and in either case no more than one hundred eighty (180) days prior to the Expiration Date or (respecting the Purchase Option only) any Payment Date, Lessee may give Lessor irrevocable written notice (the "Election Notice") that Lessee is electing to exercise either (a) the option to purchase all, but not less than all, the Properties on the Expiration Date or on the Payment
Date specified in the Election Notice (the "Purchase Option") or (b) with respect to an Election Notice given in connection with the Expiration Date only, the option to remarket all, but not less than all, the Properties to a Person other than Lessee or any Affiliate of Lessee and cause a sale of such Properties to occur on the Expiration Date pursuant to the terms of Section
22.1 (the "Sale Option"). If Lessee does not give an Election Notice indicating the Sale Option at least one hundred twenty (120) days (forty-five
(45) days in the case of the Purchase Option) and not more than one hundred eighty (180) days prior to the Expiration Date, then, unless such Expiration Date is the final Expiration Date to which the Term may be extended, the term of this Lease shall be extended in accordance with Section 2.2 hereof; if such Expiration Date is the final Expiration Date, then Lessee shall be deemed to have elected the Purchase Option if Lessee does not give an election notice at least one hundred twenty (120) days and not more than one hundred eighty (180) days prior to such final Expiration Date. If Lessee shall either (i) elect
(or be deemed to have elected) to exercise the Purchase Option or (ii) elect the Sale Option and fail to cause all, but not less than all, the Properties to be sold in accordance with the terms of Section 22.1 on the Expiration
Date, then in either case Lessee shall pay to Lessor on the date on which such purchase or sale is scheduled to occur an amount equal to the Termination
Value for all, but not less than all, the Properties (which the parties do not intend to be a "bargain" purchase), and in connection therewith, Lessee shall comply with the terms and provisions of Section 22.1(c) to the same extent as if Lessor had exercised its option to retain one (1) or more Properties pursuant to Section 22.1(a) and, upon receipt of such amounts and satisfaction of such obligations, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to all, but not less than all, the Properties in accordance with Section 20.2.

	20.2	Lessee Purchase Option.

		Provided, no Default or Event of Default shall have occurred and be continuing (other than those that will be cured by the payment of the Termination Value for all the Properties) and provided, that the Election
Notice has been appropriately given specifying the Purchase Option, Lessee shall purchase all the Properties on the Expiration Date or Payment Date at a price equal to the Termination Value for such Properties (which the parties do not intend to be a "bargain" purchase price).

		Subject to Section 19.2, in connection with any termination of this Lease with respect to any Property pursuant to the terms of Section 16.2, or in connection with Lessee's exercise of its Purchase Option, upon the date on which this Lease is to terminate with respect to a Property or all of the Properties, and upon tender by Lessee of the amounts set forth in
Section 16.2(b) or this Section 20.2, as applicable, Lessor shall execute, acknowledge (where required) and deliver to Lessee, at Lessee's cost and expense, each of the following: (a) a termination or assignment (as requested by the Lessee) of each applicable Ground Lease and special or limited warranty Deeds conveying each Property (to the extent it is real property not subject to a Ground Lease) to Lessee free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (b) a Bill of Sale conveying each Property (to the extent it is personal property) to Lessee free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (c) any real estate tax affidavit or other document required by law to be executed and filed in order to record the applicable Deed and/or the applicable Ground Lease termination; and (d) FIRPTA affidavits. All of the foregoing documentation must be in form and substance reasonably satisfactory to Lessor. The applicable Property shall be conveyed to Lessee "AS-IS, WHERE-IS" and in then present physical condition.

		If any Property is the subject of remediation efforts respecting Hazardous Substances at the Expiration Date which could materially and adversely impact the Fair Market Sales Value of such Property (with materiality determined in Lessor's reasonable discretion), then Lessee shall be obligated to repurchase each such Property pursuant to Section 20.2.

		On the Expiration Date and/or any Payment Date on which Lessee has elected to exercise its Purchase Option, Lessee shall pay (or cause to be paid) to Lessor, the Agent and all other parties, as appropriate, the sum of all costs and expenses incurred by any such party in connection with the election by Lessee to exercise its Purchase Option and all Rent and all other amounts then due and payable or accrued under this Lease and/or any other Operative Agreement.

	20.3	Third Party Sale Option.

		(a)	Provided, that (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Election Notice has been appropriately given specifying the Sale Option, Lessee shall undertake to cause a sale of the Properties on the Expiration Date (all as specified in the Election Notice) in accordance with the provisions of
Section 22.1 hereof.

		(b)	In the event Lessee exercises the Sale Option then, as soon
as practicable and in all events not less than forty-five (45) days prior to the Expiration Date, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment for each of the Properties recently prepared (no more than ninety (90) days old prior to the date of delivery) by an independent recognized professional reasonably acceptable to Lessor and in form, scope and content reasonably satisfactory to Lessor.  In the event that Lessor shall not have received such environmental site assessment by the date forty-
five(45) days prior to the Expiration Date or in the event that such environmental assessment shall reveal the existence of any material violation of Environmental Laws, other material Environmental Violation or potential material Environmental Violation (with materiality determined in each case by Lessor in its reasonable discretion), then
Lessee on the Expiration Date shall pay to Lessor an amount equal to the
Termination Value for all the Properties and any and all other amounts due and owing hereunder.  Upon receipt of such payment and all other amounts due under the Operative Agreements, Lessor shall transfer to
Lessee all of Lessor's right, title and interest in and to all the
Properties in accordance with Section 19.1.


                                  ARTICLE XXI

	21.1	[Intentionally Omitted].


                                 ARTICLE XXII

	22.1	Sale Procedure.

		(a)	During the Marketing Period, Lessee, on behalf of Lessor,
shall obtain bids for the cash purchase of all the Properties in connection with a sale to one (1) or more third party purchasers to be consummated on the Expiration Date or such earlier date as is acceptable to the Agent and the Lessee (the "Sale Date") for the highest price available, shall notify Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for each such Property and shall provide Lessor with such additional information about the bids and the bid solicitation procedure as Lessor may reasonably request from time to time. All such prospective purchasers must be Persons other than Lessee or any Affiliate of Lessee. On the Sale Date, Lessee shall pay (or cause to be paid) to Lessor and all other parties, as appropriate, the sum of all reasonable costs and expenses incurred by Lessor and/or the Agent (as the case may be) in connection with such sale of one or more Properties, all Rent and all other amounts then due and payable or accrued under this Lease and/or any other Operative Agreement.

		Lessor may reject any and all bids and may solicit and obtain bids by giving Lessee written notice to that effect; provided, however, that notwithstanding the foregoing, Lessor may not reject the bids submitted by Lessee if such bids, in the aggregate, are greater than or equal to the sum of the Limited Recourse Amount for all the Properties, and represent bona fide offers from one (1) or more third party purchasers.
If the highest price which a prospective purchaser or the prospective purchasers shall have offered to pay for all the Properties on the Sale
Date is less than the sum of the Limited Recourse Amount for all the Properties or if such bids do not represent bona fide offers from one
(1) or more third parties or if there are no bids, Lessor may elect to retain one or more of the Properties by giving Lessee prior written notice of Lessor's election to retain the same, and promptly upon receipt of such notice, Lessee shall surrender, or cause to be surrendered, each of the Properties specified in such notice in accordance with the terms and conditions of Section 10.1. Upon acceptance of any bid, Lessor agrees, at Lessee's request and expense, to execute a contract of sale with respect to such sale, so long as the same is consistent with the terms of this Article 22 and provides by its terms that it is nonrecourse to Lessor.

		Unless Lessor shall have elected to retain one or more of the Properties pursuant to the provisions of the preceding paragraph, Lessee shall arrange for Lessor to sell all the Properties free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor
Liens attributable to Lessor, without recourse or warranty (of title or otherwise), for cash on the Sale Date to the purchaser or purchasers offering the highest cash sales price, as identified by Lessee or Lessor, as the case may be; provided, however, solely as to Lessor or the Trust Company, in its individual capacity, any Lessor Lien shall not constitute a Lessor Lien so long as Lessor or the Trust Company, in its individual capacity, is diligently and in good faith contesting, at the cost and expense of Lessor or the Trust Company, in its individual capacity, such Lessor Lien by appropriate proceedings in which event the applicable Sale Date, all without penalty or cost to Lessee, shall be delayed for the period of such contest. To effect such transfer and assignment, Lessor shall execute, acknowledge (where required) and deliver to the appropriate purchaser each of the following: (a) special or limited warranty Deeds conveying each such Property (to the extent it is real property titled to Lessor) and an assignment of the Ground Lease conveying the leasehold interest of Lessor in each such Property (to the extent it is real property and subject to a Ground Lease) to the appropriate purchaser free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (b) a Bill of Sale conveying each such Property (to the extent it is personal property) titled to Lessor to the appropriate purchaser free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens;
(c) any real estate tax affidavit or other document required by law to be executed and filed in order to record each Deed and/or each Ground
Lease assignment; and (d) FIRPTA affidavits, as appropriate. All of the foregoing documentation must be in form and substance reasonably satisfactory to Lessor. Lessee shall surrender the Properties so sold or subject to such documents to each purchaser in the condition specified in Section 10.1, or in such other condition as may be agreed between Lessee and such purchaser. Lessee shall not take or fail to take any action which would have the effect of unreasonably discouraging bona fide third party bids for any Property. If each of the Properties is not either (i) sold on the Sale Date in accordance with the terms of this Section 22.1, or (ii) retained by Lessor pursuant to an affirmative election made by Lessor pursuant to the second sentence of the second paragraph of this Section 22.1(a), then (x) Lessee shall be obligated to pay Lessor on the Sale Date an amount equal to the aggregate Termination Value for all the Properties less any sales proceeds received by the Lessor, and (y) Lessor shall transfer each applicable Property to Lessee in accordance with Section 20.2.

		(b)	If the Properties are sold on a Sale Date to one (1) or more third party purchasers in accordance with the terms of Section 22.1(a)
and the aggregate purchase price paid for all the Properties is less than the sum of the aggregate Property Cost for all the Properties
(hereinafter such difference shall be referred to as the "Deficiency
Balance"), then Lessee hereby unconditionally promises to pay to Lessor on the Sale Date the lesser of (i) the Deficiency Balance, or (ii) the
Maximum Residual Guarantee Amount for all the Properties.  On a Sale
Date if (x) Lessor receives the aggregate Termination Value for all the
Properties from one (1) or more third party purchasers, (y) Lessor and such other parties receive all other amounts specified in the last sentence of the first paragraph of Section 22.1(a) and (z) the aggregate purchase price paid for all the Properties on such date exceeds the sum of the aggregate Property Cost for all the Properties, then Lessee may retain such excess.  If one or more of the Properties are retained by
Lessor pursuant to an affirmative election made by Lessor pursuant to the provisions of Section 22.1(a), then Lessee hereby unconditionally promises to pay to Lessor on the Sale Date an amount equal to the
Maximum Residual Guarantee Amount for the Properties so retained.  Any payment of the foregoing amounts described in this Section 22.1(b) shall be made together with a payment of all other amounts referenced in the last sentence of the first paragraph of Section 22.1(a).

		(c)	In the event that all the Properties are either sold to one
(1) or more third party purchasers on the Sale Date or retained by
Lessor in connection with an affirmative election made by Lessor pursuant to the provisions of Section 22.1(a), then in either case on the applicable Sale Date Lessee shall provide Lessor or such third party purchaser (unless otherwise agreed by such third party purchaser) with
(i) to the extent permitted under applicable law and under any contract with any Tribunal, all permits, certificates of occupancy, governmental licenses and authorizations necessary to use, operate, repair, access and maintain each such Property for the purpose it is being used by
Lessee, and (ii) such manuals, permits, easements, licenses, intellectual property, know-how, rights-of-way and other rights and privileges in the nature of an easement as are reasonably necessary or desirable in connection with the use, operation, repair, access to or maintenance of each such Property for its intended purpose or otherwise as Lessor or such third party purchaser(s) shall reasonably request (and a royalty-free license or similar agreement to effectuate the foregoing on terms reasonably agreeable to Lessor or such third party
purchaser(s), as applicable).  All assignments, licenses, easements, agreements and other deliveries required by clauses (i), (ii) and (iii)
of this paragraph (c) shall be in form reasonably satisfactory to Lessor or such third party purchaser(s), as applicable, and shall be fully assignable (including without limitation both primary assignments and assignments given in the nature of security) without payment of any fee, cost or other charge.  Lessee shall also execute any documentation reasonably requested by Lessor or such third party purchaser(s), as applicable, evidencing the continuation or assignment of each Ground
Lease.

	22.2	Application of Proceeds of Sale.

		In the event Lessee receives any proceeds of sale of any Property, such proceeds shall be deemed to have been received in trust on behalf of Lessor and Lessee shall promptly remit such proceeds to Lessor. Lessor shall apply the proceeds of sale of any Property in the following order of priority:

		(a)	FIRST, to pay or to reimburse Lessor (and/or the Agent, as
the case may be) for the payment of all reasonable costs and expenses incurred by Lessor (and/or the Agent, as the case may be) in connection with the sale (to the extent Lessee has not satisfied its obligation to pay such costs and expenses);

		(b)	SECOND, so long as the Credit Agreement is in effect and any
Holder Advances or any amount is owing to the Holders under any
Operative Agreement, to the Agent to be applied pursuant to
intercreditor provisions among Lessor, the Lenders and the Holders contained in the Operative Agreements; and

		(c)	THIRD, to Lessee.

	22.3	Indemnity for Excessive Wear.

		If the proceeds of the sale described in Section 22.1 with respect to the Properties shall be less than the Limited Recourse Amount with respect to the Properties, and at the time of such sale it shall have been reasonably determined (pursuant to the Appraisal Procedure) that the Fair Market Sales
Value of the Properties shall have been impaired by greater than expected wear and tear during the term of the Lease, Lessee shall pay to Lessor within ten
(10) days after receipt of Lessor's written statement (i) the amount of such excess wear and tear determined by the Appraisal Procedure or (ii) the amount of the Sale Proceeds Shortfall, whichever amount is less.

	22.4	Appraisal Procedure.

		For determining the Fair Market Sales Value of the Properties or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure, Lessor and Lessee shall use the following procedure (the "Appraisal Procedure"). Lessor and Lessee shall endeavor to reach a mutual agreement as to such amount for a period of ten (10) Business Days from commencement of the Appraisal Procedure under the applicable section of the Lease, and if they cannot agree within ten (10) Business Days, then two (2) qualified appraisers, one (1) chosen by Lessee and one (1) chosen by Lessor, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within twenty (20) days after notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be binding on Lessee and Lessor. If the two (2) appraisers cannot agree within twenty (20) days after both shall have been appointed, then a third appraiser shall be selected by the two (2) appraisers or, failing agreement as to such third appraiser within thirty (30) days after both shall have been appointed, by the American Arbitration Association. The decisions of the three (3) appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two (2) shall be discarded and such average shall be binding on Lessor and Lessee; provided, that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Lessor and Lessee. The fees and expenses of the appraiser appointed by Lessee shall be paid by Lessee; the fees and expenses of the appraiser appointed by Lessor shall be paid by Lessor (such fees and expenses not being indemnified pursuant to Section 13 of the Participation Agreement); and the fees and expenses of the third appraiser shall be divided equally between Lessee and Lessor.

	22.5	 Certain Obligations Continue.

		During the Marketing Period, the obligation of Lessee to pay Rent with respect to the Properties (including without limitation the installment of Basic Rent due on the Expiration Date) shall continue undiminished until payment in full to Lessor of the sale proceeds, if any, the Maximum Residual Guarantee Amount, the amount due under Section 22.3, if any, and all other amounts due to Lessor or any other Person with respect to all Properties or any Operative Agreement. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XXII.


                                  ARTICLE XXIII

	23.1	Holding Over.

		If Lessee shall for any reason remain in possession of a Property after the expiration or earlier termination of this Lease as to such Property (unless such Property is conveyed to Lessee), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay
Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to such Property and Lessee shall continue to pay Basic Rent at one hundred ten percent (110%) of the last payment of Basic Rent due with respect to such Property prior to such expiration or earlier termination of this Lease. Such Basic Rent shall be payable from time to time upon demand by Lessor and such additional ten percent (10%) amount shall be applied by Lessor to the payment of the Loans pursuant to the Credit Agreement and the Holder Advances pursuant to the Trust Agreement pro rata between the Loans and the Holder Advances. During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue their occupancy and use of such Property. Nothing contained in this Article XXIII shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to any Property (unless such Property is conveyed to Lessee) and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of such Property or exercising any other remedy available to Lessor at law or in equity.


                                  ARTICLE XXIV

	24.1	Risk of Loss.

		During the Term, unless Lessee shall not be in actual possession of any Property in question solely by reason of Lessor's exercise of its remedies of dispossession under Article XVII, the risk of loss or decrease in the enjoyment and beneficial use of such Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.


                                  ARTICLE XXV

	25.1	Assignment.

		(a)	Lessee may not assign this Lease or any of its rights or
obligations hereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and Lessor.

		(b)	No assignment by Lessee (referenced in this Section 25.1 or
otherwise) or other relinquishment of possession to any Property shall in any way discharge or diminish any of the obligations of Lessee to
Lessor hereunder and Lessee shall remain directly and primarily liable under the Operative Agreements as to any rights or obligations assigned by Lessee or regarding any Property in which rights or obligations have been assigned or otherwise transferred.

	25.2	Subleases.

		(a)	Promptly, but in any event within five (5) Business Days,
following the execution and delivery of any sublease permitted by this
Article XXV, Lessee shall notify Lessor of the execution of such sublease. As of the date of each Lease Supplement, Lessee shall lease the respective Properties described in such Lease Supplement from Lessor, and any existing tenant respecting such Property shall automatically be deemed to be a subtenant of Lessee and not a tenant of Lessor.

		(b)	Without the prior written consent of the Agent, any Lender,
any Holder or Lessor and subject to the other provisions of this Section
25.2, Lessee may sublet any Property or portion thereof to any
Subsidiary of CSC.  Except as referenced in the immediately preceding sentence, no other subleases shall be permitted unless consented to in writing by Lessor.  All subleasing shall be done on market terms and shall in no way diminish the fair market value or useful life of any applicable Property.

		(c)	No sublease (referenced in this Section 25.2 or otherwise)
or other relinquishment of possession to any Property shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to such Property, or portion thereof, so sublet. During the Basic
Term, the term of any such sublease shall not extend beyond the Basic
Term. During any Renewal Term, the term of any such sublease shall not extend beyond such Renewal Term. Each sublease shall be expressly subject and subordinate to this Lease.


                                ARTICLE XXVI

	26.1	No Waiver.

		No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.


                                 ARTICLE XXVII

	27.1	Acceptance of Surrender.

		No surrender to Lessor of this Lease or of all or any portion of any Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or the Agent or any representative or agent of Lessor or the Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.

	27.2	No Merger of Title.

		There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) any right, title or interest in any Property, (c) any Notes, or (d) a beneficial interest in Lessor.


                                   ARTICLE XXVIII

	28.1	Incorporation of Covenants.

		Reference is made to the Lessee Credit Agreement and the representations and warranties of Lessee contained in Section 6 of the Lessee Credit Agreement (hereinafter referred to as the "Incorporated
Representations and Warranties") and the covenants contained in Sections 7 and 8 of the Lessee Credit Agreement (hereinafter referred to as the "Incorporated Covenants"). Lessee agrees with Lessor that the Incorporated Representations and Warranties and the Incorporated Covenants (and all other relevant provisions of the Lessee Credit Agreement related thereto, including without limitation the defined terms contained in Section 1 thereof which are used in the Incorporated Representations and Warranties and the Incorporated Covenants, hereinafter referred to as the "Additional Incorporated Terms") are hereby incorporated by reference into this Lease to the same extent and with the same effect as if set forth fully herein and shall inure to the benefit of Lessor, without giving effect to any waiver, amendment, modification or replacement of the Lessee Credit Agreement or any term or provision of the Incorporated Representations and Warranties or the Incorporated Covenants occurring subsequent to the date of this Lease, except to the extent otherwise specifically provided in the following provisions of this paragraph. In the event a waiver is granted under the Lessee Credit Agreement or an amendment or modification is executed with respect to the Lessee Credit Agreement, and such waiver, amendment and/or modification affects the Incorporated Representations and Warranties, the Incorporated Covenants or the Additional Incorporated Terms, then such waiver, amendment or modification shall be effective with respect to the Incorporated Representations and Warranties, the Incorporated Covenants and the Additional Incorporated Terms as incorporated by reference into this Lease only if consented to in writing by the Agent (acting upon the direction of the Majority Secured Parties). In the event of any replacement of the Lessee Credit Agreement with a similar credit facility (the "New Facility") the representations and warranties, covenants and additional terms contained in the New Facility which correspond to the representations and warranties, covenants contained in Section 6 and Sections 7 and 8, respectively, and such additional terms (each of the foregoing contained in the Lessee Credit Agreement) shall become the Incorporated Representations and Warranties, the Incorporated Covenants and the Additional Incorporated Terms only if consented to in writing by the Agent (acting upon the direction of the Majority Secured Parties) and, if such consent is not granted or if the Lessee Credit Agreement is terminated and not replaced, then the representations and warranties and covenants contained in Section 6 and Sections 7 and 8, respectively, and such additional terms (each of the foregoing contained in the Lessee Credit Agreement (together with any modifications or amendments approved in accordance with this paragraph)) shall continue to be the Incorporated Representations and Warranties, the Incorporated Covenants and the Additional Incorporated Terms hereunder.


                                     ARTICLE XXIX

	29.1	Notices.

		All notices required or permitted to be given under this Lease shall be in writing and delivered as provided in the Participation Agreement.


                                     ARTICLE XXX

	30.1	Miscellaneous.

		Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any provision of this Lease shall be held to be unenforceable in any jurisdiction, such unenforceability shall not affect the enforceability of any other provision of this Lease and such jurisdiction or of such provision or of any other provision hereof in any other jurisdiction.

	30.2	Amendments and Modifications.

		Neither this Lease nor any Lease Supplement may be amended, waived, discharged or terminated except in accordance with the provisions of
Section 12.4 of the Participation Agreement.

	30.3	Successors and Assigns.

		All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

	30.4	Headings and Table of Contents.

		The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

	30.5	Counterparts.

		This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one (1) and the same instrument.

	30.6	GOVERNING LAW.

		THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, EXCEPT TO THE EXTENT THE LAWS OF THE STATE WHERE A PARTICULAR PROPERTY IS LOCATED ARE REQUIRED TO APPLY.

	30.7	Calculation of Rent.

		All calculation of Rent payable hereunder shall be computed based on the actual number of days elapsed over a year of three hundred sixty (360) days or, to the extent such Rent is based on the Prime Lending Rate, three hundred sixty-five (365) (or three hundred sixty-six (366), as applicable) days.

	30.8	Memoranda of Lease and Lease Supplements.

		This Lease shall not be recorded; provided, Lessor and Lessee shall promptly record (a) a memorandum of this Lease and the applicable Lease Supplement (in substantially the form of Exhibit B attached hereto) or a short form lease (in form and substance reasonably satisfactory to Lessor, and if Lessee's counsel is required to provide an Opinion Letter as to its enforceability, Lessee's counsel) regarding each Property promptly after the acquisition thereof in the local filing office with respect thereto, in all cases at Lessee's cost and expense, and as required under applicable law to sufficiently evidence this Lease and any such Lease Supplement in the applicable real estate filing records.

	30.9	Allocations between the Lenders and the Holders.

		Notwithstanding any other term or provision of this Lease to the contrary, the allocations of the proceeds of the Properties and any and all other Rent and other amounts received hereunder shall be subject to the inter-creditor provisions between the Lenders and the Holders contained in the Operative Agreements (or as otherwise agreed among the Lenders and the Holders from time to time).

	30.10	Limitations on Recourse.

		Notwithstanding anything contained in this Lease to the contrary, Lessee agrees to look solely to Lessor's estate and interest in the Properties (and in no circumstance to the Agent, the Lenders, the Holders or otherwise to Lessor) for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Lessee under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use of the Properties or any other liability of Lessor to Lessee. Nothing in this Section shall be interpreted so as to limit the terms of Sections 6.1 or 6.2 or the provisions of Section 12.9 of the Participation Agreement.

	30.11	WAIVERS OF JURY TRIAL.

		EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVE TRIAL BY JURY IN ANY LEGAL
ACTION OR PROCEEDING RELATING TO THIS LEASE AND FOR ANY COUNTERCLAIM
THEREIN.

	30.12	Exercise of Lessor Rights.

		Lessee hereby acknowledges and agrees that the rights and powers of Lessor under this Lease have been assigned to the Agent pursuant to the terms of the Security Agreement and the other Operative Agreements. Lessor and Lessee hereby acknowledge and agree that (a) the Agent shall, in its discretion, direct and/or act on behalf of Lessor pursuant to the provisions of Sections 8.2(h) and 8.6 of the Participation Agreement, (b) all notices to be given to Lessor shall be given to the Agent and (c) all notices to be given by Lessor may be given by the Agent, at its election.


	30.13	SUBMISSION TO JURISDICTION; VENUE.

		THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO SUBMISSION TO JURISDICTION AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.


	30.14	USURY SAVINGS PROVISION.

		IT IS THE INTENT OF THE PARTIES HERETO TO CONFORM TO AND CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAW FROM TIME TO TIME IN EFFECT.
TO THE EXTENT ANY RENT OR PAYMENTS HEREUNDER ARE HEREINAFTER CHARACTERIZED BY
ANY COURT OF COMPETENT JURISDICTION AS THE REPAYMENT OF PRINCIPAL AND INTEREST THEREON, THIS SECTION 30.14 SHALL APPLY. ANY SUCH RENT OR PAYMENTS SO CHARACTERIZED AS INTEREST MAY BE REFERRED TO HEREIN AS "INTEREST." ALL AGREEMENTS AMONG THE PARTIES HERETO ARE HEREBY LIMITED BY THE PROVISIONS OF
THIS PARAGRAPH WHICH SHALL OVERRIDE AND CONTROL ALL SUCH AGREEMENTS, WHETHER
NOW EXISTING OR HEREAFTER ARISING AND WHETHER WRITTEN OR ORAL.  IN NO WAY, NOR
IN ANY EVENT OR CONTINGENCY (INCLUDING WITHOUT LIMITATION PREPAYMENT OR ACCELERATION OF THE MATURITY OF ANY OBLIGATION), SHALL ANY INTEREST TAKEN, RESERVED, CONTRACTED FOR, CHARGED, OR RECEIVED UNDER THIS LEASE OR OTHERWISE, EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMISSIBLE UNDER APPLICABLE LAW. IF,
FROM ANY POSSIBLE CONSTRUCTION OF ANY OF THE OPERATIVE AGREEMENTS OR ANY OTHER DOCUMENT OR AGREEMENT, INTEREST WOULD OTHERWISE BE PAYABLE IN EXCESS OF THE MAXIMUM NONUSURIOUS AMOUNT, ANY SUCH CONSTRUCTION SHALL BE SUBJECT TO THE PROVISIONS OF THIS PARAGRAPH AND SUCH AMOUNTS UNDER SUCH DOCUMENTS OR
AGREEMENTS SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED UNDER APPLICABLE LAW, WITHOUT THE NECESSITY OF EXECUTION OF ANY AMENDMENT OR NEW DOCUMENT OR AGREEMENT. IF LESSOR SHALL EVER RECEIVE ANYTHING
OF VALUE WHICH IS CHARACTERIZED AS INTEREST WITH RESPECT TO THE OBLIGATIONS
OWED HEREUNDER OR UNDER APPLICABLE LAW AND WHICH WOULD, APART FROM THIS PROVISION, BE IN EXCESS OF THE MAXIMUM LAWFUL AMOUNT, AN AMOUNT EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE INTEREST SHALL, WITHOUT PENALTY, BE APPLIED TO THE REDUCTION OF THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL
AND NOT TO THE PAYMENT OF INTEREST, OR REFUNDED TO LESSEE OR ANY OTHER PAYOR THEREOF, IF AND TO THE EXTENT SUCH AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE
EXCEEDS THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL. THE RIGHT TO DEMAND PAYMENT OF ANY AMOUNTS EVIDENCED BY ANY OF THE OPERATIVE AGREEMENTS DOES NOT INCLUDE THE RIGHT TO RECEIVE ANY INTEREST WHICH HAS NOT OTHERWISE ACCRUED ON
THE DATE OF SUCH DEMAND, AND LESSOR DOES NOT INTEND TO CHARGE OR RECEIVE ANY UNEARNED INTEREST IN THE EVENT OF SUCH DEMAND. ALL INTEREST PAID OR AGREED TO
BE PAID TO LESSOR SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE
AMORTIZED, PRORATED, ALLOCATED, AND SPREAD THROUGHOUT THE FULL STATED TERM (INCLUDING WITHOUT LIMITATION ANY RENEWAL OR EXTENSION) OF THIS LEASE SO THAT
THE AMOUNT OF INTEREST ON ACCOUNT OF SUCH PAYMENTS DOES NOT EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED BY APPLICABLE LAW.


[Signature pages follow]


	IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.


CORRECTIONAL SERVICES CORPORATION, as Lessee

By:  Ira Cotler
Title:  EVP/CFO


FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as the Owner
Trustee under the CSC Trust 1997-1, as Lessor

By:  Val T. Orton
Title:  VP


Receipt of this original
counterpart of the foregoing
Lease is hereby acknowledged
as the date hereof

NATIONSBANK, N.A.,
as the Agent


By:
Name:
Title:

--------------------------------------------------------------------------------

                                   CREDIT AGREEMENT


                              Dated as of March 30, 1998

                                        among


                       FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                               not individually, except as
                                 expressly stated herein,
                            but solely as the Owner Trustee
                               under the CSC Trust 1997-1,
                                    as the Borrower,



                                  The Several Lenders
                          from Time to Time Parties Hereto,



                                         and


                                  NATIONSBANK, N.A.,
                                     as the Agent

                                   TABLE OF CONTENTS

SECTION 1.  DEFINITIONS
1.1 Definitions.
1.2 Interpretation.

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS
2.1 Commitments.
2.2 Notes.
2.3 Procedure for Borrowing.
2.4 Lender Unused Fees.
2.5 Termination or Reduction of Commitments.
2.6 Prepayments and Payments.
2.7 Conversion and Continuation Options.
2.8 Interest Rates and Payment Dates.
2.9 Computation of Interest.
2.10 Pro Rata Treatment and Payments.
2.11 Notice of Amounts Payable; Mandatory Assignment.

SECTION 3  REPRESENTATIONS AND WARRANTIES

SECTION 4.  CONDITIONS PRECEDENT
4.1 Conditions to Effectiveness.
4.2 Conditions to Each Loan.

SECTION 5.  COVENANTS
5.1 Other Activities.
5.2 Ownership of Properties, Indebtedness.
5.3 Disposition of Assets.
5.4 Compliance with Operative Agreements.
5.5 Further Assurances.
5.6 Notices.
5.7 Discharge of Liens.
5.8 Trust Agreement.

SECTION 6.  EVENTS OF DEFAULT

SECTION 7.  THE AGENT
7.1 Appointment.
7.2 Delegation of Duties.
7.3 Exculpatory Provisions.
7.4 Reliance by the Agent.
7.5 Notice of Default.
7.6 Non-Reliance on the Agent and Other Lenders.
7.7 Indemnification.
7.8 The Agent in Its Individual Capacity.
7.9 Successor Agent.
7.10 Actions of the Agent on Behalf of Holders.
7.11 The Agent's Duty of Care.

SECTION 8.  MATTERS RELATING TO PAYMENT AND COLLATERAL
8.1 Collection and Allocation of Payments and Other Amounts.
8.2 Certain Remedial Matters.
8.3 Excepted Payments.

SECTION 9  MISCELLANEOUS
9.1 Amendments and Waivers.
9.2 Notices.
9.3 No Waiver; Cumulative Remedies.
9.4 Survival of Representations and Warranties.
9.5 Payment of Expenses and Taxes.
9.6 Successors and Assigns; Participations and Assignments.
9.7 Participations.
9.8 Assignments.
9.9 The Register; Disclosure; Pledges to Federal Reserve Banks.
9.10 Adjustments; Set-off.
9.11 Counterparts.
9.12 Severability.
9.13 Integration.
9.14 GOVERNING LAW.
9.15 SUBMISSION TO JURISDICTION; VENUE.
9.16 Acknowledgements.
9.17 WAIVERS OF JURY TRIAL.
9.18 Nonrecourse.
9.19 USURY SAVINGS PROVISION.

                                CREDIT AGREEMENT


	THIS CREDIT AGREEMENT, dated as of March 30, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Agreement") is among FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner
Trustee under the CSC Trust 1997-1 (the "Owner Trustee" or the
"Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and NATIONSBANK, N.A., a national banking association, as a Lender and as the agent for the Lenders
(the "Agent").


	The parties hereto hereby agree as follows:


                             SECTION 1.  DEFINITIONS

	1.1	Definitions.

	For purposes of this Agreement, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in Appendix A to that certain Participation Agreement dated as of March 30, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the "Participation Agreement") among Correctional Services Corporation, the various parties thereto from time to time as Guarantors, the Borrower, the various banks and other lending institutions which are parties thereto from time to time, as the Holders, the various banks and other lending institutions which are parties thereto from time to time, as the Lenders, and NationsBank, N.A., as agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests.
Unless otherwise indicated, references in this Agreement to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Agreement.

	1.2	Interpretation.

	The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Agreement.


                    SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

	2.1	Commitments.

	(a)	Subject to the terms and conditions hereof, each of the Lenders severally agrees to make the portion of the Tranche A Loans and the Tranche B Loans to the Borrower from time to time during the Commitment Period in an amount up to such Lender's Commitment as is set forth adjacent to such Lender's name in Schedule 1.1 hereto for the purpose of enabling the Borrower to purchase the Properties and to pay Property Acquisition Costs, Property Costs and Transaction Expenses, provided, that the aggregate principal amount at any one (1) time outstanding with respect to each of the Tranche A Loans and the Tranche B Loans shall not exceed the amount of the Tranche A Commitments and the Tranche B Commitments respectively. Any prepayments of the Loans, whether mandatory or at the Borrower's election, shall not be subject to reborrowing except as set forth in Section 5.2(d) of the Participation Agreement.

	(b)	The Loans may from time to time be (i) Eurodollar Loans, (ii) ABR
Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections 2.3 and 2.7. In the event the Borrower fails to provide notice pursuant to Section 2.3, the Loan shall be an ABR Loan. Further, any Loan by any Lender in an amount less than $100,000 shall be an ABR Loan, unless the remaining Available Commitment for such Lender is less than $100,000, in which case, the Borrower may elect a Eurodollar Loan for such remaining amount.

	(c)	The Commitment of each Lender to make Tranche A Loans and Tranche
B Loans shall be pro rata.

	2.2	Notes.

	The Loans made by each Lender shall be evidenced by promissory notes of the Borrower, substantially in the form of Exhibit A-1 in the case of the Tranche A Loans (each, a "Tranche A Note") or Exhibit A-2 in the case of the Tranche B Loans (each, a "Tranche B Note," and with the Tranche A Notes, the "Notes"), with appropriate insertions as to payee, date and principal amount, payable to the order of such Lender and in a principal amount equal to the Tranche A Commitment or Tranche B Commitment, as the case may be, of such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided, that the failure to make any such recordation or any error in such recordation shall not affect the Borrower's obligations hereunder or under such Note.
Each Note shall (i) be dated the Initial Closing Date, (ii) be stated to mature on the Maturity Date and (iii) provide for the payment of principal in accordance with Section 2.6(d) and the payment of interest in accordance with
Section 2.8.

	2.3	Procedure for Borrowing.

	(a)	The Borrower may borrow under the Commitments during the
Commitment Period on any Business Day that an Advance may be requested pursuant to the terms of Section 5.2 of the Participation Agreement, provided, that the Borrower shall give the Agent irrevocable notice (which must be received by the Agent prior to 12:00 Noon, Charlotte, North Carolina time, at least three (3) Business Days prior to the requested Borrowing Date specifying
(i) the amount to be borrowed (which on any date shall not be in excess of the then Available Commitments), (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof, (iv) if the borrowing is to be a combination of Eurodollar Loans and ABR Loans, the respective amounts of each Type of Loan and (v) the Interest Period applicable to each Eurodollar Loan. Pursuant to the terms of the Participation Agreement, the Borrower shall be deemed to have delivered such notice upon the delivery of a notice by the Construction Agent or the Lessee containing such required information. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Section 9.2 prior to 12:00 Noon, Charlotte, North Carolina time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting an account designated, subject to Section 9.1 of the Participation Agreement, by the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent. No amount of any Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder, except as set forth in
Section 5.2(d) of the Participation Agreement.

	(b)	Interest accruing on each Loan during the Construction Period with respect to any Property shall, subject to the limitations set forth in Section 5.1(b) of the Participation Agreement be added to the principal amount of such Loan on the relevant Scheduled Interest Payment Date. On each such Scheduled Interest Payment Date, the Loan Property Cost and Construction Loan Property
Cost shall be increased by the amount of interest added to the Loans.

	2.4	Lender Unused Fees.

	Promptly after receipt from the Lessee of the payment of the Lender Unused Fee payable pursuant to Section 7.4 of the Participation Agreement, the Agent shall distribute such payments to the Lenders pro rata in accordance with their respective Commitments.

	2.5	Termination or Reduction of Commitments.

	(a)	The Borrower shall have the right, upon not less than three (3)
Business Days' written notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, provided, that (i) after giving effect to such reduction, the aggregate outstanding principal amount of the Loans shall not exceed the aggregate Commitments and (ii) such notice shall be accompanied by a certificate of the Construction Agent stating that the amount not less than ninety-seven percent (97%) of aggregate Budgeted Total Property Costs as of the date of such reduction does not exceed the aggregate amount of Available Commitments as of such date after giving effect to such reduction. Any such reduction (A) shall be in an amount equal to the lesser of (1) $2,000,000 (or an even multiple of $1,000,000 above such amount) or (2) the remaining Available Commitments (B) shall reduce permanently the Commitments then in effect and (C) shall be pro rata for the Commitments of all Lenders and pro rata between the Tranche A and the Tranche B Loans.

	(b)	On any date on which the Commitments shall automatically be
reduced to zero (0) pursuant to Section 6, the Borrower shall prepay all outstanding Loans, together with accrued unpaid interest thereon and all other amounts owing under the Operative Agreement.

	2.6	Prepayments and Payments.

	(a)	Subject to Sections 11.2(e), 11.3 and 11.4 of the Participation
Agreement, the Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three
(3) Business Days' (in the case of Eurodollar Loans) and at least one (1) Business Day (in the case of the ABR Loans) irrevocable notice to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if a combination thereof, the amount allocable to each. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Amounts prepaid may not be reborrowed, except as set forth in Section 5.2(d) of the Participation Agreement.

	(b)	If on any date the Agent or the Lessor shall receive any payment in respect of (i) any Casualty, Condemnation or Environmental Violation pursuant to Sections 15.1(a) or 15.1(g) or Article XVI of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), or (ii) the Termination Value of any Property in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or (iii) the Termination Value of any Property in connection with the exercise of the Purchase Option under Article XX of the Lease or the exercise of the option of the Lessor to transfer the Properties to the Lessee pursuant to Section 20.3 of the Lease, or (iv) any payment required to be made or elected to be made by the Construction Agent to the Lessor pursuant to the terms of the Agency Agreement, then in each case, the Borrower shall pay such amounts to the Agent and the Agent shall be required to apply and pay such amounts in accordance with the provisions of Section 8.7(b)(ii) of the Participation Agreement.

	(c)	Each prepayment of the Loans pursuant to Section 2.6(a) shall be allocated to reduce the respective Loan Property Costs of all Properties pro rata according to the Loan Property Costs of such Properties immediately before giving effect to such prepayment. Each prepayment of the Loans pursuant to Section 2.6(b) shall be allocated to reduce the Loan Property Cost of the Property or Properties subject to the respective Casualty, Condemnation, Environmental Violation, termination, purchase, transfer or other circumstance giving rise to such prepayment. Any amounts applied to reduce the Loan Property Cost of any Construction Period Property pursuant to this paragraph (c) shall also be applied to reduce the Construction Loan Property Cost of such Property until such Construction Loan Property Cost has been reduced to zero (0).

	(d)	On each date set forth on Schedule 2 to the Participation
Agreement, the Borrower shall repay the outstanding principal balance of the Loans in part in an amount equal to the product of (i) the percentage set forth beside such date on such Schedule 2 multiplied by (ii) the aggregate principal amount of all Loans outstanding calculated as of such date. All such partial repayments of the principal balance of the Loans pursuant to this
Section 2.6(d) shall be applied to reduce the Loan Property Cost. If any such principal payment is required on a day that is not a Business Day, then such principal payment shall be due on the next succeeding Business Day.

	(e)	The outstanding principal balance of the Loans and all other amounts then due and owing under this Agreement or otherwise with respect to the Loans shall be due and payable in full on the Maturity Date.

	2.7	Conversion and Continuation Options.

	(a)	The Borrower may elect from time to time to convert Eurodollar
Loans to ABR Loans by giving the Agent at least three (3) Business Days' prior irrevocable notice of such election, provided, that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Agent at least three (3) Business Days' prior irrevocable notice of such election. Upon receipt of any such notice, the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans or ABR Loans may be converted as provided herein, provided, that (i) no ABR Loan may be converted into a Eurodollar Loan after the date that is one (1) month prior to the Maturity Date and (ii) such notice of conversion regarding any Eurodollar Loan shall contain an election by the Borrower of an Interest Period for such Eurodollar Loan to be created by such conversion and such Interest Period shall be in accordance with the terms of the definition of the term "Interest Period" including without limitation subparagraphs (A) through (D) thereof.

	(b)	Subject to the restrictions set forth in Section 2.3 hereof, any
Eurodollar Loan may be continued as such upon the expiration of the current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Agent, in accordance with the applicable notice provision for the conversion of ABR Loans to Eurodollar Loans set forth herein, of the length of the next Interest Period to be applicable to such Loans, provided, that no Eurodollar Loan may be continued as such after the date that is one (1) month prior to the Maturity Date and provided, further, that if the Borrower shall fail to give any required notice as described above or otherwise herein, or if such continuation is not permitted pursuant to the proceeding proviso, such Loan shall automatically be converted to an ABR Loan on the last day of such then expiring Interest Period.

	2.8	Interest Rates and Payment Dates.

	(a)	The Loans outstanding hereunder from time to time shall bear interest at a rate per annum equal to either (i) with respect to a Eurodollar Loan, the Eurodollar Rate determined for the applicable Interest Period plus the Applicable Percentage or (ii) with respect to an ABR Loan, the ABR plus the Applicable Percentage as selected by the Borrower in accordance with the provisions hereof; provided, however, (A) upon delivery by the Agent of the notice described in Section 2.9(c), the Loans of each of the Lenders shall bear interest at the ABR applicable from time to time from and after the dates and during the periods specified in Section 2.9(c), (B) upon the delivery by a Lender of the notice described in Section 11.3(f) of the Participation Agreement, the Loans of such Lender shall bear interest at the ABR applicable from time to time from and after the dates and during the periods specified in
Section 11.3(f) of the Participation Agreement and (C) in such other circumstances as expressly provided herein, the Loans shall bear interest at the ABR.

	(b)	If all or a portion of (i) the principal amount of any Loan, (ii)
any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is the lesser of (x) the then current rate of interest respecting such payment plus two percent (2%) and (y) the highest interest rate permitted by applicable law, in each case from the date of such non-payment until such amount is paid in full (whether after or before judgment).

	(c)	Interest shall be payable in arrears on the applicable Scheduled
Interest Payment Date, provided, that (i) interest accruing pursuant to paragraph (b) of this Section 2.8 shall be payable from time to time on demand and (ii) each prepayment of the Loans shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

	2.9	Computation of Interest.

	(a)	Whenever it is calculated on the basis of the Prime Lending Rate, interest shall be calculated on the basis of a year of three hundred sixty-five (365) days (or three hundred sixty-six (366) days, as the case may be) for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

	(b)	Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

	(c)	If the Eurodollar Rate cannot be determined by the Agent in the manner specified in the definition of the term "Eurodollar Rate", the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. Until such time as the Eurodollar Rate can be determined by the Agent in the manner specified in the definition of such term, no further Eurodollar Loans shall be made or shall be continued as such at the end of the then current Interest Period nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

	2.10	Pro Rata Treatment and Payments.

	(a)	Each borrowing by the Borrower from the Lenders hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to their respective Commitments. Subject to the provisions of Section 8.7 of the Participation Agreement and Section 2.11(b) hereof, each payment
(including without limitation each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts on the Loans then held by the Lenders. All payments (including without limitation prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, Charlotte, North Carolina time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in Section 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day; provided, however, if such payment includes an amount of interest calculated with reference to the Eurodollar Rate and the result of such extension would be to extend such payment into another calendar month, then such payment shall be made on the immediately preceding Business
Day. In the case of any extension of any payment of principal pursuant to the preceding two (2) sentences, interest thereon shall be payable at the then applicable rate during such extension.

	(b)	Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make its share of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal
Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section 2.10(b) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Agent by such Lender within three
(3) Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate as set forth above on demand from the Borrower.

	2.11	Notice of Amounts Payable; Mandatory Assignment.

	(a)	In the event that any Lender becomes aware that any amounts are or will be owed to it pursuant to Sections 11.2(e), 11.3 or 11.4 of the Participation Agreement or that it is unable to make Eurodollar Loans, then it shall promptly notify the Borrower and the Agent thereof and, as soon as possible thereafter, such Lender shall submit to the Borrower (with a copy to the Agent) a certificate indicating the amount owing to it and the calculation thereof. The amounts set forth in such certificate shall be prima facie evidence of the obligations of the Borrower hereunder.

	(b)	In the event that any Lender delivers to the Borrower a
certificate in accordance with Section 2.11(a) in connection with amounts payable pursuant to Sections 11.2(e), 11.3 or 11.4 of the Participation Agreement or such Lender is required to make Loans as ABR Loans in accordance with Section 11.3(d) of the Participation Agreement then, subject to Section
9.1 of the Participation Agreement, the Borrower may, at its own expense (provided, such amounts shall be reimbursed or paid entirely (as elected by the Borrower) by the Lessee, as Supplemental Rent) and in the discretion of the Borrower, (i) require such Lender to transfer or assign, in whole or (with such Lender's consent) in part, without recourse (in accordance with Section 9.8), all or (with such Lender's consent) part of its interests, rights (except for rights to be indemnified for actions taken while a party hereunder) and obligations under this Agreement to a replacement bank or institution if the Borrower (subject to Section 9.1 of the Participation Agreement), with the full cooperation of such Lender, can identify a Person who is ready, willing and able to be such replacement bank or institution with respect thereto and such replacement bank or institution (which may be another Lender) shall assume such assigned obligations, or (ii) during such time as no Default or Event of Default has occurred and is continuing, terminate the Commitment of such Lender and prepay all outstanding Loans of such Lender; provided, however, that (x) subject to Section 9.1 of the Participation Agreement, the Borrower or such replacement bank or institution, as the case may be, shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder (and, if such Lender is also a Holder, all Holder Advances and Holder Yield accrued and unpaid thereon), (y) any termination of Commitments shall be subject to the terms of Section 2.5(a) and (z) such assignment or termination of the Commitment of such Lender and prepayment of Loans does not conflict with any law, rule or regulation or order of any court or Governmental Authority.


                   SECTION 3  REPRESENTATIONS AND WARRANTIES

	To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, each of the Trust Company and the Owner Trustee hereby makes and affirms the representations and warranties set forth in Section 6.1 of the Participation Agreement to the same extent as if such representations and warranties were set forth in this Agreement in their entirety.


                         SECTION 4.  CONDITIONS PRECEDENT

	4.1	Conditions to Effectiveness.

	The effectiveness of this Agreement is subject to the satisfaction of all conditions precedent set forth in Section 5.3 of the Participation Agreement required by said Section to be satisfied on or prior to the Initial Closing Date.

	4.2	Conditions to Each Loan.

	The agreement of each Lender to make any Loan requested to be made by it on any date is subject to the satisfaction of all conditions precedent set forth in Section 5.3 and 5.4 of the Participation Agreement required by said Sections to be satisfied on or prior to the date of the applicable Loan.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this Section 4.2 have been satisfied.


                               SECTION 5.  COVENANTS

	So long as any Loan or Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder:

	5.1	Other Activities.

	The Borrower shall not conduct, transact or otherwise engage in, or commit to transact, conduct or otherwise engage in, any business or operations other than the entry into, and exercise of rights and performance of obligations in respect of, the Operative Agreements and other activities incidental or related to the foregoing.

	5.2	Ownership of Properties, Indebtedness.

	The Borrower shall not own, lease, manage or otherwise operate any properties or assets other than in connection with the activities described in
Section 5.1, or incur, create, assume or suffer to exist any Indebtedness or other consensual liabilities or financial obligations other than as may be incurred, created or assumed or as may exist in connection with the activities described in Section 5.1 (including without limitation the Loans and other obligations incurred by the Borrower hereunder).

	5.3	Disposition of Assets.

	The Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, whether now owned or hereafter acquired, except to the extent expressly contemplated by the Operative Agreements.

	5.4	Compliance with Operative Agreements.

	The Borrower shall at all times (a) observe and perform all of the covenants, conditions and obligations required to be performed by it (whether in its capacity as the Lessor, the Owner Trustee or otherwise) under each Operative Agreement to which it is a party and (b) observe and perform, or cause to be observed and performed, all of the covenants, conditions and obligations of the Lessor under the Lease, even in the event that the Lease is terminated at stated expiration following a Lease Event of Default or otherwise.

	5.5	Further Assurances.

	At any time and from time to time, upon the written request of the Agent, and at the expense of the Borrower (provided, such amounts shall be reimbursed or paid entirely (as elected by the Borrower) by the Lessee, as Supplemental Rent), the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent or the Majority Lenders may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the other Operative Agreements and of the rights and powers herein or therein granted.

	5.6	Notices.

	If on any date, a Responsible Officer of the Borrower shall obtain actual knowledge of the occurrence of a Default or Event of Default, the Borrower will give written notice thereof to the Agent within five (5) Business Days after such date.

	5.7	Discharge of Liens.

	Neither the Borrower nor the Trust Company will create or permit to exist at any time, and will, at its own expense, promptly take such action as may be necessary duly to discharge, or cause to be discharged, all Lessor Liens attributable to it, provided, that the Borrower and the Trust Company shall not be required to discharge any Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of any of the Liens contemplated by the Security Documents or of the sale, forfeiture or loss of, and shall not materially interfere with the disposition of, any Property or title thereto or any interest therein or the payment of Rent.

	5.8	Trust Agreement.

	Without prejudice to any right under the Trust Agreement of the Owner Trustee to resign, the Owner Trustee (a) agrees not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VIII of the Trust Agreement, (b) agrees not to amend, supplement, terminate, revoke or otherwise modify any provision of the Trust Agreement in any manner which could reasonably be expected to have an adverse effect on the rights or interests of the Agent or the Lenders hereunder or under the other Operative Agreements and (c) agrees to comply with all of the terms of the Trust Agreement.


                          SECTION 6.  EVENTS OF DEFAULT

	Upon the occurrence of any of the following specified events (each an "Event of Default"):

	(a)	Except as provided in Sections 6(c), the Borrower shall default in the payment when due of any principal on the Loans or default in the payment when due of any interest on the Loans, and in either such case, such default shall continue for five (5) or more Business Days; or

	(b)	Except as provided in paragraphs (a) and (c), the Borrower shall default, and such default shall continue for five (5) or more Business Days, in the payment of any amount owing under any Credit Document; or

	(c)	(i) The Borrower shall default in the payment of any amount due on the Maturity Date owing under any Credit Document or (ii) the Borrower shall default in the payment when due of any principal or interest on the Loans payable with regard to any obligation of Lessee to pay Termination Value when due or to pay Basic Rent or Supplemental Rent at such time as any Termination Value is due; or

	(d)	The Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in any Credit Document to which it is a party (other than those referred to in paragraphs (a), (b) and (c) above), provided, that in the case of any such default under Sections 5.4,
5.5 or 5.8(c), such default shall have continued unremedied for a period of at least thirty (30) days after notice to the Borrower by the Agent or the Majority Lenders, provided, further, if any such default under Sections 5.4,
5.5 or 5.8(c) is not capable of remedy within such thirty (30) day period but may be remedied with further diligence and if the Borrower has and continues to pursue diligently such remedy, then the Borrower shall be granted additional time to pursue such remedy but in no event more than an additional thirty (30) days.

	(e)	Any representation, warranty or statement made or deemed made by the Borrower herein or in any other Credit Document or by the Borrower or the Lessee in the Participation Agreement, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto, shall prove to be untrue in any material respect on the date as of which made or deemed made; or

	(f)	(i) Any Lease Event of Default shall have occurred and be
continuing, or (ii) the Owner Trustee shall default in the due performance or observance by it of any term, covenant or agreement contained in the Participation Agreement or in the Trust Agreement to or for the benefit of the Agent or a Lender, provided, that in the case of this clause (ii) such default shall have continued unremedied for a period of at least thirty (30) days after notice to the Owner Trustee and Lessee by the Agent or the Majority Lenders, provided, further, that in the case of this clause (ii), such default is not capable of remedy within such thirty (30) day period but may be remedied with further diligence and if the Borrower has and continues to pursue diligently such remedy, then the Borrower shall be granted additional time to pursue such remedy but in no event more than an additional thirty (30) days; or

	(g)	The Borrower shall commence a voluntary case concerning itself under the Bankruptcy Code or an involuntary case is commenced against the Borrower and the petition is not dismissed within ninety (90) days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower; or the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower, or there is commenced against the Borrower any such proceeding which remains undismissed for a period of ninety (90) days; or the Borrower is adjudicated insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered; or the Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or the Borrower makes a general assignment for the benefit of creditors; or any corporate or partnership action is taken by the Borrower for the purpose of effecting any of the foregoing; or

	(h)	Any Security Document shall cease to be in full force and effect, or shall cease to give the Agent the Liens, rights, powers and privileges purported to be created thereby (including without limitation a first priority perfected security interest in, and Lien on, all of the Properties), in favor of the Agent on behalf of the Lenders and the Holders, superior to and prior to the rights of all third Persons and subject to no other Liens (except in each case to the extent expressly permitted herein or in any Operative
Agreement) other than any Ground Lease; or

	(i)	The Lease shall cease to be enforceable against the Lessee; or

	(j)	One (1) or more judgments or decrees shall be entered against the
Borrower involving a liability of $250,000 or more in the aggregate for all such judgments and decrees for the Borrower and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof, then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable (any of the foregoing occurrences or actions referred to in clause (A) or (B) above, an "Acceleration"). Except as expressly provided above in this Section 6, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

	Upon the occurrence of any Event of Default and at any time thereafter so long as any Event of Default shall be continuing, the Agent shall, upon the written instructions of the Majority Secured Parties, exercise any or all of the rights and powers and pursue any and all of the remedies available to it hereunder and (subject to the terms thereof) under the other Credit Documents, the Lease and the other Operative Agreements and shall have any and all rights and remedies available under the Uniform Commercial Code or any provision of law.

	Upon the occurrence of any Event of Default and at any time thereafter so long as any Event of Default shall be continuing, the Agent may, and upon request of the Majority Secured Parties shall, proceed to protect and enforce this Agreement, the Notes, the other Credit Documents and the Lease by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted, or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Property or for the recovery of judgment for the indebtedness secured thereby or for the enforcement of any other proper, legal or equitable remedy available under applicable laws.

	The Borrower shall be liable for any and all accrued and unpaid amounts due hereunder before, after or during the exercise of any of the foregoing remedies, including without limitation all reasonable legal fees and other reasonable costs and expenses incurred by the Agent or any Lender by reason of the occurrence of any Event of Default or the exercise of remedies with respect thereto.


                               SECTION 7.  THE AGENT

	7.1	Appointment.

	Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Agreement and the other Operative Agreements, and each such Lender irrevocably authorizes the Agent, in such capacity, to execute the Operative Agreements as agent for and on behalf of such Lender, to take such action on behalf of such Lender under the provisions of this Agreement and the other Operative Agreements and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and other Operative Agreements, together with such other powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each of the Lenders hereby specifically acknowledges the terms and provisions of the Participation Agreement and directs the Agent to exercise such powers, make such decisions and otherwise perform such duties as are delegated to the Agent thereunder without being required to obtain any specific consent with respect thereto from any Lender, unless the matter under consideration is a Unanimous Vote Matter or otherwise requires the consent of the Majority Lenders and/or the Majority Secured Parties. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Operative Agreement or otherwise exist against the Agent.

	7.2	Delegation of Duties.

	The Agent may execute any of its duties under this Agreement and the other Operative Agreements by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

	7.3	Exculpatory Provisions.

	Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Operative Agreement (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or the Lessee or any officer thereof contained in this Agreement or any other Operative Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Operative Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative
Agreement or for any failure of the Borrower or the Lessee to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Agreement, or to inspect the properties, books or records of the Borrower or the Lessee.

	7.4	Reliance by the Agent.

	The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including without limitation counsel to the Borrower or the Lessee), independent accountants and other experts selected with due care by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Agreement unless it shall first receive such advice or concurrence of the Majority Lenders, the Majority Secured Parties or all Secured Parties, as the case may be, as it reasonably deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Operative Agreements in accordance with a request of the Majority Lenders, the Majority Secured Parties or all Secured Parties, as the case may be, and such and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes (or all Secured Parties, as the case may be).

	7.5	Notice of Default.

	The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Secured Parties; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Secured Parties; provided, further, the foregoing shall not limit (a) the rights of the Majority Secured Parties to elect remedies as set forth in Section 6 and/or (b) the rights of the Majority Secured Parties or all Secured Parties, as the case may be, as described in the Participation Agreement (including without limitation Sections 8.2(h) and
8.6 of the Participation Agreement).

	7.6	Non-Reliance on the Agent and Other Lenders.

	Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including without limitation any review of the affairs of the Borrower or the Lessee, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Lessee and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Operative Agreements, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Lessee. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or the Lessee which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

	7.7	Indemnification.

	The Lenders agree to indemnify the Agent, in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 7.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against any of them in any way relating to or arising out of, the Commitments, this Agreement, any of the other Operative Agreements or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any of them under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment or any portion of such liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent. The agreements in this Section 7.7 shall survive the payment of the Notes and all other amounts payable hereunder.

	7.8	The Agent in Its Individual Capacity.

	The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Lessee as though the Agent were not the Agent hereunder and under the other Operative Agreements. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Operative Agreements as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

	7.9	Successor Agent.

	The Agent may resign at any time as the Agent upon thirty (30) days' notice to the Lenders, the Borrower and, so long as no Lease Event of Default shall have occurred and be continuing, the Lessee. If the Agent shall resign as the Agent under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor Agent which successor Agent shall be subject to the approval of the Borrower and, so long as no Lease Event of Default shall have occurred and be continuing, the Lessee, such approval not to be unreasonably withheld or delayed. If no successor Agent is appointed prior to the effective date of the resignation of the resigning Agent, the Agent may appoint, after consulting with the Lenders and subject to the approval of the Borrower and, so long as no Lease Event of Default shall have occurred and be continuing, the Lessee, such approval not to be unreasonably withheld or delayed, a successor Agent from among the Lenders (or such other Person as shall be acceptable to the Majority Lenders). If no successor Agent has accepted appointment as the Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's notice of resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent until such time, if any, as the Majority Lenders appoint a successor Agent, as provided for above.
Upon the effective date of such resignation, only such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's rights, powers and duties in such capacity shall be terminated. After any retiring Agent resigns hereunder as the Agent, the provisions of this
Article VII and Section 9.5 shall inure to their respective benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

	7.10	Actions of the Agent on Behalf of Holders.

	The parties hereto specifically acknowledge and consent to the Agent's acting on behalf of the Holders as provided in the Participation Agreement, and, in any such case, the Lenders acknowledge that the Holders shall be entitled to vote as "Secured Parties" hereunder to the extent required or permitted by the Operative Agreements (including without limitation Sections 8.2(h) and 8.6 of the Participation Agreement).

	7.11	The Agent's Duty of Care.

	Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Agent hereunder or under any other Operative Agreement, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Lessee shall be responsible for preservation of all rights in the Collateral, and the Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Lessee. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.


               SECTION 8.  MATTERS RELATING TO PAYMENT AND COLLATERAL

	8.1	Collection and Allocation of Payments and Other Amounts.

	The Lessee, the Construction Agent, the Agent, the Lenders, the Holders and the Borrower have agreed pursuant to the terms of Section 8.7 of the Participation Agreement to a procedure for the allocation and distribution of certain payments and distributions, including without limitation the proceeds of Collateral.

	8.2	Certain Remedial Matters.

	Notwithstanding any other provision of this Agreement or any other Credit Document:

	(a)	the Borrower shall at all times retain to the exclusion of all other parties, all rights to Excepted Payments payable to it and to demand, collect or commence an action at law to obtain such payments and to enforce any judgment with respect thereto; and

	(b)	the Borrower and each Holder shall at all times retain the right, but not to the exclusion of the Agent, (i) to retain all rights with respect to insurance that Article XIV of the Lease specifically confers upon the "Lessor", (ii) to provide such insurance as the Lessee shall have failed to maintain or as the Borrower or any Holder may desire, and (iii) to bring an action to enforce compliance by the Lessee with the provisions of Articles
VIII, IX, X, XI, XIV and XVII of the Lease.

	8.3	Excepted Payments.

	Notwithstanding any other provision of this Agreement or the Security Documents, any Excepted Payment received at any time by the Agent shall be distributed promptly to the Person entitled to receive such Excepted Payment.


                            SECTION 9  MISCELLANEOUS

	9.1	Amendments and Waivers.

	None of the terms or provisions of this Agreement may be terminated, amended, supplemented, waived or modified except in accordance with the terms of Section 12.4 of the Participation Agreement.

	9.2	Notices.

	All notices required or permitted to be given under this Agreement shall be given in accordance with Section 12.2 of the Participation Agreement.

	9.3	No Waiver; Cumulative Remedies.

	No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

	9.4	Survival of Representations and Warranties.

	All representations and warranties made by the Borrower under the Operative Agreements shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

	9.5	Payment of Expenses and Taxes.

	The Borrower agrees to (with funds provided by the Lessee as Supplemental Rent): (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent whether or not the transactions herein contemplated are consummated, in connection with the negotiation, preparation, execution and delivery of the Operative Agreements and the documents and instruments referred to therein (including without limitation the reasonable fees and disbursements of Moore & Van Allen, PLLC) and any amendment, waiver or consent relating thereto (including without limitation the reasonable fees and disbursements of counsel to the Agent) and (ii) the Agent and each of the Lenders in connection with the enforcement of the Operative Agreements and the documents and instruments referred to therein (including without limitation the reasonable fees and disbursements of counsel for the Agent and for each of the Lenders) and (b) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes.

	9.6	Successors and Assigns; Participations and Assignments.

	This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

	9.7	Participations.

	Subject to and in accordance with Section 10.1 of the Participation Agreement, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one (1) or more banks, financial institutions or other entities engaged in making, purchasing or otherwise investing in commercial loans or similar financial transactions in the ordinary course of its business (each, a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Operative Agreements; provided, that any such sale of a participating interest shall be in a principal amount of at least $2,000,000. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Notes, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the Notes. In no event shall any Participant have any right to approve any amendment or waiver of any provision of this Agreement or any other Operative Agreement, or any consent to any departure by the Borrower or any other Person therefrom, except to the extent that such amendment, waiver or consent would (a) reduce the principal of, or interest on, any Loan or Note, or postpone the date of the final maturity of any Loan or Note, or reduce the amount of any Lender Unused Fee, in each case to the extent subject to such participation or (b) release all or substantially all of the Collateral. The Borrower agrees that, while an Event of Default shall have occurred and be continuing, if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interests in amounts owing directly to it as a Lender under this Agreement or any Note, provided, that in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.10(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 11.2(e), 11.3 and
11.4 of the Participation Agreement with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided, that such Participant shall have complied with the requirements of said Sections and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

	9.8	Assignments.

	(a)	Subject to and in accordance with Section 10.1 of the
Participation Agreement, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate of any Lender or, with the consent, subject to Section 9.1 of the Participation Agreement, of the Borrower and the Agent (which in each case shall not be unreasonably withheld or delayed and which consent of the Borrower shall not be required during the continuation of any Event of Default), to an additional bank, financial institution or other entity that is either organized under the laws of the United States or any state thereof or is a foreign bank that operates a branch office in the United States, (each, a "Purchasing Lender") all or any part of its rights and obligations under this Agreement and the other Operative Agreements pursuant to an Assignment and Acceptance, substantially in the form of Exhibit B, executed by such Purchasing Lender, such assigning Lender (and, in the case of a Purchasing Lender that is not a Lender or an affiliate thereof, subject to
Section 9.1 of the Participation Agreement, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register; provided, that no such assignment to a Purchasing Lender (other than any Lender or any affiliate thereof) shall be in a principal amount that, when added to the principal amount of the concurrent assignment under the Lessee Credit Agreement, shall be less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement and the Notes). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding anything to the contrary in this Agreement, the consent of the Borrower shall not be required, and, unless requested by the relevant Purchasing Lender and/or assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 6(g) shall have occurred and be continuing.

	(b)	Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not a Lender or an affiliate thereof, by the Borrower and the Agent) together with payment to the Agent of a registration and processing fee of $3,000 (which shall not be payable by the Borrower or the Lessee, except as otherwise provided in connection with an assignment requested in accordance with Section 2.11(b)), the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) promptly after the effective date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Agent new Notes (in exchange for the Notes of the assigning Lender), each in an amount equal to the Commitment assumed or Loans purchased by the relevant Purchasing Lender pursuant to such Assignment and Acceptance, and, if the assigning Lender has retained a Commitment or any Loan hereunder, new Notes to the order of the assigning Lender, each in an amount equal to the Commitment or Loans retained by it hereunder. Such new Notes shall be dated the effective date of the applicable Assignment and Acceptance and shall otherwise be in the form of the Notes replaced thereby.

	(c)	Each Purchasing Lender (other than any Lender organized and
existing under the laws of the U.S. or any political subdivision in or of the U.S.), by executing and delivering an Assignment and Acceptance,

		(i)	agrees to execute and deliver to the Agent, as promptly as
practicable, four (4) signed copies (two (2) for the Agent and two (2) for delivery by the Agent to the Borrower) of Form 1001 or Form 4224 (or any successor form or comparable form) (it being understood that if the applicable form is not so delivered, payments under or in respect of this Agreement may be subject to withholding and deduction);

		(ii)	represents and warrants to the Borrower and the Agent that
the form so delivered is true and accurate and that, as of the effective date of the applicable Assignment and Acceptance, each of such Purchasing Lender's lending offices is entitled to receive payments of principal and interest under or in respect of this Agreement without withholding or deduction for or on account of any taxes imposed by the U.S. Federal government;

		(iii)	agrees to annually hereafter deliver to each of the Borrower and the Agent not later than December 31 of the year preceding the year to which it will apply, two (2) further properly completed signed copies of Form
1001 or Form 4224 (or any successor form or comparable form), as appropriate, unless an event has occurred which renders the relevant form inapplicable (it being understood that if the applicable form is not so delivered, payments under or in respect of this Agreement may be subject to withholding and deduction);

		(iv)	agrees to promptly notify the Borrower and the Agent in
writing if it ceases to be entitled to receive payments of principal and interest under or in respect of this Agreement without withholding or deduction for or on account of any taxes imposed by the U.S. or any political subdivision in or of the U.S. (it being understood that payments under or in respect of this Agreement may be subject to withholding and deduction in such event);

		(v)	acknowledges that in the event it ceases to be exempt from
withholding and/or deduction of such taxes, the Agent may withhold and/or deduct the applicable amount from any payments to which such assignee Lender would otherwise be entitled, without any liability to such assignee Lender therefor; and

		(vi)	agrees to indemnify the Borrower and the Agent from and
against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or expenses that result from such assignee Lender's breach of any such representation, warranty or agreement.

	(d)	Any Lender party to this Agreement may, from time to time and without the consent of the Borrower or any other Person, pledge or assign for security purposes any portion of its Loans or any other interests in this Agreement and the other Credit Documents to any Federal Reserve Bank.

	9.9	The Register; Disclosure; Pledges to Federal Reserve Banks.

	(a)	The Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Commitments of the Lenders, and the principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of clearly demonstrable error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable notice.

	(b)	Nothing herein shall prohibit any Lender from pledging or
assigning any Note to any Federal Reserve Bank in accordance with applicable law.

	9.10	Adjustments; Set-off.

	(a)	Except as otherwise expressly provided in Section 8.1 hereof and
Section 8.7 of the Participation Agreement where, and to the extent, one (1) Lender is entitled to payments prior to other Lenders, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 6(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the event of such recovery, but without interest.

	(b)	In addition to any rights now or hereafter granted under
applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived (to the extent permitted by Law), to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Agent or such Lender (including without limitation by branches and agencies of the Agent or such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Agent or such Lender under this Agreement or under any of the other Operative Agreements, including without limitation all interests in obligations of the Borrower purchased by any such Lender pursuant to Section 9.10(a), and all other claims of any nature or description arising out of or connected with this Agreement or any other Operative Agreement, irrespective or whether or not the Agent or such Lender shall have made any demand and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

	9.11	Counterparts.

	This Agreement may be executed by one (1) or more of the parties to this Agreement on any number of separate counterparts (including without limitation by telecopy), and all of said counterparts taken together shall be deemed to constitute one (1) and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

	9.12	Severability.

	Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

	9.13	Integration.

	This Agreement and the other Credit Documents represent the agreement of the Borrower, the Agent, and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

	9.14	GOVERNING LAW.

	THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA.

	9.15	SUBMISSION TO JURISDICTION; VENUE.

	THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO SUBMISSION TO JURISDICTION AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

	9.16	Acknowledgements.

	The Borrower hereby acknowledges that:

	(a)	neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Agent (and the Lenders) and the Borrower, in connection herewith or therewith is solely that of debtor and creditor; and

	(b)	no joint venture is created hereby or by the other Credit
Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

	9.17	WAIVERS OF JURY TRIAL.

	THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

	9.18	Nonrecourse.

	In addition to and not in limitation of Section 12.9 of the Participation Agreement, anything to the contrary contained in this Agreement or in any other Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation hereunder or under any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in this Agreement, the Notes or any of the other Operative Agreements. The Agent and the Lenders agree that, in the event any of them pursues any remedies available to them under this Agreement, the Notes or any other Operative Agreement, neither the Agent nor the Lenders shall have any recourse against the Borrower, nor any other Exculpated Person, for any deficiency, loss or claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Trust Estate and the Lessee; but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate in respect of any and all liabilities, obligations and undertakings contained in this Agreement, the Notes or any other Operative Agreement. The Agent and the Lenders further agree that the Borrower shall not be responsible for the payment of any amounts owing hereunder (excluding principal and interest (other than Overdue Interest) in respect of the Loans) (such non-excluded amounts, "Supplemental Amounts") except to the extent that payments of Supplemental Rent designated by the Lessee for application to such Supplemental Amounts shall have been paid by the Lessee pursuant to the Lease (it being understood that the failure by the Lessee for any reason to pay any Supplemental Rent in respect of such Supplemental Amounts shall nevertheless be deemed to constitute a default by the Borrower for the purposes of Section 6). Notwithstanding the foregoing provisions of this Section 9.18, nothing in this Agreement or any other Operative Agreement shall (a) constitute a waiver, release or discharge of any obligation evidenced or secured by this Agreement or any other Credit Document, (b) limit the right of the Agent or any Lender to name the Borrower as a party defendant in any action or suit for judicial foreclosure and sale under any Security Document, or (c) affect in any way the validity or enforceability of any guaranty (whether of payment and/or performance) given to the Lessor, the Agent or the Lenders, or of any indemnity agreement given by the Borrower, in connection with the Loans made hereunder.

	9.19	USURY SAVINGS PROVISION.

	IT IS THE INTENT OF THE PARTIES HERETO TO CONFORM TO AND CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAW FROM TIME TO TIME IN EFFECT. ANY SUCH PAYMENTS CONSTITUTING INTEREST UNDER APPLICABLE LAW FROM TIME TO TIME IN EFFECT MAY BE REFERRED TO HEREIN AS "INTEREST." ALL AGREEMENTS AMONG THE PARTIES HERETO (INCLUDING ALL OF THE OPERATIVE AGREEMENTS) ARE HEREBY LIMITED BY THE PROVISIONS OF THIS PARAGRAPH WHICH SHALL OVERRIDE AND CONTROL ALL SUCH AGREEMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WRITTEN OR ORAL. IN NO WAY, NOR IN ANY EVENT OR CONTINGENCY (INCLUDING WITHOUT LIMITATION PREPAYMENT OR ACCELERATION OF THE MATURITY OF ANY OBLIGATION), SHALL ANY INTEREST TAKEN, RESERVED, CONTRACTED FOR, CHARGED, OR RECEIVED UNDER THIS AGREEMENT OR OTHERWISE, EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMISSIBLE UNDER APPLICABLE LAW. IF, FROM ANY POSSIBLE CONSTRUCTION OF ANY OF THE OPERATIVE AGREEMENTS OR ANY OTHER DOCUMENT OR AGREEMENT, INTEREST WOULD OTHERWISE BE PAYABLE IN EXCESS OF THE MAXIMUM NONUSURIOUS AMOUNT, ANY SUCH CONSTRUCTION SHALL BE SUBJECT TO THE PROVISIONS OF THIS PARAGRAPH AND SUCH AMOUNTS UNDER SUCH DOCUMENTS OR AGREEMENTS SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED UNDER APPLICABLE LAW, WITHOUT THE NECESSITY OF EXECUTION OF ANY AMENDMENT OR NEW DOCUMENT OR AGREEMENT. IF THE AGENT OR ANY LENDER SHALL EVER RECEIVE ANYTHING OF VALUE WHICH CONSTITUTES INTEREST UNDER APPLICABLE LAW FROM TIME TO TIME IN EFFECT WITH RESPECT TO THE OBLIGATIONS OWED HEREUNDER OR UNDER APPLICABLE LAW AND WHICH WOULD, APART FROM THIS PROVISION, BE IN EXCESS OF THE MAXIMUM LAWFUL AMOUNT, AN AMOUNT EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE INTEREST SHALL, WITHOUT PENALTY, TO THE EXTENT PERMITTED BY APPLICABLE LAW BE APPLIED TO THE REDUCTION OF THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL AND NOT TO THE PAYMENT OF INTEREST, OR REFUNDED TO THE BORROWER OR ANY OTHER PAYOR THEREOF, IF AND TO THE EXTENT SUCH AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE EXCEEDS THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL. THE RIGHT TO DEMAND PAYMENT OF ANY AMOUNTS EVIDENCED BY ANY OF THE OPERATIVE AGREEMENTS DOES NOT INCLUDE THE RIGHT TO RECEIVE ANY INTEREST WHICH HAS NOT OTHERWISE ACCRUED ON THE DATE OF SUCH DEMAND, AND NEITHER THE AGENT NOR ANY LENDER INTENDS TO CHARGE OR RECEIVE ANY UNEARNED INTEREST IN THE EVENT OF SUCH DEMAND. ALL INTEREST PAID OR AGREED TO BE PAID TO THE AGENT OR ANY LENDER SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE AMORTIZED, PRORATED, ALLOCATED, AND SPREAD THROUGHOUT THE FULL STATED TERM (INCLUDING WITHOUT LIMITATION ANY RENEWAL OR EXTENSION) OF THIS AGREEMENT SO THAT THE AMOUNT OF INTEREST ON ACCOUNT OF SUCH PAYMENTS DOES NOT EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED BY APPLICABLE LAW.

[The remainder of this page has been intentionally left blank.]


	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner
Trustee under the CSC Trust 1997-1

By:  C. Scott Nielsen
Title:  VP


NATIONSBANK, N.A., as Lender and Agent for
Lenders

By:  James E. Harder, Jr.
Title:  Sr. VP


BANQUE PARIBAS, as Lender

By:  Duane Helkowski
Title:  VP

By:  David I. Canavan
Title:  Director


SOUTHTRUST BANK, NATIONAL ASSOCIATION, as
Lender

By:  Steven W. Davis
Title:  VP


SUMMIT BANK, as Lender

By:  Lisa Cohen
Title:  VP


-------------------------------------------------------------------------------


                       AMENDED, RESTATED AND REPLACEMENT
                                TRUST AGREEMENT


                           dated as of March 30, 1998


                                   between

                            The Several Holders
                    from Time to Time Parties Hereto,
                              as the Holders,

                                     and

                 FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                          as the Owner Trustee



                              CSC TRUST 1997-1

                             TABLE OF CONTENTS

ARTICLE IA  AMENDED, RESTATED AND REPLACEMENT TRUST AGREEMENT

ARTICLE I  DEFINITIONS
SECTION 1.1 Definitions.
SECTION 1.2 Interpretation.

ARTICLE II  AUTHORITY TO EXECUTE AND PERFORM VARIOUS DOCUMENTS;
DECLARATION OF TRUST BY TRUST COMPANY
SECTION 2.1 Authority To Execute and Perform Various Documents.
SECTION 2.2 Declaration of Trust by Trust Company.

ARTICLE III  CONTRIBUTIONS AND PAYMENTS
SECTION 3.1 Procedure for Holder Advances; Certificates.
SECTION 3.2 Holder Yield.
SECTION 3.3 Scheduled Return of Holder Advances.
SECTION 3.4 Early Return of Advances.
SECTION 3.5 Payments from Trust Estate Only.
SECTION 3.6 Method of Payment.
SECTION 3.7 Computation of Yield.
SECTION 3.8 Conversion and Continuation Options.
SECTION 3.9 Notice of Amounts Payable.

ARTICLE IV  COLLECTIONS AND DISTRIBUTIONS
SECTION 4.1 Collections and Remittances by the Owner Trustee.
SECTION 4.2 Priority of Distributions.
SECTION 4.3 Excepted Payments.
SECTION 4.4 Distributions after Default.
ARTICLE V  DUTIES OF THE OWNER TRUSTEE
SECTION 5.1 Notice of Certain Events.
SECTION 5.2 Action Upon Instructions.
SECTION 5.3 Indemnification.
SECTION 5.4 No Duties Except as Specified In Trust Agreement or Instructions.
SECTION 5.5 No Action Except Under Specified Documents or Instructions.
SECTION 5.6 Absence of Duties.

ARTICLE VI  THE OWNER TRUSTEE
SECTION 6.1 Acceptance of Trust and Duties.
SECTION 6.2 Furnishing of Documents.
SECTION 6.3 No Representations or Warranties as to the Properties or Operative Agreements.
SECTION 6.4 No Segregation of Moneys; No Interest.
SECTION 6.5 Reliance; Advice of Counsel.
SECTION 6.6 Liability With Respect to Documents.
SECTION 6.7 Not Acting In Individual Capacity.
SECTION 6.8 Books and Records; Tax Returns.

ARTICLE VII  INDEMNIFICATION OF THE OWNER TRUSTEE
SECTION 7.1 Indemnification Generally.
SECTION 7.2 Compensation and Expenses.
ARTICLE VIII  TERMINATION OF TRUST AGREEMENT
SECTION 8.1 Termination of Trust Agreement.
SECTION 8.2 Termination at Option of the Holders.
SECTION 8.3 Termination at Option of the Owner Trustee.
SECTION 8.4 Actions by the Owner Trustee Upon Termination.

ARTICLE IX

SUCCESSOR OWNER TRUSTEES, CO-OWNER TRUSTEES AND SEPARATE
OWNER TRUSTEES
SECTION 9.1 Resignation of the Owner Trustee; Appointment of Successor.
SECTION 9.2 Co-Trustees and Separate Trustees.
SECTION 9.3 Notice.

ARTICLE X   AMENDMENTS
SECTION 10.1 Amendments.
SECTION 10.2 Limitation on Amendments.

ARTICLE XI  MISCELLANEOUS
SECTION 11.1 No Legal Title to Trust Estate in the Holders.
SECTION 11.2 Sale of a Property by the Owner Trustee is Binding.
SECTION 11.3 Limitations on Rights of Others.
SECTION 11.4 Notices.
SECTION 11.5 Severability.
SECTION 11.6 Limitation on the Holders' Liability.
SECTION 11.7 Separate Counterparts.
SECTION 11.8 Successors and Assigns.
SECTION 11.9 Headings.
SECTION 11.10 Governing Law.
SECTION 11.11 Performance by the Holders.
SECTION 11.12 Conflict with Operative Agreements.
SECTION 11.13 No Implied Waiver.
SECTION 11.14 SUBMISSION TO JURISDICTION; VENUE

                       AMENDED, RESTATED AND REPLACEMENT
                                TRUST AGREEMENT


     THIS AMENDED, RESTATED AND REPLACEMENT TRUST AGREEMENT, dated as of
March 30, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Trust Agreement"), is among the several banks and other financial institutions from time to time parties to this Trust Agreement (individually, each of the foregoing may be referred to as a "Holder," and collectively, the foregoing together with such other persons and entities that become holders hereunder, the "Holders"), and FIRST
SECURITY BANK, NATIONAL ASSOCIATION, in its individual capacity ("Trust Company"), and in its capacity as owner trustee hereunder, together with its successors and assigns (the "Owner Trustee").

	WHEREAS, the parties hereto intend with this Trust Agreement to amend, restate and replace that certain Trust Agreement dated as of January 12, 1998 (the "Original Trust Agreement") between NationsBank, N.A. and First
Security Bank, National Association;

	WHEREAS, in order to provide a portion of the funds for carrying out the other transactions contemplated by the Operative Agreements, each Holder will make its respective Holder Advances pursuant to this Trust Agreement and the Participation Agreement (as defined below);

	WHEREAS, the Holders desire to provide for the Trust to exist for the purpose of (a) developing, acquiring, installing, constructing and testing various Properties and leasing such Properties to Lessee and (b) carrying out certain transactions contemplated by the Operative Agreements; and

	WHEREAS, Trust Company is willing to act as trustee hereunder and to accept the trust created hereby (the "Trust").

	NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE IA

                AMENDED, RESTATED AND REPLACEMENT TRUST AGREEMENT

This Trust Agreement amends, restates and replaces the Original Trust
Agreement.

                                  ARTICLE I

                                 DEFINITIONS

	SECTION 1.1	Definitions.

	For purposes of this Trust Agreement (including without limitation the "WHEREAS" clauses set forth above), capitalized terms used in this Trust Agreement and not otherwise defined herein shall have the meanings assigned to them in Appendix A to that certain Participation Agreement dated as of March 30, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the "Participation Agreement") among Correctional Services Corporation, the various parties thereto from time to time, as Guarantors, the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as the Holders, the various banks and other lending institutions which are parties thereto from time to time, as the Lenders, and NationsBank, N.A., as agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests. Unless otherwise indicated, references in this Trust Agreement to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Trust Agreement.

	SECTION 1.2	Interpretation.

	The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Trust Agreement.

                                   ARTICLE II

              AUTHORITY TO EXECUTE AND PERFORM VARIOUS DOCUMENTS;
                    DECLARATION OF TRUST BY TRUST COMPANY

	SECTION 2.1	Authority To Execute and Perform Various Documents.

	Each Holder hereby authorizes and directs the Owner Trustee (a) to execute and deliver, as trustee for and on behalf of each such Holder, each Operative Agreement to which the Owner Trustee is a party and any other agreements, instruments, certificates or documents related to the transactions contemplated hereby to which the Owner Trustee is a party, (b) to take whatever action shall be required to be taken by the Owner Trustee by the terms of, and exercise its rights and perform its duties under, each of the documents, agreements, instruments and certificates referred to in clause (a) above as set forth in such documents, agreements and certificates, and (c) subject to the terms of this Trust Agreement, to take such other action in connection with the foregoing as the Holders may from time to time direct.

	SECTION 2.2	Declaration of Trust by Trust Company.

		(a)	Trust Company hereby declares that it will hold all estate,
right, title and interest of the Owner Trustee in, to and under each
Property, each Holder Advance, the Operative Agreements and any other property contributed by any Holder, including without limitation all amounts of Rent, insurance proceeds and condemnation awards, indemnity or other payments of any kind (collectively, the "Trust Estate") as the Owner Trustee upon the trusts set forth herein and for the use and benefit of each Holder, subject, however, to the provisions of the
Credit Agreement and the Security Documents.  The name of the Trust shall be "CSC Trust 1997-1".

		(b)	The purpose of the Trust is to hold title to the Trust
Estate for the benefit of the Holders and to engage in activities ancillary and incidental thereto as the Holders shall determine to be desirable. Except in connection with the foregoing, the Owner Trustee shall not (i) engage in any business activity, (ii) have any property, rights or interest, whether real or personal, tangible or intangible,
(iii) incur any legal liability or obligation, whether fixed or contingent, matured or unmatured, other than in the normal course of the administration of the Trust or (iv) subject any of its property or assets to any mortgage, Lien, security interest or other claim or encumbrance, other than in favor of the Lenders or the Holders pursuant to the provisions of the Operative Agreements and this Trust Agreement.
THIS TRUST IS NOT A BUSINESS TRUST. THE SOLE PURPOSE OF THE TRUST IS TO ACQUIRE AND HOLD TITLE TO THE TRUST ESTATE, SUBJECT TO THE RIGHTS OF THE LENDERS, FOR THE BENEFIT OF THE HOLDERS. THE OWNER TRUSTEE MAY NOT
TRANSACT BUSINESS OF ANY KIND WITH RESPECT TO ANY PROPERTY COMPRISING
THE TRUST ESTATE EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN OR IN THE
OTHER OPERATIVE AGREEMENTS NOR SHALL THIS AGREEMENT BE DEEMED TO BE, OR
CREATE OR EVIDENCE THE EXISTENCE OF A CORPORATION DE FACTO OR DE JURE,
OR A MASSACHUSETTS TRUST, OR ANY OTHER TYPE OF BUSINESS TRUST,
ASSOCIATION OR JOINT VENTURE BETWEEN THE OWNER TRUSTEE, THE HOLDERS, THE
AGENT AND THE LENDERS.


                                ARTICLE III

                        CONTRIBUTIONS AND PAYMENTS

	SECTION 3.1	Procedure for Holder Advances; Certificates.

		(a)	Upon receipt from Lessee by the Agent of a Requisition, and
subject to the terms and conditions of the Participation Agreement, the
Agent shall request from each Holder its pro rata share of any Advance and each Holder shall make its pro rata share of any Advance under the
Holder Commitment of such Holder, as set forth on Schedule 1 hereto, on each date Advances are made pursuant to Section 5 of the Participation
Agreement.  The Agent may request an Advance under the Holder
Commitments during the Commitment Period on any date that an Advance may be requested pursuant to the terms of Section 5.2(a) of the
Participation Agreement, provided, that the Agent shall give each Holder irrevocable notice (which notice must be received by such Holder prior to 12:00 Noon, Charlotte, North Carolina time, three (3) Business Days prior to the requested date of the Holder Advance) specifying (i) the amount to be advanced (which on any date shall not be in excess of the then Available Holder Commitment), (ii) the requested date of advance,
(iii) whether the Holder Advance is to be a Eurodollar Holder Advance or
an ABR Holder Advance or a combination thereof, (iv) if the Holder
Advance is to be a combination of Eurodollar Holder Advances and ABR
Holder Advances, the respective amounts of each type of Holder Advance and (v) the Interest Period applicable to any Eurodollar Holder
Advances.  Pursuant to the terms of the Participation Agreement, the
Agent shall be deemed to have delivered such notice upon the delivery of a notice by the Construction Agent or Lessee containing such required information.

		(b)	Upon receipt of any such notice delivered pursuant to
Section 3.1(a), each Holder shall make the amount of its Advance available to the Agent for the account of the Owner Trustee at the office of the Agent referred to in Section 12.3 of the Participation Agreement prior to 12:00 Noon, Charlotte, North Carolina time on the date requested by Lessee in funds immediately available to the Owner
Trustee.

		(c)	Holder Yield accruing on each Holder Advance during the
Construction Period with respect to any property shall, subject to the limitations set forth in Section 5.1(b) of the Participation Agreement, be added to the amount of the Holder Advance on the relevant Scheduled
Interest Payment Date.  On such Scheduled Interest Payment Date, the
Holder Property Cost and Holder Construction Property Cost shall be increased by the amount of Holder Yield added to the Holder Advance.

		(d)	The Holder Advances made by each Holder to the Trust Estate
shall be evidenced by a Certificate of the Owner Trustee, substantially in the form of Exhibit A hereto, issued in the name of the Holder and in an amount equal to the Holder Commitment of such Holder.  Each
Certificate shall (i) be dated as of the Initial Closing Date, (ii) be stated to mature on the Maturity Date, and (iii) bear a yield on the unpaid Holder Amount thereof from time to time outstanding at the Holder
Yield in respect thereof.

		(e)	To the extent that the Owner Trustee, in its capacity as
Borrower under the Credit Agreement, shall have elected to terminate or reduce the amount of the Commitments pursuant to Section 2.5(a) of the Credit Agreement, a pro rata election shall be deemed to have been made with respect to the Holder Commitment. The Holder Commitments respecting any particular Property shall automatically be reduced to zero (0) upon the occurrence of the Rent Commencement Date respecting such Property. On any date on which the Commitments shall be reduced to zero (0) as a result of a Credit Agreement Event of Default, the Holder Commitments shall automatically be reduced to zero (0) and the Owner
Trustee shall prepay the Certificates in full for the outstanding Holder
Amount, together with accrued but unpaid Holder Yield thereon and all other amounts owing under the Certificates.

	SECTION 3.2	Holder Yield.

		(a)	The Owner Trustee shall pay to each Holder, from the Trust
Estate, its pro rata portion of Holder Yield on Holder Advances made hereunder. Payment of Holder Yield to each Holder shall be made in arrears on each Scheduled Interest Payment Date occurring after the Rent Commencement Date or as otherwise provided herein or in Section 2.6 of the Credit Agreement or Section 8.7 of the Participation Agreement.

		(b)	If all or a portion of Holder Yield shall not be received by the Holders when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Holders hereunder or under any Operative Agreement, bear interest at the Holder Overdue Rate, in each case from the date of nonpayment until paid (whether after or before judgment) and shall be paid upon demand.

	SECTION 3.3	Scheduled Return of Holder Advances.

	The outstanding Holder Amount shall be due in full on the Expiration Date. On the Expiration Date, subject to the terms of the Participation Agreement, the Owner Trustee shall pay to each Holder its portion of the aggregate Holder Amount then due, together with all accrued but unpaid Holder Yield and all other amounts due to such Holders from the Owner Trustee hereunder or under the Operative Agreements.

	SECTION 3.4	Early Return of Advances.

		(a)	Subject to Sections 11.2(e), 11.3 and 11.4 of the
Participation Agreement, the Owner Trustee may at any time and from time to time prepay the Certificates, in whole or in part, without premium or penalty, upon at least three (3) Business Days' (in the case of ABR Holder Advances) and at least one (1) Business Day's (in the case of Eurodollar Holder Advances) irrevocable notice to the Agent, on behalf of the Holders, specifying the date and amount of prepayment and whether the prepayment is of ABR Holder Advances or Eurodollar Holder Advances or a combination thereof, and, if a combination thereof, the amount allocable to each. Upon receipt of such notice, the Agent shall promptly notify the Holders thereof. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Amounts prepaid shall not be readvanced, except as set forth in Section 5.2(d) of the Participation Agreement.

		(b)	If on any date the Agent or the Owner Trustee shall receive
any payment in respect of (i) any Casualty, Condemnation or
Environmental Violation pursuant to Sections 15.1(a) or 15.1(g) or
Article XVI of the Lease (excluding any payments in respect thereof which are payable to Lessee in accordance with the Lease), or (ii) the
Termination Value of any Property in connection with the delivery of a
Termination Notice pursuant to Article XVI of the Lease, or (iii) the
Termination Value of any Property or such other applicable amount in connection with the exercise of a Purchase Option under Article XX of the Lease or the exercise of the option of the Owner Trustee to transfer the Properties to the Lessee pursuant to Section 20.3 of the Lease or
(iv) any payment required to be made or elected to be made by the
Construction Agent to the Owner Trustee pursuant to the Agency
Agreement, then in each case, the Holders shall receive proceeds in accordance with Section 8.7(b) of the Participation Agreement.

		(c)	Each prepayment of the Certificates pursuant to Section
3.4(a) shall be allocated to reduce the respective Holder Property Costs of all Properties pro rata according to the Holder Property Costs of such Properties immediately before giving effect to such prepayment.
Each prepayment of the Certificates pursuant to Section 3.4(b) shall be allocated to reduce the Holder Property Cost of the Property or Properties subject to the respective Casualty, Condemnation, Environmental Violation, termination, purchase, transfer or other circumstance giving rise to such prepayment.

	SECTION 3.5	Payments from Trust Estate Only.

	All payments to be made by the Owner Trustee under this Trust Agreement (including without limitation any payments pursuant to Section 11.4 of the Participation Agreement) shall be made only from the income and proceeds from the Trust Estate and only to the extent that the Owner Trustee shall have received income or proceeds from the Trust Estate to make such payments in accordance with the terms hereof, except as specifically provided in Section
6.1. Each Holder agrees that it will look solely to the income and proceeds from the Trust Estate to the extent available for payment as herein provided and that, except as specially provided in any Operative Agreement, Trust Company shall not be liable to any Holder for any amounts payable under this Trust Agreement and shall not be subject to any liability under this Trust Agreement.

	SECTION 3.6	Method of Payment.

	All amounts payable to a Holder pursuant to this Trust Agreement shall be paid or caused to be paid by the Owner Trustee to, or for the account of, such Holder, or its nominee, by transferring such amount in immediately available funds to a bank institution or banking institutions with bank wire transfer facilities for the account of such Holder or as otherwise instructed in writing from time to time by such Holder.

	SECTION 3.7	Computation of Yield.

		(a)	Whenever it is calculated on the basis of the Prime Lending
Rate, Holder Yield shall be calculated on the basis of a year of three hundred sixty-five (365) days (or three hundred sixty-six (366) days, as the case may be) for the actual days elapsed; and, otherwise, Holder
Yield shall be calculated on the basis of a year of three hundred sixty
(360) days for the actual days elapsed.  Any change in the Holder Yield resulting from a change in the ABR or the Eurocurrency Reserve
Requirements shall become effective as of the opening of business on the day on which such change becomes effective.

		(b)	Pursuant to Section 12.12 of the Participation Agreement,
the calculation of Holder Yield under this Section 3.7 shall be made by the Agent. Each determination of an interest rate by the Agent shall be presumptively correct in the absence of manifest error.

		(c)	If the Eurodollar Rate cannot be determined by the Agent in
the manner specified in the definition of the term "Eurodollar Rate", the Owner Trustee shall give or cause to be given telecopy or telephonic notice thereof to the Holders as soon as practicable after receipt of same from the Agent.  Commencing on the Scheduled Interest Payment Date
next occurring after the delivery of such notice and continuing until such time as the Eurodollar Rate can be determined by the Agent in the manner specified in the definition of such term, all outstanding Holder
Advances shall bear a yield at the ABR. Until such time as the
Eurodollar Rate can be determined by the Agent in the manner specified in the definition of such term, no further Eurodollar Holder Advances shall be made or shall be continued as such at the end of the then current Interest Period nor shall the Owner Trustee have the right to convert ABR Holder Advances to Eurodollar Holder Advances.

	SECTION 3.8	Conversion and Continuation Options.

		(a)	The Owner Trustee may elect from time to time to convert
Eurodollar Holder Advances to ABR Holder Advances by giving the Agent
(on behalf of the Holders(subject to the last provision of Section
3.8(b)) at least one (1) Business Day's prior irrevocable notice of such election, provided, that any such conversion of Eurodollar Holder
Advances may only be made on the last day of an Interest Period with respect thereto. The Owner Trustee may elect from time to time to convert ABR Holder Advances to Eurodollar Holder Advances by giving the
Agent (on behalf of the Holders) at least three (3) Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Holder Advances shall specify the length of the initial
Interest Period or Interest Periods therefor. Upon receipt of any such notice, the Agent (on behalf of the Holders) shall promptly notify each Holder thereof. All or any part of outstanding Eurodollar Holder
Advances or ABR Holder Advances may be converted as provided herein, provided, that (i) no ABR Holder Advance may be converted into a Eurodollar Holder Advance after the date that is one (1) month prior to the Maturity Date and (ii) such notice of conversion shall contain an election by the Owner Trustee of an Interest Period for such Eurodollar
Holder Advance to be created by such conversion and such Interest Period shall be in accordance with the terms of the definition of the term
"Interest Period" including without limitation subparagraphs (A) through (D) thereof.

		(b)	Subject to the restrictions set forth in Section 3.1, any
Eurodollar Holder Advance may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Owner
Trustee giving irrevocable notice to the Agent (on behalf of the Holders) in accordance with the notice provisions for the conversion of ABR Holder Advances to Eurodollar Holder Advances set forth herein and the applicable provisions of the term "Interest Period" of the length of the next Interest Period to be applicable to such Eurodollar Holder
Advances, provided, that no Eurodollar Holder Advance may be continued as such after the date that is one (1) month prior to the Maturity Date and provided, further, that if the Owner Trustee shall fail to give any required notice as described above or if such continuation is not permitted pursuant to the preceding proviso or otherwise, such Advances shall automatically be converted to ABR Advances on the last day of such then expiring Interest Period.

	SECTION 3.9	Notice of Amounts Payable.

		(a)	In the event that any Holder becomes aware that any amounts
are or will be owed to it pursuant to Sections 11.2(e), 11.3 or 11.4 of the Participation Agreement or that it is unable for any reason set forth in Section 11.3(f) of the Participation Agreement to make Holder
Advances which bear a yield based on the Eurodollar Rate plus the
Applicable Percentage for Eurodollar Holder Advances, then it shall promptly notify the Owner Trustee thereof and, as soon as possible thereafter, such Holder shall submit to the Owner Trustee a certificate indicating the amount owing to it and the calculation thereof.  The amounts set forth in such certificate shall be prima facie evidence of the obligations of the Owner Trustee hereunder.

		(b)	In the event that any Holder delivers to the Owner Trustee a certificate in accordance with Section 3.9(a), or any Holder is required to make Holder Advances with Holder Yields calculated at the ABR in accordance with Section 11.3(d) of the Participation Agreement, subject to Section 9.2 of the Participation Agreement, the Owner Trustee may, at
the expense of Lessee and in the discretion of the Owner Trustee, (i)
require such Holder to transfer or assign, in whole or (with such
Holder's consent) in part, without recourse (in accordance with Section
11.8), all or (with such Holder's consent) part of its interests, rights
(except for rights to be indemnified for actions taken while a party hereunder) and obligations under this Agreement from and after the effective date of such transfer or assignment to a replacement bank or institution (subject to Section 9.2 of the Participation Agreement), with the full cooperation of such Holder, that is a Person who is ready, willing and able to be such replacement bank or institution with respect thereto and such replacement bank or institution (which may be another
Holder) shall assume such assigned obligations, or (ii) during such time as no Default or Event of Default has occurred and is continuing, terminate the Holder Commitment of such Holder and prepay the outstanding Holder Advances of such Holder, provided, however, that (x)
subject to Section 9.2 of the Participation Agreement, the Owner Trustee
or such replacement bank or institution, as the case may be, shall have paid to such Holder in immediately available funds the amount of the
Holder Advances and Holder Yield accrued to the date of such payment on the Holder Advances made by it hereunder (and, if such Holder is also a
Lender, the principal and interest on all Loans accrued and unpaid thereon) and (y) such assignment or termination of the Holder Commitment of the Holder and prepayment of the Holder Advances do not conflict with any law, rule or regulation or order of any court or Governmental
Authority.


                                ARTICLE IV

                       COLLECTIONS AND DISTRIBUTIONS

	SECTION 4.1	Collections and Remittances by the Owner Trustee.

	The Owner Trustee agrees that, subject to the provisions of this Trust Agreement and the Operative Agreements, it will during the term of this Trust administer the Trust Estate and, at the direction of the Holders, take steps to collect all Rent and other sums payable to the Owner Trustee by Lessee under the Lease. The Owner Trustee agrees to distribute, or cause to be distributed, all proceeds received from the Trust Estate in accordance with
Article III and Sections 4.2 and 4.3. The Owner Trustee shall make, or cause to be made, such distribution promptly upon receipt of such proceeds (provided, such proceeds are available for distribution) by the Agent (on behalf of the Owner Trustee), it being understood and agreed that the Owner Trustee shall not be obligated to make, or to cause to be made, such distribution until the funds for such distribution have been received by the Agent (on behalf of the Owner Trustee) in cash or its equivalent reasonably acceptable to the Owner Trustee.

	SECTION 4.2	Priority of Distributions.

	Subject to the terms and requirements of the Operative Agreements, all payments and amounts received by Trust Company as the Owner Trustee or on its behalf shall be distributed to the Agent for allocation by the Agent in accordance with the terms of Section 8.7 of the Participation Agreement or, if such payments or amounts are received by the Owner Trustee from the Agent, then they shall be distributed forthwith upon receipt in the following order of priority: first, in accordance with the Holder Yield protection provisions set forth in Section 11.3 of the Participation Agreement; and, second, the balance, if any, of such payment or amount remaining thereafter shall be distributed to the Holders pro rata (based on the ratio of the individual Holder's Holder Commitment to the aggregate of all the Holders' Holder Commitments).

	SECTION 4.3	Excepted Payments.

	Anything in this Article IV or elsewhere in this Trust Agreement to the contrary notwithstanding, any Excepted Payment received at any time by the Owner Trustee shall be distributed promptly to the Person entitled to receive such Excepted Payment.

	SECTION 4.4	Distributions after Default.

	Subject to the terms of Section 5.1, the proceeds received by the Owner Trustee from the exercise of any remedy under the Lease shall be distributed pursuant to Section 4.2 above. This Trust shall cease and terminate in accordance with the terms set forth in Section 8.1 and upon the final disposition by the Owner Trustee of all of the Trust Estate pursuant to this
Section 4.4.


                                    ARTICLE V

                          DUTIES OF THE OWNER TRUSTEE

	SECTION 5.1	Notice of Certain Events.

	In the event the Owner Trustee shall have knowledge of any Default or Event of Default, the Owner Trustee shall give written notice thereof within five (5) Business Days to each Holder, Lessee and the Agent unless such Default or Event of Default no longer exists before the giving of such notice. Subject to the provisions of Section 5.3 of this Trust Agreement and Sections
8.5 and 9.2 of the Participation Agreement, the Owner Trustee shall take or refrain from taking such action as the Agent shall direct until such time as the Loans are paid in full (and as more specifically provided in Sections 8.2(h) and 8.6 of the Participation Agreement) and thereafter as the Majority Holders shall direct, in each case by written instructions to the Owner Trustee. If the Owner Trustee shall have given the Agent and the Holders (and respecting Sections 8.5 and 9.2 of the Participation Agreement, the Lessee) notice of any event and shall not have received written instructions as above provided within thirty (30) days after mailing notice of such event to the Agent and the Holders (and respecting Sections 8.5 and 9.2 of the Participation Agreement, the Lessee), the Owner Trustee may, but shall be under no duty to, and shall have no liability for its failure or refusal to, take or refrain from taking any action with respect thereto, not inconsistent with the provisions of the Operative Agreements, as the Owner Trustee shall deem advisable and in the best interests of the Lenders and the Holders. For all purposes of this Trust Agreement, in the absence of actual knowledge of a Responsible Officer in the Corporate Trust Department of Trust Company, the Owner Trustee shall be deemed not to have knowledge of any Default or Event of Default unless a Responsible Officer of the Corporate Trust Department of Trust Company receives notice thereof given by or on behalf of a Holder, Lessee or the Agent.

	SECTION 5.2	Action Upon Instructions.

	Subject to the provisions of Sections 5.1 and 5.3, upon the written instructions of the Agent or the Majority Holders (as applicable), the Owner Trustee will take or refrain from taking such action or actions as may be specified in such instructions.

	SECTION 5.3	Indemnification.

	The Owner Trustee shall not be required to take or refrain from taking any action under this Trust Agreement or any other Operative Agreement (other than the actions specified in the first sentence of Section 5.1 and in the last sentence of Section 5.4) unless Trust Company shall have been indemnified by Lessee or, at their election, by the Holders and the Lenders against any liability, fee, cost or expense (including without limitation reasonable attorneys' fees and expenses) that may be incurred or charged in connection therewith, other than such as may result from the willful misconduct or gross negligence of the Owner Trustee. The Owner Trustee shall not be required to take any action under any Operative Agreement if the Owner Trustee shall reasonably determine, or shall have been advised by counsel reasonably acceptable to the Lessee and the Agent, that such action is likely to result in personal liability for which the Owner Trustee has not been and will not be adequately indemnified or is contrary to the terms hereof or of any Operative Agreement to which the Owner Trustee is a party or is otherwise contrary to law. The Owner Trustee shall be under no liability to the Agent or the Holders with respect to any action taken or omitted to be taken by the Owner Trustee in accordance with instructions of the Agent or the Majority Holders pursuant to Section 5.2.

	SECTION 5.4	No Duties Except as Specified In Trust Agreement or
Instructions.

	Except as otherwise required by Law, the Owner Trustee shall not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of or otherwise deal with any Property or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under or in connection with any Operative Agreement to which the Owner Trustee is a party, except as expressly provided by the terms of this Trust Agreement or any other Operative Agreement or in written instructions from the Agent and/or the Majority Holders, as applicable, received pursuant to Sections 5.1, 5.2 or 8.4 of this Trust Agreement or Sections 8.2(h) or 8.6 of the Participation Agreement or from the Lessee pursuant to Sections 8.5 or 9.2 of the Participation Agreement; and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustee. The Owner Trustee shall have no duty or obligation to supervise or monitor the performance of the Construction Agent pursuant to the Agency Agreement which for all purposes shall be an independent contractor. The Owner Trustee nevertheless agrees that it will (in its individual capacity and at its own cost and expense), promptly take all action as may be necessary to discharge any Lessor Liens on any part of the Trust Estate.

	SECTION 5.5	No Action Except Under Specified Documents or Instructions.

	The Owner Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with any Property or any other part of the Trust Estate except (a) as required by the terms of the Operative Agreements, (b) in accordance with the powers granted to, or the authority conferred upon, it pursuant to this Trust Agreement or (c) in accordance with the express terms hereof or with written instructions from the Agent and/or the Majority Holders, as applicable, pursuant to Sections 5.1, 5.2 or 8.4 or from the Lessee pursuant to Section 8.5 or 9.2 of the Participation Agreement.

	SECTION 5.6	Absence of Duties.

		(a)	Except in accordance with written instructions furnished
pursuant to Sections 5.1, 5.2 or 8.4, and without limitation of the generality of Section 5.4, the Owner Trustee shall not have any duty to
(i) file, record or deposit any Operative Agreement or any other document, or to maintain any such filing, recording or deposit or to refile, rerecord or redeposit any such document; (ii) obtain insurance on any Property or effect or maintain any such insurance, other than to receive and forward to each Holder and the Agent any notices, policies, certificates or binders furnished to the Owner Trustee pursuant to the Lease; (iii) maintain any Property; (iv) pay or discharge any Tax or any Lien owing with respect to or assessed or levied against any part of the Trust Estate, except as provided in the last sentence of Section 5.4, other than to forward notice of such Tax or Lien received by the Owner
Trustee to each Holder and the Agent; (v) confirm, verify, investigate or inquire into the failure to receive any reports or financial statements of Lessee or any other Person; (vi) inspect any Property any time or ascertain or inquire as to the performance or observance of any of the covenants of Lessee or any other Person under any Operative
Agreement with respect to any Property; or (vii) manage, control, use, sell, dispose of or otherwise deal with any Property or any part thereof or any other part of the Trust Estate, except as provided in Section
5.5.

		(b)	The Owner Trustee, in the exercise or administration of the
trusts and powers hereunder, including without limitation its obligations under Section 5.2, may, at the reasonable expense of Lessee, employ agents, attorneys, accountants, and auditors and enter into agreements with any of them and the Owner Trustee shall not be liable, either in its individual capacity or in its capacity as the Owner
Trustee, for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected by it in good faith.


                                    ARTICLE VI

                               THE OWNER TRUSTEE

	SECTION 6.1	Acceptance of Trust and Duties.

	The Owner Trustee accepts the trust and duties hereby created and agrees to perform the same, but only upon the terms of this Trust Agreement. The
Owner Trustee agrees to receive, manage and disburse all moneys constituting part of the Trust Estate actually received by it as the Owner Trustee in accordance with the terms of this Trust Agreement. The Owner Trustee shall not be answerable or accountable under any circumstances, except for (i) its own willful misconduct or gross negligence, (ii) the inaccuracy of any of its representations or warranties contained in Section 6.3 of this Trust Agreement or Section 6.1 of the Participation Agreement, (iii) its failure to perform obligations expressly undertaken by it in the last sentence of Section 5.4 of this Trust Agreement or in Section 8.2(a) of the Participation Agreement, (iv) Taxes based on or measured by any fees, commissions or compensation received by it for acting as the Owner Trustee in connection with any of the transactions contemplated by the Operative Agreements, or (v) its failure to use ordinary care to receive, manage and disburse moneys actually received by it in accordance with the terms of the Operative Agreements.

	SECTION 6.2	Furnishing of Documents.

	The Owner Trustee will furnish to each Holder and to the Agent, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, opinions, certificates, financial statements and any other instruments or writings furnished to the Owner Trustee hereunder or under the Operative Agreements, unless by the express terms of any Operative Agreement a copy of the same is required to be furnished by some other Person directly to the Holders and/or the Agent, or the Owner Trustee shall have determined that the same has already been furnished to the Holders and the Agent.

	SECTION 6.3	No Representations or Warranties as to the Properties or
Operative Agreements.

	THE OWNER TRUSTEE MAKES (i) NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF) AND THE OWNER TRUSTEE SHALL NOT BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT except that the Owner Trustee hereby represents, warrants and covenants to each Holder that it will comply with the last sentence of Section 5.4, and
(ii) no representation or warranty as to the validity or enforceability of any Operative Agreement or as to the correctness of any statement made by a Person other than the Owner Trustee or the Owner Trustee contained in any thereof, except that the Owner Trustee represents, warrants and covenants to each Holder that this Trust Agreement has been and each of the other Operative Agreements which contemplates execution thereof by the Owner Trustee has been or will be executed and delivered by its officers who are, or will be, duly authorized to execute and deliver documents on its behalf.

	SECTION 6.4	No Segregation of Moneys; No Interest.

	Except as otherwise provided herein or in any of the other Operative Agreements, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and neither Trust Company nor the Owner Trustee shall be liable for any interest thereon, except as may be agreed to in writing by the Owner Trustee or the Trust Company.

	SECTION 6.5	Reliance; Advice of Counsel.

	The Owner Trustee shall not incur any liability to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it in good faith to be genuine and believed by it in good faith to be signed by the proper party or parties. The Owner Trustee may accept and rely upon a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on an Officer's Certificate of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons selected by it in good faith and not contrary to this Trust Agreement.

	SECTION 6.6	Liability With Respect to Documents.

	The Owner Trustee, either in its trust or individual capacities, shall not incur any liability to any Person for or in respect of the recitals herein, the validity or sufficiency of this Trust Agreement or for the due execution hereof by each Holder or for the form, character, genuineness, sufficiency, value or validity of any Property or for or in respect of the validity or sufficiency of any of the Operative Agreements and the Owner Trustee, either in its trust or individual capacities, shall in no event assume or incur any liability, duty or obligation to any Person or to any Holder, other than as expressly provided for herein or in any of the other Operative Agreements.

	SECTION 6.7	Not Acting In Individual Capacity.

	All Persons having any claim against the Owner Trustee by reason of the transactions contemplated by the Operative Agreements shall look only to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Article VI and except to the extent that the Owner Trustee shall otherwise expressly agree in any Operative Agreement to which it is a party.

	SECTION 6.8	Books and Records; Tax Returns.

		(a)	 The Owner Trustee shall be responsible for the keeping of
all appropriate books and records relating to the receipt and disbursement of all moneys that it may receive hereunder, or under any other Operative Agreement. The Owner Trustee shall, at the reasonable expense of Lessee, file an application with the Internal Revenue Service for a taxpayer identification number with respect to the trust created hereby. The Owner Trustee shall, at the reasonable expense of Lessee, prepare or cause to be prepared and the Owner Trustee shall sign and/or file the federal fiduciary tax return with respect to Taxes due and payable by the trust created hereby in connection with the transactions contemplated hereby and by any other Operative Agreement. Each Holder shall furnish the Owner Trustee with all such information as may be reasonably required from such Holder (as such is requested in writing by the Owner Trustee) in connection with the preparation of such tax returns. The Owner Trustee shall keep copies of all returns delivered to or filed by it.

		(b)	The Owner Trustee, either in its trust or individual
capacities, shall be under no obligation to appear in, prosecute or defend any action, which in its opinion may require it to incur any out-of-pocket expense or any liability unless the Owner Trustee shall be furnished with such reasonable security and indemnity by Lessee (or, at the election of the Majority Secured Parties, by the Holders and the Lenders) against such expense or liability as it may require. The Owner Trustee may, but shall be under no duty to, undertake such action as it may deem necessary at any and all times, without any further action by the Agent or any Holder to protect one (1) or more of the Properties and the rights and interests of the Holders pursuant to the terms of this Trust Agreement; provided, however, that the Owner Trustee may obtain reimbursement for the reasonable out-of-pocket expenses and costs of such actions, undertakings or proceedings from Lessee.


                                 ARTICLE VII

                    INDEMNIFICATION OF THE OWNER TRUSTEE

	SECTION 7.1	Indemnification Generally.

	The Owner Trustee is indemnified for matters related to the transactions described herein by Lessee pursuant to Section 11 of the Participation Agreement. Except as may be specifically provided from time to time hereafter in writing by the Holders, the Owner Trustee shall not have any right of indemnification from any Holder with respect to the transactions described herein or in any of the other Operative Agreements.

	SECTION 7.2	Compensation and Expenses.

	Lessee has agreed to pay the reasonable fees and expenses of the Owner Trustee and the Holder Unused Fees as provided in Sections 7.3 and 7.4, respectively, of the Participation Agreement.


                                   ARTICLE VIII

                       TERMINATION OF TRUST AGREEMENT

	SECTION 8.1	Termination of Trust Agreement.

	This Trust Agreement and the trusts created hereby shall terminate and the Trust Estate shall, subject to the provisions of the Participation Agreement, the other Operative Agreements and Article IV of this Trust Agreement, be distributed pro rata to the Holders, and this Trust Agreement shall be of no further force or effect, upon the earliest of (a) the joint written request of the Majority Holders following the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all moneys or other property or proceeds constituting part of the Trust Estate in accordance with the terms hereof; provided, however, that (except as provided for in the Operative Agreements) the Trust Estate shall not be subject to sale or other final disposition by the Owner Trustee prior to the payment in full and discharge of the Loans and all other indebtedness secured by the Credit Documents and the release of the Credit Documents and the Liens granted thereby and the payment in full of the Holder Amount and Holder Yield thereon and all other amounts owing to the Holders under any of the Operative Agreements and (b) fifty (50) years after the date hereof.

	SECTION 8.2	Termination at Option of the Holders.

	Notwithstanding Section 8.1, this Trust Agreement and the trusts created hereby shall terminate and the Trust Estate shall be distributed pro rata to the Holders, and this Trust Agreement shall be of no further force and effect, upon the joint election of the Holders by notice to the Owner Trustee, if such notice shall be accompanied by the written agreement of each Holder assuming all the obligations of the Owner Trustee under or contemplated by the Operative Agreements and all other obligations of the Owner Trustee incurred by it as trustee hereunder; provided, however, that each Holder agrees for the express benefit of the Agent and the Lenders, that without the consent of the Majority Lenders, no such election shall be effective until the Liens and security interests of the Security Documents on the Collateral shall have been released and until full payment of the principal of, and interest on the Loans and all other sums due to the Lenders shall have been made. Such written agreement shall be reasonably satisfactory in form and substance to the Owner Trustee and shall release the Owner Trustee from all further obligations of the Owner Trustee hereunder and under the agreements and other instruments mentioned in the preceding sentence.

	SECTION 8.3	Termination at Option of the Owner Trustee.

	At any time that the Lease shall no longer be in full force and effect and the Agent shall have confirmed in writing to the Owner Trustee that the Lenders have received payment in full of the principal of and interest on the Loans and that all other sums due to the Agent and the Lenders under the Operative Agreements shall have been made, then the Holders hereby authorize the Owner Trustee to: (a) terminate this Trust Agreement and the trusts created hereby and (b) distribute and convey the Trust Estate pro rata to the Holders by executing the necessary transfer documents as contemplated by
Section 8.4. The exercise of such option by the Owner Trustee shall cause this Trust Agreement to be of no further force and effect and shall release the Owner Trustee from all further obligations of the Owner Trustee hereunder and under the agreements and other instruments mentioned in the preceding sentence.

	SECTION 8.4	Actions by the Owner Trustee Upon Termination.

	Upon termination of this Trust Agreement and the trusts created hereby pursuant to Sections 8.1, 8.2 or 8.3, the Owner Trustee shall upon notice of such event take such action as may be necessary or as may be requested by the Majority Holders to transfer the Trust Estate pro rata to the Holders, including without limitation the execution of instruments of transfer or assignment with respect to any of the Operative Agreements to which the Owner Trustee is a party.


                                       ARTICLE IX

                       SUCCESSOR OWNER TRUSTEES, CO-OWNER TRUSTEES
                               AND SEPARATE OWNER TRUSTEES

	SECTION 9.1	Resignation of the Owner Trustee; Appointment of Successor.

		(a)	The Owner Trustee may resign at any time without cause by
giving at least thirty (30) days' prior written notice to each Holder, the Agent and Lessee; provided, however, that such resignation shall not be effective until the acceptance of appointment by a successor Owner
Trustee under Section 9.1(b). The Owner Trustee may be removed with or without cause at any time by the Majority Holders upon consent to such removal by the Agent and with sixty (60) days' prior written notice to the Owner Trustee, a copy of which notice shall be concurrently delivered by the Majority Holders to the Agent and Lessee. Any such removal shall be effective upon the acceptance of appointment by a successor Owner Trustee under Section 9.1(b). In case of the resignation or removal of the Owner Trustee, the Holders may appoint a successor Owner Trustee by an instrument signed by the Majority Holders; provided, however, that such successor Owner Trustee must be approved by the Agent. In the event the Owner Trustee shall be an individual, his death or incapacity, or termination of employment (whether voluntary or involuntary) with First Security Bank, National Association (or a successor corporate Owner Trustee) shall be treated as a resignation hereunder and shall be effective immediately. If a successor Owner
Trustee shall not have been appointed within thirty (30) days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or any Holder may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed and shall have accepted its appointment as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor
Owner Trustee appointed as above provided within one (1) year from the date of the appointment by such court.

		(b)	Any successor Owner Trustee, however appointed, shall
execute and deliver to the predecessor Owner Trustee an instrument (in form reasonably acceptable to the Holders, the Lenders and Credit
Parties) accepting such appointment, and thereupon such successor Owner Trustee, without further act shall become vested from and after the effective date of such instrument with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named an Owner
Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee such predecessor Owner Trustee shall execute and deliver an instrument transferring from and after the effective date of such instrument to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Owner Trustee, and such predecessor Owner
Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all moneys or other property then held by such predecessor Owner Trustee upon the trusts herein expressed.

		(c)	Any successor Owner Trustee, however appointed, shall be a
bank or trust company incorporated and doing business within the United
States of America and having a combined capital and surplus of at least $50,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

		(d)	Any corporation into which the Owner Trustee may be merged
or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of Section 9.1(c), be the Owner Trustee under this Trust Agreement without further act.

	SECTION 9.2	Co-Trustees and Separate Trustees.

	Whenever the Owner Trustee or the Majority Holders shall reasonably deem it necessary or prudent in order either (a) to conform to any law of any jurisdiction in which all or any part of the Trust Estate shall be situated or to which it may be subject or to make any claim or bring any suit with respect to the Trust Estate or any Operative Agreement, (b) shall be advised by counsel satisfactory to it that it is so necessary or prudent, or (c) the Owner Trustee shall have been directed to do so by the Majority Holders and the Agent, the Owner Trustee and the Holders shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, and shall take all other action, necessary or proper to constitute one (1) or more Persons who need not meet the requirements of Section 9.1(c) (and the Owner Trustee may appoint one (1) or more of its officers) either as co-trustee or co-trustees (the "Co-Owner Trustee"), jointly with the Owner Trustee, of all or any part of the Trust Estate, or as separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such Persons, in such capacity, such title to the Trust Estate or any part thereof and such rights or duties as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to the Owner Trustee and the Holders. In accordance with the foregoing:

		(i)	The Owner Trustee shall appoint a Co-Owner Trustee hereunder in part so that if, under any present or future law of any state where any Property is located or of any jurisdiction in which it may be necessary to perform any act in carrying out the trusts herein created, the Owner Trustee or any of its successors may be incompetent or unqualified or incapacitated or unwilling to perform certain acts as such Owner Trustee, then upon the written request of the Owner Trustee of any of its successors received by any Co-Owner Trustee, all of such acts required to be performed in such jurisdiction in the execution of the trust hereby created, shall and will be performed by any Co-Owner
Trustee, or any of his successors, in trust acting alone, as if he or such successor had been specifically authorized so to do or had been the sole Owner Trustee hereunder.  Any Co-Owner Trustee shall continue to perform such acts until otherwise directed in writing by the Owner
Trustee or any of its successors.  Any request in writing by the Owner
Trustee or any of its successors to the Co-Owner Trustee shall be sufficient warrant for him to take such action as may be so requested.

		(ii)	Except as it may be deemed necessary for any Co-Owner
Trustee or any of his successors solely or jointly to execute the trusts herein created, the Owner Trustee or any of its successors shall solely have and exercise the powers, and shall be solely charged with the performance of the duties, hereinbefore declared on the part of the Owner Trustee to be had, exercised and performed; and any Co-Owner
Trustee shall not be liable therefor. Any Co-Owner Trustee or any successor to him may delegate to the Owner Trustee or its successor hereunder the exercise of any power, discretion or otherwise, conferred by any provision of this Trust Agreement.

		(iii)	Any act of the Owner Trustee herein required or authorized
shall and will be jointly or separately performed by the Owner Trustee or its successors hereunder and by any Co-Owner Trustee or any of his successors appointed hereunder, if such joint performance or separate performance shall be necessary to the legality of such act and when so acting all references herein to "First Security Bank, National
Association" shall be deemed to be references to such Co-Owner Trustee in its individual capacity and all references to "Owner Trustee" shall be deemed to be references to any Co-Owner Trustee, and such Co-Owner
Trustee shall be entitled to all the protection, indemnification, immunity and compensation herein provided to the Owner Trustee acting singly in reference to such acts (subject to the limitations to such a protection, indemnification, immunity and compensation set forth herein).

		(iv)	The Owner Trustee or its successor in trust shall have and
is hereby given the power at any time by an instrument in writing duly executed by a Vice President, to remove any Co-Owner Trustee or his successor, from his position as Co-Owner Trustee hereunder. In the case of death, resignation, removal, incapacity or inability to act hereunder of the Co-Owner Trustee, or his successor as Co-Owner Trustee, any adult citizen of the United States of America may be appointed Co-Owner
Trustee hereunder by the person who shall at the time be a Vice
President of the corporation then acting as the Owner Trustee hereunder by an instrument in writing duly executed, and under its corporate seal, and, subject to its right to revoke such appointment or to appoint another person, the Owner Trustee shall appoint a successor Co-Owner
Trustee, such appointment to be immediately effective in case of the death, resignation, removal or inability or incapacity to act hereunder of the Co-Owner Trustee. In the event a vacancy occurs in the office of the Co-Owner Trustee, either by reason of resignation, removal, incapacity or inability to act and no successor is appointed pursuant to the foregoing provisions within thirty (30) days after such vacancy occurs, the Holders and the Agent may jointly appoint a successor to the Co-Owner Trustee in the same manner as is provided for the appointment of a successor to the Co-Owner Trustee hereunder.

		(v)	At any time or times, for the purposes of meeting the legal
requirements of any jurisdiction in which any part of the Trust Estate hereunder may at the time be located, or to avoid any violation of law or imposition of taxes not otherwise imposed on the Owner Trustee, or if the Owner Trustee shall deem it desirable for its own protection, the
Owner Trustee shall have power to appoint one (1) or more persons (who may be officers of the Owner Trustee either to act as an additional co-
trustee, jointly with the Owner Trustee) of all or any part of the Trust
Estate hereunder, or of any property constituting part thereof, or to act as separate trustee of any part of the Trust Estate in either case with such powers as may be provided in the instrument of appointment and are consistent with the terms hereof, and to vest in such person or persons in the capacity as aforesaid, any property, title, right or power deemed necessary or desirable, subject to the remaining provisions of this Section 9.2.

		(vi)	Notwithstanding any provision of this Trust Agreement to the contrary, any additional co-trustee shall act upon and be subject to the following terms and conditions:

			All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed solely upon and solely exercised and performed by the Owner
Trustee except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Owner Trustee or the Owner Trustee shall be incompetent or unqualified to perform such act or acts or to avoid any violation of law or imposition of taxes not otherwise imposed on the Owner Trustee, or if the Owner Trustee shall deem it desirable for its own protection, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or Co-Owner Trustee.

		(vii)	No power granted by this Trust Agreement to, or which this
Trust Agreement provides may be exercised by, the Owner Trustee in respect of the custody, control and management of moneys may be exercised by any Co-Owner Trustee or any subsequently appointed co-trustee except jointly with, or with the consent in writing of, the Owner Trustee for disbursement or application in accordance with the terms hereof.

		(viii)	All moneys which may be received or collected by any
Co-Owner Trustee or such subsequently appointed co-trustees shall be paid over to the Owner Trustee to be distributed in accordance with this Trust Agreement and the other Operative Agreements.

		(ix)	Any Co-Owner Trustee, or any subsequently appointed co-
trustee to the extent permitted by law, does hereby constitute the Owner Trustee or its successors hereunder his or her agent or attorney in fact, with full power and authority to do any and all acts and things and exercise any and all discretion authorized or permitted by the Co-
Owner Trustee or such subsequently appointed co-trustee, in its behalf or in its name.

		(x)	No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

	SECTION 9.3	Notice.

	At all times that a successor Owner Trustee is appointed pursuant to
Section 9.1, an Owner Trustee resigns pursuant to Section 9.1 or the Co-Owner Trustee, a co-trustee or separate trustee, is appointed pursuant to Section 9.2, the Holders shall give joint notice of such fact within thirty (30) days of its occurrence to (x) Lessee, if the Lease is then in effect and (y) the Agent, if the Credit Agreement is in effect.


                                     ARTICLE X

                                    AMENDMENTS

	SECTION 10.1	Amendments.

	This Trust Agreement may be terminated, amended, supplemented, waived or modified in accordance with Section 12.4 of the Participation Agreement.

	SECTION 10.2	Limitation on Amendments.

	Notwithstanding Section 10.1, the Owner Trustee shall not, without the consent of the Agent execute any amendment that might result in the trusts created hereunder being terminated prior to the satisfaction and discharge of the Lien and security interest of the Security Documents on the Collateral or prior to the payment in full of the principal of, and interest on the Loans and other than in accordance with the terms of the Credit Agreement.


                                   ARTICLE XI

                                 MISCELLANEOUS

	SECTION 11.1	No Legal Title to Trust Estate in the Holders.

	The Holders shall not have legal title to any part of the Trust Estate; provided, however, that each Holder has a pro rata beneficial interest in the Trust Estate. No transfer, by operation of law or otherwise, of any right, title or interest of a Holder in and to the Trust Estate or hereunder shall operate to terminate this Trust Agreement or the Trust or the trusts hereunder or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

	SECTION 11.2	Sale of a Property by the Owner Trustee is Binding.

	Any sale, transfer, or other conveyance of any Property or any part thereof by the Owner Trustee made pursuant to the terms of this Trust Agreement or any other Operative Agreement shall bind the Holders and shall be effective to sell, transfer and convey all right, title and interest of the Owner Trustee and the Holders in and to such Property or any part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

	SECTION 11.3	Limitations on Rights of Others.

	Nothing in this Trust Agreement whether express or implied, shall be construed to give to any Person, other than the Owner Trustee and each Holder, any legal or equitable right, remedy or claim under or in respect of this Trust Agreement, any covenants, conditions or provisions contained herein or in the Trust Estate; but this Trust Agreement shall be held for the sole and exclusive benefit of the Owner Trustee and the Holders. The Agent shall have the right to enforce the provisions of Sections 5.1, 5.2, 5.3, 5.4, 6.2, 6.8, 8.1, 8.2, 8.3, 9.1, 9.2, 9.3, 10.1 and 10.2 prior to the payment in full of the principal of and interest on the Loans and such other amounts due and payable to the Lenders or the Agent under the Operative Agreements.

	SECTION 11.4	Notices.

	Unless otherwise expressly specified or permitted by the terms hereof, all notices hereunder shall be given as provided in Section 12.2 of the Participation Agreement.

	SECTION 11.5	Severability.

	Any provision of this Trust Agreement that may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

	SECTION 11.6	Limitation on the Holders' Liability.

	No Holder shall have any liability for the performance of this Trust Agreement except as expressly set forth herein.

	SECTION 11.7	Separate Counterparts.

	This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

	SECTION 11.8	Successors and Assigns.

		(a)	All covenants and agreements contained herein shall be
binding upon, and inure to the benefit of, Trust Company, the Owner
Trustee and its successors and assigns and each Holder and its successors and assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Holder shall bind the successors and assigns of such Holder.

		(b)	Any Holder may transfer or assign all or any portion of its
right, title and interest in the Trust Estate, this Trust Agreement and the Certificate of such Holder in accordance with the requirements of
Section 10.1 of the Participation Agreement and pursuant to an assignment agreement in a form acceptable to the Owner Trustee, which assignment agreement shall provide, without limitation, that the assignee undertakes and assumes all obligations and covenants of a
Holder under this Trust Agreement and the other Operative Agreements from and after the effective date of such assignment.  The Holder proposing the transfer or assignment shall notify the Owner Trustee, the
Agent and Lessee in writing of the effective date of the transfer or assignment, which effective date shall be at least three (3) Business
Days after the date of such notification.  The Owner Trustee shall maintain a register showing the Holders and their respective interests in the Trust Estate and, upon the occurrence of a permitted assignment pursuant to this Section 11.8(b), shall issue a Certificate to the assignee and, if the assigning Holder is maintaining an interest hereunder, a new Certificate to such assigning Holder representing its revised interest in the Trust Estate.  The Owner Trustee shall not recognize any purported assignment or transfer by a Holder that does not comply with the terms of this Section 11.8 and any such attempted transfer or assignment by a Holder in violation of the terms of this
Section 11.8 shall be null and void and of no effect.

	SECTION 11.9	Headings.

	The headings of the various articles and sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

	SECTION 11.10	Governing Law.

	THIS TRUST AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF, THE STATE OF UTAH EXCEPT AS OTHERWISE REQUIRED BY APPLICABLE LAW; PROVIDED, HOWEVER, WHERE ENFORCEMENT IS REQUIRED IN ANOTHER JURISDICTION DUE TO THE INVOLVEMENT OF A PROPERTY, THIS TRUST AGREEMENT SHALL BE ENFORCEABLE IN THE JURISDICTION WHERE SAID PROPERTY IS LOCATED.

	SECTION 11.11	Performance by the Holders.

	Any obligation of the Owner Trustee hereunder or under any Operative Agreement or other document contemplated herein may be performed by the Holders (or by one (1) of them with the written consent of the other) and any such performance shall not be construed as a revocation of the trusts created hereby.

	SECTION 11.12	Conflict with Operative Agreements.

	If this Trust Agreement (or any instructions given by a Holder pursuant hereto) shall require that any action be taken with respect to any matter and any other Operative Agreement (or any instructions duly given in accordance with the terms thereof) shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, the provisions of such other Operative Agreement, in respect thereof, shall control.

	SECTION 11.13	No Implied Waiver.

	No term or provision of this Trust Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into as provided in Section 10.1; and any such waiver of the term hereof shall be effective only in the specific instance and for the specific purpose given.

	SECTION 11.14	SUBMISSION TO JURISDICTION; VENUE

	THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO SUBMISSION TO JURISDICTION AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

	[Signature page follows]

	IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the date set forth above.

HOLDER:

NATIONSBANK, N.A.

By:  Joseph L. Caballero
Title:  VP


HOLDER:

SOUTHTRUST BANK, NATIONAL
ASSOCIATION

By:  Mark R. Wellner
Title:  Group VP


OWNER TRUSTEE:

FIRST SECURITY BANK, NATIONAL ASSOCIATION

By:  Val T. Orton
Title:  VP

                               (CSC Trust 1997-1)

--------------------------------------------------------------------------------


                               AGENCY AGREEMENT


                         Dated as of March 30, 1998


                                   between

                      CORRECTIONAL SERVICES CORPORATION,
                           as the Construction Agent


                                     and


                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                     not individually, but solely as the
                  Owner Trustee under the CSC Trust 1997-1
                               as the Lessor

                              TABLE OF CONTENTS

ARTICLE I  DEFINITIONS; RULES OF USAGE
1.1 Definitions.
1.2 Interpretation.

ARTICLE II  APPOINTMENT OF THE CONSTRUCTION AGENT
2.1 Appointment.
2.2 Acceptance and Undertaking.
2.3 Term.
2.4 Scope of Authority.
2.5 Delegation of Duties
2.6 Covenants of the Construction Agent.

ARTICLE III  THE PROPERTIES
3.1 Construction.
3.2 Amendments; Modifications.
3.3 Failure to Complete Construction Period Properties and Purchase
Obligation.

ARTICLE IV  PAYMENT OF FUNDS
4.1 Right to Receive Construction Cost.

ARTICLE V  EVENTS OF DEFAULT
5.1 Events of Default.
5.2 Damages.
5.3 Remedies; Remedies Cumulative.

ARTICLE VI  THE LESSOR'S RIGHTS
6.1 Exercise of the Lessor's Rights.
6.2 The Lessor's Right to Cure the Construction Agent's Defaults.

ARTICLE VII  MISCELLANEOUS
7.1 Notices.
7.2 Successors and Assigns.
7.3 GOVERNING LAW.
7.4 SUBMISSION TO JURISDICTION; VENUE; WAIVERS.
7.5 Amendments and Waivers.
7.6 Counterparts.
7.7 Severability.
7.8 Headings and Table of Contents.
7.9 WAIVER OF JURY TRIAL.

                              AGENCY AGREEMENT

     THIS AGENCY AGREEMENT, dated as of March 30, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Agreement"), between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association ("FSB"), not individually, but solely as Owner Trustee under the CSC Trust 1997-1 (the "Lessor") and CORRECTIONAL SERVICES CORPORATION, a Delaware corporation (the "Construction Agent").


                            PRELIMINARY STATEMENT

	A.	The Lessor and the Construction Agent are parties to that certain
Lease Agreement dated as of even date herewith (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Lease"), pursuant to which the Construction Agent, as lessee (in such capacity, the "Lessee") has agreed to lease certain Land, Improvements and Equipment and/or to sublease a ground leasehold in certain Properties subject to one (1) or more Ground Leases from the Lessor.

	B.	In connection with the execution and delivery of the Participation
Agreement, the Lease and the other Operative Agreements, and subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Construction Agent as its sole and exclusive agent in connection with the identification and acquisition or ground lease of the Properties (provided, title to the Properties shall be held in the name of the Lessor, except that the interest of the Lessor in certain of the Properties shall be a ground leasehold interest pursuant to one (1) or more Ground Leases, if requested by the Construction Agent) and the development, acquisition, installation, construction and testing of the Improvements and the Equipment in accordance with the Plans and Specifications and (ii) the Construction Agent desires, for the benefit of the Lessor, to identify and acquire or ground lease the Properties and to cause the development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Properties in accordance with the Plans and Specifications and to undertake such other liabilities and obligations as are herein set forth.

	NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:



                                 ARTICLE I

                       DEFINITIONS; RULES OF USAGE

	1.1	Definitions.

		For purposes of this Agreement, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in Appendix A to that certain Participation Agreement dated as of March 30, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the "Participation Agreement") among the Construction Agent, the various parties thereto from time to time as Guarantors, the Lessor, the various banks and lending institutions parties thereto from time to time, as Holders, the various banks and lending institutions parties thereto from time to time, as Lenders, and NationsBank, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests. Unless otherwise indicated, references in this Agreement to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Agreement.

	1.2	Interpretation.

		The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Agreement.


                                ARTICLE II

                 APPOINTMENT OF THE CONSTRUCTION AGENT

	2.1	Appointment.

	Subject to the terms and conditions hereof, the Lessor hereby irrevocably designates and appoints the Construction Agent as its exclusive agent, and the Construction Agent accepts such appointment, in connection with the identification and acquisition from time to time of the Properties (provided, title to the Properties shall be held in the name of the Lessor, except that the interest of the Lessor in certain Properties shall be a ground leasehold interest pursuant to one (1) or more Ground Leases if requested by the Construction Agent) and the development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Properties in accordance with the Plans and Specifications on the Land, and pursuant to the terms of the Operative Agreements. Notwithstanding any provisions hereof or in any other Operative Agreement to the contrary, the Construction Agent acknowledges and agrees that the Lessor shall advance no more than the sum of the aggregate Commitment of the Lenders plus the aggregate amount of the Holder Commitments of the Holders in regard to the Properties (including without limitation for any and all Advances in the aggregate from the Lenders under the Credit Agreement and from the Holders under the Trust Agreement).

	2.2	Acceptance and Undertaking.

	The Construction Agent hereby unconditionally accepts the agency appointment and undertakes, for the benefit of the Lessor, to identify and acquire certain Properties (provided, title to the Properties shall be held in the name of the Lessor, except that the interest of the Lessor in certain Properties shall be a ground leasehold interest pursuant to one (1) or more Ground Leases if requested by the Construction Agent) and the development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Properties in accordance with the Plans and Specifications and the Operative Agreements.

	2.3	Term.

	This Agreement shall commence on the date hereof and shall terminate on the Construction Period Termination Date.

	2.4	Scope of Authority.

		(a)	The Lessor hereby expressly authorizes the Construction
Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees for the benefit of the Lessor, subject to Section 2.4(b), to take all action necessary or desirable for the performance and satisfaction of any and all of the Lessor's obligations under any construction agreement and to fulfill all of the obligations of the Construction Agent including without limitation:

			(i)	the identification and assistance with the acquisition
of Properties in accordance with the terms and conditions of the
Participation Agreement;

			(ii)	all design and supervisory functions relating to the
development, acquisition, installation, construction and testing of the related Improvements, Equipment and other components of the applicable Property and performing all engineering work related thereto;

			(iii)	(A) negotiating, entering into, performing and
enforcing all contracts and arrangements to acquire or ground lease the Properties and to procure the equipment necessary to construct the Properties and (B) negotiating, executing, performing and enforcing all contracts and arrangements to develop, acquire, install, construct and test the Improvements, the Equipment and the other components of the Properties on such terms and conditions as are customary and reasonable in light of local and national standards and practices and the businesses in which the Lessee is engaged;

			(iv)	obtaining (in the name and for the account of Lessee
and, if necessary, Lessor) all necessary permits, licenses,
consents, approvals, entitlements and other authorizations,
including without limitation all of the foregoing required for the
Properties and the use and occupancy thereof and those required under applicable Law as contemplated by Section 3.1 hereof
(including without limitation Environmental Laws), from all
Governmental Authorities in connection with the development, acquisition, installation, construction and testing of the
Improvements, the Equipment and the other components of the
Properties in accordance with the Plans and Specifications;

			(v)	maintaining all books and records with respect to the
Properties and the construction, operation and management thereof;
and

			(vi)	performing any other acts necessary in connection with
the identification and acquisition or ground leasing of the
Properties and the development, acquisition, installation,
construction and testing of the related Improvements, Equipment and all other additional components of the Properties in
accordance with the Plans and Specifications.

		(b)	Neither the Construction Agent nor any of its Affiliates or
agents shall enter into any contract or consent to any contract in the name of the Lessor without the Lessor's prior written consent, such consent to be given or withheld in the exercise of the Lessor's reasonable discretion; provided, however, that (i) no such contract will increase the obligations of the Lessor beyond the obligations of the
Lessor as are expressly set forth in the Operative Agreements and (ii)
each such contract shall be expressly non-recourse to the Lessor on terms and conditions that are reasonably acceptable to the Lessor.

		(c)	Subject to the terms and conditions of this Agreement and
the other Operative Agreements, the Construction Agent shall have sole management and control over the installation, construction and testing means, methods, sequences and procedures with respect to the Properties.

	2.5	Delegation of Duties

	The Construction Agent may execute any of its duties under this Agreement by or through agents, contractors, employees or attorneys-in-fact; provided, however, that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Agreement.

	2.6	Covenants of the Construction Agent.

	The Construction Agent hereby covenants and agrees that it will:

		(a)	following the Construction Commencement Date for each
Property, cause the development, acquisition, installation, construction and testing of such Property to be prosecuted in a good and workmanlike manner, and respecting each Property in all material respects in accordance with the applicable Plans and Specifications, the Construction Budget, the applicable contracts relating to the Improvements, the Equipment, other components of such Property and procurement of construction materials, the applicable construction contracts, the applicable construction schedule, prevalent industry practices and otherwise in accordance with Section 3.1 hereof and in a manner that will not impair, in any material respect, the value, utility or useful life of such Property;

		(b)	not commence construction with respect to any Improvements
on a date that is within six (6) months prior to the Construction Period Termination Date;

		(c)	cause the Completion Date for any Improvements to occur on
or before the earlier of (i) the date that is twelve (12) months after the initial Construction Advance made in connection with such Improvements or (ii) the Construction Period Termination Date, in each case free and clear (by removal or bonding) of Liens or claims for materials supplied or labor or services performed in connection with the development, acquisition, installation, construction or testing thereof except to the extent that such Liens or claims are being contested in good faith by appropriate proceeding in accordance with Section 13.1 of the Lease Agreement;

		(d)	cause all outstanding punch list items with respect to such
Improvements to be completed by the Completion Date;

		(e)	at all times subsequent to the initial Advance respecting a
Property (i) cause good and marketable title to the applicable Property to vest in the Owner Trustee (except that the interest of the Lessor in certain Properties shall be a ground leasehold interest pursuant to one
(1) or more Ground Leases if requested by the Construction Agent)
(ii) cause a valid, perfected, first priority Lien on the applicable
Property to be in place in favor of the Agent (for the benefit of the
Lenders and the Holders) subject, however, to Permitted Liens, (iii)
file all necessary documents under the applicable real property law and
Article 9 of the Uniform Commercial Code to perfect such title and Liens and (iv) not permit Liens (other than Permitted Liens and Lessor Liens)
to be filed or maintained respecting the applicable Property;

		(f)	no less than five (5) Business Days prior to the scheduled
date for the initial Construction Advance to be made in connection with any Property, the Construction Agent shall deliver to the Agent (for the benefit of the Lessor) true, complete and correct copies of the Construction Budget therefor. Thereafter, the Construction Agent, on a monthly basis, shall deliver to the Lessor true, correct and complete copies of any material modifications of the Construction Budget and progress reports regarding the development, acquisition, installation, construction and testing of the Properties;

		(g)	procure insurance for the Properties during the Construction
Period in accordance with the provisions of Article XIV of the Lease;
and

		(h)	on or before the Construction Period Termination Date, cause the Rent Commencement Date to occur with respect to all Properties or purchase any such Properties for an amount equal to the sum referenced in Section 5.3(b) hereof and otherwise in compliance with the other terms and provisions of the Operative Agreements.


                                ARTICLE III

                              THE PROPERTIES

	3.1	Construction.

	The Construction Agent shall cause the Improvements, the Equipment and all other components of the Properties to be developed, acquired, installed, constructed and tested in compliance with all Legal Requirements, all Insurance Requirements, all manufacturer's specifications and standards and, with due regard for differing local building and other applicable laws and regulations, the standards maintained by the Construction Agent for similar properties owned or operated by the Construction Agent, unless non-compliance, individually or in the aggregate, shall not have and could not be reasonably expected to have a Material Adverse Effect.

	3.2	Amendments; Modifications.

		(a)	The Construction Agent may at any time revise, amend or
modify (i) the Plans and Specifications without the consent of the Lessor; provided, that any such amendment to the Plans and Specifications does not (x) result in the Completion Date of the Improvements occurring on or after the Construction Period Termination
Date or (y) result in the cost of all Improvements exceeding the amount specified in the Construction Budget, as amended from time to time, or an amount equal to the sum of the then Available Commitments plus the then Available Holder Commitments (reduced by the amount, if any, necessary to pay for the cost of construction and development of Improvements on other Properties which are currently under construction but have not yet been completed (such amount the "Unfunded Amount")), and (ii) the Construction Budget and enter into any related amendments, modifications or supplements without the consent of the Lessor;
provided, that such revisions, amendments or modifications to the Plans and Specifications or related amendments, modifications or supplements to the Construction Budget do not result in any increase in total
Property Costs greater than the amount specified in the Construction
Budget, as amended from time to time, or the then Available Commitments and Available Holder Commitment (reduced by the Unfunded Amount).

		(b)	The Construction Agent agrees that it will not implement any revision, amendment or modification to the Plans and Specifications for any Property if the aggregate effect of such revision, amendment or modification, when taken together with any previous or contemporaneous revision, amendment or modification to the Plans and Specifications for any Property, would cause a material reduction in value in excess of the cost reduction of such revision, amendment or modification of the
Property when completed, unless such revision, amendment or modification is required by Legal Requirements.

	3.3	Failure to Complete Construction Period Properties and Purchase
Obligation.

	If at any time prior to the Completion Date with respect to any Construction Period Property (a) there occurs a Casualty, or Condemnation, the proceeds from which exceed or are expected to exceed ten percent (10%) of the aggregate Construction Budget for such Construction Period Property or that will prevent such Construction Period Property from being completed by the Construction Period Termination Date, (b) there shall occur any Environmental Violation which the Lessor deems material in its reasonable discretion, (c) there shall occur a Force Majeure Event which lasts beyond three (3) months or
(d) the Construction Agent shall abandon or permanently discontinue the construction and development of such Construction Period Property (which abandonment or permanent discontinuance shall be deemed to have occurred if no work at such Construction Period Property site is undertaken or completed during a period of (i) thirty (30) days or more for reasons other than a Force Majeure Event and (ii) three (3) months or more if such is due to a Force Majeure Event), then the Construction Agent shall pay to Lessor, on a date designated by the Lessor, an aggregate amount equal to the liquidated damages amount referenced in Section 5.3(b) of this Agreement regarding such Construction Period Property and on such date Lessor shall transfer and convey to the Construction Agent all right, title and interest of Lessor in and to such Construction Period Property. At the cost and expense of the Construction Agent, the Lessor shall convey such Construction Period Property "AS-IS, WHERE-IS" and in its then present physical condition to the Construction Agent or its designee free and clear of liens created by or through Lessor. If the Construction Agent is not required to pay such liquidated damages, it shall promptly and diligently complete the development, acquisition, refinancing, installation, construction and testing of such Construction Period Property in accordance with the Plans and Specifications and with the terms hereof and cause the Completion Date with respect to such Construction Period Property to occur on or prior to the Construction Period Termination Date. Any determination that an Environmental Violation is immaterial for purposes of this Agreement shall not limit the obligations of Lessee respecting such Environmental Violation under the Lease.


                               ARTICLE IV

                            PAYMENT OF FUNDS

	4.1	Right to Receive Construction Cost.

		(a)	In connection with the development, acquisition,
installation, construction and testing of any Property and during the course of the construction of the Improvements on any Property, the Construction Agent may request that the Lessor advance funds for the payment of Property Acquisition Costs or other Property Costs, and the Lessor will comply with such request to the extent provided for under the Participation Agreement. The Construction Agent and the Lessor acknowledge and agree that the Construction Agent's right to request such funds and the Lessor's obligation to advance such funds for the payment of Property Acquisition Costs or other Property Costs is subject in all respects to the terms and conditions of the Participation Agreement and each of the other Operative Agreements. Without limiting the generality of the foregoing it is specifically understood and agreed that in no event shall the aggregate amounts advanced by the Lenders and the Holders for Property Acquisition Costs or other Property Costs and any other amounts due and owing hereunder or under any of the other Operative Agreements exceed the sum of the aggregate Commitment of the Lenders plus the aggregate amount of the Holder Commitments, including without limitation such amounts owing for (i) development, acquisition, installation, construction and testing of the Properties,
(ii) additional amounts which accrue or become due and owing under the Credit Agreement or Trust Agreement as obligations of the Lessor prior to any Completion Date or (iii) any other purpose.

		(b)	The proceeds of any funds made available to the Lessor to
pay Property Acquisition Costs or other Property Costs shall be made available to the Construction Agent in accordance with the Requisition relating thereto and the terms of the Participation Agreement. The
Construction Agent will use such proceeds only to pay the Property
Acquisition Costs or other Property Costs set forth in the Requisition relating to such funds.


                                 ARTICLE V

                            EVENTS OF DEFAULT

	5.1	Events of Default.

	If any one (1) or more of the following events (each an "Event of Default") shall occur:

		(a)	the Construction Agent fails to apply any funds paid by the
Lessor to the Construction Agent in a manner consistent with the requirements of the Operative Agreements and as specified in the applicable Requisition for the development, acquisition, installation, construction and testing of the Properties and related Improvements and
Equipment or otherwise respecting the Properties to the payment of
Property Acquisition Costs or other Property Costs;

		(b)	the Completion Date with respect to any Property shall fail
to occur for any reason on or prior to the Construction Period
Termination Date;

		(c)	any Event of Default shall have occurred and not be cured
within any cure period expressly permitted under the terms of the applicable Operative Agreement; and

		(d)	the Construction Agent shall materially breach any of its
representations or warranties under any Operative Agreement or shall fail to observe or perform any term, covenant or condition of any Operative Agreement other than as set forth in paragraphs (a), (b) or
(c) of this Section 5.1 and such failure to observe or perform any such term, covenant or condition shall continue for more than thirty (30) days after notice thereof to the Construction Agent;

then, in any such event, the Lessor may, in addition to the other rights and remedies provided for in this Agreement, terminate this Agreement by giving the Construction Agent written notice of such termination and upon the expiration of the time fixed in such notice and the payment of all amounts owing by the Construction Agent hereunder (including without limitation any amounts specified under Section 5.3 hereof), the obligations of the Lessor under this Agreement shall terminate. The Construction Agent shall pay all costs and expenses incurred by or on behalf of the Lessor, including without limitation fees and expenses of counsel, as a result of any Event of Default hereunder.

	5.2	Damages.

	The termination of this Agreement pursuant to Section 5.1 shall in no event relieve the Construction Agent of its liability and obligations hereunder, all of which shall survive any such termination.

	5.3	Remedies; Remedies Cumulative.

		(a)	If an Event of Default shall have occurred and be
continuing, the Lessor shall have all rights available to the Lessor under the Lease and the other Operative Agreements and all other rights otherwise available at law, equity or otherwise.

		(b)	Upon the occurrence of an Event of Default, the Lessor shall have (in addition to its rights otherwise described in this Agreement or existing at law, equity or otherwise) the option (and shall be deemed automatically, and without any further action, to have exercised such option upon the occurrence of any Lease Event of Default arising under
Sections 17.1(g), (h) (i) or (j) of the Lease) to transfer and convey to the Construction Agent upon a date designated by the Lessor all right, title and interest of the Lessor in and to any Property or Properties
(including without limitation any Land and/or any Improvements, any interest in any Improvements, any Equipment and any Property then under construction) for which the Rent Commencement Date has not yet occurred
(a "Construction Period Property").  On any transfer and conveyance date specified by the Lessor pursuant to this Section 5.3(b), (i) the
Lessor shall transfer and convey (at the cost of the Construction Agent)
all right, title and interest of the Lessor in and to any or all such
Construction Period Properties free and clear of the Lien of the Lease and all Lessor Liens, (ii) the Construction Agent hereby covenants and agrees that it will accept such transfer and conveyance of right, title and interest in and to the respective Construction Period Property or
Construction Period Properties and (iii) the Construction Agent hereby promises to pay to the Lessor, as liquidated damages (it being agreed that it would be impossible accurately to determine actual damages), an aggregate amount equal to the Termination Value of any or all such
Construction Period Properties.  The Construction Agent specifically acknowledges and agrees that its obligations under this Section 5.3(b), including without limitation its obligations to accept the transfer and conveyance of Construction Period Properties and its payment obligations described in subparagraph (iii) of this Section 5.3(b), shall be absolute and unconditional under any and all circumstances and shall be performed and/or paid, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.  Notwithstanding the foregoing provisions of this Section 5.3(b), the Lessor shall have the right in its sole discretion to rescind any exercise of its option under this
Section 5.3(b) upon the giving of its written confirmation of such rescission to the Construction Agent on or prior to the earlier to occur of (a) the actual date of transfer and (b) the date one hundred and twenty (120) days after the date the Lessor has given notice of its intent to transfer and convey any Property to the Construction Agent as referenced above in this Section 5.3(b).

		(c)	The Construction Agent shall have the right to cure an Event of Default hereunder with respect to any given Property by purchasing such Property from the Lessor (to the extent such Event of Default is no longer continuing with respect to any other Property remaining subject to this Agreement after such purchase) for an amount equal to the liquidated damages amount set forth in Section 5.3(b) of this Agreement.

		(d)	No failure to exercise and no delay in exercising, on the
part of the Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.


                                   ARTICLE VI

                             THE LESSOR'S RIGHTS

	6.1	Exercise of the Lessor's Rights.

	Subject to the Excepted Payments, the Construction Agent and the Lessor hereby acknowledge and agree that, subject to and in accordance with the terms of the Security Agreement made by the Lessor in favor of the Agent, the rights and powers of the Lessor under this Agreement have been assigned to the Agent.

	6.2	The Lessor's Right to Cure the Construction Agent's Defaults.

	The Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) remedy any Event of Default for the account of and at the sole cost and expense of the Construction Agent. All out-of-pocket costs and reasonable expenses so incurred (including without limitation reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Construction Agent to the Lessor on demand.


                                 ARTICLE VII

                                MISCELLANEOUS

	7.1	Notices.

	All notices required or permitted to be given under this Agreement shall be in writing and delivered as provided in Section 12.2 of the Participation Agreement.

	7.2	Successors and Assigns.

	This Agreement shall be binding upon and inure to the benefit of the Lessor, the Construction Agent and their respective successors and the assigns of the Lessor. The Construction Agent may not assign this Agreement or any of its rights or obligations hereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and the Lessor.

	7.3	GOVERNING LAW.

	THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

	7.4	SUBMISSION TO JURISDICTION; VENUE; WAIVERS.

	THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO SUBMISSION TO JURISDICTION AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

	7.5	Amendments and Waivers.

	This Agreement may not be terminated, amended, supplemented, waived or modified except in accordance with the provisions of Section 12.4 of the Participation Agreement.

	7.6	Counterparts.

	This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one
(1) and the same instrument.

	7.7	Severability.

	Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

	7.8	Headings and Table of Contents.

	The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

	7.9	WAIVER OF JURY TRIAL.

	TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, THE LESSOR AND THE CONSTRUCTION AGENT IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY COUNTERCLAIM THEREUNDER.



	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


CORRECTIONAL SERVICES CORPORATION, as the
Construction Agent

By:  Ira Cotler
Title:  EVP/CFO


FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as Owner Trustee under the CSC Trust 1997-1, as the Lessor

By:  Val T. Orton
Title:  VP


-------------------------------------------------------------------------------


                             SECURITY AGREEMENT


                         Dated as of March 30, 1998


                                  between


                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
            not individually, but solely as the Owner Trustee under
                           the CSC Trust 1997-1

                                    and

                              NATIONSBANK, N.A.,
                 as the Agent for the Lenders and the Holders

                              TABLE OF CONTENTS

1. Definitions.
2. Grant of Security Interest.
3. Payment of Obligations.
4. Other Covenants.
5. Default; Remedies.
6. Remedies Not Exclusive.
7. Performance by the Agent of the Borrower's Obligations.
8. Duty of the Agent.
9. Powers Coupled with an Interest.
10. Execution of Financing Statements.
11. Security Agreement Under Uniform Commercial Code.
12. Authority of the Agent.
13. Notices.
14. Severability.
15. Amendment in Writing; No Waivers; Cumulative Remedies.
16. Section Headings.
17. Successors and Assigns.
18. The Borrower's Waiver of Rights.
19. GOVERNING LAW.
20. Obligations Are Without Recourse.
21. Partial Release; Full Release.
22. Miscellaneous.
23. Conflicts with Participation Agreement.
24. LESSEE AS A PARTY.

                           SECURITY AGREEMENT


	This SECURITY AGREEMENT, dated as of March 30, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Security Agreement"), is made between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually, but solely as Owner Trustee under the CSC Trust 1997-1 (the "Borrower"), and NATIONSBANK, N.A., a national banking association ("Bank"), as agent for (a) the Lenders (hereinafter defined) under the Credit Agreement dated as of March 30, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Credit Agreement") by and among the Borrower, the lending institutions from time to time parties thereto (the "Lenders") and Bank as the agent for the Lenders and (b) the holders of the certificates issued pursuant to the Trust Agreement dated as of March 30, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Trust Agreement") among the holders from time to time parties thereto (the "Holders") and the Borrower, in its individual capacity thereunder and in its capacity as Owner Trustee thereunder. The Lenders and the Holders, together with their successors and permitted assigns, are collectively referred to hereinafter as the "Secured Parties." Bank, in its capacity as agent for the Secured Parties is referred to hereinafter as the "Agent."

	Preliminary Statement

	Pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower in an aggregate amount not to exceed $19,400,000 upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Borrower under the Credit Agreement. Pursuant to the Trust Agreement, the Holders have agreed to purchase the ownership interests of the Trust created thereby in an aggregate amount not to exceed $600,000 upon the terms and subject to the conditions set forth therein, to be evidenced by the Certificates issued by the Borrower under the Trust Agreement. The Borrower is, or shall be upon the date of the initial Advance with respect to each Property, the legal and beneficial owner of such Property (except the Borrower may have a ground leasehold interest in certain Properties pursuant to one (1) or more Ground Leases).

	It is a condition, among others, to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement and the Holders to make their respective Holder Advances under the Trust Agreement that the Borrower shall have executed and delivered this Security Agreement to the Agent, for the benefit of the Lenders and the Holders.

	NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make their respective Loans under the Credit Agreement and to induce the Holders to make their respective Holder Advances under the Trust Agreement, the Borrower hereby agrees with the Agent, for the benefit of the Lenders and the Holders, as follows:

	1.	Definitions.

	(a)	As used herein, the following terms shall have the following respective meanings:

		"Accounts" shall mean all "accounts," as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by the Borrower, including without limitation (i) all accounts receivable, other receivables, book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to the Borrower, whether arising out of goods sold or leased or services rendered by it or from any other transaction (including without limitation any such obligations which may be characterized as an account under the Uniform Commercial Code), (ii) all of the Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (iii) all of the Borrower's rights to any goods represented by any of the foregoing (including without limitation unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iv) all monies due or to become due to the Borrower under all purchase orders and contracts for the sale or lease of goods or the performance of services or both by the Borrower (whether or not yet earned by performance on the part of the Borrower) now or hereafter in existence, including without limitation the right to receive the proceeds of said purchase orders and contracts, and (v) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

		"Chattel Paper" shall mean any and all "chattel paper," as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by the Borrower, wherever located.

		"Documents" shall mean any and all "documents", as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by the Borrower, wherever located, including without limitation each bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

		"General Intangibles" shall mean any and all "general intangibles," as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by the Borrower, including without limitation all contracts, undertakings, or agreements in or under which the Borrower may now or hereafter have any right (other than any right evidenced by Chattel Paper, Documents or Instruments), title or interest, including without limitation any agreements relating to the terms of payment or the terms of performance of any Account.

		"Holders" shall have the meaning specified in the first paragraph of this Security Agreement.

		"Instruments" shall mean any and all "instruments", as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by the Borrower, wherever located, including without limitation all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

		"Investment Property" shall mean any and all "investment property," as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by the Borrower, wherever located.

		"Lenders" shall have the meaning specified in the first paragraph of this Security Agreement.

		"Lessee" shall mean Correctional Services Corporation, a Delaware corporation, its successors, permitted assigns and permitted transferees.

		"Obligations" shall mean any and all obligations of the Borrower, now existing or hereafter arising under the Credit Agreement, the Notes, the Trust Agreement, the Certificates and/or any other
Operative Agreement.

		(b)	Capitalized terms used but not otherwise defined in this
Security Agreement shall have the respective meanings specified in the Credit Agreement or Appendix A to the Participation Agreement dated as of March 30, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the "Participation Agreement") among Lessee, the various parties thereto from time to time as Guarantors, the Borrower, the Holders, the Lenders and NationsBank, N.A. as agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests.

		(c)	The rules of usage set forth in Appendix A to the
Participation Agreement shall apply to this Agreement.

	2.	Grant of Security Interest.

	To secure payment of all the amounts advanced under the Credit Agreement in connection with the Notes, all the amounts advanced or contributed under the Trust Agreement in connection with the Certificates and all other amounts now or hereafter owing to the Lenders, the Holders or the Agent thereunder or under any other Operative Agreement, THE BORROWER HEREBY CONVEYS, GRANTS, ASSIGNS, TRANSFERS, HYPOTHECATES, MORTGAGES AND SETS OVER TO THE AGENT FOR THE BENEFIT OF THE SECURED PARTIES, A FIRST PRIORITY SECURITY INTEREST IN AND LIEN ON THE TRUST ESTATE, INCLUDING WITHOUT LIMITATION THE FOLLOWING:

		(a)	all right, title and interest of the Borrower in and to the
Operative Agreements now existing or hereafter acquired by the Borrower
(including without limitation all rights to payment and indemnity rights of the Borrower under the Participation Agreement) (all of the foregoing in this paragraph (a) being referred to as the "Rights in Operative
Agreements");

		(b)	all right, title and interest of the Borrower in and to all
of the Equipment;

		(c)	all right, title and interest of the Borrower in and to all
of the Fixtures;

		(d)	all the estate, right, title, claim or demand whatsoever of
the Borrower, in possession or expectancy, in and to each Property,
Fixture or Equipment or any part thereof;

		(e)	all right, title and interest of the Borrower in and to all
substitutes, modifications and replacements of, and all additions, accessions and improvements to, the Fixtures and Equipment, subsequently acquired or leased by the Borrower or constructed, assembled or placed by the Borrower on any Property, immediately upon such acquisition, lease, construction, assembling or placement, and in each such case, without any further conveyance, assignment or other act by the Borrower;

		(f)	all right, title and interest of the Borrower in, to and
under books and records relating to or used in connection with the operation of each Property or any part thereof; all rights of the Borrower to the payment of money and all property; and all rights in and to any causes of action or chooses in action now or hereafter existing in favor of the Borrower and all rights to any recoveries therefrom;

		(g)	all right, title and interest of the Borrower in and to all
unearned premiums under insurance policies now or subsequently obtained by the Lessee relating to one (1) or more Properties and the Borrower's interest in and to all proceeds of any insurance policies maintained by or for the benefit of the Borrower, including without limitation any right to collect and receive such proceeds; and all awards and other compensation, including without limitation the interest payable thereon and any right to collect and receive the same, made to the present or any subsequent owner of any Property for the taking by eminent domain, condemnation or otherwise, of all or any part of any Property or any easement or other right therein;

		(h)	except as otherwise prohibited by applicable Law, all right, title and interest of the Borrower in and to (i) all consents, licenses, certificates and other governmental approvals relating to construction, completion, use or operation of any Property or any part thereof and
(ii) all Plans and Specifications relating to any Property;

		(i)	all Rent and all other rents, payments, purchase prices,
receipts, revenues, issues and profits payable under the Lease or pursuant to any other lease with respect to any Property;

		(j)	all Instruments and Documents;

		(k)	all General Intangibles;

		(l)	all Chattel Paper (including without limitation all rights
under the Lease) and each Ground Lease;

		(m)	all money, cash or cash equivalent and bank accounts;

		(n)	all Accounts;

		(o)	all proceeds of letters of credit issued in favor of the
Borrower in connection with any Property; and

		(p)	all proceeds, both cash and noncash, of any of the
foregoing.

	(All of the foregoing property and rights and interests now owned or held or subsequently acquired by the Borrower and described in the foregoing clauses (a) through (p) are collectively referred to as the "Trust Property").

	TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby granted unto the Agent (for the benefit of the Lenders and the Holders) its successors and assigns for the uses and purposes set forth, until all of the obligations of the Borrower under the Operative Agreements are paid in full; provided, that EXCLUDED from the Trust Property at all times and in all respects shall be all Excepted Payments.

	3.	Payment of Obligations.

	The Borrower shall pay all Obligations in accordance with the terms of the Credit Agreement, the Notes, the Trust Agreement, the Certificates and the other Operative Agreements and perform each term to be performed by it under the Credit Agreement, the Notes, the Trust Agreement, the Certificates and the other Operative Agreements.

	4.	Other Covenants.

	At any time and from time to time, upon the written request of the Agent, and at the expense of the Borrower (with funds provided by the Lessee for such purpose), the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers granted by this Security Agreement.

	5.	Default; Remedies.

	(a)	If a Credit Agreement Event of Default has occurred and is
continuing:

			(i)	the Agent, in addition to all other remedies available
at law or in equity, shall have the right forthwith to enter upon any Property (or any other place where any component of any
Property is located at such time) without charge, and take
possession of all or any portion of the Trust Property, and to re-
let the Trust Property and receive the rents, issues and profits thereof, to make repairs and to apply said rentals and profits, after payment of all necessary or proper charges and expenses, on account of the amounts hereby secured (subject to the Excepted
Payments); and

			(ii)	the Agent, shall, as a matter of right, be entitled to
the appointment of a receiver for the Trust Property, and the
Borrower hereby consents to such appointment and waives notice of any application therefor.

		(b)	If a Credit Agreement Event of Default has occurred and is
continuing, the Agent may proceed by an action at law, suit in equity or other appropriate proceeding, to protect and enforce its rights, whether for the foreclosure of the Lien of this Security Agreement, or for the specific performance of any agreement contained herein or for an injunction against the violation of any of the terms hereof. The proceeds of any sale of any of the Trust Property shall be applied pursuant to Section 8.7 of the Participation Agreement. In addition, the Agent may proceed under Section 11 hereof.

		(c)	The Borrower hereby waives the benefit of all appraisement,
valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Trust
Property or any portion thereof or interest therein.

	6.	Remedies Not Exclusive.

	The Agent shall be entitled to enforce payment of the indebtedness and performance of the Obligations and to exercise all rights and powers under this Security Agreement or under any of the other Operative Agreements or other agreements or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, Lien, assignment or otherwise. Neither the acceptance of this Security Agreement nor its enforcement, shall prejudice or in any manner affect the Agent's right to realize upon or enforce any other security now or hereafter held by the Agent, it being agreed that the Agent shall be entitled to enforce this Security Agreement and any other security now or hereafter held by the Agent in such order and manner as the Agent may determine in its absolute discretion. No remedy conferred hereunder or under any other Operative Agreement upon or reserved to the Agent is intended to be exclusive of any other remedy herein or therein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Agreements to the Agent or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Agent. In no event shall the Agent, in the exercise of the remedies provided in this Security Agreement (including without limitation in connection with the assignment of Rents to the Agent, or the appointment of a receiver and the entry of such receiver onto all or any part of the Land), be deemed a "mortgagee in possession" or a "pledgee in possession", and the Agent shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

	7.	Performance by the Agent of the Borrower's Obligations.

	If the Borrower fails to perform or comply with any of its agreements contained herein the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 7, together with interest thereon at a rate per annum equal to the Overdue Rate, from the date of payment by the Agent to the date reimbursed by the Borrower, shall be payable by the Borrower (with funds provided by the Lessee for such purpose) to the Agent on demand and constitutes part of the Obligations secured hereby.

	8.	Duty of the Agent.

	The Agent's sole duty with respect to the custody, safekeeping and physical preservation of any Trust Property in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Lender, any Holder nor any of their respective directors, officers, employees, shareholders, partners or agents shall be liable for failure to demand, collect or realize upon any of the Trust Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Trust Property upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Trust Property or any part thereof.

	9.	Powers Coupled with an Interest.

	All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Liens created hereby are released.

	10.	Execution of Financing Statements.

	Pursuant to Section 9-402 of the Uniform Commercial Code, the Borrower authorizes the Agent at the expense of the Borrower (such amounts to be paid with funds provided by the Lessee for such purpose) to file financing statements with respect to the Trust Property under this Security Agreement without the signature of the Borrower in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Security Agreement. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. For purposes of such financing statement, the Borrower shall be deemed to be the debtor, and the Agent shall be deemed to be the secured party. The address of the Borrower is 79 South Main Street, Salt Lake City, Utah 84111, Attention: Val T. Orton, Vice President, and the address of the Agent is NationsBank, N.A., 400 North Ashley Drive, P.O. Box 31590, Tampa, Florida 33631-3590, Attention: Joseph Caballero.

	11.	Security Agreement Under Uniform Commercial Code.

	(a)	It is the intention of the parties hereto that this Security
Agreement as it relates to matters of the grant, perfection and priority of security interests the subject hereof, shall constitute a security agreement within the meaning of the Uniform Commercial Code of the States in which the Trust Property is located. If a Credit Agreement
Event of Default shall occur, then in addition to having any other right or remedy available at law or in equity, the Agent may proceed under the applicable Uniform Commercial Code and exercise such rights and remedies as may be provided to a secured party by such Uniform Commercial Code with respect to all or any portion of the Trust Property which is personal property (including without limitation taking possession of and selling such property). If the Agent shall elect to proceed under the Uniform Commercial Code, then fifteen (15) days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by the Agent shall include, but not be limited to, attorneys' fees and legal expenses. At the Agent's request, the Borrower shall assemble such personal property and make it available to the Agent at a place designated by the Agent which is reasonably convenient to both parties.

	(b)	The Borrower, upon request by the Agent from time to time,
shall execute, acknowledge and deliver to the Agent one (1) or more separate security agreements, in form satisfactory to the Agent, covering all or any part of the Trust Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as the Agent may reasonably request in order to perfect, preserve, maintain, continue or extend the security interest under, and the priority of the Liens granted by, this Security Agreement and such security instrument. The Borrower further agrees to pay to the Agent (with funds provided by the Lessee for such purpose) on demand all reasonable costs and expenses incurred by the Agent in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements the Agent shall reasonably require. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of the Agent to proceed against any property encumbered by this Security Agreement.

	12.	Authority of the Agent.

	The Borrower acknowledges that the rights and responsibilities of the Agent under this Security Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall be governed by the Credit Agreement and Section 8.6 of the Participation Agreement and by such other agreements with respect thereto as may exist from time to time (until such time as all amounts due and owing to the Secured Parties and the Agent under the Operative Agreements have been paid in full), but the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Borrower shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

	13.	Notices.

	All notices required or permitted to be given under this Security Agreement shall be in writing and delivered as provided in Section 12.2 of the Participation Agreement.

	14.	Severability.

	Any provision of this Security Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

	15.	Amendment in Writing; No Waivers; Cumulative Remedies.

	(a)	None of the terms or provisions of this Security Agreement
may be waived, amended, supplemented or otherwise modified except in accordance with the terms of Section 12.4 of the Participation
Agreement.

	(b)	No failure to exercise, nor any delay in exercising, on the
part of the Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one (1) occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion.

	(c)	The rights and remedies herein provided are cumulative, may
be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

	16.	Section Headings.

	The section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

	17.	Successors and Assigns.

	This Security Agreement shall be binding upon the successors of the Borrower, and the Borrower shall not assign any of its rights or obligations hereunder or with respect to any of the Trust Property without the prior written consent of the Agent. This Security Agreement shall inure to the benefit of the Agent, the Lenders, the Holders and their respective successors and assigns, in accordance with their respective interest herein.

	18.	The Borrower's Waiver of Rights.

	Except as otherwise set forth herein, to the fullest extent permitted by law, the Borrower waives the benefit of all laws now existing or that may subsequently be enacted providing for (a) any appraisement before sale of any portion of the Trust Property, (b) any extension of the time for the enforcement of the collection of the indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (c) exemption of any portion of the Trust Property from attachment, levy or sale under execution or exemption from civil process. Except as otherwise set forth herein, to the fullest extent the Borrower may do so (and as to any waiver of a right to stay or redemption, to the fullest extent permitted by law), the Borrower agrees that the Borrower will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Security Agreement before exercising any other remedy granted hereunder and the Borrower, for the Borrower and its successors and assigns, and for any and all Persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the Obligations and marshalling in the event of foreclosure of the Liens hereby created.

	19.	GOVERNING LAW.

	EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 11(a) HEREOF, THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, ENFORCED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF FLORIDA.

	20.	Obligations Are Without Recourse.

	The provisions of the Participation Agreement relating to limitations on liability are hereby incorporated by reference herein, Mutatis Mutandis.

	21.	Partial Release; Full Release.

	The Agent may release for such consideration as it may require any portion of the Trust Property without (as to the remainder of the Trust Property) in any way impairing or affecting the Lien, security interest and priority herein provided for the Agent compared to any other Lien holder or secured party. Further, the Agent shall execute and deliver to the Borrower such documents and instruments as may be required to release the Lien and security interest created by this Security Agreement with respect to the Properties as provided in Section 8.8 of the Participation Agreement.

	22.	Miscellaneous.

	(a)	This Security Agreement is one (1) of the documents which
create Liens and security interests that secure payment and performance of the Obligations. The Agent, at its election, may commence or consolidate in a single action all proceedings to realize upon all such Liens and security interests. The Borrower hereby waives to the extent permitted by applicable Law (i) any objections to the commencement or continuation of an action to foreclose the Lien of this Security Agreement or exercise of any other remedies hereunder based on any action being prosecuted or any judgment entered with respect to the Obligations or any Liens or security interests that secure payment and performance of the Obligations and (ii) any objections to the commencement of, continuation of, or entry of a judgment in any such other action based on any action or judgment connected to this Security Agreement. In case of a foreclosure sale, the Trust Property may be sold, at the Agent's election, in one (1) parcel or in more than one (1) parcel and the Agent is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Trust Property to be held.

	(b)	This Security Agreement may not be amended, waived,
discharged or terminated except in accordance with Section 12.4 of the Participation Agreement. Upon the prior written consent of the Majority Secured Parties and unless such matter is a Unanimous Vote Matter, the Agent may release any portion of the Trust Property or any other security, and grant such extensions and indulgences in relation to the Obligations secured hereby without in any manner affecting the priority of the Lien hereof on any part of the Trust Property.

	(c)	THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO
SUBMISSION TO JURISDICTION AND VENUE ARE HEREBY INCORPORATED BY
REFERENCE HEREIN, MUTATIS MUTANDIS.

	23.	Conflicts with Participation Agreement.

	Notwithstanding any other provision hereof, in the event of any conflict between the terms of this Security Agreement and the Participation Agreement, the terms of the Participation Agreement shall govern.

	24.	LESSEE AS A PARTY.

	LESSEE HAS EXECUTED THIS SECURITY AGREEMENT FOR THE PURPOSE OF SUBJECTING TO THE SECURITY INTERESTS GRANTED HEREUNDER ALL OF ITS RIGHT, TITLE, ESTATE AND INTEREST, IF ANY, IN AND TO THE TRUST PROPERTY TO SECURE ITS OBLIGATIONS UNDER THE OPERATIVE AGREEMENTS. ACCORDINGLY, LESSEE HEREBY GRANTS TO THE AGENT (FOR THE BENEFIT OF THE LENDERS AND THE HOLDERS) A SECURITY INTEREST IN AND TO ALL OF ITS RIGHT, TITLE, ESTATE AND INTEREST, IF ANY, IN AND TO THE TRUST PROPERTY TO SECURE ITS OBLIGATIONS UNDER THE OPERATIVE AGREEMENTS. LESSEE ACKNOWLEDGES AND AGREES THAT, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, THE AGENT SHALL HAVE THE RIGHT TO EXERCISE ANY OR ALL OF ITS REMEDIES HEREUNDER AS AGAINST ANY SUCH RIGHT, TITLE, ESTATE OR INTEREST OF LESSEE IN OR TO THE TRUST PROPERTY.

	IN WITNESS WHEREOF, each of the undersigned have caused the Security Agreement to be duly executed and delivered as of the date first above written.


FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as the Owner
Trustee under the CSC Trust 1997-1

By:  Val T. Orton
Title:  VP


NATIONSBANK, N.A., as the Agent for the
Holders

By:  Joseph L. Caballero
Title:  VP


Accepted and Agreed to:

CORRECTIONAL SERVICES CORPORATION

By:  Ira Cotler
Title:  EVP/CFO

-------------------------------------------------------------------------------

                               CREDIT AGREEMENT


                          Dated as of March 30, 1998

                                    among


                      CORRECTIONAL SERVICES CORPORATION
                                 as Borrower,


                     Certain Subsidiaries and Affiliates,
                                as Guarantors,


                          THE LENDERS NAMED HEREIN


                                     AND


                             NATIONSBANK, N.A.,
                          as Administrative Agent

TABLE OF CONTENTS

SECTION 1 DEFINITIONS
1.1 Definitions.
1.2 Computation of Time Periods.
1.3 Accounting Terms.

SECTION 2 CREDIT FACILITIES
2.1 Revolving Loans.
2.2 Letter of Credit Subfacility.
2.3 Swingline Loan Subfacility.

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES
3.1 Default Rate.
3.2 Extension and Conversion.
3.3 Prepayments.
3.5 Fees.
3.6 Capital Adequacy.
3.7 Inability To Determine Interest Rate.
3.8 Illegality.
3.9 Requirements of Law.
3.10 Taxes.
3.11 Indemnity.
3.12 Pro Rata Treatment.
3.13 Sharing of Payments.
3.14 Payments, Computations, Etc.
3.15 Evidence of Debt.
3.16 Replacement of Lenders.

SECTION 4 GUARANTY
4.1 The Guarantee.
4.2 Obligations Unconditional.
4.3 Reinstatement.
4.4 Certain Additional Waivers.
4.5 Remedies.
4.6 Rights of Contribution.
4.7 Continuing Guarantee.

SECTION 5 CONDITIONS
5.1 Conditions to Closing.
5.2 Conditions to All Extensions of Credit.

SECTION 6 REPRESENTATIONS AND WARRANTIES
6.1 Financial Condition.
6.2 No Changes or Restricted Payments.
6.3 Organization; Existence; Compliance with Law.
6.4 Power; Authorization; Enforceable Obligations.
6.5 No Legal Bar.
6.6 No Material Litigation.
6.7 No Default.
6.8 Ownership of Property; Liens.
6.9 Intellectual Property.
6.10 No Burdensome Restrictions.
6.11 Taxes.
6.12 ERISA.
6.13 Governmental Regulations, Etc.
6.14 Subsidiaries.
6.15 Purpose of Extensions of Credit.
6.16 Environmental Matters.

SECTION 7 AFFIRMATIVE COVENNTS
7.1 Financial Statements.
7.2 Certificates; Other Information.
7.3 Notices.
7.4 Payment of Obligations.
7.5 Conduct of Business and Maintenance of Existence.
7.6 Maintenance of Property; Insurance.
7.7 Inspection of Property; Books and Records; Discussions.
7.8 Environmental Laws.
7.9 Financial Covenants.
7.10 Agency Fees.
7.11 Additional Credit Parties; Additional Pledged Assets.
7.12 Ownership of Subsidiaries.
7.13 Use of Proceeds.

SECTION 8 NEGATIVE COVENANTS
8.1 Indebtedness.
8.2 Liens.
8.3 Nature of Business.
8.4 Consolidation, Merger, Sale or Purchase of Assets, etc.
8.5 Advances, Investments and Loans.
8.6 Transactions with Affiliates.
8.7 Ownership of Equity Interests.
8.8 Fiscal Year.
8.9 Prepayments of Indebtedness, etc.
8.10 Restricted Payments.
8.11 Sale Leasebacks.
8.12 No Further Negative Pledges.

SECTION 9 EVENTS OF DEFAULT
9.1 Events of Default.
9.2 Acceleration; Remedies.

SECTION 10 AGENCY PROVISIONS
10.1 Appointment.
10.2 Delegation of Duties.
10.3 Exculpatory Provisions.
10.4 Reliance on Communications.
10.5 Notice of Default.
10.6 Non-Reliance on Administrative Agent and Other Lenders.
10.7 Indemnification.
10.8 Administrative Agent in its Individual Capacity.
10.9 Successor Administrative Agent.

SECTION 11 MISCELLANEOUS
11.1 Notices.
11.2 Right of Set-Off.
11.3 Benefit of Agreement.
11.4 No Waiver; Remedies Cumulative.
11.5 Payment of Expenses, etc.
11.6 Amendments, Waivers and Consents.
11.7 Counterparts.
11.8 Headings.
11.9 Survival.
11.10 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE; ARBITRATION.
11.11 Severability.
11.12 Entirety.
11.13 Binding Effect; Termination.
11.14 Confidentiality.
11.15 Source of Funds.
11.16 Conflict.

                                 CREDIT AGREEMENT


     THIS CREDIT AGREEMENT dated as of March 30, 1998 (the "Credit Agreement"), is by and among CORRECTIONAL SERVICES CORPORATION, a Delaware corporation (the "Borrower"), the subsidiaries and affiliates identified on the signature pages hereto and such other subsidiaries and affiliates as may hereafter become Guarantors hereunder in accordance with the provisions hereof (the "Guarantors"), the lenders identified on the signature pages hereto
(the "Lenders"), and NATIONSBANK, N.A., as Administrative Agent (in such capacity, the "Administrative Agent").

                                W I T N E S S E T H

     WHEREAS, the Borrower has requested that the Lenders provide a $10 million credit facility for the purposes hereinafter set forth;

     WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1
                                  DEFINITIONS

   1.1  Definitions.

        As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

        "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

        "Administrative Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

        "Administrative Agent's Fee Letter" means that certain letter agreement, dated as of November 14, 1997, between the Administrative Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

        "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agency Services Address" means NationsBank, N.A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255, Attn: Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

        "Agent's Fees" shall have the meaning assigned to such term in
Section 3.5(c).

        "Aggregate Revolving Committed Amount" means the aggregate amount of Revolving Commitments in effect from time to time, being initially TEN MILLION DOLLARS ($10,000,000).

        "Applicable Percentage" means for any day, the rate per annum set forth below opposite the applicable Consolidated Total Leverage Ratio then in effect, it being understood that the Applicable Percentage for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (ii) Eurodollar Loans shall be the percentage set forth under the column "Eurodollar Margin and Letter of Credit Fee", (iii) the Letter of Credit Fee shall be the percentage set forth under the column "Eurodollar Margin and Letter of Credit Fee" and (iv) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee":


                                                Eurodollar
                                                  Margin
               Consolidated                         and
Pricing       Total Leverage     Base Rate       Letter of      Commitment
Level              Ratio          Margin         Credit Fee         Fee
-------       --------------     ---------       ----------      ---------

I                 < 2.5            .50%             2.00%           .50%
II            > 2.5 but < 3.0      .75%             2.25%           .50%
III           > 3.0 but < 3.5     1.00%             2.50%           .50%
IV            > 3.5 but < 4.0     1.25%             2.75%           .50%
V                 > 4.0           1.50%             3.00%           .50%

The Applicable Percentage shall be determined and adjusted quarterly on the date (each a "Rate Determination Date") five (5) Business Days after the date by which the annual and quarterly compliance certificates and related financial statements and information are required in accordance with the provisions of Sections 7.1(a) and (b) and Section 7.2(b), as appropriate; provided that:

	(i)	the initial Applicable Percentages shall be based on
Pricing Level III and shall remain in effect at such Pricing Level until the first Rate Determination Date to occur after the Closing Date, (provided, however, in no event shall the Pricing Level be reduced below Pricing Level III until on or after the second Rate Determination Date), and

	(ii)	in the event an annual or quarterly compliance
certificate and related financial statements and information are not delivered to the Agency Services Address by the date required by Sections 7.1(a) and (b) and Section 7.2(b), as appropriate, the Applicable Percentages shall be based on Pricing Level V until such time as an appropriate compliance certificate and related financial statements and information are delivered, whereupon the applicable Pricing Level shall be adjusted based on the information contained in such compliance certificate and related financial statements and information.

Each Applicable Percentage shall be effective from a Rate Determination Date until the next such Rate Determination Date. The Administrative Agent shall determine the appropriate Applicable Percentages in the pricing matrix promptly upon receipt of the quarterly or annual compliance certificate and related financial information and shall promptly notify the Borrower and the Lenders of any change thereof. Such determinations by the Administrative Agent shall be conclusive absent manifest error. Adjustments in the Applicable Percentages shall be effective as to existing Extensions of Credit as well as new Extensions of Credit made thereafter.

		"Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

		"Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of ninety (90) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

		"Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus (r) of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

		"Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

		"Borrower" means Correctional Services Corporation, a Delaware corporation, as referenced in the opening paragraph, its successors and permitted assigns.

		"Borrowing Base" means eighty-five percent (85%) of Eligible Receivables for the Consolidated Group.

		"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

		"Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

	"Capital Lease Obligation" means the capital lease obligations relating to a Capital Lease determined in accordance with GAAP.

		"Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S.
dollar denominated time deposits and certificates of deposit of (i) any Lender, or (ii) any domestic commercial bank of recognized standing (y) having capital and surplus in excess of $500,000,000 and (z) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock
(i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (f).

		"Capital Expenditures" means for any period, (i) all amounts which in accordance with GAAP would be set forth as capital expenditures (exclusive of any amount attributable to capitalized interest) on a consolidated statement of cash flows or similar statement, and (ii) all amounts advanced by the lenders and certificate holders pursuant to the terms of the TROL Documents.

		"Change of Control" means any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower. As used herein, "beneficial ownership" shall have the meaning provided in Rule
13d-3 of the Securities and Exchange Commission under the Securities
Exchange Act of 1934.

		"Closing Date" means the date hereof.

		"Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.  References to sections of the Code shall be construed also to refer to any successor sections.

	"Commitment" means the Revolving Commitment, the LOC Commitment and the Swingline Commitment.

	"Commitment Fee" shall have the meaning given such term in
Section 3.5(a).

	"Commitment Percentage" means the Revolving Commitment Percentage.

	"Commitment Period" means the period from and including the Closing Date to but not including the earlier of (i) the Termination Date, or (ii) the date on which the Commitments terminate in accordance with the provisions of this Credit Agreement.

	"Consolidated Adjusted EBITDA" means for any period for the Consolidated Group, the sum of Consolidated EBITDA plus lease and rent expense minus cash taxes paid, in each case on a consolidated basis determined in accordance with GAAP applied on an consistent basis. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

	"Consolidated Capitalization" means, as of any day, the sum of Consolidated Total Funded Debt plus Consolidated Net Worth.

	"Consolidated Current Assets" means, as of any date for the Consolidated Group, current assets as determined in accordance with GAAP.

	"Consolidated Current Liabilities" means, as of any date for the Consolidated Group, current liabilities as determined in accordance with GAAP.

	"Consolidated Debt to Capitalization Ratio" means, as of any day, the ratio of Consolidated Total Funded Debt to Consolidated
Capitalization.

	"Consolidated EBITDA" means for any period for the Consolidated Group, the sum of Consolidated Net Income plus Consolidated Interest Expense plus all provisions for any Federal, state or other domestic and foreign income taxes plus depreciation and amortization minus interest income minus any current period cash expenditures related to the costs of operating the facilities located in Forth Worth, Texas and New York, New York to the extent such costs are not included in current period expenses (such cash expenditures to include rental expense, real estate taxes, insurance costs, closure costs and other related costs), each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding for purposes hereof extraordinary gains and losses and related tax effects thereon. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

	"Consolidated Fixed Charge Coverage Ratio" means for the four consecutive fiscal quarters ending on the date of determination, the ratio of Consolidated Adjusted EBITDA to Consolidated Fixed Charges.

	"Consolidated Fixed Charges" means for any period for the Consolidated Group, the sum of Consolidated Interest Expense plus scheduled maturities of Funded Debt paid (and mandatory commitment reductions, sinking fund payments and the like relating thereto), exclusive of the payments due July 31, 1998 on the 10% Subordinated Promissory Notes of the Borrower plus lease and rental expenses relating to Operating Leases (including without limitation such payments made in connection with the TROL Documents), in each case on a consolidated basis determined in accordance with GAAP applied on an consistent basis. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

	"Consolidated Group" means the Borrower and its consolidated subsidiaries, as determined in accordance with GAAP.

	"Consolidated Interest Expense" means for any period for the Consolidated Group, all interest expense, including the amortization of debt discount and premium and the interest component under Capital Leases, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

	"Consolidated Net Income" means for any period for the Consolidated Group, net income on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding for purposes of determining the Consolidated Senior Leverage Ratio, the Consolidated Total Leverage Ratio and Consolidated Fixed Charge Coverage Ratio, any extraordinary gains or losses and related tax effects thereon. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

	"Consolidated Net Worth" means, as for any date for the Consolidated Group, shareholders' equity or net worth as determined in accordance with GAAP.

	"Consolidated Senior Funded Debt" means Funded Debt of the Consolidated Group which is not Subordinated Debt determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

	"Consolidated Senior Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of Consolidated Senior Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

	"Consolidated Total Funded Debt" means Funded Debt of the
Consolidated Group determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

	"Consolidated Total Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of Consolidated Total Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

	"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

		"Credit Documents" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, the Security Agreement, each
Mortgage Instrument, each Joinder Agreement, the Administrative Agent's Fee Letter, and all other material related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

		"Credit Party" means any of the Borrower and the Guarantors.

	"Debt Transaction" means, with respect to any member of the Consolidated Group, any sale, issuance or placement of Funded Debt, whether or not evidenced by promissory note or other written evidence of indebtedness.

		"Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

	"Defaulting Lender" means, at any time, any Lender that, at such time, (i) has failed to make an Extension of Credit required pursuant to the terms of this Credit Agreement, (ii) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of the Credit Agreement or any other of the Credit Documents, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar proceeding.

		"Dollars" and "$" means dollars in lawful currency of the United States of America.

	"Domestic Credit Party" means any Credit Party which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

	"Domestic Subsidiary" means any Subsidiary which is incorporated or organized under the laws of any State of the United States or the District of Columbia or under the laws of Puerto Rico.

		"Eligible Receivables" means the total face amount of the accounts (as defined under the Uniform Commercial Code in effect on the Closing Date) of the members of the Consolidated Group which conform to the representations and warranties with respect thereto in the Security Agreement (including, without limitation, maintenance of a first priority security interest therein in favor of the Administrative
Agent), less returns, discounts, claims, credits and allowances and reserves taken with respect thereto, and excluding, in any event, (i) bill and hold (deferred shipment) transactions and progress billings;
(ii) contracts and sales to Affiliates; (iii) accounts which have not been paid in full within 90 days after the invoice date (iv) that portion of any account that is the subject of a dispute with the applicable account debtor; (v) accounts of account debtors residing or located outside the United States or Puerto Rico; (vi) accounts of account debtors which are the subject of bankruptcy or insolvency proceedings on the nature described in the definition of "Bankruptcy Event"; (vii) all accounts of an account debtor if twenty percent or more of the accounts of such account debtor owed to members of the Consolidated Group would be excluded pursuant to clause (iii) or clause
(iv) hereof; (viii) accounts with respect to which the Administrative Agent does not have a valid, first priority and perfected security interest; (ix) any account subject to a Lien in favor of another party except to the extent any such Lien is a Permitted Lien (x) accounts for which any direct or indirect Subsidiary or any Affiliate is the account debtor and (xi) accounts evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments have been delivered to and are in the possession of the Agent.

		"Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

	"Equity Transaction" means, with respect to any member of the Consolidated Group, any issuance of shares of its capital stock or other equity interest, other than an issuance (i) to a member of the Consolidated Group, or (ii) in connection with exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement.

		"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

		"ERISA Affiliate" means an entity which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

		"ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple
Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section
4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section
4042 of ERISA; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;
(vi) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of
ERISA.

		"Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

		"Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

		Eurodollar Rate    =		Interbank Offered Rate
					    1 - Eurodollar Reserve Percentage

		"Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

		"Event of Default" means such term as defined in Section 9.1.

	"Existing Letters of Credit" means those Letters of Credit outstanding on the Closing Date and identified on Schedule 2.2(b)-1.

	"Extension of Credit" means, as to any Lender, the making of, or participation in, a Loan by such Lender or the issuance or extension of, or participation in, a Letter of Credit.

		"Fees" means all fees payable pursuant to Section 3.5.

		"Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight
Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

		"Foreign Subsidiary" means a Subsidiary which is not a Domestic
Subsidiary.

		"Funded Debt" means, with respect to any Person, without duplication, (i) all Indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made,
(iii) all purchase money Indebtedness (including for purposes hereof, indebtedness and obligations described in clauses (iii) and (iv) of the definition of "Indebtedness") of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases, (iv) all Support Obligations of such Person with respect to Funded Indebtedness of another Person, (v) the maximum available amount of all standby letters of credit or acceptances issued or created for the account of such Person, (vi) all Funded Debt of another Person secured by a Lien on any Property of such Person, whether or not such Funded Indebtedness has been assumed, provided that for purposes hereof the amount of such Funded Debt shall be limited to the greater of (A) the amount of such Funded Debt as to which there is recourse to such Person and (B) the fair market value of the property which is subject to the Lien, and (vii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Funded Debt of any Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt.

		"GAAP" means generally accepted accounting principles in the United
States applied on a consistent basis and subject to the terms of Section
1.3 hereof.

		"Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

		"Guarantor" means each of those other Persons identified as a "Guarantor" on the signature pages hereto, and each other Person which may hereafter become a Guarantor by execution of a Joinder Agreement, together with their successors and permitted assigns.

	"Guaranteed Obligations" means, as to each Guarantor, without duplication, (i) all obligations of the Borrower (including interest accruing after a Bankruptcy Event, regardless of whether such interest is allowed as a claim under the Bankruptcy Code) to the Lenders and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or the Credit Documents, and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any Affiliate of a Lender, arising under any interest rate protection agreement relating to Obligations hereunder.

		"Indebtedness" of any Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that for purposes hereof the amount of such Indebtedness shall be limited to the greater of
(A) the amount of such Indebtedness as to which there is recourse to such Person and (B) the fair market value of the property which is subject to the Lien, (vii) all Support Obligations of such Person, (viii) the principal portion of all obligations of such Person under Capital Leases,
(ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements (including, but not limited to, the Hedging Agreements),
(x) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, and (xii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

		"Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Administrative Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page
3750" means the display designated as page 3750 by Dow Jones Markets, Inc.
(or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

		"Interest Payment Date" means (i) as to any Base Rate Loan, the last day of each March, June, September and December, the date of repayment of principal of such Loan and the Termination Date and (ii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and on the Termination Date.
If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding
Business Day.

		"Interest Period" means as to any Eurodollar Loan, a period of one, two or three month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar
Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest
Period shall extend beyond the Termination Date, and (C) in the case of
Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the
Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

		"Investment", in any Person, means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of, or equity interest in, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Support Obligation incurred for the benefit of such Person.

		"Issuing Lender" means NationsBank.

		"Issuing Lender Fees" shall have the meaning assigned to such term in Section 3.5(b)(ii).

		"Joinder Agreement" means a Joinder Agreement substantially in the form of Schedule 7.11 hereto, executed and delivered by an Additional
Credit Party in accordance with the provisions of Section 7.11.

		"Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and their successors and assigns.

		"Letter of Credit" means the Existing Letters of Credit and any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2.

		"Letter of Credit Fee" shall have the meaning given such term in
Section 3.5(b)(i).

		"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

		"Loan" or "Loans" means the Revolving Loans and/or the Swingline
Loans.

	"LOC Commitment" means the commitment of the Issuing Lender to issue, and to honor payment obligations under, Letters of Credit hereunder and with respect to each Lender, the commitment of each Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

	"LOC Committed Amount" means, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.2(a) and, individually, the amount of each Lender's LOC Commitment as specified in Schedule 2.1(a).

		"LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

		"LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus
(ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

		"Management Group" means, collectively, the individuals holding the following titles for the Borrower:  President, Executive Vice President-
Finance and Executive Vice President-Operations.

		"Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Consolidated Group taken as a whole, (ii) the ability of the Credit Parties taken as a whole to perform any material obligation under the Credit Documents to which it is a party or (iii) the rights and remedies of the Lenders under the Credit Documents.

		"Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

		"Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

		"Mortgage Instrument" means the mortgages, deeds of trust, deeds to secure debt or similar instruments executed by one or more of the Credit
Parties in connection with the granting of a lien on real property to secure the Loans and obligations hereunder, as amended and modified.

		"Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

		"Multiple Employer Plan" means a Plan which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

		"NationsBank" means NationsBank, N.A. and its successors.

		"Non-Excluded Taxes" means such term as is defined in Section 3.10.

		"Non-Recourse Indebtedness" means Indebtedness of a Special Purpose
Subsidiary of the Borrower provided that the source of payment of such
Indebtedness is limited to the assets of such Special Purpose Subsidiary and is without recourse in any manner to the Borrower or any Subsidiary of the Borrower (other than such Special Purpose Subsidiary) or any assets of any such Person.

		"Note" or "Notes" means any Revolving Note and/or the Swingline
Note.

		"Notice of Borrowing" means a written notice of borrowing in substantially the form of Schedule 2.1(b)(i), as required by Section 2.1(b)(i).

		"Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Schedule 3.2, as required by Section 3.2.

	"Obligations" means, collectively, the Revolving Loans, the Swingline Loans and the LOC Obligations.

		"Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

		"Participation Interest" means the purchase by a Lender of a participation in LOC Obligations as provided in Section 2.2(c), in Swingline Loans as provided in Section 2.3(b)(iii) and in Loans as provided in Section 3.13.

		"PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

		"Permitted Investments" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 8.5, (v) Support Obligations permitted by Section 8.1;
(vi) acquisitions permitted by Section 8.4(c); (vii) transactions permitted by Section 8.6, (viii) loans to employees, directors, officers or agents not to exceed $250,000 in the aggregate at any time outstanding; (x)
Investments by members of the Consolidated Group in their Subsidiaries and
Affiliates existing on the Closing Date, (xi) Investments in and to another
Credit Party and (xiii) other loans, advances and investments of a nature not contemplated in the foregoing subsections in an amount not to exceed three percent (3%) of Consolidated Net Worth in the aggregate at any time outstanding.

		"Permitted Liens" means:

			(i) Liens in favor of the Administrative Agent on behalf of the Lenders;

			(ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or in connection with governmental rights of setoff or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

			(iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

			(iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Borrower and its Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

			(v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 60 days after the expiration of any such stay;

			(vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

			(vii) Liens securing purchase money and sale/leaseback Indebtedness (including Capital Leases) to the extent permitted under Section 8.1(c), provided that any such Lien attaches only to the Property financed or leased and such Lien attaches thereto concurrently with or within 90 days after the acquisition thereof in connection with the purchase money transactions and within 30 days after the closing of any sale/leaseback transaction;

			(viii) leases or subleases granted to others not interfering in any material respect with the business of any member of the Consolidated Group;

			(ix) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

			(x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

			(xi) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.5;

			(xii) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

			(xiii) Liens existing as of the Closing Date and set forth on Schedule 6.8; provided that (a) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced; and

			(xiv) Liens incurred by a Special Purpose Subsidiary to secure Non-Recourse Indebtedness.

		"Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

		"Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

		"Prime Rate" means the rate of interest per annum publicly announced from time to time by NationsBank as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by NationsBank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by NationsBank to any debtor).

		"Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

		"Register" shall have the meaning given such term in Section
11.3(c).

		"Regulation G, T, U, or X" means Regulation G, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

		"Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

		"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

	"Required Lenders" means, at any time, Lenders having more than sixty-six and two-thirds percent (66-2/3%) of the Commitments, or if the Commitments have been terminated, Lenders having more than sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of the Obligations outstanding (taking into account in each case Participation Interests or obligation to participate therein); provided that the Commitments of, and outstanding principal amount of Obligations (taking into account Participation Interests therein) owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders.

		"Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

	"Responsible Officer" means the President, Executive Vice
President of Finance and Chief Financial Officer.

		"Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock now or hereafter outstanding, except (A) a dividend payable solely in shares of that class to the holders of that class and (B) dividends and other distributions payable to a Credit Party, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock now or hereafter outstanding.

		"Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding of up to such Lender's Commitment Percentage of the Aggregate Revolving Committed Amount as specified in Schedule
2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

	"Revolving Commitment Percentage" means, for each Lender, a fraction (expressed as a decimal) the numerator of which is the Revolving Commitment of such Lender at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time. The initial Revolving Commitment Percentages are set out on Schedule 2.1(a).

	"Revolving Committed Amount" means, collectively, the aggregate amount of all of the Revolving Commitments and, individually, the amount of each Lender's Revolving Commitment as specified in Schedule 2.1(a).

		"Revolving Loans" shall have the meaning assigned to such term in
Section 2.1(a).

	"Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans in substantially the form attached as Schedule 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

		"S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

	"Security Agreement" means that Security Agreement dated as of the Closing Date given by the Borrower and the other parties identified therein to secure the Loans and obligations hereunder, as amended and modified.

		"Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer
Plan.

	"Special Purpose Subsidiary" means a Subsidiary of the Borrower where no portion of the obligations or liabilities of such Subsidiary are payable, directly or indirectly, by the Borrower or any other
Subsidiary of the Borrower.

	"Subordinated Debt" means (i) the 10% Subordinated Promissory Notes of the Borrower due July 1, 1998, and (ii) any other Indebtedness of a member of the Consolidated Group which by its terms is expressly subordinated in right of payment to the prior payment of the obligations under the Credit Agreement and the other Credit Documents on terms and conditions satisfactory to the Required Lenders.

	"Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% of the voting interests at any time.

		"Support Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Support Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Support Obligation is made.

	"Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

		"Swingline Committed Amount" shall have the meaning assigned to such term in Section 2.3(a).

		"Swingline Lender" means NationsBank.

		"Swingline Loan" shall have the meaning assigned to such term in
Section 2.3(a).

		"Swingline Note" means the promissory note of the Borrower in favor of the Swingline Lender in the original principal amount of $1,000,000, as such promissory note may be amended, modified, restated or replaced from time to time.

	"Termination Date" means March 30, 2001, or if extended with the written consent of each of the Lenders, such later date as to which the Termination Date may be extended.

		"TROL Documents" means (i) the Participation Agreement (the "Participation Agreement") dated as of March 30, 1998 among the Borrower, the Guarantors, the Administrative Agent, the Lenders and First Security Bank, National Association, not individually but as the Owner Trustee under the CSC Trust 1997-1, and (ii) each of the other Operative Agreements (as defined in Appendix A to the Participation Agreement).

		"TROL Event of Default" means an Event of Default as defined in Appendix A to the Participation Agreement referred to in the definition of the term "TROL Documents".

		"Voting Stock" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

		"Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock or other equity interests is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

	1.2	Computation of Time Periods.

		For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean
"to but excluding."

	1.3	Accounting Terms.

		Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis.  All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 hereof
(or, prior to the delivery of the first financial statements pursuant to Section
7.1 hereof, consistent with the annual audited financial statements referenced in
Section 6.1(i) hereof); provided, however, if (a) the Borrower shall object in its reasonable discretion to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the
Required Lenders shall so object in writing within 30 days after delivery of such
financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the
Lenders as to which no such reasonable objection shall have been made.


SECTION 2
CREDIT FACILITIES

	2.1	Revolving Loans.

	(a)	Revolving Commitment.  During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "Revolving Loans") to the Borrower from time to time in the amount of such Lender's Revolving Commitment Percentage of such Revolving Loans for the purposes hereinafter set forth; provided that (i) with regard to the Lenders collectively, the aggregate principal amount of Obligations outstanding at any time shall not exceed the lesser of the Aggregate Revolving Committed Amount or the Borrowing Base, and (ii) with regard to each Lender individually, such Lender's Revolving Commitment Percentage of Obligations outstanding at any time shall not exceed the lesser of such Lender's Revolving Committed Amount or such Lender's Revolving Commitment Percentage of the Borrowing Base. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

	(b)	Revolving Loan Borrowings.

		(i)	Notice of Borrowing.  The Borrower shall request a Revolving
Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent not later than 11:00 A.M. (Charlotte,
North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar
Loans.  Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor.  If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder.  The Administrative
Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

		(ii)	Minimum Amounts.	Each Revolving Loan shall be in a minimum
aggregate principal amount of $2,000,000, in the case of Eurodollar
Loans, or $1,000,000 (or the remaining Revolving Committed Amount, if less), in the case of Base Rate Loans, and integral multiples of
$1,000,000 in excess thereof.

		(iii)	Advances.	Each Lender will make its Revolving Commitment
Percentage of each Revolving Loan borrowing available to the Administrative
Agent for the account of the Borrower, or in such other manner as the
Administrative Agent may specify in writing, by 1:00 P.M. (Charlotte, North
Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent.
Such borrowing will then be made available to the Borrower by the
Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the
Administrative Agent by the Lenders and in like funds as received by the
Administrative Agent.

	(c)	Repayment.  The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.

	(d)	Interest.  Subject to the provisions of Section 3.1,

		(i)	Base Rate Loans.  During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate plus the
Applicable Percentage;

		(ii)	Eurodollar Loans.  During such periods as Revolving Loans
shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar
Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus the Applicable Percentage.

Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

	(e)	Revolving Notes.  The Revolving Loans shall be evidenced by a duly executed Revolving Note in favor of each Lender.

(f)	Maximum Number of Eurodollar Loans.  The Borrower will be limited to a maximum number of five (5) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.

	2.2	Letter of Credit Subfacility.

	(a)	Issuance.  During the Commitment Period, subject to the terms and conditions hereof and of the LOC Documents, if any, and such other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender shall issue, and the Lenders shall participate in, such Letters of Credit as the Borrower may request for its own account or for the account of another
Credit Party as provided herein, in a form acceptable to the Issuing Lender, for the purposes hereinafter set forth; provided that (i) the aggregate amount of LOC Obligations shall not exceed ONE MILLION DOLLARS ($1,000,000) at any time (the "LOC Committed Amount"), (ii) with regard to the Lenders collectively, the aggregate principal amount of Obligations outstanding at any time shall not exceed the lesser of the Aggregate Revolving Committed Amount or the Borrowing Base, and (iii) with regard to each Lender individually, such Lender's Revolving Commitment Percentage of Obligations outstanding at any time shall not exceed the lesser of such Lender's Revolving Committed Amount or such Lender's Revolving Commitment Percentage of the Borrowing Base.
Letters of Credit issued hereunder shall not have an original expiry date more than one year from the date of issuance or extension, nor an expiry date, whether as originally issued or by extension, extending beyond the Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance date of each Letter of Credit shall be a Business Day.

	(b)	Notice and Reports.  Except for those Letters of Credit described on
Schedule 2.2(b)-1 which shall have been issued and shall be outstanding on the
Closing Date, the request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance (or such shorter period as may be agreed by the Issuing Lender.  A form of Notice of Request for Letter of Credit is attached as Schedule 2.2(b)-2.  The Issuing Lender will provide to the
Administrative Agent at least monthly, and more frequently upon request, a detailed summary report on its Letters of Credit and the activity thereon, in form and substance acceptable to the Administrative Agent.  In addition, the
Issuing Lender will provide to the Administrative Agent for dissemination to the Lenders at least quarterly, and more frequently upon request, a detailed summary report on its Letters of Credit and the activity thereon, including, among other things, the Credit Party for whose account the Letter of Credit is issued, the beneficiary, the face amount, and the expiry date.  The Issuing
Lender will provide copies of the Letters of Credit to the Administrative
Agent and the Lenders promptly upon request.

	(c)	Participation.  Each Lender, with respect to the Existing Letters of
Credit, hereby purchases a participation interest in such Existing Letters of
Credit, and with respect to Letters of Credit issued on or after the Closing
Date, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the applicable Issuing Lender in such
Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of
Credit (based on the respective Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Letter of
Credit.  Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such
Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof.  The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an
Event of Default or any other occurrence or event.  Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the
Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

	(d)	Reimbursement.  In the event of any drawing under any Letter of
Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the sum of (i) the Applicable Percentage and (ii) two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

	(e)	Repayment with Revolving Loans.  On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC
Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder,
(ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such participation in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that in the event such payment is not made on the day of drawing, such Lender shall pay in addition to the Issuing Lender interest on the amount of its unfunded Participation Interest at a rate equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate, and thereafter at the Base Rate.

	(f)	Designation of other Credit Parties as Account Parties.
Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Credit Party, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

	(g)	Renewal, Extension.  The renewal or extension of any Letter of
Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

	(h)	Uniform Customs and Practices.  The Issuing Lender may have
the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

	(i)	Indemnification; Nature of Issuing Lender's Duties.

	(i)	In addition to its other obligations under this Section 2.2, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

		(ii)	As between the Borrower and the Issuing Lender, the
Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing
Lender's rights or powers hereunder.

		(iii)	In furtherance and extension and not in limitation of
the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing
Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

		(iv)	Nothing in this subsection (i) is intended to limit the
reimbursement obligations of the Borrower contained in subsection
(d) above.  The obligations of the Borrower under this subsection
(i) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing
Lender to enforce any right, power or benefit under this Credit
Agreement.

		(v)	Notwithstanding anything to the contrary contained in
this subsection (i), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender (A) arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction, or (B) caused by the Issuing Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

	(j)	Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in
Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

	(k)	Conflict with LOC Documents.  In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

	2.3	Swingline Loan Subfacility.

	(a)	Swingline Commitment.  Subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Closing Date until the earlier of (i) the Business Day one day prior to the date of any resignation by NationsBank as Administrative Agent and (ii) the Termination
Date, for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed
ONE MILLION DOLLARS ($1,000,000.00) (the "Swingline Committed Amount"), and
(ii) with regard to the Lenders collectively (including the Swingline Lender), the amount of Obligations outstanding shall not exceed the Aggregate Revolving Committed Amount. Swingline Loans hereunder shall be made in accordance with the provisions of this Section 2.3, and may be repaid and reborrowed in accordance with the provisions hereof.

	(b)	Swingline Loan Advances.

		(i)	Notices; Disbursement.  Whenever the Borrower desires
a Swingline Loan advance hereunder it shall give written notice
(or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 11:00 A.M. (Charlotte, North
Carolina) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify
(A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business
Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower. The
Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 2:00 P.M.
(Charlotte, North Carolina time) on the Business Day of the requested borrowing.

		(ii)	Minimum Amounts.  Each Swingline Loan advance shall be
in a minimum principal amount of $100,000 and in integral multiples of $100,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

		(iii)	Repayment of Swingline Loans.  The principal amount of
all Swingline Loans shall be due and payable on the earlier of (A) the Business Day one day prior to the date of any resignation by NationsBank as Administrative Agent hereunder and (B) the Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section
9.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding
(I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit
Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline
Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Revolving Commitment
Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to
Section 3.4), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c) below, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.

	(c)	Interest on Swingline Loans.	Subject to the provisions of Section
3.1, each Swingline Loan shall bear interest at per annum rate equal to the
Base Rate plus the Applicable Percentage.  Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

	(d)	Swingline Note.  The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in substantially the form of Schedule 2.3(d).


                                    SECTION 3
                  OTHER PROVISIONS RELATING TO CREDIT FACILITIES

	3.1	Default Rate.

		Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).

	3.2	Extension and Conversion.

		Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if the conditions specified in Section 5.2 and satisfied on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in
Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii) , and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Administrative Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (a) through (e) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

	3.3	Prepayments.

		(a) Voluntary Prepayments. Revolving Loans may be repaid in whole or in part without premium or penalty; provided that (i) Eurodollar Loans may be prepaid only upon three (3) Business Days' prior written notice to the Administrative Agent and must be accompanied by payment of any amounts owing under Section 3.11, and (ii) partial prepayments shall be minimum principal amounts of $2,000,000, in the case of Eurodollar Loans, and $1,000,000, in the case of Base Rate Loans, and in integral multiples of $1,000,000 in excess thereof.

		(b) Mandatory Prepayments. If at any time, (i) the aggregate principal amount of Obligations shall exceed the Aggregate Revolving Committed Amount or the Borrowing Base, or (ii) the aggregate amount of LOC Obligations shall exceed the LOC Committed Amount, the Borrower shall immediately make payment on the Revolving Loans and/or to a cash collateral account in respect of the LOC Obligations, in an amount sufficient to eliminate the deficiency.

		(c) Application. Unless otherwise specified by the Borrower, prepayments made hereunder shall be applied first Revolving Loans which are Base Rate Loans, then to Revolving Loans which are Eurodollar Loans in direct order of Interest Period maturities and then to a cash collateral account to secure LOC Obligations. Amounts prepaid hereunder may be reborrowed in accordance with the provisions hereof.

	3.4	Voluntary Termination and Reduction of Commitments.  The Revolving
Commitments may be terminated or permanently reduced in whole or in part upon three (3) Business Days' prior written notice to the Administrative Agent, provided that (i) after giving effect to any voluntary reduction the aggregate amount of Obligations shall not exceed the Aggregate Revolving
Committed Amount, as reduced, and (ii) partial reductions shall be minimum principal amount of $2,000,000, and in integral multiples of $1,000,000 in excess thereof.

	3.5	Fees.

		(a) Commitment Fee. In consideration of the Revolving Commitments hereunder, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a commitment fee (the "Commitment
Fee") equal to the Applicable Percentage per annum on the average daily unused amount of the Revolving Committed Amount (excluding any Swingline Loans outstanding) for the applicable period, such Commitment Fee to commence to accrue on the Closing Date. The Commitment Fee shall be payable quarterly in arrears on the date of the initial advance hereunder and thereafter on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the date of the initial advance hereunder.

		(b)  Letter of Credit Fees.

		(i) Letter of Credit Fee. In consideration of the LOC Commitment hereunder, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under Letters of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date.

		(ii) Issuing Lender Fee. In addition to the Letter of Credit Fee, the Borrower agrees to pay to the Issuing Lender for its own account without sharing by the other Lenders (A) a letter of credit fronting and negotiation fee of one-fourth percent (1/4%) of the face amount of each Letter of Credit issued hereunder at the time of such issuance (it being agreed that such fee shall not be charged in connection with the renewal of any such Letter of Credit previously issued) and (B) customary charges of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

		(c) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual administrative fee and such other fees, if any, referred to in the Administrative Agent's Fee Letter (collectively, the "Administrative Agent Fees").

	3.6	Capital Adequacy.

		If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

	3.7	Inability To Determine Interest Rate.

	If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

	3.8	Illegality.

	Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

	3.9	Requirements of Law.

	If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

			(a)	shall subject such Lender to any tax of any kind
whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Non-Excluded Taxes covered by Section 3.10 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.10(b)) and (ii) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof));

			(b)	shall impose, modify or hold applicable any reserve,
special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

			(c)	shall impose on such Lender any other condition
(excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the actual cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.11. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

	3.10	Taxes.

	(a)	Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

	(b)	Each Lender that is not incorporated under the laws of the United
States of America or a state thereof shall:

		(X)(i)	on or before the date of any payment by the Borrower
under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Administrative Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue
Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

		(ii)	deliver to the Borrower and the Administrative Agent two (2)
further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

		(iii)	obtain such extensions of time for filing and complete such
forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

		(Y)	in the case of any such Lender that is not a "bank" within
the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

	3.11	Indemnity.

	The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.11 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

	3.12	Pro Rata Treatment.

	Except to the extent otherwise provided herein:

	(a)	Loans.  Each Loan, each payment or prepayment of principal of any
Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Commitment Fees, each payment of the Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

	(b)	Advances.  No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for a period of two (2) Business Days, and thereafter at the Base Rate, for the period until such Lender makes such amount immediately available to the Administrative Agent. If such Lender does not pay such amounts to the Administrative Agent forthwith upon demand, the Administrative Agent may notify the Borrower and request the Borrower to immediately pay such amount to the Administrative Agent with interest at the Base Rate. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

	3.13	Sharing of Payments.

	The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.13 to share in the benefits of any recovery on such secured claim.

	3.14	Payments, Computations, Etc.

	(a)	Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Administrative Agent's office specified in Section 11.1 not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.12(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

	(b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Guaranteed Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

		FIRST, to the payment of all reasonable out-of-pocket costs (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

		SECOND, to payment of any fees owed to the Administrative Agent as authorized hereunder or under Fee Letter;

		THIRD, to the payment of all reasonable out-of-pocket costs (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

		FOURTH, to the payment of all accrued interest and fees on or in respect of the Obligations;

		FIFTH, to the payment of the outstanding principal amount of the Guaranteed Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

		SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

		SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Obligations held by such Lender bears to the aggregate then outstanding Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.14(b).

	3.15	Evidence of Debt.

	(a)	Each Lender shall maintain an account or accounts evidencing each
Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

	(b)	The Administrative Agent shall maintain the Register pursuant to
Section 11.3(c) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

	(c)	The entries made in the accounts, Register and subaccounts
maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

	3.16	Replacement of Lenders.

	If any Lender delivers a notice to the Borrower pursuant to Sections 3.6,
3.9 or 3.10, then the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender"), provided that (i) at the time of any replacement pursuant to this Section 3.16, the Replacement Lender shall enter into one or more assignment agreements substantially in the form of Schedule 11.3(b) pursuant to, and in accordance with the terms of, Section 11.3(b) (and with all fees payable pursuant to said
Section 11.3(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the rights and obligations of the Replaced Lender hereunder and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (a) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (b) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 3.5, and (ii) all obligations of the Borrower owing to the Replaced Lender (including all obligations, if any, owing pursuant to Section 3.6, 3.9 or 3.10, but excluding those obligations specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement.


                                 SECTION 4
                                 GUARANTY

	4.1	The Guarantee.

	Each of the Guarantors hereby jointly and severally guarantees (i) to each Lender, (ii) to each Affiliate of a Lender that enters into an interest rate protection agreement with a Credit Party and (iii) to the Administrative Agent
(as hereinafter provided), the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

	Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or documents relating to applicable interest rate protection agreements, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

	4.2	Obligations Unconditional.

	The obligations of the Guarantors under Section 4.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or documents relating to applicable interest rate protection agreements with one or more Credit Parties , or any other agreement or instrument referred to therein, or any substitution, release or any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Guaranteed Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into interest rate protection agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or interest rate protection agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

		(i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

		(ii) any of the acts mentioned in any of the provisions of any of the Credit Documents, any interest rate protection agreements or any other agreement or instrument referred to in the Credit Documents or Hedging
Agreements shall be done or omitted;

		(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any interest rate protection agreements or any other agreement or instrument referred to in the Credit Documents or interest rate protection agreements shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

		(iv)  any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

		(v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any interest rate protection agreements or any other agreement or instrument referred to in the Credit Documents or interest rate protection agreements, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

	4.3	Reinstatement.

	The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

	4.4	Certain Additional Waivers.

	Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of the rights of subrogation pursuant to Section 4.2.

	4.5	Remedies.

	The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 9.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said
Section 4.1.

	4.6	Rights of Contribution.

	The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.6), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guarantied Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guarantied Obligations; (ii) "Excess Payment" shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and
(iii) "Pro Rata Share", for the purposes of this Section 4.6, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 4.6 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

	4.7	Continuing Guarantee.

	The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.


                                     SECTION 5
                                    CONDITIONS

	5.1	Conditions to Closing; Conditions to initial Extensions of Credit.

	This Credit Agreement shall be considered closed upon the execution of this Credit Agreement by each of the Credit Parties, the Agent and each of the Lenders, the execution by the Borrower of a Revolving Note for each Lender and a Swingline Note for the Swingline Lender and the receipt by each Lender of its Revolving Note (and, in the case of the Swingline Lender, of its Swingline
Note) and a fully executed counterpart of the Credit Agreement. The initial Extensions of Credit hereunder shall not be available to the Borrower until each of the following conditions precedent has been satisfied:

		(a) Execution of Documents. Receipt of multiple counterparts of the Security Agreement, the Mortgage Instruments and UCC financing statements relating thereto, if any, in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Credit Agreement. In connection with the Mortgage Instruments, the Administrative Agent shall have received, in a form reasonably satisfactory to the Administrative Agent, such title insurance policies, surveys, appraisals and other similar documentation with respect to the real property described therein as the Administrative Agent may reasonably request.

		(b) Legal Opinions. Receipt of multiple counterparts of opinions of counsel for the Credit Parties relating to the Credit Documents and the transactions contemplated herein, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

		(c) Financial Information. Receipt of financial information regarding the Company and its subsidiaries, as may be requested by, and in each case in form and substance satisfactory to the Administrative Agent and the Lenders.

		(d) Environmental Reports. Receipt of copies of environmental assessment reports and other environmental documentation, if any, relating to properties owned or leased by members of the Consolidated Group which reports and documentation shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders.

		(e) Absence of Legal Proceedings. The absence of any action , suit, investigation or proceeding pending in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a Material Adverse Effect on the Consolidated Group taken as a whole.

		(f) Evidence of Insurance. Receipt of insurance policies or certificates of insurance evidencing liability and casualty insurance meeting the requirements set forth herein and in the other Credit Documents (and showing the Administrative Agent as loss payee with respect to casualty insurance), together with evidence of payment of premiums thereon.

		(g) Corporate Documents. Receipt of the following (or their equivalent) for each of the Credit Parties:

		(i)	Articles of Incorporation.  Copies of the articles of
incorporation or charter documents certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

		(ii)	Resolutions.  Copies of resolutions of the Board of
Directors approving and adopting the respective Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

		(iii)	Bylaws.  Copies of the bylaws certified by a secretary
or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

		(iv)	Good Standing.  Copies, where applicable, of (A)
certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing would have a Material Adverse Effect on the business or operations in such state and (B) a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

		(v)	Officer's Certificate.  An officer's certificate for
each of the Credit Parties dated as of the Closing Date substantially in the form of Schedule 5.1(i)(v) with appropriate insertions and attachments.

		(h) Fees. Receipt of all fees, if any, owing pursuant to the Administrative Agent's Fee Letter, Section 3.5 or otherwise.

		(i)  Subsection 5.2 Conditions.  The conditions specified in
Section 5.2 shall be satisfied or waived.

		(j) Additional Matters. The conditions to the initial advance under the TROL Documents have been either satisfied or waived and all other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Agents and the Required Lenders.

	5.2	Conditions to All Extensions of Credit.

	The obligation of each Lender to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

		(a) Representations and Warranties. The representations and warranties made by the Credit Parties herein or in any other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

		(b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

		(c) Additional Conditions to Revolving Loans. If a Revolving Loan is made pursuant to Section 2.1, all conditions set forth therein shall have been satisfied.

		(d) Additional Conditions to Letters of Credit. If such Extension of Credit is made pursuant to Section 2.2, all conditions set forth therein shall have been satisfied.

	Each request for Extension of Credit (including extensions and conversions) and each acceptance by the Borrower of an Extension of Credit (including extensions and conversions) shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a), (b), (c) and (d) of this subsection have been satisfied.


                                     SECTION 6
                           REPRESENTATIONS AND WARRANTIES

	To induce the Lenders to enter into this Credit Agreement and to make Extensions of Credit herein provided for, each of the members of the Consolidated Group parties hereto hereby represents and warrants to the Administrative Agent and to each Lender that:

	6.1	Financial Condition.

	Each of the financial statements described below (copies of which have heretofore been provided to the Administrative Agent for distribution to the Lenders), have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition and results from operations of the entities and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments:

	(i) an audited consolidated balance sheet of the Borrower and its consolidated subsidiaries dated as of December 31, 1996, together with related statements of income and cash flows certified by Grant, Thorton LLP, certified public accountants; and

	(ii) a company-prepared consolidated balance sheet of the Borrower and its consolidated subsidiaries dated as of September 30, 1997 together with related consolidated statements of income and cash flows.

	6.2	No Changes or Restricted Payments.

	Since the date of the audited financial statements referenced in Section 6.1(i), (a) there has been no circumstance, development or event relating to or affecting the members of the Consolidated Group which has had or would be reasonably expected to have a Material Adverse Effect, and (b) except as permitted herein, no Restricted Payments have been made or declared or are contemplated by any members of the Consolidated Group.

	6.3	Organization; Existence; Compliance with Law.

	Each of the members of the Consolidated Group (a) is duly organized, validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

	6.4	Power; Authorization; Enforceable Obligations.

	Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit
Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of extensions of credit or the making of the guaranties hereunder or with the execution, delivery or performance of any Credit Documents by the Credit Parties (other than those which have been obtained, such filings as are required by the Securities and Exchange Commission and to fulfill other reporting requirements with Governmental Authorities) or with the validity or enforceability of any Credit Document against the Credit parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law.

	6.5	No Legal Bar.

	The execution, delivery and performance of the Credit Documents, the borrowings hereunder and the use of the Extensions of Credit will not violate any material Requirement of Law or any material Contractual Obligation of any member of the Consolidated Group (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. No member of the Consolidated Group is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect.

	6.6	No Material Litigation.

	No claim, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against, any members of the Consolidated Group or against any of their respective properties or revenues which (a) relate to the Credit Documents or any of the transactions contemplated hereby or thereby, (b) could reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.6 is a summary of all claims, litigation, investigations and proceedings pending or, to the best knowledge of the Credit Parties, threatened by or against the members of the Consolidated Group or against any of their respective properties or revenues, and none of such actions, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect.

	6.7	No Default.

	No Default or Event of Default has occurred and is continuing.

	6.8	Ownership of Property; Liens.

	Each of members of the Consolidated Group has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens.

	6.9	Intellectual Property.

	Each of the members of the Consolidated Group owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, technology, know-how and processes, if any, necessary for each of them to conduct its business as currently conducted (the "Intellectual Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property by the members of the Consolidated Group does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

	6.10	No Burdensome Restrictions.

	No Requirement of Law or Contractual Obligation of the members of the Consolidated Group would be reasonably expected to have a Material Adverse Effect.

	6.11	Taxes.

	Each of the members of the Consolidated Group has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the best knowledge of the Credit Parties, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or
(b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

	6.12	ERISA

	Except as would not reasonably be expected to have a Material Adverse
Effect:

	(a)	During the five-year period prior to the date on which this
representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

	(b)	The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

	(c)	No member of the Consolidated Group nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No member of the Consolidated Group nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any member of the Consolidated Group or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No member of the Consolidated Group nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

	(d)	No prohibited transaction (within the meaning of Section 406 of
ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

	(e)	No member of the Consolidated Group nor any ERISA Affiliates has any
material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board
Statement 106.  Each Plan which is a welfare plan (as defined in Section 3(1) of
ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

	6.13	Governmental Regulations, Etc.

	(a)	No part of the proceeds of the Extensions of Credit hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G or Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation
U. No indebtedness being reduced or retired out of the proceeds of the Extensions of Credit hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation G, T, U or X.

	(b)	None of the members of the Consolidated Group is subject to
regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, none of the members of the Consolidated Group is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

	(c)	No director, executive officer or principal shareholder of any member of the Consolidated Group is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

	(d)	Each of the members of the Consolidated Group has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business and which violation might reasonably be expected to negatively affect the operation of that Property.

	(e)	None of the members of the Consolidated Group is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material
Adverse Effect.

	(f)	Each of the members of the Consolidated Group is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

	6.14	Subsidiaries.

	Set forth on Schedule 6.14 are all the Subsidiaries of the Borrower at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein.

	6.15	Purpose of Extensions of Credit.

	The Extensions of Credit will be used to refinance existing Funded Debt, and to finance working capital and other corporate purposes. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

	6.16	Environmental Matters.

	Except as would not reasonably be expected to have a Material Adverse
Effect:

	(a)	Each of the facilities and properties owned, leased or operated by the members of the Consolidated Group (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the members of the Consolidated Group (the "Businesses"), and there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

	(b)	None of the Properties contains any Materials of Environmental
Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

	(c)	None of the members of the Consolidated Group has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any member of the Consolidated Group have knowledge or reason to believe that any such notice will be received or is being threatened.

	(d)	Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf any members of the Consolidated Group in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

	(e)	No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any member of the Consolidated Group is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any member of the Consolidated Group, the Properties or the Businesses.

	(f)	There has been no release or threat of release of Materials of
Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of any member of the Consolidated Group in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.


                                   SECTION 7
                            AFFIRMATIVE COVENANTS

	Each of the Credit Parties covenants and agrees that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Obligations remain outstanding and all amounts owing hereunder or in connection herewith have been paid in full, each of the members of the Consolidated Group party hereto shall:

	7.1	Financial Statements.

	Furnish, or cause to be furnished, to each of the Lenders:

	(a) Audited Financial Statements. As soon as available, but in any event within 90 days after the end of each fiscal year, an audited consolidated balance sheet of the Borrower and its subsidiaries as of the end of the fiscal year and the related consolidated statements of income, retained earnings, shareholders' equity and cash flows for the year, audited by Grant, Thornton LLP, or other firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders, setting forth in each case in comparative form the figures for the previous year, reported without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification.

	(b) Company-Prepared Financial Statements. As soon as available, but in any event

	(i) within 45 days after the end of each of the first three fiscal quarters, a company-prepared consolidated balance sheet of the Borrower and its subsidiaries as of the end of the quarter and related company-prepared consolidated statements of income, retained earnings, shareholders' equity and cash flows for such quarterly period and for the fiscal year to date;

	(ii) within 60 days after the end of the fourth fiscal quarter, a company-prepared consolidated balance sheet of the Borrower and its subsidiaries as of the end of the quarter and related company-prepared consolidated statements of income, retained earnings, shareholders' equity and cash flows for such quarterly period and for the fiscal year to date; and

	(iii) within 30 days prior to the end of each fiscal year, an annual business plan and budget for the members of the Consolidated Group, containing, among other things, pro forma financial statements for the next fiscal year, in each case setting forth in comparative form the consolidated figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal recurring year-end audit adjustments.

	(c)	Borrowing Base Report.  Within 20 days after the end
of each monthly accounting period, a statement of the Borrowing
Base and its components as of the end of the immediately preceding monthly accounting period in form and substance satisfactory to the Administrative Agent.

All such financial statements and reports described in this Section 7.1 shall be complete and correct in all material respects (subject, in the case of the company prepared statements, to normal year-end audit adjustments) and shall be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in Section 1.3.

	7.2	Certificates; Other Information.

	Furnish, or cause to be furnished, to each of the Lenders:

		(a)	Accountant's Certificate and Reports.  Concurrently with the delivery of the financial statements referred to in subsection 7.1(a)
above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

		(b)	Officer's Certificate.  Concurrently with the delivery of
the financial statements referred to in Sections 7.1(a) and 7.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge and belief, (i) the financial statements fairly present in all material respects the financial condition of the parties covered by such financial statements, (ii) during such period the members of the Consolidated Group have observed or performed in all material respects the covenants and other agreements hereunder and under the other Credit Documents relating to them, and satisfied in all material respects the conditions, contained in this Credit Agreement to be observed, performed or satisfied by them, and
(iii) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate. Such certificate shall include the calculations required to indicate compliance with Section 7.9. A form of Officer's Certificate is attached as Schedule 7.2(b).

		(c)	Accountants' Reports.  Promptly upon receipt, a copy of any
final (as distinguished from a preliminary or discussion draft)
"management letter" or other similar report submitted by independent accountants or financial consultants to the members of the Consolidated
Group in connection with any annual, interim or special audit.

		(d)	Public Information.  Within thirty days after the same are
sent, copies of all reports (other than those otherwise provided pursuant to subsection 7.1) and other financial information which any member of the Consolidated Group sends to its public stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which any member of the Consolidated Group may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental
Authority.

		(e)	Other Information.  Promptly, such additional financial and
other information as the Administrative Agent, at the request of any
Lender, may from time to time reasonably request.

	7.3	Notices.

	Give notice to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

		(a)	Defaults.  Immediately (and in any event within five (5)
Business Days) after any Credit Party knows, the occurrence of any Default or Event of Default.

		(b)	Contractual Obligations.  The occurrence of any default or
event of default under any Contractual Obligation of any member of the Consolidated Group which would reasonably be expected to have a Material
Adverse Effect (such notice to be given promptly upon any Credit Party having knowledge of any such default or event of default).

		(c)	Legal Proceedings.  Promptly, any litigation, or any
investigation or proceeding (including without limitation, any environmental proceeding) known to any member of the Consolidated Group, or any material development in respect thereof, affecting any member of the Consolidated Group which would reasonably be expected to have a Material Adverse Effect.

		(d)	ERISA.  Promptly, after any officer of the Borrower knows of
(i) any event or condition, including, but not limited to, any
Reportable Event, that constitutes, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any of their
ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of
ERISA); (iii) the failure to make full payment on or before the due date
(including extensions) thereof of all amounts which the members of the
Consolidated Group or any ERISA Affiliate are required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect; or (iv)
any change in the funding status of any Plan that reasonably could be expected to have a Material Adverse Effect; together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto.  Promptly upon request, the members of the Consolidated Group shall furnish the
Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to
ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

		(e)	Other.  Promptly, any other development or event which any
Responsible Officer of the Borrower determines could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Credit Parties propose to take with respect thereto.

	7.4	Payment of Obligations.

	Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with prudent business practice (subject, where applicable, to specified grace periods) all material obligations (taken as a whole) of the Consolidated Group of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Consolidated Group, as the case may be.

	7.5	Conduct of Business and Maintenance of Existence.

	Continue to engage in business of the same general type as now conducted by it on the date hereof and similar or related businesses with, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

	7.6	Maintenance of Property; Insurance.

	Keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies casualty, liability and such other insurance (which may include plans of self-insurance) with such coverage and deductibles, and in such amounts as may be consistent with prudent business practice and in any event consistent with normal industry practice (except to any greater extent as may be required by the terms of any of the other Credit Documents); and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

	7.7	Inspection of Property; Books and Records; Discussions.

	Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities;
and permit, during regular business hours and upon reasonable notice by the Administrative Agent, the Administrative Agent to visit and inspect any of its properties and examine and make abstracts (including photocopies) from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Credit Parties may not disclose without violation of a confidentiality obligation binding upon them) at any reasonable time, and to discuss the business, operations, properties and financial and other condition of the members of the Consolidated Group with officers and employees of the members of the Consolidated Group and with their independent certified public accountants. The cost of the inspection referred to in the preceding sentence shall be for the account of the Lenders unless an Event of Default has occurred and is continuing, in which case the cost of such inspection shall be for the account of the Credit Parties.

	7.8	Environmental Laws.

	(a)	Comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

	(b)	Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

	(c)	Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the members of the Consolidated Group or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder, and termination of the Commitments.

	7.9	Financial Covenants.

	(a)	Consolidated Net Worth.  As of the end of each fiscal quarter,
Consolidated Net Worth shall be not less than the sum of $38,000,000 plus on the last day of each fiscal quarter (commencing with the fiscal quarter ending December 31, 1997), ninety percent (90%) of Consolidated Net Income for the fiscal quarter then ended, such increases to be cumulative and without deductions for losses, if any, plus one hundred percent (100%) of the net proceeds from Equity Transactions occurring after the Closing Date.

	(b)	Consolidated Senior Leverage Ratio.  As of the end of each fiscal quarter to occur during the periods shown, the Consolidated Senior Leverage
Ratio shall be not greater than:

		Closing Date through December 30, 1998           3.5:1.0
		December 31, 1998 through December 30, 1999      3.25:1.0
		December 31, 1999 and thereafter                 3.0:1.0

	(c)	Consolidated Total Leverage Ratio.  As of the end of each fiscal quarter to occur during the periods shown, the Consolidated Total Leverage
Ratio shall be not greater than:

		Closing Date through December 30, 1998           4.25:1.0
		December 31, 1998 through December 30, 1999      3.75:1.0
		December 31, 1999 and thereafter                 3.5:1.0

	(d)	Consolidated Debt to Capitalization Ratio.  As of the end of each fiscal quarter, the Consolidated Debt to Capitalization Ratio shall be not greater than fifty-five percent (55%).

	(e)	Consolidated Fixed Charge Coverage Ratio.  As of the end of each fiscal quarter, the Consolidated Fixed Charge Coverage Ratio shall be not less than 2.0:1.0.

	(f)	Capital Expenditures.  Capital Expenditures for the Consolidated
Group shall not exceed $35,000,000 in any fiscal year.

	(g)	Current Ratio.  As of the end of each fiscal quarter, the ratio of
Current Assets to Current Liabilities shall be not less than 1.3 to 1.0.


	7.10	Agency Fees.

	Pay to the Administrative Agent the annual agency fee and comply with the other agreements provided for in the Administrative Agent's Fee Letter.

	7.11	Additional Credit Parties; Additional Pledged Assets.

	(a)	New Subsidiaries.  As soon as practicable and in any event within
30 days after any Person becomes a Subsidiary of any Credit Party (other than a Special Purpose Subsidiary that has incurred Non-Recourse Indebtedness), the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (i) if such Person is a Domestic Subsidiary of a Credit Party, cause such Person to execute a Joinder Agreement, (ii) cause 66% (if such Person is a direct Foreign Subsidiary of a Credit Party) of the capital stock of such Person to be delivered to the Administrative Agent (together with undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative
Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Administrative Agent pursuant to an appropriate pledge agreement(s) in form acceptable to the Administrative Agent and (iii) cause such Person to (A) if such Person owns or leases any real property located in the United States of America or deemed to be material by the Administrative Agent or the Required Lenders in its or their sole reasonable discretion, deliver to the Administrative Agent with respect to such real property documents, instruments and other items of the types required to be delivered pursuant to Section 5.1 all in form, content and scope reasonably satisfactory to the Administrative Agent and (B) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-
1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent's liens thereunder) and other items of the types required to be delivered pursuant to Section 5.1, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)	Additional Assets.  Each Credit Party will, and will cause each of its Subsidiaries (other than a Special Purpose Subsidiary that has incurred Non-Recourse Indebtedness) to, cause (i) all of its owned real and personal property located in the United States, (ii) to the extent deemed to be material by the Administrative Agent or the Required Lenders in its or their sole reasonable discretion, all of its other owned real and personal property and (iii) all of its leased real property located in the United States, to be subject at all times to first priority, perfected and, in the case of real property (whether leased or owned), title insured Liens in favor of the Administrative Agent pursuant to the terms and conditions of the Credit Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request. With respect to any real property (whether leased or owned) located in the United States of America acquired by the Borrower or any direct or indirect Subsidiary of the Borrower subsequent to the Closing Date, such Person will cause to be delivered to the Administrative Agent with respect to such real property documents, instruments and other items of the types required to be delivered pursuant to Section 5.1 in form acceptable to the Administrative Agent.

	7.12	Ownership of Subsidiaries.

	Except to the extent otherwise permitted in Section 8.4(b) and Section
8.7 and to the extent as would not cause a Change of Control and except as set forth on Schedule 6.14, the Borrower shall, directly or indirectly, own at all times 90% of the Voting Stock of each of its Subsidiaries.

	7.13	Use of Proceeds.

	Extensions of Credit will be used solely for the purposes provided in
Section 6.15.


                                  SECTION 8
                             NEGATIVE COVENANTS

	Each of the Credit Parties covenants and agrees that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Obligations remain outstanding and all amounts owing hereunder or in connection herewith, have been paid in full, no member of the Consolidated Group shall:

	8.1	Indebtedness.

	Contract, create, incur, assume or permit to exist any Indebtedness, except:

	(a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents and under the TROL Documents;

	(b) Indebtedness set forth in Schedule 8.1, and renewals, refinancings and extensions thereof on terms and conditions no less favorable than for such existing Indebtedness;

	(c) Capital Lease Obligations and Indebtedness incurred, in each case, to provide all or a portion of the purchase price or costs of construction of an asset or, in the case of a sale/leaseback transaction as described in Section 8.11, to finance the value of such asset owned by a member of the Consolidated Group, provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset or, in the case of a sale/leaseback transaction, the fair market value of such asset, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) the total amount of all such Indebtedness shall not exceed $2,000,000 at any time outstanding;

	(d) Indebtedness and obligations owing under interest rate protection agreements relating to the Obligations hereunder and under interest rate, commodities and foreign currency exchange protection agreements entered into in the ordinary course of business to manage existing or anticipated risks and not for speculative purposes;

	(e) unsecured intercompany Indebtedness owing by a member of the Consolidated Group to another member of the Consolidated Group (subject, however, to the limitations of Section 8.5 in the case of a Credit Party extending an intercompany loan, advance or credit to a member of the Consolidated Group that is not a Credit Party);

	(f)  Subordinated Debt of the Borrower; and

	(g)  Non-Recourse Indebtedness.

	8.2	Liens.

	Contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

	8.3	Nature of Business.

	Alter the character of their business in any material respect from that conducted as of the Closing Date and similar or related businesses.

	8.4	Consolidation, Merger, Sale or Purchase of Assets, etc.

		(a)	Enter into a transaction of merger or consolidation,
except a member of the Consolidated Group may be a party to a transaction of merger or consolidation with another member of the Consolidated Group or with an entity that is being acquired in a transaction permitted by Section 8.4(c), provided that (i) if the Borrower is a party thereto, it is the surviving corporation, (ii) if a Guarantor is a party thereto, a Guarantor shall be the surviving corporation or the surviving corporation shall be a Domestic Subsidiary and shall become a Guarantor hereunder as an Additional Credit Party pursuant to Section 7.11 concurrently therewith, and (iii) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto;

		(b)	Sell, lease, transfer or otherwise dispose of assets,
property and/or operations (including any sale-leaseback transaction, but excluding the sale of inventory in the ordinary course of business and the sale or disposition of plant, property and equipment which is no longer useful in the business) (provided, however, that the existence of or entering into a contract with any Governmental Authority that grants such Governmental Authority a right to purchase such assets, property and/or operations shall not constitute a Default or Event of Default hereunder) except for (i) the sale of the assets described on Schedule
8.4 for a cash price at least equal to the amount (the "Appraised
Value") set forth on such Schedule, provided that such sale proceeds at least equal to the applicable Appraised Value are pledged as collateral for the Loans and the obligations of the Credit Parties under the TROL Documents (with any sale proceeds in excess of the applicable Appraised
Value being available for use by the Borrower in its discretion), (ii) such transactions where the sales price or book value (whichever is greater) of the assets sold in any fiscal year do not constitute more than five percent (5%) of Consolidated Assets at the end of the immediately preceding fiscal year, and (iii) in the case of the transactions described in both (i) and (ii), no Default of Event of Default would exist after giving effect thereto.

		(c)	Acquire all or any portion of the capital stock or other
ownership interest in any Person which is not a Subsidiary or any of the assets, property and/or operations of a Person which is not a Subsidiary
(except for the acquisition of any single facility from a municipality or other governmental entity that does not otherwise create a default under this Credit Agreement), without the prior written consent of the Required Lenders, unless

		(i)	in the case of any such transaction, no other term,
covenant or provision of this Credit Agreement shall be violated
(including specifically without limitation Section 7.9(f) hereof);

		(ii)	in the case of an acquisition of capital stock or
other ownership interest where, after giving effect thereto, such Person will not be a Subsidiary, such acquisition will not cause a violation of
Section 8.5; or

		(iii)	in the case of an acquisition of capital stock or
other ownership interest where, after giving effect thereto, such Person will be a Subsidiary, and in the case of an acquisition of assets, property and/or operations (other than capital stock or other ownership interests) then

		(A)	the cost of any such acquisition (or series of
related transactions) shall not exceed $5,000,000 during any fiscal year;

		(B)	the Board of Directors of the Person which is
the subject of the acquisition shall have approved the acquisition; and

		(C)	no Default or Event of Default would exist after
giving effect thereto.

		(D)	In the case of the Borrower and any Subsidiary which is not
wholly-owned, liquidate, wind-up or dissolve, whether voluntarily or involuntarily (or suffer to permit any such liquidation or dissolution).

	8.5	Advances, Investments and Loans.

	Lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or otherwise make an Investment in, any Person except for Permitted Investments.

	8.6	Transactions with Affiliates.

	Enter into or permit to exist any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than (i) transactions permitted by Section 8.5,
(ii) customary fees and expenses paid to directors and (iii) where such transactions are on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

	8.7	Ownership of Equity Interests.

	Issue, sell, transfer, pledge or otherwise dispose of any partnership interests, shares of capital stock or other equity or ownership interests ("Equity Interests") in any member of the Consolidated Group, except (i) issuance of additional shares of capital stock by the Borrower or the issuance of warrants that are convertible into capital stock of the Borrower, (ii) issuance, sale or transfer of Equity Interests to a Credit Party by a Subsidiary of such Credit Party, (ii) in connection with a transaction permitted by Section 8.4(c), and (iv) as needed to qualify directors under applicable law.

	8.8	Fiscal Year.

	Change its fiscal year end.

	8.9	Prepayments of Indebtedness, etc.

	(a) After the issuance thereof, amend or modify (or permit the amendment or modification of), the terms of any other Indebtedness in a manner adverse to the interests of the Lenders (including specifically shortening any maturity or average life to maturity or requiring any payment sooner than previously scheduled or increasing the interest rate or fees applicable thereto);

	(b) Make any prepayment, redemption, defeasance or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any Funded Debt (other than intercompany Indebtedness permitted hereunder) other than regularly scheduled payments of principal and interest on such Funded Debt, if such payment would not result in a Default or Event of Default hereunder.

	8.10	Restricted Payments.

	Make or permit any Restricted Payments.

	8.11	Sale Leasebacks.

	Except as permitted pursuant to Section 8.1(c) and 8.1(g) hereof, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or
(ii) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease.

	8.12	No Further Negative Pledges.

	Except with respect to prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby), no member of the Consolidated Group will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.


                                   SECTION 9
                              EVENTS OF DEFAULT

	9.1	Events of Default.

	An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

	(a)	Payment.  Any Credit Party shall

		(i)	default in the payment when due of any principal of any of
the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

		(ii)	default, and such defaults shall continue for five (5) or
more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

	(b)	Representations.  Any material representation, warranty or
statement made or deemed to be made herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

	(c)	Covenants.

		(i)	Default in the due performance or observance of any
term, covenant or agreement contained in Section 7.3(a), 7.9, 7.11,
7.13 or 8.1 through 8.12, inclusive, or

		(ii)	Default in the due performance or observance by it of any
term, covenant or agreement (other than those referred to in subsections
(a), (b) or (c)(i) of this Section 9.1) contained in this Credit
Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer of a Credit
Party first having knowledge of such default or notice thereof by the Administrative Agent; or

	(d)	Other Credit Documents.  (i) Any Credit Party shall default in the due performance or observance of any material term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) except as to the Credit Party which is dissolved, released or merged or consolidated out of existence as the result of or in connection with a dissolution, merger or disposition permitted by Section
8.4(a), Section 8.4(b) or Section 8.4(c), any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders any material part of the Liens, rights, powers and privileges purported to be created thereby; or

	(e)	Guaranties.  Except as to the Credit Party which is dissolved, released or merged or consolidated out of existence as the result of or in connection with a dissolution, merger or disposition permitted by Section 8.4(a), Section 8.4(b) or Section 8.4(c), the guaranty given by any Guarantor hereunder or any material provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

	(f)	Bankruptcy, etc.  Any Bankruptcy Event shall occur with respect to any member of the Consolidated Group; or

	(g)	Defaults under Other Agreements.  With respect to any Indebtedness
(other than Indebtedness outstanding under this Credit Agreement) in excess of $250,000 in the aggregate for the Consolidated Group taken as a whole, (A) (1) any member of the Consolidated Group shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity;
or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

	(h)	Judgments.  Any member of the Consolidated Group shall fail within
60 days of the date due and payable to pay, bond or otherwise discharge any judgment, settlement or order for the payment of money which judgment, settlement or order, when aggregated with all other such judgments, settlements or orders due and unpaid at such time, exceeds $250,000 and which is not stayed on appeal (or for which no motion for stay is pending) or is not otherwise being executed; or

	(i)	ERISA.  Any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse Effect:
(1) any "accumulated funding deficiency," as such term is defined in Section
302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of a member of the Consolidated Group or any ERISA Affiliate in favor of the PBGC or a Plan;
(2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) a member of the Consolidated Group or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject a member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

	(j)	Ownership.  There shall occur a Change of Control; or

	(k)	TROL Documentation.  The occurrence of a TROL Event of Default.

	(l)	Management Group.  The Management Group contains two or more individuals who were not either (i) members of the Management Group at the Closing Date or (ii) approved by the Required Lenders within sixty days after the individual previously holding such title was last employed by the Borrower in such capacity.

	9.2	Acceleration; Remedies.

	Upon the occurrence of an Event of Default, and at any time thereafter, the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions:

		(i)	Termination of Commitments.  Declare the Commitments
terminated whereupon the Commitments shall be immediately terminated.

		(ii)	Acceleration.  Declare the unpaid principal of and any
accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Credit Parties.

		(iii)	Cash Collateral.  Direct the Borrowers to pay (and each
Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC
Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

			(iv)	Enforcement of Rights.  Enforce any and all rights and
interests created and existing under the Credit Documents and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without presentment, demand, protest or the giving of any notice or other action by the Administrative Agent or the Lenders, all of which are hereby waived by the Credit Parties.


                                  SECTION 10
                              AGENCY PROVISIONS

	10.1	Appointment.

	Each Lender hereby designates and appoints NationsBank, N.A. as administrative agent (in such capacity, the "Administrative Agent") of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Administrative Agent as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lenders further directs and authorizes the Administrative Agent to execute releases (or similar agreements) to give effect to the provisions of this Credit Agreement and the other Credit Documents, including specifically without limitation the provisions of Section
8.4 hereof. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Administrative Agent shall act solely as Administrative Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party or any of their respective Affiliates.

	10.2	Delegation of Duties.

	The Administrative Agent may execute any of its duties hereunder or under the other Credit Documents by or through Administrative Agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

	10.3	Exculpatory Provisions.

	The Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Credit Parties to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties or any of their respective Affiliates.

	10.4	Reliance on Communications.

	The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Lenders as the owners of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 11.3(b) hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

	10.5	Notice of Default.

	The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

	10.6	Non-Reliance on Administrative Agent and Other Lenders.

	Each Lender expressly acknowledges that each of the Administrative Agent and its officers, directors, employees, Administrative Agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties or their respective Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower, the other Credit Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or affiliates.

	10.7	Indemnification.

	The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

	10.8	Administrative Agent in its Individual Capacity.

	The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries or their respective Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made by and all obligations of the Borrower hereunder and under the other Credit Documents, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

	10.9	Successor Administrative Agent.

	The Administrative Agent may, at any time, resign upon 20 days' written notice to the Lenders, and may be removed, upon show of cause, by the Required Lenders upon 30 days' written notice to the Administrative Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent; provided, however, so long as no Default or Event of Default has occurred and is continuing, the Borrower shall have the right to approve such successor agent (such approval not to be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Administrative Agent shall select a successor Administrative Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.


                                  SECTION 11
                                MISCELLANEOUS

	11.1	Notices.

	Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, Guarantors and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto:

  	if to the Borrower or the Guarantors:

			CORRECTIONAL SERVICES CORPORATION
			1819 Main Street, Suite 1000
			Sarasota, FL  34236
			Attn:  Chief Financial Officer
			Telephone:  (941)953-9199
   Telecopy:   (941)953-9198

 		with a copy to:

			CORRECTIONAL SERVICES CORPORATION
			1819 Main Street, Suite 1000
			Sarasota, FL  34236
			Attn:  General Counsel
			Telephone:  (941)953-9199
  	Telecopy:    (941)953-9198


 		if to the Administrative Agent:

			NationsBank, N.A.
			101 N. Tryon Street
			Independence Center, 15th Floor
			NC1-001-15-04
			Charlotte, North Carolina  28255
			Attn:  Agency Services
			Telephone:  (704) 388-2374
			Telecopy:    (704) 386-9923

			with a copy to:

   NationsBank, N.A.
  	400 North Ashley
  	PO Box 31590
  	FL1-010-02-01
  	Tampa, Florida 33631-3590
  	Attn:	Joseph Caballero
  	Telephone:  (813) 224-5975
  	Telecopy:    (813) 224-2944

	11.2	Right of Set-Off.

	In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Person to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto.
Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.13 or Section 11.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

	11.3	Benefit of Agreement.

	(a)	Generally.  This Credit Agreement shall be binding upon and
inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or transfer any of its interests without prior written consent of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3, provided however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or selling participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate or Subsidiary of such Lender.

	(b)	Assignments.  Each Lender may assign all or a portion of its rights, obligations or rights and obligations under this Credit Agreement, pursuant to an assignment agreement substantially in the form of Schedule 11.3(b), to (i)
any Lender or any Affiliate or Subsidiary of a Lender, or (ii) any other commercial bank, financial institution or "accredited investor" (as defined in
Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower; provided that (i) any such assignment must be accompanied by an assignment of an identical percentage interest by such
Lender of its interests under the TROL Documents, (ii) any such assignment
(other than any assignment to an existing Lender) plus the assignment of such
Lender's interest under the TROL Documents shall be in a minimum aggregate amount of $5,000,000 (or, if less, the remaining amount of the Commitment plus the remaining interest of such Lender under the TROL Documents being assigned by such Lender) and in integral multiples of $1,000,000 above such amount and (iii)
each such assignment shall be of a constant, not varying, percentage of all such
Lender's rights and obligations under this Credit Agreement and the TROL
Documents.  Any assignment hereunder shall be effective upon delivery to the
Administrative Agent of written notice of the assignment together with a transfer fee of $3,000 payable to the Administrative Agent for its own account from and after the later of (i) the effective date specified in the applicable assignment agreement and (ii) the date of recording of such assignment in the
Register pursuant to the terms of subsection (c) below.  The assigning Lender will give prompt notice to the Administrative Agent and the Borrower of any such assignment.  Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned.  Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof).  By executing and delivering an assignment agreement in accordance with this Section
11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this
Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit
Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit
Party or any of their respective Affiliates or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other
Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other
Credit Documents are required to be performed by it as a Lender.

	(c)	Maintenance of Register.  The Administrative Agent shall maintain at one of its offices in Charlotte, North Carolina a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection (b) above and a register for the recordation of the identity of the principal amount, type and Interest Period of each Loan outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to time
(the "Register").  The Administrative Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary.  The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the
Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit
Agreement.  The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

	(d)	Participations.  Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) such Lender shall sell to the same participant an equal percentage participation in the TROL Documents, (iii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans in which the participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or Fees in which the participant is participating, or (C) except as expressly provided in the Credit Documents, release any Guarantor from its guaranty obligations hereunder, and (iv) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.6, 3.9, 3.10 and 3.11 on the same basis as if it were a Lender.

	11.4	No Waiver; Remedies Cumulative.

	No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

	11.5	Payment of Expenses, etc.

	The Borrower agrees to: (i) pay all reasonable out-of-pocket costs (A) of the Administrative Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein
(including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Administrative Agent) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (B) of the Administrative Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender, its officers, directors, employees, representatives and Administrative Agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

	11.6	Amendments, Waivers and Consents.

	Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that:

	(a)	without the consent of each Lender affected thereby,

			i)	extend the final maturity of any Loan or the time of
payment of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

			(ii)	reduce the rate or extend the time of payment of
interest (other than as a result of waiving the applicability of any increase in interest rates after the occurrence of an Event of Default or on account of a failure to deliver financial statements on a timely basis) thereon or Fees hereunder,

			(iii)	reduce or waive the principal amount of any Loan or of
any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

			(iv)	increase the Commitment of a Lender over the amount
thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the
Commitments shall not constitute a change in the terms of any
Commitment of any Lender),

			(v)	except as the result of or in connection with a
dissolution, merger or disposition of a Subsidiary permitted under
Section 8.4 or any sale of assets permitted under Section 8.4, release the Borrower or substantially all of the other Credit
Parties from its or their obligations under the Credit Documents or release all or substantially all of the collateral securing the obligations hereunder,

			(vi)	amend, modify or waive any provision of this Section
11.6 or Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14,
9.1(a), 11.2, 11.3, 11.5 or 11.9,

			(vii)	reduce any percentage specified in, or otherwise modify,
the definition of Required Lenders, or

			(viii)	consent to the assignment or transfer by the
Borrower (or another Credit Party) of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

	(b)	without the consent of the Administrative Agent, no provision of Section 10 may be amended;

	(c)	without the consent of the Issuing Lender, no provision of
Section 2.2 may be amended.

	Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

	11.7	Counterparts.

	This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

	11.8	Headings.

	The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

	11.9	Survival.

	All indemnities set forth herein, including, without limitation, in
Section 2.2(i), 3.9, 3.11, 10.7 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

	11.10	GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL;
VENUE.

		(a)	THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE
RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE
GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF FLORIDA.  Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of Florida in Sarasota County or of the United States for
the Middle District of Florida, and, by execution and delivery of this
Credit Agreement, each of the parties to this Credit Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts.  Each of the parties to this Credit Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three
(3) days after such mailing.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

		(b)	EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY,
TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN
ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT, ANY
OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

		(c)	Each of the parties to this Credit Agreement hereby
irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

	11.11	Severability.

	If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

	11.12	Entirety.

	This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

	11.13	Binding Effect; Termination.

	(a)	This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns.

	(b)	The term of this Credit Agreement shall be until no Loans, LOC
Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

	11.14	Confidentiality.

	The Administrative Agent and the Lenders agree to keep confidential (and to cause their respective affiliates, officers, directors, employees, Administrative Agents and representatives to keep confidential) all information, materials and documents furnished to the Administrative Agent or any such Lender by or on behalf of any Credit Party (whether before or after the Closing Date) which relates to the Borrower or any of its Subsidiaries (the "Information"). Notwithstanding the foregoing, the Administrative Agent and each Lender shall be permitted to disclose Information (i) to its affiliates, officers, directors, employees, Administrative Agents and representatives in connection with its participation in any of the transactions evidenced by this Credit Agreement or any other Credit Documents or the administration of this Credit Agreement or any other Credit Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or any agreement entered into pursuant to clause (iv) below, (B) becomes available to the Administrative Agent or such Lender on a non-confidential basis from a source other than a Credit Party or (C) was available to the Administrative Agent or such Lender on a non-confidential basis prior to its disclosure to the Administrative Agent or such Lender by a Credit Party; (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first specifically agrees in a writing furnished to and for the benefit of the Credit Parties to be bound by the terms of this Section 11.14; or (v) to the extent that the Borrower shall have consented in writing to such disclosure. Nothing set forth in this Section 11.14 shall obligate the Administrative Agent or any Lender to return any materials furnished by the Credit Parties.

	11.15	Source of Funds.

	Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

	(a)	no part of such funds constitutes assets allocated to any
separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

	(b)	to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

	(c)	to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under
Section 401(c)(1)(A) of ERISA; or

	(d)	such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

	11.16	Conflict.

	To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

[Signature Page to Follow]


	IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.


BORROWER:			CORRECTIONAL SERVICES CORPORATION.
                        a Delaware corporation

				By:  Ira Cotler
				Title:  CFO/EVP


GUARANTORS:			ESMOR NEW JERSEY, INC.,
				a New Jersey corporation

				By:  Ira Cotler
				Title:  Attorney-in-Fact


				CSC MANAGEMENT DE PUERTO RICO, INC.,
				a Puerto Rico corporation

				By:  Ira Cotler
				Title: CFO


LENDERS:			NATIONSBANK, N.A.,
				individually in its capacity as a Lender and in its capacity as Administrative Agent

				By:  James E. Harder, Jr.
				Title:  Sr. VP


BANQUE PARIBAS, as Lender

    By:  Duane Helkowski
    Title:  Vice President


    By:  David I. Canavan
    Title:  Director



SOUTHTRUST BANK, NATIONAL ASSOCIATION, as Lender

    By:  Steven W. Davis
    Title:  VP


SUMMIT BANK, as Lender

    By:  Lisa Cohen
    Title:  VP

--------------------------------------------------------------------------------
                                SECURITY AGREEMENT


	SECURITY AGREEMENT dated as of March 30, 1998 (as amended and modified, the "Security Agreement" or this "Agreement") among CORRECTIONAL SERVICES CORPORATION, a Delaware corporation (the "Borrower"), the subsidiaries and affiliates identified on the signature pages hereto and such other subsidiaries and affiliates as may hereafter join this Security Agreement (the "Guarantors") and NATIONSBANK, N.A., as agent (in such capacity, the "Administrative Agent" or the "Agent") for the Lenders under the Credit Agreement described below and for the Lenders and Holders under the TROL Transaction Documents described below (collectively, the "Lenders"). Hereinafter the Borrower and the Guarantors may be referred to collectively as the "Credit Parties".

                                 W I T N E S S E T H

	WHEREAS, the Lenders have severally agreed to make loans and extensions of credit (a) to the Borrower upon the terms and conditions provided in that Credit Agreement dated as of the date hereof (as amended and modified, the "Credit Agreement") among the Borrower, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent and (b) for the benefit of the Borrower and the Guarantors pursuant to the terms of the TROL Transaction Documents (as defined below);

	WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the TROL Transaction Documents and the obligation of the Lenders to make their respective loans and extensions of credit thereunder that the parties hereto shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders;

	NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the TROL Transaction Documents and to induce the Lenders to make their respective loans and extensions of credit thereunder, the Credit Parties hereby agree with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

	1.	Defined Terms.

	1.1	Definitions.  (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of North Carolina on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments,
Inventory and Proceeds. For purposes of this Agreement, the term "Lender" shall include (i) any Affiliate of any Lender which has entered into a Hedging Agreement with a Credit Party to the extent permitted by the Credit Agreement and (ii) each Lender and each Holder as identified and as defined in the TROL Transaction Documents.

	(b)	The following terms shall have the following meanings:

		"Agency Agreement": as defined in Appendix A to the Participation Agreement.

		"Agreement": this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

		"Code": the Uniform Commercial Code as from time to time in effect in the State of Florida.

		"Collateral": as defined in Section 2 of this Agreement; provided that Collateral shall not include any property which is subject to a Lien permitted under Section 8.2 of the Credit Agreement securing indebtedness permitted under Section 8.1 of the Credit Agreement to the extent that the grant of a security interest hereunder would be prohibited by such Lien or by the terms of such indebtedness.

		"Collateral Account": any collateral account established by the Administrative Agent as provided in subsection 3.3 or subsection 7.2.

		"Contracts": all contracts and agreements to which a Credit Party is a party, as each may be amended, supplemented or otherwise modified from time to time, including, without limitation, (a) all rights of a Credit Party to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of a Credit Party to damages arising out of or for breach or default in respect thereof and (c) all rights of a Credit Party to exercise all remedies thereunder.

		"Copyright Licenses": any written agreement, naming any Credit Party as licensor, granting any right under any Copyright including, without limitation, any thereof referred to in Schedule 3 hereto.

		"Copyrights": (i) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright office including, without limitation, any thereof referred to in Schedule 3 hereto, and (ii) all renewals thereof including, without limitation, any thereof referred to in Schedule 3 hereto.

		"Credit Parties": the collective reference to the Borrower and the Guarantors.

		"Guarantors": those Persons that are Guarantors from time to time pursuant to the terms of (and as defined in) the Credit Agreement and/or the TROL Transaction Documents.

		"Lease Agreement": as defined in Appendix A to the Participation Agreement.

		"Operative Agreements": as defined in Appendix A to the Participation Agreement.

		"Participation Agreement": that certain Participation Agreement dated as of March 30, 1998 among Correctional Services Corporation, the Guarantors from time to time parties thereto, First Security Bank, National Association, as Owner Trustee under the CSC Trust 1997-1, the Administrative Agent and the Lenders and Holders from time to time party thereto.

		"Patent License": all agreements, whether written or oral, providing for the grant by or to a Credit Party of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 4 hereto.

		"Patents": (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 4 hereto, and
(b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in
Schedule 4 hereto.

		"Secured Obligations": the collective reference to the following:

 		(a)	All unpaid principal of and interest on (including,
without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and other Obligations owing under the Credit Agreement and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Notes, this Security Agreement, the other Credit Documents, any Hedging
Agreements with a Lender or an Affiliate of a Lender to the extent permitted under the Credit Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit
Agreement, this Security Agreement, any other Credit Document or any Hedging Agreements with a Lender or an Affiliate of a Lender to the extent permitted under the Credit Agreement); and

		(b)	the prompt payment, performance and observance by the
Guarantors under the Credit Agreement of all obligations of the Guarantors thereunder and under this Security Agreement and the other Credit Documents to which the Guarantors are a party
(including, without limitation, payment of their guaranty obligations under the Credit Agreement), or under any Hedging
Agreement with a Lender or an Affiliate of a Lender to the extent permitted under the Credit Agreement, to which such Guarantor is a party or any guaranty is given by it in connection therewith; and

		(c)	All other indebtedness, liabilities and obligations of
any kind or nature, now existing or hereafter arising, owing by the Credit Parties to any Lender or the Administrative Agent, arising under this Security Agreement or any of the other Credit
Documents or arising under the TROL Transaction Documents, whether primary, secondary, direct, contingent, or joint and several; and

		(d)	All liabilities and obligations, now existing or
hereafter arising, owing by the Borrower to any Lender or any Affiliate of a Lender arising under Hedging Agreements with a Lender or an Affiliate of a Lender to the extent permitted under the Credit Agreement.

		(e)	Any and all obligations, now existing or hereafter
arising, owing by the Borrower, the Guarantors and/or any of their Affiliates under or pursuant to the TROL Transaction Documents, including specifically without limitation all obligations and liabilities of the Borrower, the Guarantors and their Affiliates under or with respect to the Participation Agreement, the Lease
Agreement, the Agency Agreement and each of the other Operative
Agreements.

	"TROL Transaction Documents": collectively, the Participation Agreement, the Lease Agreement, the Agency Agreement and each of the other Operative Agreements, as amended and/or modified from time to time.

		"Trademark License": means any agreement, written or oral, providing for the grant by or to a Credit Party of any right to use any Trademark, including, without limitation, any thereof referred to in
Schedule 5 hereto.

		"Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United
States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 5 hereto, and (b) all renewals thereof.

		"Work": any work which is subject to copyright protection pursuant to Title 17 of the United States Code.

	1.2	Other Definitional Provisions.  (a) The words "hereof,"
"herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

	(b)	The meanings given to terms defined herein shall be equally
applicable to both the singular and plural forms of such terms.

	2.	Grant of Security Interest.  As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, each of the Credit Parties hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in all of the following property now owned or at any time hereafter acquired by such Credit Party or in which such Credit
Party now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

		(a)	all Accounts;

		(b)	all Chattel Paper;

		(c)	all Contracts;

		(d)	all Copyrights;

		(e)	all Copyright Licenses;

		(f)	all Documents;

		(g)	all Equipment;

		(h)	all Fixtures

		(i)	all General Intangibles, including the Contracts;

		(j)	all Instruments;

		(k)	all Inventory;

		(l)	all Patents;

		(m)	all Patent Licenses;

		(n)	all Trademarks;

		(o)	all Trademark Licenses;

		(p)	all books, records, ledger cards, files, correspondence,
computer programs, tapes, disks, and related data processing software (owned by such Borrower or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;
and

		(q)	to the extent not otherwise included, all Proceeds and
products of any and all of the foregoing;

provided that this Agreement shall not constitute an assignment of, or a grant of a security interest in or lien on, any contract or other agreement to which any Credit Party is a party if such assignment or grant of a security interest or lien is prohibited by the terms of such contract or agreement.

	This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until all the Secured Obligations, now existing or hereafter arising, shall have been paid in full, the commitments relating thereto shall have been terminated and the Credit Agreement, the Security Documents or the TROL Transaction Documents shall no longer be in effect.

	3.	Provisions Relating to Accounts.

	3.1	Credit Parties Remain Liable under Accounts.  Anything herein to the contrary notwithstanding, each of the Credit Parties shall remain liable under each of the Accounts to observe and perform all the conditions and Secured Obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any Lender shall have any Secured Obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the Secured Obligations of a Credit Party under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

	3.2	Analysis of Accounts.  The Administrative Agent shall have the right, once during each calendar year or at any time after the occurrence and during the continuation of an Event of Default, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Credit Parties shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent's request and at the expense of the Credit Parties, the Credit Parties shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Accounts.

	3.3	Collections on Accounts. (a) The Administrative Agent hereby authorizes the Credit Parties to collect the Accounts, provided that the Administrative Agent may curtail or terminate said authority at any time after the occurrence. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Credit Parties, (i) shall be forthwith (and, in any event, within two Business Days) deposited by the Credit Parties in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in subsection 7.3, and (ii) until so turned over, shall be held by the Credit Parties in trust for the Administrative Agent and the Lenders, segregated from other funds of the Credit Parties.

	(b)	Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

	(c)	At the Administrative Agent's request after the occurrence and during the continuance of an Event of Default, the Borrowers shall deliver to the Administrative Agent all original and other documents in their possession or control (or as to which they have a right or ability to get) evidencing, and relating to, the agreements and transactions which gave rise to the Accounts.

	4.	Provisions Relating to Contracts.

	4.1	Credit Parties Remain Liable under Contracts.  Anything herein to the contrary notwithstanding, each of the Credit Parties shall remain liable under each of the Contracts to observe and perform all the conditions and Secured Obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Administrative Agent nor any Lender shall have any Secured
Obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any such Lender of any payment relating to such Contract pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the Secured Obligations of a Credit Party under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

	4.2	Communication with Contracting Parties.  The Administrative Agent in its own name or in the name of others at any time after the occurrence and during the continuation of an Event of Default or in connection with any audit of the Contract by the Administrative Agent or any other Person designated by the Agent may communicate with parties to the Contracts to verify with them to the Agent's satisfaction the existence, amount and terms of any Contract.

	5.	Representations and Warranties.  Each of the Credit Parties hereby represents and warrants that:

	5.1	Title; No Other Liens.  Except for the security interest grant to the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Credit Agreement, the Credit Party owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted pursuant to the Credit Agreement or the TROL Transaction Documents.

	5.2	Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 2 attached hereto, and possession of such Collateral with respect to which perfection is acquired by possession, will constitute perfected security interests in the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted to exist pursuant to the Credit Agreement and (c) are enforceable as such against (i) all creditors of and purchasers from the Credit Party (except purchasers of Inventory in the ordinary course of business) and (ii) any Person having any interest in the real property where any of the Equipment is located.

	5.3	Inventory and Equipment.  The Inventory and the Equipment of the
Credit Party are kept at the locations listed on Schedule 1 hereto.

	5.4	Chief Executive Office.  The Credit Party's chief executive office and chief place of business, and the place where it keeps its books and records, is located at the address shown on Schedule 1.

	5.5	Farm Products.  None of the Collateral constitutes, or is the
Proceeds of, Farm Products.

	5.6	Representations and Warranties Relating to Contracts.  (a) No
consent of any party (other than the Credit Party) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

	(b)	Each Contract is in full force and effect and constitutes a valid and legally enforceable Secured Obligation of the parties thereto, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

	(c)	No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

	(d)	Neither the Credit Party nor (to the best of the Credit Party's knowledge) any other party to any Contract is in default or is likely to become in default in any material respects in the performance or observance of any of the terms thereof.

	(e)	The Credit Party has fully performed in all material respects all its Secured Obligations under each Contract.

	(f)	The right, title and interest of the Credit Party in, to and under each Contract are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Credit Party as to any Contract.

	(g)	The Credit Party has delivered to the Administrative Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

	(h)	No amount payable to the Credit Party under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

	(i)	Except as set forth on Schedule 6 hereto, none of the parties to any Contracts is a Governmental Authority.

	5.7	Copyrights, Patents and Trademarks.  (a) Schedule 3 hereto
includes all Copyrights and Copyright Licenses owned by the Credit Party in its own name as of the date hereof. Schedule 4 hereto includes all Patents and Patent Licenses owned by the Credit Party in its own name as of the date hereof. Schedule 5 hereto includes all Trademarks and Trademark Licenses owned by the Credit Party in its own name as of the date hereof.

	(b)	To the best of the Credit Party's knowledge, each Copyright,
Patent and Trademark of the Borrower is valid, subsisting, unexpired, enforceable and has not been abandoned.

	(c)	Except as set forth in either Schedule 4 or Schedule 5, none of such Copyrights, Patents and Trademarks is the subject of any licensing or franchise agreement.

	(d)	No holding, decision or judgment has been rendered by any
Governmental Authority which would limit, cancel or question the validity of any Copyright, Patent or Trademark.

	(e)	No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark, or which, if adversely determined, would have a material adverse effect on the value of any Copyright, Patent or Trademark.

	6.	Covenants.  Each of the Credit Parties covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

	6.1	Delivery of Instruments and Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

	6.2	Marking of Records.  The Credit Party will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests created hereby.

	6.3	Maintenance of Perfected Security Interest; Further Documentation.
(a) The Credit Party shall maintain the security interest created by this Agreement as a perfected security interest subject only to the Liens permitted to exist pursuant to the Credit Agreement and shall defend such security interest against claims and demands of all Persons whomsoever.

	(b)	At any time and from time to time, upon the written request of the
Administrative Agent, and at the sole expense of the Credit Party, the Credit Party will promptly and duly execute and deliver such further instruments and documents and take such further action (including without limitation all actions required under the Federal Assignment of Claims Act or any similar state statute) as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform
Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

	6.4	Changes in Locations, Name, etc.  The Credit Party will not:

		(a)	permit any of the Inventory or Equipment to be kept at a
location other than those listed on Schedule 5 hereto, unless it shall have given the Administrative Agent and the Lenders at least 30 days, prior written notice of such change and any filings required under the Uniform Commercial Code in effect in the affected jurisdiction to maintain the perfected security interest granted pursuant to this Agreement shall have been made, except that Equipment may be moved from such location for a reasonable period of time for purposes of repair of such Equipment or for testing in the ordinary cause of business;

		(b)	change the location of its chief executive office and chief
place of business or the location at which it maintains its books and records from that specified in subsection 5.4, unless it shall have given the Administrative Agent and the Lenders at least 30 days' prior written notice of such change and any filings required under the Uniform
Commercial Code in effect in the affected jurisdiction to maintain the perfected security interest granted pursuant to this Agreement shall have been made; or

		(c)	change its name, identity or corporate structure to such an
extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading, unless it shall have given the Administrative Agent and the Lenders at least 30 days' prior written notice of such change and any filings required under the Uniform Commercial Code in effect in the affected jurisdiction to maintain the perfected security interest granted pursuant to this
Agreement shall have been made.

	6.5	Further Identification of Collateral.  The Credit Party will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

	6.6	Indemnification.  The Credit Parties agree to pay, and to save the
Administrative Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and (iii) in connection with any of the transactions contemplated by this Agreement, except for any such liabilities which result from the gross negligence or willful misconduct of the Administrative Agent.
 In any suit, proceeding or action brought by the Administrative Agent or any Lender under any Account for any sum owing thereunder, the Credit Party will save, indemnify and keep the Administrative Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a breach by the Credit Party of any Secured Obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from the Credit Party.

	6.7	Covenants Relating to Accounts Upon Default.  At any time after the occurrence and during the continuation of an Event of Default:

		(a)	the amount represented by the Credit Party to the Lenders
from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder;

		(b)	the Credit Party will not amend, modify, terminate or waive
any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of the
Accounts as Collateral;

		(c)	the Credit Party will not fail to exercise promptly and
diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination);

		(d)	the Credit Party will not fail to deliver to the
Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account; and

		(e)	other than in the ordinary course of business as generally
conducted by the Credit Party, the Credit Party will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

	6.8	Covenants Relating to Contracts. (a) The Credit Party will perform and comply in all material respects with all its Secured Obligations under the Contracts and all its other Contractual Secured Obligations relating to the Collateral.

	(b)	The Credit Party will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

	(c)	The Credit Party will not fail to exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

	(d)	The Credit Party will not fail to deliver to the Administrative
Agent a copy of each material demand, notice or document received by it relating in any way to any Contract.

	(e)	In any suit, proceeding or action brought by the Administrative
Agent or any Lender under any Contract for any sum owing thereunder, or to enforce any provisions of any Contract, the Credit Party will save, indemnify and keep the Administrative Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of a breach by the Credit Party of any Secured Obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Credit Party except for any such expense, loss or damage which results from the gross negligence of the willful misconduct of the Administrative Agent or such Lender.

	6.9	Covenants Relating to Copyrights.  (a) The Credit Party will employ the Copyright for each Work with such notice of copyright as may be required by law to secure copyright protection.

	(b)	The Credit Party will not do any act or knowingly omit to do any act whereby any material Copyright may become invalidated and (i) will not do any act, or omit to do any act, whereby any material Copyright may become injected into the public domain; (ii) shall notify the Administrative Agent immediately if it knows, or has reason to know, that any material Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding the Credit Party's ownership of any such Copyright or its validity; (iii) will take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by the Credit Party including, without limitation, filing of applications for renewal where necessary; and
(iv) will promptly notify the Administrative Agent of any material infringement of any material Copyright of the Credit Party of which it becomes aware and will take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

	6.10	Covenants Relating to Patents and Trademarks.  (a) The Credit
Party (either itself or through licensees) will, except with respect to any Trademark that the Credit Party shall reasonably determine is of negligible economic value to it, (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

	(b)	The Credit Party will not, except with respect to any Patent that the Credit Party shall reasonably determine is of negligible economic value to it, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

	(c)	The Credit Party will notify the Administrative Agent and the
Lenders immediately if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Credit Party's ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

	(d)	Whenever the Credit Party, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, the Credit Party shall report such filing to the Administrative Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, the Credit Party shall execute and deliver any and all agreements, instruments, documents and papers as the Agent may request to evidence the Administrative Agent's and the Lenders' security interest in any Patent or Trademark and the goodwill and general intangibles of the Credit
Party relating thereto or represented thereby.

	(e)	The Credit Party will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

	(f)	In the event that any Patent or Trademark included in the
Collateral is infringed, misappropriated or diluted by a third party, the Credit Party shall promptly notify the Administrative Agent and the Lenders after it learns thereof and shall, unless the Credit Party shall reasonably determine that such Patent or Trademark is of negligible economic value to the Credit Party which determination the Credit Party shall promptly report to the Administrative Agent and the Lenders, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Credit Party shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

	7.	Remedies.

	7.1	Notice to Account Debtors and Contract Parties.  Upon the request of the Administrative Agent at any time after the occurrence of an Event of Default, the Credit Parties shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

	7.2	Proceeds to be Turned Over To Administrative Agent.  In addition to the rights of the Administrative Agent and the Lenders specified in subsection 3.3 with respect to payments of Accounts, after the occurrence of an Event of Default all Proceeds received by the Credit Parties consisting of cash, checks and other near-cash items shall be held by the Credit Parties in trust for the Administrative Agent and the Lenders, segregated from other funds of the Credit Parties, and shall, forthwith upon receipt by the Credit Parties, be turned over to the Administrative Agent in the exact form received by the Credit Parties (duly endorsed by the Credit Parties to the Administrative Agent, if required) and held by the Administrative Agent in a Collateral Account maintained under the sole dominion and control of the Administrative Agent. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Credit Parties in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in subsection 7.3.

	7.3	 Application of Proceeds.  At such intervals as may be agreed upon by the Credit Parties and the Administrative Agent, or, at any time after an Event of Default shall have occurred, at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Secured Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Administrative Agent to the Credit Parties or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Credit
Parties or to whomsoever may be lawfully entitled to receive the same.

	7.4	Code Remedies.  At any time after an Event of Default shall have occurred, the Administrative Agent, on behalf of the Lenders may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Credit Parties or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in a Credit Parties, which right or equity is hereby waived or released. The Credit Parties further agree, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the respective Credit Party's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation,
Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to each of the Credit Parties. To the extent permitted by applicable law, the Credit Parties waive all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if received by the Credit Parties at least 20 days before such sale or other disposition.

	7.5	Deficiency.  The Credit Parties shall remain liable for any
deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

	8.	Administrative Agent's Appointment as Attorney-in-Fact;
Administrative Agent's Performance of Credit Parties' Obligations.

	8.1	Powers.  Each of the Credit Parties hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Credit Party and in the name of such Credit Party or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to secure the Secured Obligations and grant security interests in the Collateral as contemplated by this Agreement, and, without limiting the generality of the foregoing, each Credit Party hereby gives the Administrative Agent the power and right, on behalf of such Credit Party, without notice to or assent by such Credit Party to do the following:

		(a)	in the case of any Account, at any time when the authority
of the Credit Party to collect the Accounts has been curtailed or terminated pursuant to subsection 3.3(a), or in the case of any other
Collateral, at any time after an Event of Default shall have occurred, in the name of the Borrower or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, or General Intangible or with respect to any other
Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable;

		(b)	in the case of any Copyrights, Patents or Trademarks, at any time after an Event of Default has occurred, to execute and deliver any and all agreements, instruments, documents, and papers as the
Administrative Agent may request to evidence the Administrative Agent's and the Lenders', security interest in any copyright, Patent or
Trademark and the goodwill and general intangibles of the Credit Party relating thereto or represented thereby;

		(c)	at any time after an Event of Default has occurred, to pay
or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect, any repairs or any insurance called for by the terms all or any part of the premiums therefor and the costs thereof;

		(d)	to execute, in connection with the sale provided for in
Section 7.4 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

		(e)	upon the occurrence and during the continuance of any Event
of Default, (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the
Administrative Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against the Credit Party with respect to any Collateral; (vi) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate;
(vii) to assign or grant licenses, any Copyright, Patent or Trademark
(along with the goodwill of the business to which any such Copyright,
Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative
Agent shall in its sole discretion determine; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Credit
Party's expense, at any time, or from time to time, all reasonable acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Credit Party might
do.

The Administrative Agent agrees that, except after the occurrence of an Event of Default, it will forbear from exercising the power of attorney or any rights granted to the Administrative Agent pursuant to this subsection 8.1.

	8.2	Performance by Administrative Agent of Credit Parties'
Obligations. If the Credit Parties fail to perform or comply with any of their agreements contained herein, the Administrative Agent, at its option, but without any Obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

	8.3	Credit Parties' Reimbursement Obligation.  The expenses of the
Administrative Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at the rate per annum set forth in subsection 3.1 of the Credit Agreement for Base Rate Loans from the date of payment by the Administrative Agent to the date reimbursed by the Credit Parties, shall be payable by the Credit Parties to the Administrative Agent on demand.

	8.4	Ratification; Power Coupled With An Interest.  The Credit Parties
hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

	9.	Duty of Administrative Agent.  The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Credit Parties or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Credit Parties for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

	10.	Execution of Financing Statements.  Pursuant to Section 9-402 of
the Code, each of the Credit Parties authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of the Credit Party in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent and the Lenders under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

	11.	Authority of Administrative Agent.  The Credit Parties acknowledge that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and the TROL Transaction Documents, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Credit Parties, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Credit Parties shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

	12.	Notices.  All notices shall be given or made in accordance with
Section 11.1 of the Credit Agreement.

	13.	Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

	14.	Amendments in Writing; No Waiver; Cumulative Remedies.

	14.1	Amendments in Writing.  None of the terms or provisions of this
Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent and the Credit Parties directly affected thereby; provided that any provision of this Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent.

	14.2	No Waiver by Course of Conduct.  Neither the Administrative Agent
nor any Lender shall by any act (except by a written instrument pursuant to subsection 14.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

	14.3	Remedies Cumulative.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

	15.	Section Headings.  The section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

	16.	Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of the Credit Parties and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns, provided that the Credit Parties may not assign any of their rights or Secured Obligations under this Agreement without the prior written consent of the Administrative Agent and any such purported assignment shall be null and void.

	17.	GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND SECURED
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA.


[Remainder of Page Intentionally Left Blank]


	IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                        CORRECTIONAL SERVICES CORPORATION
                                 a Delaware corporation

                                 By:  Ira Cotler
                                 Title:  CFO/EVP


GUARANTORS:                      ESMOR NEW JERSEY, INC.
                                 a New Jersey corporation

                                 By:  Ira Cotler
                                 Title:  Attorney-in-Fact


                                 CSC MANAGEMENT DE PUERTO RICO, INC.,
                                 a Puerto Rico corporation

                                 By:  Ira Cotler
                                 Title:  CFO


ADMINISTRATIVE
AGENT:                           NATIONSBANK, N.A.,
                                 as Administrative agent

                                 By:
                                 Name:
                                 Title:  Sr. VP